UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

MARWICH II, LTD.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

(i) 84,114,998 shares of common stock;
(ii) 2,957,000 shares of common stock issuable upon exercise of outstanding options and warrants;
(iii) 6,487,491 shares of Series B Preferred Stock.
(iv) 747,911 shares of Series B Preferred Stock issuable upon exercise of outstanding warrants;

2.	Aggregate number of securities to which transaction applies: 94,307,400
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$11.03 for shares of common stock;
$11.03 for shares of common stock issuable upon exercise of outstanding options and warrants;
$3.00 for shares of Series B Convertible Preferred Stock;
$3.00 for shares of Series B Convertible Preferred Stock issuable upon exercise of outstanding warrants.

The filing fee was determined by adding (x) the product of (i) the number of shares of common stock that are proposed to be issued in the merger plus the number of shares of common stock issuable upon the exercise of outstanding options and warrants, and (ii) $11.03 per share (the average of the high and low prices reported on September 27, 2007), plus (y) the product of (i) the number of shares of Series B Preferred Stock that are proposed to be issued in the merger plus the number of shares of Series B Preferred Stock issuable upon exercise of outstanding options and warrants and (ii) $3.00 per share, the price of the Series B Preferred Stock. The payment of the filing fee, calculated in accordance with Exchange Act Rule 0-11c(1), was calculated by multiplying the total consideration by 0.0000307.

4.	Proposed maximum aggregate value of transaction: $982,110,344.

5.	Total fee paid: $30,159

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

MARWICH II, LTD.
203 N. LASALLE STREET
SUITE 2100
CHICAGO, IL 60601

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 19, 2007

To Our Shareholders:

A Special Meeting of Shareholders of Marwich II, Ltd., a Colorado corporation (the “Company” or “Marwich-Colorado”) will be held at 10600 N. De Anza Blvd., Suite 250, Cupertino, California on Monday, November 19, 2007, at 9:00 a.m. Pacific Time for the following purposes:

1.
To consider and vote upon the reincorporation of the Company from the State of Colorado to the State of Nevada by way of a merger with and into the Company’s wholly-owned subsidiary, Marwich II, Ltd., a Nevada corporation (“Marwich-Nevada”) and the adoption thereby of Marwich-Nevada’s Articles of Incorporation to increase the Company’s authorized shares of capital stock from 100,000,000 to 465,000,000, with 65,000,000 shares of capital stock designated as “blank check” preferred stock (the “Reincorporation”);

2.
To consider and vote upon a proposal that will be effected only if the Reincorporation is approved, to direct the Marwich-Colorado board of directors to cause Marwich-Colorado, as the sole shareholder of Marwich-Nevada, to approve the principal terms of the Amended and Restated Agreement and Plan of Merger, dated July 19, 2007, by and among Marwich-Colorado, Marwich-Nevada, AE Biofuels, Inc., a Nevada corporation and wholly-owned subsidiary of Marwich-Nevada (“Merger Sub”) and American Ethanol, Inc. ("American Ethanol"), and the merger between the parties (the “Merger”), pursuant to which Merger Sub will be merged with and into American Ethanol. In connection with the Merger: (i) each outstanding share of American Ethanol common stock will be converted into the right to receive one share of common stock of Marwich-Nevada; (ii) each outstanding share of American Ethanol Series A Preferred Stock will be converted into the right to receive two shares of common stock of Marwich-Nevada; (iii) each outstanding share of American Ethanol Series B Preferred Stock will be converted into the right to receive one share of Series B Preferred Stock of Marwich-Nevada; (iv) Marwich-Nevada will issue approximately 84,114,998 shares of its common stock to shareholders of American Ethanol in exchange for all of the outstanding shares of American Ethanol common stock and Series A Preferred Stock; and (v) Marwich-Nevada will issue 6,487,491 shares of newly authorized Series B Preferred Stock to shareholders of American Ethanol in exchange for all of the outstanding shares of American Ethanol Series B Preferred Stock. In addition, outstanding American Ethanol warrants and options will be assumed by Marwich-Nevada and become warrants and options to purchase shares of common stock or Series B Preferred Stock of Marwich-Nevada;

3.
To consider and vote upon a proposal that will be effected only if the Reincorporation is approved, to direct the Marwich-Colorado board of directors to cause Marwich-Colorado, as the sole shareholder of Marwich-Nevada, to approve an amendment to the Articles of Incorporation of Marwich-Nevada to change the name of the company to AE Biofuels, Inc. upon the consummation of the Merger; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Under Colorado law, shareholders of Marwich-Colorado who oppose Proposal 1 are entitled to dissent and obtain payment of the fair value of their shares in the event of the consummation of the transaction described in Proposal 1, pursuant to Section 7-113-102 of the Colorado Business Corporation Act (the “CBCA”). Even though not specifically required by Colorado or Nevada law, we are offering the holders of Marwich-Colorado common stock who oppose Proposal 2 dissenters' rights under Colorado law  in addition to the dissenters' rights in connection with Proposal 1. The material requirements for a shareholder to properly exercise his or her rights are summarized in the Information Statement accompanying this Notice. A copy of Section 7-113-101 et seq. of the CBCA is also attached to the Information Statement accompanying this Notice. If you wish to seek dissenters' rights, you are urged to review the applicable Colorado statutes attached to the Information Statement.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice. Inasmuch as American Ethanol owns shares of Marwich-Colorado entitling it to approximately 88.3% of the vote at the shareholders’ meeting, if American Ethanol casts its votes for the Reincorporation and the Merger as it has indicated it will, shareholder approval of Proposals 1 and 2 is assured.

Only shareholders of record of Marwich-Colorado at the close of business on October 18, 2007 are entitled to notice of and to vote at the Special Meeting. A list of shareholders as of this date will be available during normal business hours for examination by any shareholder for any purpose germane to the Special Meeting for a period of ten days prior to the meeting at the offices of Marwich-Colorado.

ALL SHAREHOLDERS ARE WELCOME TO ATTEND THE SPECIAL MEETING IN PERSON AND TO VOTE AT THE SPECIAL MEETING.  SHAREHOLDERS WHO DO NOT ATTEND THE SPECIAL MEETING IN PERSON OR BY PROXY WILL NOT BE ENTITLED TO VOTE ON ANY OF THE MATTERS DISCUSSED ABOVE OR AT THE SPECIAL MEETING. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. IF YOU CHOOSE TO GIVE A PROXY TO ANY OTHER PERSON, THE PROXY MUST BE IN PROPER FORM AS REQUIRED BY COLORADO LAW.

By Order of the Board of Directors

William J. Maender, Secretary
 Chicago, Illinois

October 19, 2007

TABLE OF CONTENTS

Page
GENERAL INFORMATION	3
Record Date	3
Voting	3
SUMMARY	4
RISK FACTORS	11
Risks Related to the Merger with American Ethanol	11
Risks Related to American Ethanol’s Business	11
Risks Related to Ethanol and Biodiesel Industry	17
Risks Related to Regulation and Governmental Action	20
Risks Related to Marwich-Colorado and Marwich-Nevada Stock	21
PROPOSAL 1 - REINCORPORATION PROPOSAL	24
PROPOSAL 2 - APPROVAL OF MERGER WITH AMERICAN ETHANOL AND MERGER AGREEMENT	38
Background of the Merger	38
Reasons for the Merger with American Ethanol	39
Plans for the Company before the Merger; Change of Corporate Name	39
Interests of Directors and Officers of the Company and American Ethanol in the Merger	39
Directors and Management of Marwich-Nevada Following the Merger	40
Stock Ownership and Voting	40
Employment Arrangements with Management after the Merger	40
ACCOUNTING TREATMENT	41
SECURITIES ACT CONSEQUENCES	41
REGULATORY REQUIREMENTS	42
DISSENTERS' RIGHTS	42
THE MERGER AGREEMENT	43
The Merger	43
Effective Time and Timing of Closing	43
Consideration to be Received in the Merger	43
Representations and Warranties	44
Conduct of Business Pending the Merger; Other Actions	44
Conditions to Each Party's Obligations to Complete the Merger	45
Additional Conditions to the Obligations of Marwich-Colorado, Marwich-Nevada and Merger Sub	45
Additional Conditions to the Obligations of American Ethanol	46
Termination and Effects of Termination	47
Expenses	48
Amendment; Waiver	48
Required Vote
DESCRIPTION OF MARWICH-COLORADO, MARWICH-NEVADA AND MERGER SUB	49
DESCRIPTION OF AMERICAN ETHANOL	52
MANAGEMENT AND BOARD OF DIRECTORS BEFORE AND AFTER THE PROPOSED REINCORPORATION AND MERGER WITH AMERICAN ETHANOL	67
DIRECTOR AND EXECUTIVE COMPENSATION	69
VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT	71
Marwich-Colorado	71
American Ethanol, Inc.	72
RELATED PARTY TRANSACTIONS	73
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	74
MARKET PRICE DATA	75
PROPOSAL 3 - AMENDMENT OF THE ARTICLES OF INCORPORATION OF MARWICH-NEVADA TO CHANGE NAME TO AE BIOFUELS, INC.	76
FINANCIAL INFORMATION	77
Appendix A — Financial Information of Marwich II, Ltd.	F-1
Appendix B — Financial Information of American Ethanol, Inc.	F-21
ANNEX A — AGREEMENT AND PLAN OF MERGER FOR REINCORPORATION	A-1
ANNEX B — ARTICLES OF INCORPORATION OF MARWICH-NEVADA	B-1
ANNEX C — BYLAWS OF MARWICH-NEVADA	C-1
ANNEX D — FORM OF CERTIFICATE OF DESIGNATION	D-1
ANNEX E — COLORADO BUSINESS CORPORATION ACT–ARTICLE 113 – DISSENTERS’ RIGHTS	E-1
ANNEX F — AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER	F-1

-i-

MARWICH II, LTD.
203 N. LASALLE STREET
SUITE 2100
CHICAGO, IL 60601
______________________________________________

INFORMATION STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 19, 2007

Dear Shareholder:

This Information Statement (the "Information Statement") is furnished by the Board of Directors of Marwich II, Ltd., a Colorado corporation (the "Company", or "Marwich-Colorado"), to the shareholders of record of the Company at the close of business on October 18, 2007 (the "Record Date") to provide information with respect to certain corporate actions to be taken at the Special Meeting of Shareholders to be held at 10600 N. De Anza Blvd., Suite 250, Cupertino, California on Monday, November 19, 2007, at 9:00 a.m. Pacific Time for the following purposes:

1.
To consider and vote upon the reincorporation of the Company from the State of Colorado to the State of Nevada by way of a merger with and into the Company’s wholly-owned subsidiary, Marwich II, Ltd., a Nevada corporation (“Marwich-Nevada”) and the adoption thereby of Marwich-Nevada’s Articles of Incorporation to increase the Company’s authorized shares of capital stock from 100,000,000 to 465,000,000, with 65,000,000 shares of capital stock designated as “blank check” preferred stock (the “Reincorporation”);

2.
To consider and vote upon a proposal that will be effected only if the Reincorporation is approved, to direct the Marwich-Colorado board of directors to cause Marwich-Colorado, as the sole shareholder of Marwich-Nevada, to approve the principal terms of the Amended and Restated Agreement and Plan of Merger, dated July 19, 2007, by and among Marwich-Colorado, Marwich-Nevada, AE Biofuels, Inc., a Nevada Corporation and wholly-owned subsidiary of Marwich-Nevada (“Merger Sub”), and American Ethanol, Inc. ("American Ethanol"), and the merger between the parties (the “Merger”), pursuant to which American Ethanol will be merged with and into Merger Sub. In connection with the Merger: (i) each outstanding share of American Ethanol common stock will be converted into the right to receive one share of common stock of Marwich-Nevada; (ii) each outstanding share of American Ethanol Series A Preferred Stock will be converted into the right to receive two shares of common stock of Marwich-Nevada; (iii) each outstanding share of American Ethanol Series B Preferred Stock will be converted into the right to receive one share of Series B Preferred Stock of Marwich-Nevada; (iv) Marwich-Nevada will issue approximately 84,114,998 shares of its common stock to shareholders of American Ethanol in exchange for all of the outstanding shares of American Ethanol common stock and Series A Preferred Stock; and (v) Marwich-Nevada will issue 6,487,491 shares of newly authorized Series B Preferred Stock to shareholders of American Ethanol in exchange for all of the outstanding shares of American Ethanol Series B Preferred Stock. In addition, outstanding American Ethanol warrants and options will be assumed by Marwich-Nevada and become warrants and options to purchase shares of common stock or Series B Preferred Stock of Marwich-Nevada;

3.
To consider and vote upon a proposal that will be effected only if the Reincorporation is approved, to direct the Marwich-Colorado board of directors to cause Marwich-Colorado, as the sole shareholder of Marwich-Nevada, to approve an amendment to the Articles of Incorporation of Marwich-Nevada to change the name of the company to AE Biofuels, Inc. upon the consummation of the Merger; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

We will complete the Reincorporation whether or not the Merger is also approved and completed. We will complete the name change only if the Merger is approved and completed.

American Ethanol, Inc. holds approximately 88.3% of the outstanding shares of Marwich-Colorado’s common stock and is expected to approve all of the above-described actions at the Special Meeting of Shareholders. As a result, if American Ethanol casts its votes for the Reincorporation and the Merger as it has indicated it will, shareholder approval of Proposals 1 and 2 is assured and all required corporate approvals for these actions will be obtained. This Information Statement is furnished solely for the purpose of informing shareholders of these corporate actions in the manner required by Rule 14c-2 under the Securities Exchange Act of 1934. This Information Statement will be first mailed on or about October 19, 2007 to the Company's shareholders of record at the close of business on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION CONCERNING THE SPECIAL MEETING

Record Date

Only shareholders of record of Marwich-Colorado’s common stock at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement and to vote at the Special Meeting of Shareholders if they attend in person. Marwich-Colorado has no shares of any series of preferred stock authorized or outstanding. As of the Record Date, Marwich-Colorado had one series of common stock, par value $0.001 per share, outstanding. On the Record Date, 3,785,664 validly issued shares of common stock were issued and outstanding and held of record by four registered shareholders. THIS DOES NOT INCLUDE AN INDETERMINATE NUMBER OF PERSONS WHO HOLD OUR COMMON STOCK IN BROKERAGE ACCOUNTS AND OTHERWISE IN "STREET NAME."

Voting

We are not asking you for a proxy and you are requested not to send us a proxy. However, shareholders may attend the Special Meeting of Shareholders in person and vote their shares of Marwich-Colorado common stock at the Special Meeting of Shareholders if so desired, or they may grant another person not affiliated with Marwich-Colorado as their proxy to vote their shares at the Special Meeting. No person affiliated with Marwich-Colorado or American Ethanol will accept a proxy from any person who holds shares of Marwich-Colorado common stock. Each share of common stock is entitled to one vote on all matters presented at the Special Meeting. If you own your shares through a broker-dealer or another nominee, you must vote your shares as instructed by that broker-dealer or other nominee. If you own your shares through a nominee you are not considered to be a shareholder of record, and you will not be permitted to vote your shares in person at the Special Meeting unless you have obtained a proxy for those shares from the person who holds your shares of record.

SUMMARY

This summary highlights selected information from this Information Statement, including the key aspects of the Reincorporation and Merger. It does not contain all of the information that is important to you. You should read carefully the entire Information Statement and the additional documents referred to in this Information Statement to fully understand the Reincorporation and Merger.

REINCORPORATION PROPOSAL

DESCRIPTIONS OF MARWICH-COLORADO AND MARWICH-NEVADA

Marwich-Colorado currently is a shell company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Marwich-Colorado would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

A new wholly-owned subsidiary of the Company, known as “Marwich II, Ltd.,” (herein, “Marwich-Nevada”), was formed under the Nevada Corporate Law (“NCL”) exclusively for the purpose of merging with Marwich-Colorado. The address and phone number of Marwich-Nevada’s principal office are the same as those of the Company. Prior to the Reincorporation, Marwich-Nevada had no material assets or liabilities and has not carried on any business.

THE REINCORPORATION (see page 24)

Marwich-Colorado and Marwich-Nevada have entered into an Agreement and Plan of Merger (the “Reincorporation Agreement”) pursuant to which Marwich-Colorado will merge with and into Marwich-Nevada, with Marwich-Nevada being the surviving company (the “Reincorporation”). A copy of the Reincorporation Agreement is attached to this Information statement as Annex A.

CONVERSION OF COLORADO COMPANY SHARES INTO NEVADA COMPANY SHARES

Upon the effective time of the Reincorporation (and regardless of the completion of the Merger with American Ethanol described below), the shareholders’ shares of Marwich-Colorado common stock (“Marwich-Colorado Common Stock”), will be converted into an equivalent number of shares of common stock of Marwich-Nevada (“Marwich-Nevada Common Stock”). Just as is currently the case with Marwich-Colorado common stock, such shares will trade over the counter on the OTC Bulletin Board under the symbol “MWII.OB” as a successor issuer under SEC Rule 12g-3(a).

ARTICLES OF INCORPORATION AND BYLAWS OF MARWICH-NEVADA

Approval of the Reincorporation will also constitute approval of the Articles of Incorporation of Marwich-Nevada (the “Marwich-Nevada Articles of Incorporation”) and the Bylaws of Marwich-Nevada (the “Marwich-Nevada Bylaws”), copies of which are attached to this Information statement as Annexes B and C, respectively. Following the Reincorporation, issues of corporate governance and control will be controlled by Nevada, rather than Colorado, corporate law. Marwich-Colorado’s Colorado Articles of Incorporation and Colorado Bylaws based on and governed by Colorado law will, in effect, be replaced by the Marwich-Nevada Articles of Incorporation and the Marwich-Nevada Bylaws.

REASONS FOR THE REINCORPORATION

As the Company plans for the future, the Board and management believe that it is essential to be able to draw upon comprehensive, flexible corporate laws responsive to the current and future legal and business needs of Marwich-Nevada. Moreover, American Ethanol, Inc., with whom Merger Sub will be merging pursuant to Proposal 2, is a Nevada corporation. The Board believes that there are several reasons why a Reincorporation to Nevada is in the best interests of Marwich-Colorado and its shareholders. As explained in more detail below, these reasons can be summarized as follows:

•	Nevada law’s greater predictability, flexibility and responsiveness to corporate needs;

•	the enhanced ability of Nevada corporations to attract and retain qualified independent directors;

•	greater certainty regarding indemnification and limitation of liability for directors; and

•	enhanced anti-takeover protection.

CONDITIONS TO THE REINCORPORATION

We will not complete the Reincorporation unless certain conditions are satisfied. These include (i) the approval of the Reincorporation by the shareholders of Marwich-Colorado and (ii) that no writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against either party which would prohibit the consummation of the Reincorporation. Since American Ethanol holds 88.3% of the issued and outstanding common stock of Marwich-Colorado and will own 88.3% of the issued and outstanding common stock of Marwich-Nevada and intends to vote its shares in favor of the Reincorporation, approval of the Reincorporation is assured.

TERMINATION OF THE REINCORPORATION

The Reincorporation Agreement may be terminated and abandoned by action of the Marwich-Colorado Board at any time prior to the effective time of the Reincorporation, if the Marwich-Colorado Board determines that the Reincorporation would not be in the best interests of Marwich-Colorado and its shareholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

Marwich-Colorado believes that the Reincorporation  will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Accordingly, for federal income tax purposes: (i) no gain or loss will be recognized by the holders of shares of Company Common Stock upon consummation of the Reincorporation; (ii) the aggregate tax basis of shares of Marwich-Nevada received in the Reincorporation will be the same as the aggregate tax basis of shares of Company Common Stock exchanged in the Reincorporation; and (iii) the holding period of the shares of Marwich-Nevada Stock received in the Reincorporation  will include the period for which shares of Company Common Stock were held.

ACCOUNTING TREATMENT OF THE REINCORPORATION

The Reincorporation will be accounted for at historical cost as a combination of entities under common control. Accordingly, until the Merger with American Ethanol is effected in accordance with Proposal 2 below, the historical financial statements of Marwich-Colorado, which previously have been reported to the Securities and Exchange Commission  (the “Commission”) on Forms 10-KSB and 10-QSB, among others, as of and for all periods through the date of this Information Statement, will be treated as the financial statements of Marwich-Nevada.

REGULATORY APPROVAL

To Marwich-Colorado’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Reincorporation will be the filing of the Statement of Merger (including the Reincorporation Agreement) with the Secretary of State of Colorado and the filing of the Articles of Merger with the Secretary of State of Nevada.

VOTE REQUIRED

A vote of a majority of the outstanding shares of Marwich-Colorado common stock is required to approve the Reincorporation. American Ethanol holds 88.3% of the issued and outstanding shares of common stock of Marwich-Colorado and intends to vote in favor of the Reincorporation. As a result, approval of the Reincorporation is assured.

DISSENTERS' RIGHTS (See page 36)

Under Colorado law, shareholders of Marwich-Colorado who oppose the Reincorporation are entitled to dissent and obtain payment of the fair value of their shares in the event of the consummation of the Reincorporation pursuant to Section 7-113-102 of the CBCA. A copy of Section 7-113-101 et seq. of the CBCA is attached to this Information Statement as Annex E.

THE MERGER PROPOSAL

DESCRIPTIONS OF MARWICH-COLORADO, MARWICH-NEVADA, MERGER SUB, AND AMERICAN ETHANOL (see pages 49 and 52)

Marwich II, Ltd. (Colorado)
203 N. LaSalle Street
Suite 2100
Chicago, IL 60601

Marwich-Colorado currently is a shell company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Marwich-Colorado would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity. Marwich-Colorado’s Board believes that American Ethanol, Inc. is a suitable company with which it can effect a reverse merger. The address and phone number of Marwich-Colorado’s principal executive office is 203 N. LaSalle Street, Suite 2100 Chicago, IL 60601, (561)798-2907.

Even though the Merger will take place between two Nevada corporations, the Merger requires the approval of Marwich-Colorado as the sole shareholder of Marwich-Nevada. We are therefore submitting the proposal to the shareholders of Marwich-Colorado who, if they approve Proposal No. 2, will thereby direct the board of directors of Marwich-Colorado to cause Marwich-Colorado to approve the Merger. Upon the Reincorporation, the current shareholders of Marwich-Colorado will be the shareholders of Marwich-Nevada. Following approval by the shareholders of Marwich-Colorado, Marwich-Colorado will consent to the Merger as the sole shareholder of Marwich-Nevada.

Marwich II, Ltd. (Nevada)
203 N. LaSalle Street
Suite 2100
Chicago, IL 60601

A new wholly-owned subsidiary of Marwich-Colorado, Marwich-Nevada, was formed under the Nevada Corporate Law (“NCL”) exclusively for the purpose of merging with Marwich-Colorado. The address and phone number of Marwich-Nevada’s principal executive office are the same as those of Marwich-Colorado. Prior to the Reincorporation, Marwich-Nevada had no material assets or liabilities and has not carried on any business.

AE Biofuels, Inc.
203 N. LaSalle Street
Suite 2100
Chicago, IL 60601

A new wholly-owned subsidiary of Marwich-Nevada, AE Biofuels, Inc. (“Merger Sub”) was formed under the Nevada Corporate Law (“NCL”) exclusively for the purpose of merging with American Ethanol. The address and phone number of Merger Sub’s principal executive office are the same as those of Marwich-Nevada. Prior to the Merger, Merger Sub had no material assets or liabilities and has not carried on any business.

American Ethanol, Inc.
10600 N. DeAnza Blvd., Suite 250
Cupertino, CA 95014
Telephone number: (408) 517-3300

American Ethanol is a developer of large-scale ethanol and biodiesel plants, primarily in the Midwestern United States (ethanol), and India (biodiesel). American Ethanol is in the process of acquiring plant sites and developing its proposed plants and has not conducted any significant business operations or generated any operating revenues to date. Currently, American Ethanol, through its wholly-owned subsidiary Sutton Ethanol, LLC, a Nebraska limited liability company, owns one greenfield site in Nebraska, permitted for 113 million gallons of annual ethanol production and has an option on one additional Nebraska ethanol plant site in the permitting process. In addition, American Ethanol, through its wholly-owned subsidiary Danville Ethanol, Inc., an Illinois corporation, owns one greenfield site in Illinois, permitted for 118 million gallons of annual ethanol production. American Ethanol has four other ethanol plant sites under option in Illinois and fully permitted for 118 million gallons of annual ethanol production.

In addition, American Ethanol, through a 74% owned joint venture, is completing the construction of a biodiesel manufacturing facility having a nameplate capacity of 50 million gallons of biodiesel per year, in Kakinada, State of Andhra Pradesh, Republic of India. The plant is scheduled to be completed in October 2007.

All share and stock price information for American Ethanol in this Information Statement has been adjusted to reflect American Ethanol's two two-for-one stock splits of its common stock effected on February 28, 2006 and May 18, 2006.

THE MERGER (see page 38)

Marwich-Colorado, Marwich-Nevada, Merger Sub and American Ethanol have entered into a merger agreement pursuant to which Merger Sub will merge with and into American Ethanol, with American Ethanol being the surviving company (the “Merger”). Upon the closing of the Merger, Marwich-Nevada will change its name to “AE Biofuels, Inc.”

In accordance with the terms of the Amended and Restated Agreement and Plan of Merger dated July 19, 2007 (the “Merger Agreement”), as of the date of this Information Statement, the exchange ratio is one share of Marwich-Nevada common stock (equivalent to one share of Marwich-Colorado common stock) for each share of American Ethanol common stock (including shares of common stock issuable upon conversion of outstanding shares of American Ethanol Series A Preferred Stock at the conversion rate of two shares of American Ethanol common stock per share of Series A Preferred) and one share of Marwich-Nevada Series B Preferred Stock for each share of American Ethanol Series B Preferred Stock with substantially similar rights, preferences and privileges. As of the date of this Information Statement, there are 74,115,000 shares of American Ethanol common stock outstanding, 4,999,999 shares of Series A Preferred Stock outstanding (each share of Series A Preferred Stock will automatically convert into two shares of American Ethanol common stock immediately prior to the closing of the Merger) and 6,487,491 shares of Series B Preferred Stock outstanding. In addition, all outstanding American Ethanol options and warrants will be assumed by Marwich-Nevada and become exercisable for shares of Marwich-Nevada common stock or Marwich-Nevada Series B Preferred Stock on the same terms and conditions. As of the date of this Information Statement options and warrants exercisable for 2,957,000 shares of American Ethanol common stock and 747,911 shares of American Ethanol Series B Preferred Stock are outstanding. The 3,343,200 shares of Marwich-Colorado common stock currently owned by American Ethanol will be cancelled upon the closing of the Merger. If the shareholders of either company do not elect dissenters’ rights, and if American Ethanol does not issue any additional securities prior to the closing of the Merger, the American Ethanol shareholders will hold over 99.5% percent of the common stock of the combined company.

Pursuant to the Merger and assuming the shareholders of American Ethanol do not elect dissenters’ rights or that American Ethanol does not issue any additional shares, Marwich-Nevada will issue approximately 84,114,998 shares of Marwich-Nevada common stock with an approximate value of $1.055 billion based on the average closing price on the Over-the-Counter Bulletin Board of one share of Marwich-Colorado’s common stock during the 20 trading day period ending September 12, 2007 of $12.57. The value of Marwich-Nevada common stock to be received by American Ethanol shareholders will vary as the market price of Marwich-Nevada's stock changes after the Reincorporation, and as the price of Marwich-Colorado’s stock changes before the Reincorporation. In addition, Marwich-Nevada will issue 6,487,491 shares of Series B Preferred Stock, the fair market value of which is uncertain. Because the shareholders of American Ethanol will receive most of the shares outstanding after the Merger, this transaction will be accounted for as a reverse merger. See "Accounting Treatment" page 41.

ASSUMPTION OF OPTIONS AND WARRANTS (see page 43)

American Ethanol has issued options and warrants exercisable for 2,957,000 shares of American Ethanol common stock at exercise prices of between $1.50 and $3.00 per share and 747,911 shares of American Ethanol Series B Preferred Stock at an exercise price of $3.00 per share. At the effective time of the Merger, all of these outstanding options and warrants will be assumed by Marwich-Nevada and will become options and warrants exercisable for shares of Marwich-Nevada common stock or Series B Preferred Stock, as applicable, on the same terms and conditions, including the exercise price.

RECORD DATE FOR VOTING; VOTE REQUIRED OF MARWICH-COLORADO’S SHAREHOLDERS (see pages 1 and 48)

Marwich-Colorado shareholders can vote at the Special Meeting if they owned Marwich-Colorado common stock at the close of business on October 18, 2007 (the “Record Date”).

Approval of each of the Proposals requires the affirmative vote of holders of a majority of the shares of Marwich-Colorado common stock outstanding on the Record Date.

As of the Record Date, Marwich-Colorado had 3,785,664 shares of common stock outstanding. Each share of Marwich-Colorado common stock outstanding on the Record Date entitles its holder to one vote. As of the Record Date, American Ethanol held 3,343,200 shares of Marwich-Colorado common stock representing approximately 88.3% of all the outstanding shares of Marwich-Colorado common stock. In the Reincorporation, each share of Marwich-Colorado common stock will be converted into one share of Marwich-Nevada common stock and, therefore, the share ownership of Marwich-Nevada after the Reincorporation will be the same as Marwich-Colorado before the Reincorporation.

DIRECTORS AND MANAGEMENT OF MARWICH-NEVADA FOLLOWING THE MERGER (see page 40)

When we complete the Reincorporation and the Merger, the board of directors of Marwich-Nevada will consist of five directors: Eric A. McAfee, William J. Maender, Laird Cagan, Michael Peterson and LtGen Michael DeLong. The executive officers of Marwich-Nevada will consist of Eric A. McAfee, Chief Executive Officer, Surendra Ajjarapu, President; Andrew Foster, Executive Vice President and Chief Operating Officer, Wolfgang Weiss, Chief Technical Officer; and William J. Maender, Chief Financial Officer and Secretary.

RISK FACTORS (see page 11)

In evaluating the proposed transactions, you should carefully read this Information Statement and especially consider the factors discussed in the section entitled "Risk Factors" beginning on page 11.

CONDITIONS TO THE MERGER (see page 45)

We will not complete the Merger unless certain conditions are satisfied. These include (i) the completion of the Reincorporation; (ii) the approval of the Merger by the shareholders of Marwich-Nevada and American Ethanol and (iii) that no writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against either party which would prohibit the consummation of the Merger. Since American Ethanol holds 88.3% of the issued and outstanding common stock of Marwich-Colorado and will own 88.3% of the issued and outstanding common stock of Marwich-Nevada and intends to vote to direct the Marwich-Colorado board of directors to vote in favor of the Merger, approval of the Merger is assured.

TERMINATION OF THE MERGER AGREEMENT (see page 47)

Under the Merger Agreement, Marwich-Colorado and Marwich-Nevada, and American Ethanol may terminate the Merger Agreement by mutual consent with the approval of the boards of directors of Marwich-Colorado and American Ethanol.

In addition, Marwich-Colorado (before the Reincorporation) and Marwich-Nevada (after the Reincorporation) may terminate the Merger Agreement if:

•
any representation or warranty of American Ethanol contained in the Merger Agreement is not true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time; or

•
the Merger is not submitted to American Ethanol’s shareholders (provided that neither Marwich-Colorado nor Marwich-Nevada is in material breach of the terms of the Merger Agreement or the Merger Agreement has not otherwise been terminated).

American Ethanol may terminate the Merger Agreement if:

•
any representation or warranty of Marwich-Colorado, Marwich-Nevada or Merger Sub contained in the Merger Agreement is not true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time; or

•
the Merger is not submitted to Marwich-Colorado’s shareholders (provided that American Ethanol is not in material breach of the terms of the Merger Agreement or the Merger Agreement has not otherwise been terminated).

In determining whether there have been breaches of the Merger Agreement, the shareholders of Marwich-Colorado (before the Reincorporation) and of Marwich-Nevada (after the Reincorporation) will be dependent on its management, all of which are affiliated with American Ethanol and, therefore, have significant conflicts of interest.

ACCOUNTING TREATMENT (see page 41)

Upon consummation of the Merger, Marwich-Nevada will change its name to "AE Biofuels, Inc." After the Merger, the former shareholders of American Ethanol will hold at least 99.5% of the common stock of the combined company. The number of shares of Marwich-Nevada common stock and Marwich-Nevada Series B Preferred Stock to be issued for each share of American Ethanol capital stock is fixed and will not be adjusted based on changes in the value of Marwich-Colorado or Marwich-Nevada capital stock. As a result, prior to the completion of the Merger, the value of Marwich-Nevada common stock that American Ethanol shareholders will receive pursuant to the Merger will vary as the market price of Marwich-Colorado common stock changes (prior to the Reincorporation) or as the price of Marwich-Nevada common stock changes (after the Reincorporation). Accounting rules require that financial statements of the combined company reflect the financial history and fiscal year-end of American Ethanol, not Marwich-Nevada (which will be the same as Marwich-Colorado).

The estimated 11.7% of Marwich-Colorado common stock owned by persons other than American Ethanol before the completion of the Merger (0.5% of the combined company to be held by the Marwich-Colorado shareholders immediately after the Merger) will be valued based upon the current stock price of the combined company and the difference between the book value and the fair market value of these shares will be accounted for as goodwill.

DISSENTERS’ RIGHTS (see page 42)

Although the Merger, when it occurs, will be between two Nevada corporations, the shareholders of Marwich-Nevada after the Reincorporation will be the same as the shareholders of Marwich-Colorado before the Reincorporation. Furthermore, the Merger requires the approval of Marwich-Colorado as the sole shareholder of Marwich-Nevada. Consequently, we are seeking the vote of the Marwich-Colorado shareholders to direct the Marwich-Colorado board of directors to cause Marwich-Colorado to approve the Merger. Even though not specifically required by Colorado law, because the Merger is a part of a series of transactions in which the Marwich-Colorado shareholders have the right to dissent, we are offering the shareholders of Marwich-Colorado common stock dissenters' rights under Colorado law in connection with the Merger in addition to the right to dissent to the Reincorporation. Shareholders who elect to exercise their dissenters' rights and perfect these rights in accordance with the procedures specified under Colorado law for either the Reincorporation or the Merger (or both) will be entitled to have their shares purchased for cash in an amount equal to the fair value of the shares, plus accrued interest. Although Marwich-Colorado shareholders have the right to dissent to either Proposal 1 or Proposal 2, and may dissent from both Proposals, they will only have the right to receive the fair value of their shares as a result of a single transaction. No dissenting shareholder will have the right to receive fair value of their shares from the two transactions.

TRADING OF MARWICH-COLORADO’S COMMON STOCK

Marwich-Colorado’s common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB). The shares of Marwich-Colorado’s common stock are not listed on an exchange. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Unlike the New York Stock Exchange or any market of The Nasdaq Stock Market, the OTCBB does not have any listing requirements, although to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the Commission and must be supported by market makers who file a Form 211 with the NASD for each stock. Marwich-Colorado anticipates that after the Merger and the change of its name to AE Biofuels, Inc., Marwich-Nevada's shares will be traded under a new symbol.

REGULATORY REQUIREMENTS

The Merger does not require the approval of any state or federal regulatory entity. In order to consummate the Merger, the companies must file Articles of Merger with the Secretary of State Nevada and a Statement of Merger with the Colorado Secretary of State.

THE NAME CHANGE PROPOSAL

After the effectiveness of the Merger, Marwich-Nevada will amend its Articles of Incorporation to change its name to AE Biofuels, Inc. Approval of this Proposal No. 3 requires the approval of a majority of Marwich-Colorado’s outstanding common stock. American Ethanol holds 88.3% of the issued and outstanding common stock of the Company and the Board of Directors of the Company is informed that American Ethanol intends to vote in favor of Proposal No. 3. As a result, shareholder approval of this Proposal is assured.

RISK FACTORS

The Merger and the business of the combined company involve a high degree of risk. The transactions described in this Information Statement will result in a significant change in Marwich-Colorado and shareholders will face a significant dilution of their ownership interest in Marwich-Colorado. Marwich-Colorado and the resulting company will be very different from Marwich-Colorado prior to the Merger.

Risks Related to the Merger with American Ethanol

Our current and future shareholders will be diluted by the Merger.

You and the other current shareholders of Marwich-Colorado (who will become shareholders of Marwich-Nevada as a result of the Reincorporation) will be substantially diluted in the Merger by the Marwich-Nevada shares that will be issued to the American Ethanol shareholders in the Merger. Pursuant to the Merger and assuming the shareholders of American Ethanol do not elect dissenters’ rights or that American Ethanol does not issue any additional shares prior to the Merger, Marwich-Nevada will issue approximately 84,114,998 shares of Marwich-Nevada common stock and 6,487,491 shares of Series B Preferred Stock to the American Ethanol shareholders. In addition, Marwich-Nevada will assume options and warrants to purchase an additional 2,957,000 shares of common stock and 747,911 shares of Series B Preferred Stock. As a result, we anticipate that our current shareholders will own less than 0.5% of the common stock of the combined entity if the Merger is consummated under the current terms. If American Ethanol issues additional shares of stock prior to the closing of the Merger, the percentage ownership of our existing shareholders will be further diluted.

There may be possible litigation in connection with the Merger.

The Merger may be challenged in court by various parties, including the existing shareholders of Marwich-Colorado. Marwich-Colorado’s Board of Directors did not seek or obtain an independent evaluation or opinion of the fairness of the Merger to the shareholders of Marwich-Colorado. Since American Ethanol currently owns approximately 88.3% of the voting stock of Marwich-Colorado, and the officers and directors of Marwich-Colorado are affiliates of American Ethanol, the Merger could be challenged on the grounds, among others, that the transaction is not being completed on arms’ length terms and conditions. Any such legal challenge to the Merger could delay the Merger or make the consummation of the Merger undesirable. Conversely, if the Merger is not consummated for any reason, including due to no fault of our own, lawsuits may be filed against us by third parties, for a variety of reasons, including, but not limited to, for failing to consummate the Merger. Such litigation, if it occurs, could harm our business, our prospects and our reputation.

There are significant conflicts of interest in approving the Merger and in recommending its approval to the shareholders.

Marwich-Colorado is controlled by American Ethanol which owns 88.3% of the outstanding Marwich-Colorado common stock. The officers and directors of Marwich-Colorado and Marwich-Nevada are each executive officers and directors of, and affiliated with, American Ethanol, and each is compensated by American Ethanol. In making decisions for the benefit of the Marwich-Colorado shareholders (other than American Ethanol), each of the directors and officers of Marwich-Colorado has significant conflicts of interest. Neither American Ethanol, nor Marwich-Colorado, nor Marwich-Nevada has obtained a fairness opinion or any other independent advice on the fairness of the proposed transactions to the minority shareholders of Marwich-Colorado.

Risks Related To American Ethanol’s Business

Following the Merger, Marwich-Colorado’s sole business and operations will be those of American Ethanol. Accordingly, after the Merger, you will, effectively, become a shareholder of American Ethanol and the value of your Marwich-Colorado shares will be dependent on the operations of American Ethanol’s business. The following are certain risks related to American Ethanol’s business.

American Ethanol has not conducted any significant business operations and has no operating history, which makes it difficult to evaluate its financial position and its business plan.

American Ethanol is a development stage company that has not conducted any significant business operations and has not generated any significant revenues to date. Accordingly, there is no prior operating history by which to evaluate the likelihood of American Ethanol’s success or its ability to exist as a going concern. American Ethanol may never begin or complete construction of an ethanol or biodiesel production facility and may never commence significant operations or, if American Ethanol does complete the construction of an ethanol or biodiesel production facility, it may not be able to generate sufficient revenues to become profitable.

American Ethanol will need to obtain a significant amount of additional debt and equity capital to complete the development and completion of the plants described in this Information Statement, which it may not be able to obtain on acceptable terms or at all.

As of September 30, 2007, American Ethanol had approximately $2.4 million in cash on hand, $124,000 in outstanding payments and $256,000 in accounts payable. Additional funding will be needed to meet ongoing working capital needs as well as to meet ongoing obligations with respect to the construction of its planned ethanol and biodiesel plants. Based on its internal projections, American Ethanol currently estimates that the cost to develop and construct its proposed U.S. ethanol plants is approximately $240 million and the cost to develop and construct its proposed biodiesel plants in India is approximately $30 million per plant. In addition, once these plants have been constructed, American Ethanol will have to fund the start-up operations of these plants until the plants generate sufficient cash flow from their operations, if ever. American Ethanol has acquired two sites and has options to acquire 5 additional sites in the U.S. on which it proposes to construct ethanol and/or biodiesel plants. If all of these sites are purchased and developed, the development and construction costs for these additional facilities are anticipated to exceed $1.7 billion. Additionally, American Ethanol may encounter unforeseen costs that could also require it to seek additional capital. Further, American Ethanol has been operating at a loss and expects to increase its operating expenses significantly as it expands its operations and begins anticipated plant construction.

Although as of June 30, 2007, American Ethanol has raised approximately $29.7 million, any future equity or other fundraising may not be successful. Its auditors have included an explanatory paragraph in their audit opinion with respect to its consolidated financial statements for the fiscal year ended December 31, 2006, which includes a material uncertainty related to American Ethanol's ability to continue as a going concern.

The full and timely development and implementation of its business plan and growth strategy will require significant additional resources, and American Ethanol may not be able to obtain the funding necessary to implement its growth strategy on acceptable terms or at all. An inability to obtain such funding could slow down or prevent American Ethanol from executing on its plan to construct ethanol and biodiesel plants. Furthermore, its construction strategy may not produce material revenues even if successfully funded. American Ethanol intends to explore a number of options to secure alternative sources of capital, including the issuance of senior secured debt, subordinated debt, and additional equity, including preferred equity securities or other equity securities. American Ethanol has not yet identified the sources for the additional financing American Ethanol requires and American Ethanol does not have commitments from any third parties to provide this financing. American Ethanol might not succeed, therefore, in raising additional equity capital or in negotiating and obtaining additional and acceptable financing when American Ethanol needs it or at all. American Ethanol’s ability to obtain additional capital will also depend on market conditions, national and global economies and other factors beyond its control. We cannot assure you that American Ethanol will be able to implement or capitalize on various financing alternatives or otherwise obtain required working capital, the need for which is substantial given its operating loss history and its business and development plan. The terms of any future debt or equity funding that American Ethanol may obtain in the future may be unfavorable to American Ethanol and to its shareholders. American Ethanol’s failure to manage its growth effectively could prevent it from achieving its goals.

American Ethanol's auditor's opinion expresses substantial doubt about its ability to continue as a "going concern.”

American Ethanol’s independent auditor’s report on its December 31, 2006 financial statements included herein states that recurring losses from operations raise substantial doubt about its ability to continue as a going concern. If American Ethanol is unable to develop its business and to generate sufficient revenues, it may have to discontinue operations or cease to exist, which would be detrimental to the value of your investment. We can make no assurances that American Ethanol’s business operations will develop and provide it with significant cash to continue operations.

American Ethanol's auditors identified material weaknesses in its internal control over financial reporting as of December 31, 2006. Failure to achieve and maintain effective internal control over financial reporting could result in American Ethanol's failure to accurately report its financial results.

In connection with its audit of American Ethanol's financial statements, its external auditors, BDO Seidman, LLP advised American Ethanol that they were concerned that as of and for the year ended December 31, 2006, American Ethanol's accounting resources did not include enough people with the detailed knowledge, experience and training in the selection and application of certain accounting principles generally accepted in the United States of America (GAAP) to meet its financial reporting needs. This control deficiency contributed to material weaknesses in internal control with respect to accounting for revenue recognition, equity and acquisitions. A “material weakness” is a control deficiency or combination of control deficiencies that results in more than a remote likelihood that a material misstatement in the financial statements or related disclosures will not be prevented or detected. In preparation for the Merger, American Ethanol engaged a consultant experienced in accounting and financial reporting who assisted it in preparing its financial statements. American Ethanol has begun the process of identifying candidates to assume newly created positions in its company, one of which will be at the vice-president level, with specific responsibilities for external financial reporting, internal control, revenue recognition and purchase accounting. American Ethanol intends to have these resources in place sometime during the fourth quarter of fiscal year 2007. American Ethanol estimates that the annual cost of the new positions referred to above will be between $250,000 and $350,000. In addition, American Ethanol expects to incur significant additional costs in the future. While American Ethanol expects to complete the process of bringing its internal control documentation into compliance with SOX Section 404 as quickly as possible, American Ethanol cannot at this time estimate how long it will take to complete the process or its ultimate cost. American Ethanol expects such costs to be significant.

American Ethanol envisions a period of rapid growth that may impose a significant burden on its administrative and operational resources which if not effectively managed, could impair its growth.

American Ethanol’s strategy envisions a period of rapid growth that may impose a significant burden on its administrative and operational resources. The growth of American Ethanol’s business, and in particular, the construction of its planned ethanol and biodiesel production facilities, will require significant investments of capital and management's close attention. In addition to American Ethanol’s plans to construct ethanol and biodiesel production facilities, American Ethanol may seek to enter into significant marketing agreements, and other similar agreements with companies that currently, or expect to, produce ethanol or biodiesel. American Ethanol’s ability to effectively manage its growth will require it to substantially expand the capabilities of its administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel; American Ethanol may be unable to do so. In addition, American Ethanol’s failure to successfully manage its growth could result in its sales not increasing commensurately with capital investments. If American Ethanol is unable to successfully manage its growth, American Ethanol may be unable to achieve its goals.

American Ethanol plans to fund a substantial majority of the construction costs of its planned ethanol and biodiesel production facilities through the issuance of a significant amount of debt, resulting in substantial debt service requirements that could harm American Ethanol’s financial condition.

American Ethanol plans to fund a substantial majority of the construction costs of its planned ethanol and biodiesel production facilities through the issuance of a significant amount of debt. For example, American Ethanol anticipates that it will need to raise an additional $100 million in debt financing to complete construction of its first ethanol production facility in Sutton, Nebraska. As a result, the capital structure of the combined company is expected to contain a significant amount of debt. Debt levels and debt service requirements could have important consequences to American Ethanol, which could reduce the value of your investment, including:

•	limiting its ability to borrow additional amounts for operating capital or other purposes and causing it to be able to borrow additional funds only on unfavorable terms;
•	reducing funds available for operations and distributions because a substantial portion of its cash flow will be used to pay interest and principal on debt;
•	making it vulnerable to increases in prevailing interest rates;
•	placing it at a competitive disadvantage because American Ethanol may be substantially more leveraged than some of its competitors;
•	subjecting all or substantially all of its assets to liens, which means that there may be no assets left for its shareholders in the event of a liquidation; and
•	limiting its ability to adjust to changing market conditions, which could increase its vulnerability to a downturn in its business as a result of general economic conditions.

If American Ethanol is unable to pay its debt service obligations, it could be forced to reduce or eliminate dividends to its shareholders, if they were to commence, and/or reduce or eliminate needed capital expenditures. It is possible that American Ethanol could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of its debt on substantially less favorable terms. In the event that American Ethanol was unable to refinance all or a portion of its debt or raise funds through asset sales, sales of equity or otherwise, it may be forced to liquidate.

If American Ethanol fails to finalize critical agreements, such as design-build agreements, ethanol and by-product marketing agreements, and utility supply agreements, or the terms of such critical agreements are unfavorable compared to what American Ethanol currently anticipates, its projects may fail or be harmed in ways that significantly reduce American Ethanol’s profitability.

To date, American Ethanol has not signed definitive binding construction agreements with any EPC firm in the United States to design and build its planned ethanol plants. Nor has American Ethanol entered into any by-product marketing agreements, feedstock agreements or utility supply agreements with respect to either its planned ethanol or biodiesel plants. If American Ethanol is unable to enter into these critical agreements or the definitive versions of those agreements, documents, plans or proposals contain terms or conditions that vary significantly from the terms and conditions currently expected by American Ethanol, American Ethanol may not be able to operate profitably.

American Ethanol will be dependent on its engineering procurement and construction (EPC) firm and its process engineering firms, and their subsidiaries and affiliates for expertise in the design, construction and operation of ethanol and biodiesel plants and any loss of these relationships could cause delay and added expense, placing it at a competitive disadvantage.

The number of engineering and construction firms in the U.S. and India with the necessary expertise to design and build ethanol and biodiesel plants and their available capacity is limited. American Ethanol will be dependent on its relationships with its EPC firms, and their subsidiaries, affiliates and employees. Any loss of, or damage to, these relationships, particularly during the construction and start-up period for the plant(s), may significantly delay or even prevent American Ethanol from commencing operations and result in the failure of its business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce American Ethanol’s ability to generate revenue and profitability and significantly damage our competitive position in the ethanol and biodiesel industry.

American Ethanol may be unable to protect its intellectual property, which could negatively affect its ability to compete.

American Ethanol relies on a combination of trademark, trade name, confidentiality agreements, and other contractual restrictions on disclosure to protect its intellectual property rights. American Ethanol also enters into confidentiality agreements with its employees, consultants, and corporate partners, and controls access to and distribution of its confidential information. These measures may not preclude the disclosure of its confidential or proprietary information. Despite efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use American Ethanol’s proprietary information. Monitoring unauthorized use of American Ethanol’s confidential information is difficult, and American Ethanol cannot be certain that the steps it takes to prevent unauthorized use of its confidential information, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the U.S., will be effective.

On February 23, 2006, American Ethanol registered as a corporation in the State of Nevada under the trade name American Ethanol, Inc. On March 1, 2006, American Ethanol filed an “Intent to Use” Trademark application for the name American Ethanol with the U.S. Patent and Trademark Office (USPTO). Another company in Santa Maria, California registered as a California corporation under the name American Ethanol, Inc. in November 2005 and incorporated in the State of Delaware under the name of American Ethanol, Inc. This company has also filed “Use” trademark applications with the USPTO for the names American Ethanol and America’s Ethanol. These trademark applications predate American Ethanol’s trademark application and therefore if upheld may prohibit us from using the trademark American Ethanol. In addition, their use of the trade name American Ethanol, Inc. in California predates American Ethanol’s use of the trade name in Nevada. As a result, American Ethanol may be obligated to change its trade name as well, and may subject it to damages for trademark and trade name infringement.

American Ethanol will be required to hire and retain skilled technical and managerial personnel.

Personnel qualified to operate and manage ethanol and biodiesel plants are in great demand. American Ethanol’s success depends in large part on its ability to attract, train, motivate and retain qualified management and highly-skilled employees, particularly managerial, technical, sales, and marketing personnel, technicians, and other critical personnel. Any failure to attract and retain the required highly-trained managerial and technical personnel may have a negative impact on the operation of American Ethanol’s plants, which would have a negative impact on revenues. There can be no assurance that American Ethanol will be able to attract and retain skilled persons and the loss of skilled technical personnel would adversely affect it.

American Ethanol is dependent upon its officers for management and direction, and the loss of any of these persons could adversely affect its operations and results.

American Ethanol is dependent upon its officers for implementation of its proposed expansion strategy and execution of its business plan. The loss of any of its officers could have a material adverse effect upon its results of operations and financial position. American Ethanol does not maintain “key person” life insurance for any of its officers. The loss of any of its officers could delay or prevent the achievement of its business objectives.

Increases in site or plant construction costs may require American Ethanol to raise additional capital resuiting in a dilution of your investment.

American Ethanol anticipates that EPC firms will construct American Ethanol’s proposed plants for a fixed contract price, based on the plans and specifications in the anticipated design-build agreement. The estimated cost of construction of plants is based on preliminary discussions, and there is no assurance that the final cost of one or more of its plants will not be higher. There is no assurance that there will not be design changes or cost overruns associated with the construction of plants. Shortages of steel, concrete or other building materials or labor could affect the final cost and final completion date of the project. In addition, specific site conditions at any plant site may increase construction costs. For example, a proposed site’s proximity or access to natural gas, electricity and water will affect construction costs and the greater the distance to natural gas pipelines and electric power lines, or if American Ethanol is required to drill deeper than anticipated wells to access the required quantity and quality of water, the construction costs of a site could substantially increase. Any significant increase in the estimated construction cost of the plant could require American Ethanol to raise additional capital, which would dilute your ownership in the company.

Construction delays could result in devaluation of the Company's shares if the production and sale of ethanol, biodiesel and their by-products are similarly delayed.

Construction projects often involve delays for a number of reasons including delays in obtaining permits, delays due to weather conditions, or other events. In addition, an EPC firm’s or any other company’s involvement in the construction of a number of other plants while constructing American Ethanol's plant could cause delays in the construction schedule. Also, any changes in interest rates or the credit environment or any changes in political administrations at the federal, state or local level that result in policy changes towards ethanol, biodiesel or any of American Ethanol's projects could also cause construction and operation delays. If it takes longer to construct any one or more of American Ethanol’s plants than is anticipated, American Ethanol’s ability to generate revenues could be impaired and make it difficult for it to meet its debt service obligations.

Defects in plant construction could result in the delay of ethanol or biodiesel production, which could delay American Ethanol's ability to generate revenues and result in a devaluation of our securities.

There is no assurance that defects in materials and/or workmanship in a plant will not occur. Under the expected terms of design-build agreements, American Ethanol expects that the EPC firm would warrant that the material and equipment furnished to build the plant will be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Though American Ethanol expects the design-build agreement to require the EPC firm to correct all defects in material or workmanship for a period of time after substantial completion of the plant, material defects in material or workmanship may still occur. Such defects could delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, could cause American Ethanol to halt or discontinue the plant’s operation. Halting or discontinuing plant operations could delay American Ethanol's ability to generate revenues.

Any operational disruption could result in a reduction in sales volumes and could cause American Ethanol to incur substantial losses.

If American Ethanol is able to complete the construction of its plants, its operations may be subject to significant interruption if any of its facilities experiences a major accident or is damaged by severe weather or other natural disasters. In addition, American Ethanol’s operations may be subject to labor disruptions and unscheduled downtime, or other operational hazards inherent in its industry, such as equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures, transportation accidents and natural disasters. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. American Ethanol’s insurance may not cover or be adequate to fully cover the potential operational hazards described above.

American Ethanol may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on its business, financial condition, results of operations and cash flows.

American Ethanol may be subject to a number of lawsuits from time to time arising in the ordinary course of its business. The expense of defending itself against such litigation may be significant. The amount of time to resolve these lawsuits is unpredictable and defending itself may divert management’s attention from the day-to-day operations of its business, which could adversely affect its business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation could have a material adverse effect on its business, results of operations and cash flows.

Risks Related To Ethanol and Biodiesel Industry

American Ethanol’s financial performance will be dependent on prices for corn and other feedstocks and commodities, which are subject to and determined by market forces outside its control.

American Ethanol's results of operations and financial condition will be significantly affected by the cost and supply of feedstocks such as corn and palm oil, and other commodities such as natural gas and electricity. The price of feedstocks are influenced by weather conditions and other factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors. These factors include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The significance and relative effect of these factors on the price of corn and other feedstocks is difficult to predict. Any event that tends to negatively affect the supply of feedstocks, such as adverse weather or crop disease, could increase feedstock prices and potentially harm American Ethanol’s business. In addition, American Ethanol may also have difficulty, from time to time, in physically sourcing feedstocks on economical terms due to supply shortages. Such a shortage could require American Ethanol to suspend operations until feedstocks are available at economical terms, which would have a material adverse effect on its business, results of operations and financial position. The price American Ethanol pays for feedstock at a facility could increase if an additional ethanol or biodiesel production facility is built in the same general vicinity.

The availability and price of feedstocks will significantly influence American Ethanol's financial performance. American Ethanol may purchase feedstocks in the cash market and hedge price risk through futures contracts and options to reduce short-term exposure to price fluctuations. There is no assurance that American Ethanol’s hedging activities will successfully reduce the risk caused by price fluctuation which may leave it vulnerable to high feedstock prices. Hedging activities themselves can result in costs because price movements in feedstock contracts are highly volatile and are influenced by many factors that are beyond American Ethanol’s control. American Ethanol may incur such costs and they may be significant.

Generally, higher feedstock prices will produce lower profit margins. This is especially true if market conditions do not allow American Ethanol to pass through increased feedstock costs to its customers. There is no assurance that American Ethanol will be able to pass through higher feedstock prices because American Ethanol presently has no operational plants or customers. If a period of high feedstock prices were to be sustained for some time, such pricing may reduce American Ethanol’s ability to generate revenues because of the higher cost of operations.

American Ethanol will rely upon third parties for the supply of natural gas and electricity, which is consumed in the manufacture of biofuels. The prices for and availability of natural gas and electricity are subject to volatile market conditions. These market conditions often are affected by factors beyond American Ethanol’s control such as higher prices resulting from colder than average weather conditions and overall economic and political conditions. Significant disruptions in the supply of natural gas or electricity could impair American Ethanol’s ability to manufacture ethanol or biodiesel. Furthermore, increases in natural gas or electricity prices or changes in natural gas or electricity costs relative to natural gas costs paid by competitors may adversely affect American Ethanol’s results of operations and financial position.

American Ethanol may depend on others for sales of its products, which may place it at a competitive disadvantage and reduce profitability.

American Ethanol expects to hire third-party marketing firms to market some or all of the ethanol and biodiesel American Ethanol plans to produce. American Ethanol may also hire third-party firms to market the byproducts of ethanol and biodiesel production such as distillers’ grains and glycerin. As a result, American Ethanol expects to be dependent on any brokers that American Ethanol engages. There is no assurance that American Ethanol will be able to enter into contracts with any brokers on terms that are favorable to it. If the broker breaches the contract or does not have the ability, for financial or other reasons, to market all of the biofuels American Ethanol produces, American Ethanol may not have any readily available means to sell its products. American Ethanol’s lack of a sales force and reliance on third parties to sell and market its products may place it at a competitive disadvantage. American Ethanol’s failure to sell all of its products may result in less income from sales, reducing its revenue stream.

The ethanol and biodiesel production and marketing industry is extremely competitive. Many of American Ethanol’s competitors have greater financial and other resources than American Ethanol does and one or more of these competitors could use their greater resources to gain market share at American Ethanol’s expense.

The ethanol and biodiesel production and marketing industry is extremely competitive. Many of American Ethanol’s significant competitors in the ethanol production and marketing industry, such as Archer-Daniels-Midland Company, or ADM, have substantially greater production, financial, research and development, personnel and marketing resources than American Ethanol does. As a result, American Ethanol’s competitors may be able to compete more aggressively than American Ethanol could and sustain that competition over a longer period of time. American Ethanol’s lack of resources relative to many of its significant competitors may cause American Ethanol to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce American Ethanol’s competitiveness and cause a decline in its market share, sales and profitability.

Declines in the prices of ethanol, distillers grains, biodiesel and glycerin will have a significant negative impact on American Ethanol’s  financial performance.

American Ethanol’s revenues will be greatly affected by the price at which American Ethanol can sell its ethanol, distillers grains, biodiesel and glycerin. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease American Ethanol’s ethanol sales and reduce revenues.

The prices of ethanol and biodiesel have recently been higher than their 10 year average. American Ethanol does not expect these prices to be sustainable as supply from new and existing ethanol and biodiesel plants increases to meet increased demand. Increased production of ethanol and biodiesel may lead to lower prices. The increased production of ethanol could have other adverse effects. For example, the increased production could lead to increased supplies of by-products from the production of ethanol, such as distillers’ grains. Those increased supplies could outpace demand, which would lead to lower prices for those by-products. Also, the increased production of ethanol and biodiesel could result in increased demand for the relevant feedstocks such as corn and palm oil. This could result in higher prices for such feedstocks creating lower profits. There can be no assurance as to the price of biodiesel, ethanol, distillers grains or glycerin in the future. Any downward changes in the price of biodiesel, ethanol, distillers grains and/or glycerin may result in less revenues which would negatively impact American Ethanol’s profitability.

Competition from the advancement of alternative fuels may lessen the demand for biodiesel and ethanol and negatively impact American Ethanol’s profitability.

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. The emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, American Ethanol may not be able to compete effectively. This additional competition could reduce the demand for ethanol and biodiesel, which would negatively impact American Ethanol’s profitability.

Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for American Ethanol to produce ethanol on a cost-effective basis.

Most ethanol in the U.S. is currently produced from corn and other raw grains, such as milo or sorghum - especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. Although current technology is not sufficiently efficient to be competitive, a recent report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, American Ethanol may require significant additional investment in order to be competitive, or may not be able to compete effectively. It may or may not be cost-effective to convert existing ethanol plants into plants capable of using cellulose-based biomass to produce ethanol. If American Ethanol is unable to produce ethanol as cost-effectively as cellulose-based producers, its ability to generate revenue will be negatively impacted.

As domestic ethanol production continues to grow, ethanol supply may exceed demand causing ethanol prices to decline.

The number of ethanol plants being developed and constructed in the U.S. continues to increase at a rapid pace. The recent passage of the Energy Policy Act of 2005 included a renewable fuels mandate that American Ethanol expects will further increase the number of domestic ethanol production facilities. Archer Daniels Midland recently announced a plan to add approximately 500 million gallons per year of additional ethanol production capacity in the U.S. ADM is currently the largest ethanol producer in the U.S. and controls a significant portion of the ethanol market. ADM’s plan to produce an additional 500 million gallons of ethanol per year will strengthen its position in the ethanol industry and cause a significant increase in domestic ethanol supply. As these plants begin operations, American Ethanol expects domestic ethanol production to significantly increase. If the demand for ethanol does not grow at the same pace as increases in supply, American Ethanol would expect the price for ethanol to decline. Declining ethanol prices will result in lower revenues and may reduce or eliminate American Ethanol’s profitability.

Ethanol imported from other countries may be a less expensive alternative to ethanol produced by American Ethanol, which would cause it to lose market share and adversely affect profitability.

Brazil is currently the world’s largest producer and exporter of ethanol. The U.S. Trade Commission reported that in 2004 Brazil exported approximately 112 million gallons of ethanol to the U.S. Ethanol imported from Brazil and other countries may be a less expensive alternative to domestically produced ethanol if tariffs presently protecting U.S. ethanol producers are reduced or eliminated. Competition from ethanol imported from Brazil and other countries may affect American Ethanol's ability to sell ethanol profitably.

In addition, ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the U.S. under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the U.S. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect American Ethanol's ability to sell its ethanol profitably.

Changes and advances in ethanol production technology could require American Ethanol to incur costs to update its planned ethanol plants or could otherwise hinder its ability to compete in the ethanol industry or operate profitably.

Advances and changes in ethanol production technology may make the ethanol production technology installed in any of American Ethanol’s plants less desirable or obsolete. These advances may also allow competitors to produce ethanol at a lower cost than American Ethanol. If American Ethanol is unable to adopt or incorporate technological advances, its ethanol production methods and processes could be less efficient than its competitors, which could cause its plants to become uncompetitive or completely obsolete. If competitors develop, obtain or license technology that is superior to American Ethanol's or that makes its technology obsolete, American Ethanol may be required to incur significant costs to enhance or acquire new technology so that its ethanol production remains competitive. Alternatively, American Ethanol may be required to seek third-party licenses, which could also result in significant expenditures. American Ethanol cannot guarantee or assure that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms. These costs could negatively impact American Ethanol’s financial performance by increasing its operating costs and reducing its net income.

Plant sites may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay American Ethanol's ability to generate revenue.

American Ethanol may encounter hazardous conditions at or near each of its planned facility sites that may delay or prevent construction of a particular facility. If American Ethanol encounters a hazardous condition at or near a site, work may be suspended and American Ethanol may be required to correct the condition prior to continuing construction. The presence of a hazardous condition would likely delay or prevent construction of a particular facility and may require significant expenditure of resources to correct the condition. If American Ethanol encounters any hazardous condition during construction, estimated sales and profitability may be adversely affected.

Risks Related To Regulation and Governmental Action

A change in government policies favorable to ethanol or biodiesel may cause demand for ethanol or biodiesel to decline.

Growth and demand for ethanol and biodiesel may be driven primarily by federal and state government policies, such as state laws banning Methyl Tertiary Butyl Ether (MTBE) and the national renewable fuels standard. The continuation of these policies is uncertain, which means that demand for ethanol or biodiesel may decline if these policies change or are discontinued.

Federal tax incentives for ethanol and biodiesel production may be eliminated in the future, which could hinder American Ethanol's ability to operate at a profit and adversely affect its business.

The ethanol and biodiesel industry and American Ethanol’s business are assisted by various federal tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS will begin at 4 billion gallons in 2006, increasing to 7.5 billion gallons by 2012. The RFS helps support a market for ethanol that might disappear without this incentive. The elimination or reduction of tax incentives to the ethanol industry could increase ethanol prices and thereby reduce the market for ethanol, which could reduce American Ethanol's revenues by making it more costly or difficult for American Ethanol to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, American Ethanol believes that a decreased demand for ethanol will result, which could result in the failure of its business.

Another important provision involves an expansion in the definition of who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. This tax credit may foster additional growth in ethanol plants of a size similar to American Ethanol’s proposed plants and increase competition in this particular plant size category.

Similarly, there is a $1.00 per gallon tax credit allowed for the production of biodiesel. If U.S. federal energy policy changes, of if the tax credit were eliminated, it could have a negative impact on American Ethanol’s biodiesel business. The U.S. Congress is currently debating such a proposal, and is expected to vote on revised energy policies in the fall of 2007. Any reduction or elimination of current tax credits could have a negative impact on American Ethanol and its business.

Changes in environmental regulations or violations of the regulations could be expensive and reduce American Ethanol’s ability to become profitable.

American Ethanol is and will continue to be subject to extensive air, water and other environmental regulations and will need to obtain a number of environmental permits to construct and operate its plants. In addition, it is likely that senior debt financing will be contingent on American Ethanol’s ability to obtain the various environmental permits that it will require. If for any reason, any of these permits are not granted, construction costs for the plants may increase, or the plants may not be constructed at all. Additionally, any changes in environmental laws and regulations, both at the federal and state level, could require American Ethanol to invest or spend considerable resources in order to comply with future environmental regulations. The expense of compliance could be significant enough to reduce profits.

American Ethanol’s lack of business diversification could result in the devaluation of its securities if American Ethanol does not generate revenue from its primary products or such revenues decrease.

American Ethanol expects that its business will consist of ethanol, biodiesel, distillers’ grains and glycerin production and sales. American Ethanol currently has no other lines of business or other sources of revenue if American Ethanol is unable to complete the construction and operation of its proposed plants. American Ethanol's lack of business diversification could cause you to lose all or some of your investment if American Ethanol is unable to generate revenues by the production and sales of ethanol, biodiesel, distillers grains and glycerin, since American Ethanol does not have any other lines of business or alternative revenue sources.

Risks Related to Marwich-Colorado and Marwich-Nevada Stock

There can be no assurance that a liquid public market for our common stock will exist after the Merger.

Although Marwich-Colorado’s shares of common stock are eligible for quotation on the OTC Bulletin Board electronic over-the-counter trading system, a very limited number of shares trade on a regular basis and there may not be a significant market in such stock after the Reincorporation or the Merger. No market will develop unless licensed broker-dealers file (as prospective market-makers) a Form 211 for Marwich-Nevada after the Reincorporation and after the Merger. In addition, even then there can be no assurance that a regular and established market will be developed and maintained for our common stock upon completion of the Merger. There can also be no assurance as to the strength or liquidity of any market for our common stock or the prices at which holders may be able to sell their shares.

It is likely that there will be significant volatility in the trading price.

In the event that a public market for our common stock is created or maintained after the Merger, market prices for the common stock will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of American Ethanol and other factors. Because American Ethanol’s business plan is to own and operate ethanol and biodiesel plants, factors that could affect our future stock price, and create volatility in our stock price, include the price and demand for ethanol and biodiesel, the price and availability of oil and gasoline, the political situation in the Middle East, U.S. energy policies, federal and state regulatory changes that affect the price of ethanol or biodiesel, and the existence or discontinuation of legislative incentives for renewable fuels. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of American Ethanol, interest rates, general economic conditions and those specific to the ethanol or biodiesel industry, developments with regard to American Ethanol’s operations and activities, our future financial condition, and changes in our management.

Risks relating to low priced stocks.

Although Marwich-Colorado’s common stock currently is quoted and traded on the OTC Bulletin Board (although there has been only limited trading since May 2006 when trading on the OTCBB began), the price at which the stock will trade after the consummation of the Merger cannot currently be estimated. Because American Ethanol is still a development stage company that has minimal revenues, the trading price of the common stock may be below $5.00. If our common stock trades below $5.00 per share, trading in the common stock may be subject to the requirements of certain rules promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price share of less than $5.00 per share, subject to certain exceptions) and a two business day “cooling off period” before broker and dealers can effect transactions in penny stocks. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. These, and the other burdens imposed upon broker-dealers by the penny stock requirements, could discourage broker-dealers from effecting transactions in our common stock which could severely limit the market liquidity of our common stock and the ability of holders of our common stock to sell it.

We do not intend to pay dividends.

We have not paid any cash dividends on any of our securities since inception and we do not anticipate paying any cash dividends on any of our securities in the foreseeable future.

Members of American Ethanol’s management hold a substantial amount of American Ethanol’s common stock and will continue to hold a substantial amount of the combined company's common stock after the Merger, which will enable these shareholders to exercise influence over many matters requiring shareholder approval and may have the effect of delaying, preventing or deterring a change in control, which could deprive you of an opportunity to receive a premium for your securities as part of a sale of the company and may affect the market price of our stock.

After the Merger, Cagan McAfee Capital Partners (“CMCP”), Eric A. McAfee and Laird Q. Cagan will, in the aggregate, beneficially own approximately 33% of our capital stock on a fully diluted, as converted basis. Mr. Cagan and Mr. McAfee are equal co-owners and Managing Directors of CMCP. In addition, the other members of the Board of Directors and management of American Ethanol will, in the aggregate, beneficially own approximately 14% of our common stock. As a result, these shareholders, acting together, will be able to influence many matters requiring shareholder approval, including the election of directors and approval of mergers and other significant corporate transactions. See “ Voting  Securities of  Principal  Shareholders and Management.” The interests of these shareholders may differ from yours and this concentration of ownership may have the effect of delaying, preventing or deterring a change in control, and could deprive you of an opportunity to receive a premium for your securities as part of a sale of the company and may affect the market price of our securities.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

After the Merger, we will have issued and outstanding approximately (i) 84 million shares of common stock; (ii) 6.5 million shares of Series B Preferred Stock; and (iii) options and warrants exercisable for 2.9 million shares of common stock and .75 million shares of Series B Preferred Stock. These securities will be eligible for public sale only if registered under the Securities Act or if the shareholder qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or other applicable exemption. Our officers, directors and holders of substantially all of our capital stock have not entered into any lock-up agreements restricting their ability to sell, transfer or otherwise dispose of any of their shares of American Ethanol, any subsidiary of American Ethanol, Marwich-Colorado or any subsidiary of Marwich-Colorado. The market price of our capital stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them. These factors also could make it more difficult for us to raise capital or make acquisitions through the issuance of additional shares of our common stock or other equity securities.

American Ethanol is obligated to register the shares of common stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock for sale to the public after the Merger. In addition, these security holders will have the right to include their securities in any public offering we may undertake in the future or demand that we register some or all of their shares for sale to the public. The registration or sale of any of these securities could cause the market price of our securities to drop significantly.

PROPOSAL NO. 1

REINCORPORATION PROPOSAL

CORPORATE HISTORY

Marwich II, Ltd. (the "Company" or "Marwich-Colorado") was incorporated under the laws of the state of Colorado on August 16, 1983. Marwich-Colorado was organized to engage in the acquisition of assets and properties which management believed had good business potential and in the course of its business Marwich-Colorado acquired a number of real estate and promissory note properties.

Marwich-Colorado subsequently sold its properties and ceased active business operations and was administratively dissolved by the Colorado Secretary of State effective January 1, 1991. All previously existing contracts were terminated.

On October 13, 2004, Marq J. Warner, on behalf of Marwich-Colorado, filed articles of reinstatement with the Colorado Secretary of State.

In October 2004, the Board appointed three new members and officers, Michael Schumacher, George A. Powell and Peter Porath, all of whom are shareholders of the firm Pride Equities, Inc. (“Pride”). Management then secured the services of Pride, a consulting firm to assist Marwich-Colorado in its efforts to salvage value for the benefit of its shareholders. Pride contributed $30,000 as paid-in capital to Marwich-Colorado to pay for professional fees and costs including accounting and audit fees associated with filing various reports with the Commission to reactivate Marwich-Colorado as a reporting company. Marwich-Colorado issued Pride 2,400,000 shares (pre reverse split), of its common stock representing approximately 50.717% of its common stock outstanding as of November 30, 2004, in exchange for $30,000 cash. Pride also agreed to advise Marwich-Colorado as to potential business combinations.

On June 2, 2006, Marwich-Colorado's Board of Directors declared a four-for-one stock split, in the form of a 300% stock dividend on Marwich-Colorado’s common stock for each share held by shareholders of record on June 12, 2006. The shares were distributed on June 14, 2006.

On June 23, 2006, Marwich-Colorado and American Ethanol entered into an Agreement and Plan of Merger, which agreement was amended and restated on July 19, 2007 (the “Merger Agreement”). Pursuant to the Merger Agreement, American Ethanol will merge with and into AE Biofuels, Inc., a wholly-owned subsidiary of Marwich-Nevada and (i) each issued and outstanding share of American Ethanol common stock (including common stock issued upon conversion of American Ethanol’s then outstanding shares of  Series A Preferred Stock, which will automatically convert into common stock immediately prior to the closing of the Merger at the conversion rate of two shares of American Ethanol common stock per share of Series A Preferred) will be converted into the right to receive one share of common stock of Marwich-Nevada, (ii) each outstanding share of American Ethanol Series B Preferred Stock will be converted into the right to receive one share of Marwich-Nevada Series B Preferred Stock, (iii) all shares of Marwich-Colorado common stock currently owned by American Ethanol will be cancelled, and (iv) each issued and outstanding option and warrant exercisable for common stock or Series B Preferred Stock of American Ethanol will be assumed and converted into an option or warrant exercisable for common stock or Series B Preferred Stock, of Marwich-Nevada, in a transaction to be accounted for as a “reverse merger.” The exercise prices and other terms of the outstanding options and warrants will remain unchanged, and the terms of the Marwich-Nevada Series B Preferred Stock issued will be substantially identical to the outstanding shares of American Ethanol Series B Preferred Stock. See “Proposal No. 2 -- Approval Of Merger  with American  Ethanol And Merger Agreement.

OVERVIEW

At the Special Meeting, shareholders of Marwich-Colorado will be entitled to vote upon the Reincorporation of Marwich-Colorado from the State of Colorado to the State of Nevada (the “Reincorporation Proposal”). The Reincorporation will be effected pursuant to an Agreement and Plan of Merger (the “Reincorporation Agreement”), by and between Marwich-Colorado and Marwich II, Ltd., a newly-formed Nevada corporation (hereinafter called “Marwich-Nevada”) and wholly-owned subsidiary of the Company. On July 19, 2007, the Board of Directors of Marwich-Colorado unanimously approved the Reincorporation Agreement. The Reincorporation Agreement is attached as Annex A to this Information Statement.

Approval of the Reincorporation Proposal, which will also constitute approval of the Articles of Incorporation of Marwich-Nevada (the “Marwich-Nevada Articles of Incorporation”) and the Bylaws of Marwich-Nevada (the “Marwich-Nevada Bylaws”), copies of which are attached to this Information Statement as Annexes B and C, respectively, will require the affirmative vote of a majority of  the outstanding shares of Marwich-Colorado as of the Record Date entitled to vote thereon.

The discussion below is qualified in its entirety by reference to the full text of the Reincorporation Agreement, the Nevada Articles of Incorporation and the Nevada Bylaws, and by the applicable provisions of the Colorado Business Corporation Act (the “CBCA”) and Nevada corporate law.

CONVERSION OF MARWICH-COLORADO SHARES INTO MARWICH-NEVADA SHARES

At the effective time of the Reincorporation, the outstanding shares of Marwich-Colorado common stock (“Marwich-Colorado Common Stock”) will be converted into the right to receive an equivalent number of shares of common stock of Marwich-Nevada (“Marwich-Nevada Common Stock”). It is expected that the Marwich-Nevada Common Stock will continue to trade over the counter on the OTC Bulletin Board, although whether trading continues to occur depends on the willingness of market makers to file a Form 211 for Marwich-Nevada after the completion of the Reincorporation.

Each stock certificate representing issued and outstanding shares of Marwich-Colorado Common Stock will also represent the same number of shares of Marwich-Nevada Common Stock. THEREFORE, PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES REPRESENTING SHARES OF MARWICH-COLORADO'S COMMON STOCK, AS IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING COMPANY STOCK CERTIFICATES FOR MARWICH-NEVADA STOCK CERTIFICATES. SHAREHOLDERS MAY REQUEST THAT THEIR CERTIFICATES BE EXCHANGED IF THEY SO CHOOSE. DELIVERY OF EXISTING MARWICH-COLORADO COMMON STOCK CERTIFICATES WILL CONSTITUTE DELIVERY FOR TRANSACTIONS IN SHARES OF MARWICH-NEVADA COMMON STOCK AFTER THE EFFECTIVE DATE OF THE REINCORPORATION.

DESCRIPTION OF SECURITIES AND AUTHORIZATION OF “BLANK CHECK” PREFERRED STOCK

Marwich-Colorado has 100,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock. Upon the effectiveness of the Reincorporation, Marwich-Nevada will have 465,000,000 shares of authorized capital stock, divided among 400,000,000 shares of common stock and 65,000,000 shares of preferred stock  all of which are subject to future designation by the Board of Directors ("Blank Check Preferred").

Common Stock

Holders of common stock are entitled to one vote per share on all matters on which they are entitled to vote. Cumulative voting with respect to the election of directors is not allowed. Holders of common stock are entitled to receive dividends as may from time to time be declared by the Board of Directors out of funds legally available for that purpose, after any preferential amount with respect to the preferred stock has been paid or set aside and subject to participation by preferred shareholders entitled to do so. Under Nevada law, a payment of dividends is generally permissible unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they become due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time the dividend was paid, to satisfy the preferential rights of shareholders whose preferential rights upon dissolution of the corporation are greater than those of the shareholders receiving the dividend.

Holders of common stock have no preemptive rights, conversion rights, redemption rights or rights to a fund whose assets and their earnings are earmarked to pay for the common stock. Upon liquidation, dissolution or winding up, holders of common stock are entitled to share equally and proportionately in any of the Corporation’s assets remaining after the payment of all of its liabilities and after any preferential distribution with respect to the preferred stock.

Blank Check Preferred

Under the terms of the Blank Check Preferred, the Board of Marwich-Nevada would be empowered, with no need for further shareholder approval, to issue preferred stock in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption and other rights, preferences, and privileges as determined by the Board. Following the Reincorporation, Marwich-Nevada will be permitted to issue preferred stock from time to time for any proper corporate purpose including acquisitions of other businesses or properties and the raising of additional capital. Shares of the preferred stock could be issued publicly or privately, in one or more series, and each series of preferred stock could rank senior to the common stock with respect to dividends and liquidation rights.

Notwithstanding the foregoing, no additional shares of Marwich-Nevada Common Stock other than those shares issued in exchange for shares of Marwich-Colorado common stock will be issued by Marwich-Nevada in connection with the Reincorporation, and no shares of Marwich-Nevada preferred stock will be issued by Marwich-Nevada in connection with the Reincorporation. Other than the shares of Series B Preferred Stock that will be issued to the American Ethanol shareholders if the Merger of Marwich-Nevada and American Ethanol is completed, there are no present plans, understandings or agreements for, and neither Marwich-Colorado nor Marwich-Nevada is engaged in any negotiations that will involve, the issuance of other series of preferred stock.

The Reincorporation Agreement has been unanimously adopted by the Marwich-Colorado Board of Directors, although because of conflicts of interest discussed above, the Marwich-Colorado board of directors has made no recommendation to the Marwich-Colorado shareholders. Since American Ethanol owns approximately 88.3% of Marwich-Colorado common stock, Marwich-Colorado anticipates that shareholder approval will be obtained. When approved by the shareholders, it is anticipated that the Reincorporation will become effective under the Reincorporation Agreement (the "Effective Time") shortly after the Special Meeting of Shareholders. As described in the Reincorporation Agreement, however, if prior to the Effective Time the Boards of Directors of both Marwich-Nevada and Marwich-Colorado determine that circumstances have arisen that make it inadvisable to proceed with the Reincorporation Proposal under the original terms of the Reincorporation Agreement, the Reincorporation (and thus the Reincorporation Proposal) may be abandoned either before or after shareholder approval has been obtained.

REASONS FOR THE REINCORPORATION

Since Marwich-Colorado has entered into the Merger Agreement with American Ethanol pursuant to which American Ethanol will merge into a wholly-owned subsidiary of Marwich-Nevada, and American Ethanol currently is a Nevada corporation, following the Reincorporation and the American Ethanol Merger, the surviving company would remain a Nevada corporation. In addition, even if the American Ethanol Merger were not pending, we believe that reincorporating in Nevada will give Marwich-Colorado a greater measure of flexibility and simplicity in corporate governance than is available under Colorado law. The State of Nevada is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Nevada or have changed their corporate domiciles to Nevada in a manner similar to that proposed by Marwich-Colorado. The Company believes that the nature of Nevada’s corporate law may provide greater clarity and predictability with respect to Marwich-Nevada's corporate legal affairs. For these reasons, the Board believes that Marwich-Colorado's business and affairs can be conducted more advantageously if Marwich-Colorado is able to operate under Nevada Law.

MARWICH-NEVADA

Marwich-Nevada, Marwich-Colorado’s wholly owned subsidiary, has been incorporated under the NCL under the name “Marwich II, Ltd.,” exclusively for the purpose of merging with Marwich-Colorado and then for the purpose of acquiring (through a reverse merger described below) American Ethanol. The address and phone number of Marwich-Nevada’s principal office are the same as those of Marwich-Colorado. Prior to the Reincorporation, Marwich-Nevada will have no material assets or liabilities and will not have carried on any business.

Upon completion of the Reincorporation, the rights of the shareholders of Marwich-Nevada will be governed by the NCL and the Marwich-Nevada Articles of Incorporation and Bylaws. The Marwich-Nevada Articles of Incorporation and  Bylaws are attached to this Information Statement as Annexes B and C, respectively.

THE REINCORPORATION AGREEMENT

The Reincorporation Agreement provides that Marwich-Colorado will merge with and into Marwich-Nevada, with Marwich-Nevada as the surviving corporation. Pursuant to the Reincorporation Agreement, Marwich-Nevada will assume all assets and liabilities of Marwich-Colorado, including obligations under Marwich-Colorado’s outstanding contracts. Marwich-Colorado’s existing Board of Directors and officers will become the Board of Directors and officers of Marwich-Nevada for identical terms of office.

At the effective time of the Reincorporation, each outstanding share of Marwich-Colorado Common Stock, with respect to which dissenters’ rights are not validly perfected, automatically will be converted into one share of Common Stock of Marwich-Nevada. Shareholders will not have to exchange their existing stock certificates of Marwich-Colorado for stock certificates of Marwich-Nevada. However, after consummation of the Reincorporation, any shareholder desiring a new form of stock certificate may submit the existing stock certificate to Marwich-Nevada’s transfer agent, Corporation Stock Transfer, for cancellation, and obtain a new certificate for Marwich-Nevada common stock.

At the effective time of the Reincorporation, we anticipate that Marwich-Nevada Common Stock will continue to trade over the counter on the OTC Bulletin Board.

The Reincorporation Agreement was unanimously adopted by the Board of Directors of Marwich-Colorado and the Board of Directors of Marwich-Nevada and subsequently was adopted by Marwich-Colorado, as the sole shareholder of Marwich-Nevada. Approval of the Reincorporation Proposal (which constitutes approval of the Reincorporation Agreement and the Articles of Incorporation and Bylaws of Marwich-Nevada) requires the affirmative vote of the holders of a majority of Marwich-Colorado’s outstanding common shares entitled to vote thereon. Because of conflicts of interest as described above, the Marwich-Colorado board of directors is not making any recommendation to the Marwich-Colorado shareholders. Consequently, the Board recommends that each shareholder consider the information in this Information Statement in determining whether and how to vote on the Reincorporation Proposal.

EFFECTIVE TIME

Because American Ethanol is the holder of 88.3% of the outstanding shares of Marwich-Colorado and has advised us that it intends to vote for the Reincorporation Proposal, shareholder approval is assured. When approved by the requisite vote of our shareholders, it is anticipated that the Reincorporation will become effective at the time set forth in each of the Statement of Merger to be filed with the Secretary of State of Colorado (together with the Reincorporation Agreement) in accordance with Article 7-111-104.5 of the CBCA and the Articles of Merger to be filed with the Secretary of State of Nevada in accordance with §92A.200 of the Nevada Revised Statutes.

However, the Reincorporation Agreement may be terminated and abandoned by action of the Board at any time prior to the Effective Time of the Reincorporation, whether before or after approval by Marwich-Colorado’s shareholders, if the Boards of Directors of Marwich-Colorado and Marwich-Nevada determine for any reason, in their sole judgment and discretion, that the consummation of the Reincorporation would be inadvisable or not in the best interests of Marwich-Colorado and its shareholders. The Board of Directors does not anticipate any circumstances that would lead it to terminate the Reincorporation. In considering any such circumstances, the Board of Directors of Marwich-Colorado will also have to take into account their conflicts of interest with respect to American Ethanol. As described above, each of the directors and officers of Marwich-Colorado is also a director, officer and employee of American Ethanol and, as an employee receives compensation for services from American Ethanol. Marwich-Colorado does not pay compensation to any of its officers or directors.

REQUIRED VOTE FOR APPROVAL

The Reincorporation requires the approval of a majority of the outstanding shares of Marwich-Colorado common stock. American Ethanol holds 88.3% of Marwich-Colorado’s outstanding common stock, and the Marwich-Colorado Board has been informed that American Ethanol plans to vote in favor of the Reincorporation Proposal. As a result, approval of the Reincorporation is assured.

COMPARISON OF SHAREHOLDER RIGHTS BEFORE AND AFTER THE REINCORPORATION

Marwich-Colorado’s corporate affairs are presently governed by the corporate laws of Colorado, Marwich-Colorado’s state of incorporation, and by Marwich-Colorado’s Articles of Incorporation (the “Colorado Articles of Incorporation”) and by Marwich-Colorado’s Bylaws (the “Colorado Bylaws”), each of which has been adopted pursuant to Colorado law. The Colorado Articles of Incorporation and the Colorado Bylaws are available for inspection during business hours at the principal executive offices of Marwich. In addition, copies may be obtained by writing to Marwich at Marwich II, Ltd., 203 N. LaSalle Street, Suite 2100, Chicago, IL 60601, attention: Corporate Secretary.

Following the Reincorporation, issues of corporate governance and control will be controlled by Nevada, rather than Colorado, corporate law. The Colorado Articles of Incorporation and Colorado Bylaws based on and governed by Colorado law will, in effect, be replaced by the Nevada Articles of Incorporation and the Nevada Bylaws, copies of which are attached as Annexes B and C, respectively, to this Information Statement.

Because of differences between the CBCA and the NCL as well as differences between the Colorado Articles of Incorporation and Colorado Bylaws on the one hand, and the Nevada Articles of Incorporation and Nevada Bylaws, on the other (i.e., before and after the Reincorporation), the Reincorporation will effect some changes in the rights of Marwich-Colorado’s shareholders. Summarized below are the most significant differences between the rights of the shareholders of Marwich-Colorado before and after the Reincorporation, as a result of the differences among the CBCA and the NCL, the Colorado Articles of Incorporation, the Colorado Bylaws and the Nevada Articles of Incorporation and the Nevada Bylaws. The Nevada common stock and preferred stock will have a par value of $0.001 and certain other technical changes will be made to the Nevada Articles of Incorporation and Nevada Bylaws in comparison to the Colorado Articles of Incorporation and Colorado Bylaws to reflect non-material differences between the NCL and the CBCA.

The summary below is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to the CBCA, the Colorado Articles of Incorporation, the Colorado Bylaws, the NCL, the Nevada Articles of Incorporation and the Nevada Bylaws.

COLORADO	NEVADA
Action By Shareholders Without A Meeting
The Colorado Bylaws provide that written consent of shareholders must be signed by holders of all outstanding shares entitled to vote, although §7-107-104(1)(b) of the CBCA provides that less than unanimous consent can be effective if so stated in the Colorado corporation’s articles of incorporation.

Consistent with the NCL, the Nevada Bylaws provide that any action that could be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Removal Of Directors
The CBCA provides that (unless the articles of incorporation provide to the contrary) any director may be removed, with or without cause, by shareholders if the votes cast in favor of removal exceed the votes cast against removal.
The NCL and Marwich-Nevada’s Bylaws allow for the removal, with or without cause, of any or all members of the Board by the vote of the holders of at least two-thirds of shares entitled to vote.

Indemnification
The Colorado Articles and Bylaws provide that the officers and directors of Marwich-Colorado are to be indemnified to the fullest extent permitted by Colorado law. The Colorado Bylaws require that Marwich indemnify the following persons, only if such persons acted in good faith and in a manner such persons reasonably believed to be in the best interests of Marwich (or in the case of actions not for Marwich, at least not opposed to the best interests of Marwich), and with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful: (i) directors, except with respect to a personal benefit improperly received by such directors and (ii) officers and employees, except with respect to matters in which such officers and employees are adjudged to be liable for their own gross negligence or willful misconduct and except with respect to a personal benefit improperly received by such officers and employees. In addition, as required by the CBCA, Marwich is required to give shareholders, with or before the notice for the next shareholders’ meeting, a notice of all indemnification of, or advancement of expenses to, directors of Marwich in connection with a proceeding by or in the right of the corporation.

The Articles of Incorporation of Marwich-Nevada provides that the officers and directors of Marwich-Nevada are to be indemnified to the fullest extent permitted by Nevada law. The Nevada Bylaws do not contain the following provisions that were expressly required by Colorado law (but not by Nevada law): (i) limiting indemnification of a director or officer with respect to a personal benefit improperly received or (ii) the requirement of a notice to shareholders in the event of indemnification of, or advancement of expenses to, directors of the corporation in connection with a proceeding by or in the right of the corporation. In addition, the Nevada Bylaws do not expressly prohibit indemnification of an officer or employee if the officer or employee is adjudged to be liable for gross negligence or willful misconduct. It should be noted, however, that the Nevada Articles of Incorporation, which is the site of Marwich-Nevada’s indemnification provisions (instead of the Nevada Bylaws), are otherwise similar to the Colorado Bylaws with respect to mandatory indemnification by Marwich-Nevada of directors and officers, and that all such persons must act in good faith and in a manner such persons reasonably believed to be in or not opposed to the best interests of Marwich-Nevada, and with respect to any criminal proceeding, have no reasonable cause to believe the person’s conduct was unlawful.

Notice Of Adjournments And Other Actions
The CBCA requires that (i) if the authorized shares of Marwich are to be increased, at least 30 days’ notice of an annual or special meeting of shareholders shall be given to the shareholders of record, and (ii) if a shareholder meeting is adjourned for more than 120 days (in which case a new record date is to be fixed by the Board of Marwich), notice shall be given to record holders as of the new record date.

The NCL provides that notice of shareholder meetings be given not less than 10 nor more than 60 days prior to the meeting. If a shareholder meeting is adjourned (a) for more than 60 days (in which case a new record date is to be fixed by the Board of Marwich), notice shall be given to record holders as of the new record date, or (b) for less than 60 days but to a date, time or location uncertain, then an additional notice of the date, time and location of the reconvened meeting shall be given to the original shareholders of record.

Advance Notice of Shareholder Nominees or Business
The Colorado Bylaws do not require any advance notice for stockholders to nominate candidates for director or to introduce matters of business for consideration by the shareholders.
The Nevada Bylaws require advance notice to the company of any nominees for director or matters of business to be proposed by a shareholder for consideration by other shareholders at any annual or special meeting. To be considered timely, such advance notice must be received (a) not less than 90 days prior to the meeting, or (b) if less than 100 days notice of the meeting or public disclosure of the meeting date are given, not more than 10 days following such notice of the meeting or public announcement.

Record Date
The Colorado Bylaws provide that with respect to all actions requiring the fixing of a record date (including distributions) other than a shareholder action by written consent, the record date is not to be more than 50 days nor less than 10 days before the meeting or action requiring a determination of shareholders. In §7-107-107(2), the CBCA provides that the record date may not be more than 70 days prior to the meeting date, and the Marwich-Colorado board of directors could amend its bylaws to provide for this extended period of time.

The NCL and the Nevada Bylaws permit the Board of Directors to set a record date for shareholders entitled to vote at any shareholder meeting which record date is not to be more than 60 days nor less than 10 days before the meeting. In the event action is to be taken by written consent, the Board may adopt a record date for such consent no sooner than the date on which the Board takes action or later than the date 10 days following the Board action, or is no record date is determined by the Board, the record date for the action by written consent will be the date on which Board approval of the matter was obtained, or if no Board approval was required, the first date on which an action on such matter is delivered by a shareholder.

Amendment To The Articles Of Incorporation
Under the CBCA, amendments to Marwich-Colorado’s Articles of Incorporation (other than certain ministerial amendments that may be made by the Board without shareholder action) may be proposed by the Board or by the holders of shares representing at least 10% of all of the votes entitled to be cast on the amendment. The Board must recommend the amendment to the shareholders, unless the amendment is being proposed by the shareholders, or unless the Board determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.

Under the CBCA, §7-110-103(5), amendments to the articles of incorporation generally have to be approved by a majority of the shares voting if a quorum is present.

In accordance with the NCL, amendments to the Nevada Articles of Incorporation generally require that the Board adopt a resolution setting forth the amendment and submitting it to a vote of the shareholders (i.e., shareholders are not entitled to enact an amendment to the Nevada Articles of Incorporation without any Board action).

Amendment To The Bylaws
The Colorado Bylaws provide that the Board may amend such bylaws to add, change or delete any provision thereof, unless the CBCA or Marwich’s Articles of Incorporation reserve such power to the shareholders, or the affected bylaw prohibits amendment by the Board. Subject to the Articles of Incorporation and the CBCA, the shareholders may amend the Bylaws of Marwich.

The shareholders of Marwich-Nevada may adopt, amend or repeal its Bylaws. Marwich-Nevada’s Articles of Incorporation provides that the Board also may amend, restate or repeal its bylaws. The fact that such power has been so conferred upon the Board does not divest the shareholders of the power, nor limit the shareholders’ power to adopt, amend or repeal bylaws.

“Blank Check” Preferred Stock
Marwich’s current Articles of Incorporation provide for the issuance of up to 1,000,000 shares of preferred stock. “Blank check” preferred may be issued under Colorado law similarly to the procedure described under the NCL, making a required filing with the Colorado Secretary of State.

The Nevada Articles of Incorporation provides for the issuance of up to 50,000,000 shares of blank check preferred stock of which 12,000,000 shares are designated as Series B Preferred. The rights and limitations of the preferred stock are to the fullest extent permitted by Nevada law, and the Board may, without the need for further shareholder approval, issue shares of preferred stock in one or more series, and fix for each series the number, dividend rights, conditions of redemption, rights on dissolution, conversion privileges and other rights and limitations to the extent permitted by the NCL. Marwich-Nevada’s Board would also be permitted to fix whether or not the holders of shares of a series of preferred stock will have voting rights and the terms of those voting rights, in addition to the voting rights provided by Nevada law. No shares of preferred stock will be issued in connection with the Reincorporation. The authorized shares of preferred stock may be used for any proper corporate purpose approved by the Board. Their availability enables the Board to act with flexibility and dispatch when favorable capital raising or acquisition opportunities arise which permit the use of equity securities other than common stock. Under certain circumstances, the preferred stock could have anti-takeover effects. The terms of the preferred stock, and in the case of Marwich-Nevada, the ability of the Board to give the preferred stock a wide array of voting rights, could discourage or thwart persons seeking to effect a takeover or otherwise gain control of Marwich-Nevada.

Dissolution
Under the CBCA, the Board may submit a proposal of voluntary dissolution of Marwich to the shareholders entitled to vote thereon. The Board must recommend such dissolution to the shareholders as part of the dissolution proposal, unless the Board determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders. Following such Board action, and proper notice to all shareholders and subject to the fulfillment of any conditions to the dissolution, Marwich-Colorado may be dissolved upon the affirmative vote of the majority of shareholders in each voting group entitled to vote.
Marwich-Nevada will be subject to the same voting requirement with respect to a dissolution of Marwich-Nevada as Marwich-Colorado.
Dividends
Marwich-Colorado's Bylaws provide that the Board of Directors may from time to time declare, and the Corporation may pay in cash, stock or other property, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation. The CBCA requires that the payment of distributions is generally permissible unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they become due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time the dividend was paid, to satisfy the preferential rights of shareholders whose preferential rights upon dissolution of the corporation are greater than those of the shareholders receiving the dividend.

Consistent with the NCL, the Articles of Incorporation of Marwich-Nevada permit the payment of dividends on its outstanding shares in all instances other than where the Corporation would be unable to pay its debts as they become due in the usual course of business.

Corporate Records (Form Of Records)
Under the CBCA, Marwich is required to keep as permanent records minutes of all meetings of the shareholders and the Board of Marwich, a record of all actions taken by the shareholders or the Board of Marwich without a meeting, a record of all actions taken by a committee of the Board of Marwich, and a record of all waivers of notices of meetings of shareholders and of the Board of Marwich or any committee of the Board. In addition, the CBCA requires Marwich to keep specific records at its principal office, including the Colorado Articles of Incorporation, the Colorado Bylaws and the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years.

The NCL requires that certified copies of the Corporation's Articles of Incorporation and bylaws and a copy of its stock ledger be kept at the offices of the Corporation's resident agent in the State of Nevada.

Examination Of Books And Records
Under the CBCA, any record or beneficial shareholder of Marwich may, upon 5 days’ written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon 5 days’ written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of Board of Marwich, if the shareholder either (i) has been a shareholder for at least 3 months or (ii) is a shareholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person’s interests as a shareholder.

Under the NCL, any shareholder of record for more than 6 months or person authorized by the holder(s) of at least 5% of the Corporation's outstanding shares may, upon 5 days’ written demand, inspect the copies of the Articles of Incorporation, Bylaws or stock ledger at the offices of the resident agent, except that the Corporation may deny any such right to any person that refuses to provide an affidavit that the inspection is not desired for a purpose other than the business of the corporation and the person has not sold or offered for sale any list of stockholders of any corporation or aided another in procuring such a list for any purpose. In addition, any holder(s) of record of at least 15% of the Corporation's outstanding shares, or person authorized by them, may, upon 5 days' written demand, inspect and make copies of the books of account and all financial records of the Corporation, and conduct an audit of such records, except that the Corporation may deny such right to any person that refuses to provide an affidavit that such inspection, copies or audit is not desired for any purpose not related to such person’s interests as a shareholder.

Business Combination Statute
The CBCA does not contain any business combination provisions.
The NCL provides that except under certain circumstances, a "combination" between (a) corporations having a class of shares registered under the Securities and Exchange Act of 1934, as amended, and at least 200 shareholders of record and (b) an "interested shareholder" are prohibited within three years of the shareholder becoming an "interested shareholder." An "interested shareholder," as defined under the NCL Code is a person that directly or indirectly, controls 10% or more of the outstanding voting stock, or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years. A "combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 5% of the aggregate market value of the consolidated assets of the corporation or its outstanding stock, disposition of assets having an aggregate market value equal to 5% or more of the market value of all the outstanding shares of the corporation, or said assets represent 10% or more of the earning power or net income of the corporation. Additionally, certain other transactions that would increase the interested shareholders' proportionate share under the NCL, such business combinations between a corporation and an interested shareholder are prohibited.

Generally corporations may not engage in any combination with an interested shareholder of the resident domestic corporation after the expiration of 3 years after his date of acquiring shares, unless (1) the combination is approved by the board of directors of the corporation before the interested shareholder's date of acquiring shares, (2) the purchase of shares made by the shareholder in which it became an interested shareholder had been approved by the board of directors before that date, or (3) a combination approved by vote of the holders of stock representing a majority of the outstanding shares not beneficially owned by the interested shareholder proposing the combination, or any affiliate or associate of the interested shareholder proposing the combination, at a meeting called for that purpose no earlier than three years after the interested shareholder's date of acquiring shares.

Control Share Acquisition Statute
The CBCA does not contain any control share acquisition provisions.
The NCL provides that under certain circumstances any person directly or indirectly acquiring a “controlling interest” in an “issuing corporation” obtains only those voting rights with respect to shares purchased within the 90-day period leading up to the attainment of “control” status as are approved by the disinterested shareholders of the corporation. A “controlling interest” is deemed to be the direct or indirect power to exercise at least 20% of the voting power of the shareholders in the election of directors. An “issuing corporation” is a Nevada corporation directly or indirectly doing business in Nevada with at least 200 stockholders, of which 100 must have Nevada addresses.

An issuing corporation may adopt a provision, on or before the date 10 days following the control share acquisition, allowing the corporation to call for the redemption of an acquiring person’s shares (at their average acquisition price) if (a) the acquiring person fails to deliver certain information to the corporation within 10 days following acquisition of the controlling interest or (b) such information is delivered but the stockholders fail to confer full voting rights to the control shares.

Unless the corporation has provided otherwise in its Articles of Incorporation or Bylaws on or before the 10th day following the control share acquisition, if (x) the control shares are conferred full voting rights by the stockholders, and (y) the acquiring person has obtained a majority or more of all voting power, any disinterested stockholder not voting in favor of conferring voting rights to the control shares may demand payment for his shares at a price not less than the average acquisition price (ambiguous as to whether this means for the control person or the redeeming person). The Board must give notice and opportunity to elect to be bought out to all stockholders not voting in favor of the grant of full voting rights.

Dissenters’ And Appraisal Rights
Under the CBCA, and with certain exceptions (found in §7-113-102(1.3)) for some publicly-traded companies, shareholders are entitled to exercise dissenters’ rights in the event of certain mergers, share exchanges, conversions, sales, leases, exchanges or other dispositions of all or substantially all of the property of the corporation. Shareholders also may dissent in the case of a reverse stock split that reduces the number of shares owned to a fraction of a share or to scrip if such scrip is to be acquired for cash or voided. Dissenters’ rights in Colorado are available to both record holders and beneficial holders.

Except as specifically provided in a corporation’s articles or bylaws, the NCL provides appraisal rights only in the case of a shareholder objecting to certain mergers or consolidations. Thus, unless otherwise specifically provided in a corporation's article’ or bylaws, under the NCL, shareholders have no appraisal rights in a sale, lease or exchange of all or substantially all of a corporation’s assets. No dissenters’ rights are available if Marwich-Nevada is listed on a national securities exchange or authorized for quotation on NASDAQ NMS, or the shares of Marwich-Nevada are held of record by more than 2,000 shareholders.

Reacquisition Of Stock By The Corporation
Under the CBCA, Marwich may acquire its own shares, subject to certain limitations, and except in certain circumstances, such shares will constitute authorized but unissued shares.
Consistent with the NCL, the Marwich-Nevada Articles of Incorporation permit the repurchase of shares by the Corporation in all instances other than where the Corporation would be unable to pay its debts as they become due in the usual course of business. Under the NCL, shares of stock issued by Marwich-Nevada as fully paid and afterwards reacquired by Marwich-Nevada have the status of “treasury shares” if the Board does not by resolution retire to authorized but unissued stock the shares reacquired.

SECURITIES ACT CONSEQUENCES

The shares of Marwich-Nevada common stock to be issued upon conversion of shares of our common stock in the Reincorporation are not being registered under the Securities Act of 1933, as amended. In this regard, we are relying on Rule 145(a)(2) under the Securities Act, which provides that a merger that has "as its sole purpose" a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act, and on interpretations of Rule 145 by the Commission to the effect that certain changes in the redomiciled corporation's charter or bylaws in connection with the Reincorporation that otherwise could be made only with the approval of shareholders does not render Rule 145 inapplicable. After the Reincorporation, Marwich-Nevada will be a publicly held company, Marwich-Nevada common stock will continue to be qualified for trading on the OTC Bulletin Board for Over-the-Counter traded securities, and Marwich-Nevada will file periodic reports and other documents with the Commission and provide to its shareholders the same types of information that we have previously filed and provided.

Holders of freely tradable shares of our common stock before the Reincorporation will continue to have freely tradable shares of Marwich-Nevada common stock. Shareholders holding so-called restricted shares of our common stock will have shares of Marwich-Nevada common stock that are subject to the same restrictions on transfer as those to which their shares of our common stock are subject, and their stock certificates, if surrendered for replacement certificates representing shares of Marwich-Nevada common stock, will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act, shareholders will be deemed to have acquired their shares of Marwich-Nevada common stock on the date they acquired their shares of common stock of Marwich-Colorado.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

The following discussion addresses the material federal income tax consequences of the Reincorporation applicable to holders of shares of Marwich-Colorado common stock. The discussion does not deal with all federal income tax consequences that may be relevant to a particular holder of shares of Company common stock, or any foreign, state or local tax considerations. Accordingly, holders of Marwich-Colorado common stock are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of the Reincorporation.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. Marwich-Colorado has not and will not request a ruling from the Internal Revenue Service regarding the tax consequences of the Reincorporation.

Marwich-Colorado believes that the Reincorporation will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Accordingly, for federal income tax purposes: (i) no gain or loss will be recognized by the holders of shares of Company common stock upon consummation of the Reincorporation; (ii) the aggregate tax basis of shares of Marwich-Nevada common stock received in the Reincorporation will be the same as the aggregate tax basis of shares of Company common stock exchanged in the Reincorporation; and (iii) the holding period of the shares of  Marwich-Nevada common stock received in the Reincorporation will include the period for which shares of Company common stock were held.

ACCOUNTING TREATMENT OF THE REINCORPORATION

The Reincorporation will be accounted for at historical cost as a combination of entities under common control. Accordingly, until the Merger with American Ethanol is effected in accordance with Proposal 2 below, the historical financial statements of Marwich-Colorado, which previously have been reported to the Commission on Forms 10-KSB and 10-QSB, among others, as of and for all periods through the date of this Information Statement, will be treated as the financial statements of Marwich-Nevada.

REGULATORY APPROVAL

To Marwich-Colorado’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Reincorporation will be the filing of the Statement of Merger (including the Reincorporation Agreement) with the Secretary of State of Colorado and the filing of the Articles of Merger with the Secretary of State of Nevada.

DISSENTERS' RIGHTS

Under Colorado law, shareholders of Marwich-Colorado who give the required notice and do not vote for the Reincorporation are entitled to dissent and obtain payment of the fair value of their shares in the event of the consummation of the Reincorporation pursuant to Section 7-113-102 of the CBCA. A copy of Article 113 of Title 7 of the CBCA is attached to this Information Statement as Annex E. The material requirements for a shareholder to properly exercise his or her rights are summarized below. The CBCA is very technical with respect to a shareholders' right to dissent, and the following summary is qualified in its entirety by the actual statutory provisions that should be carefully reviewed by any shareholder wishing to assert such rights.

Under Colorado Law, dissenters' rights will be available only to those shareholders of Marwich-Colorado who, prior to the time the vote on the Reincorporation Proposal is taken at the Special Meeting, cause Marwich-Colorado to receive written notice of the shareholder’s intent to demand payment for shares owned by the shareholder if the Reincorporation is completed. A record holder can assert its right to dissent as to fewer than all of the shares held of record only if the record holder dissents with respect to all shares beneficially owned by one person and the notice of intent to demand payment from the record owner includes the specified information about the beneficial owner. If you own your shares through a broker, you will have to follow the alternative procedure (set forth in §7-113-103 of the CBCA) for asserting your right to dissent.

If you fail to dissent to the Reincorporation, you may dissent to the Merger following the same procedure as described herein for dissent to the Reincorporation, except that you must, prior to the time the vote is taken on the Merger Proposal at the Special Meeting, cause Marwich-Colorado to receive written notice of the shareholder’s intent to demand payment for shares owned by the shareholder if the Merger is completed. If you dissent to both the Reincorporation and the Merger, you will be treated as having dissented from the Reincorporation since the Reincorporation will be completed before the Merger, and may be completed if the Merger is not completed.

All such notices of intent to demand payment under the dissenters’ rights statute should be mailed to Marwich II, Ltd., 203 N. LaSalle Street, Suite 2100, Chicago, IL 60601, Attention: Corporate Secretary, or delivered to the chairman of the Special Meeting at the Special Meeting.

A beneficial holder of Marwich-Colorado common stock who wishes to assert his or her right to dissent may not vote in favor of the proposed Reincorporation (or, if dissenting as to the Merger, such holder may not vote in favor of the Merger). If you vote for the proposed Reincorporation (or the Merger, if dissenting from the Reincorporation), you will have waived your right to dissent.

Within ten days after the effective date of the Reincorporation (or Merger, if applicable), Marwich-Colorado (or Marwich-Nevada on behalf of Marwich-Colorado) will send to each shareholder who has satisfied both of the foregoing conditions a written notice in which the Company will notify such shareholders of their right to demand payment for their shares and will supply a form for dissenting shareholders to demand payment. Shareholders will then have thirty days in which to demand payment and deposit their shareholder's certificates for certificated shares. If required in the notice to be sent by the Company, each dissenting shareholder must also certify in the payment demand whether or not he or she acquired beneficial ownership of such shares before or after June 26, 2006 (the date of the first announcement to the news media or to shareholders of the proposed transaction).

Any dissenter who does not wish to accept the payment or offer made by the Company must notify the Company in writing of his or her own estimate of the fair value of the shares within thirty days after the date the Company makes or offers payment. If the dissenting shareholder and the Company are unable to agree on the fair value of the shares, then the Company will commence a proceeding with the Colorado courts within sixty days after receiving the dissenter's notice of his or her own estimate of fair value. If the Company does not commence such a proceeding within the sixty-day period, the Company must pay each dissenter whose demand remains unresolved the amount demanded by such dissenter. If a proceeding is commenced, the court will determine the fair value of the shares and may appoint one or more appraisers to help determine such value.

All dissenting shareholders must be a party to the proceeding, and all such shareholders will be entitled to judgment against the Company for the amount of the fair value of their shares, to be paid on surrender of the certificates representing such shares. The judgment will include an allowance for interest (at a rate determined by the court) to the date of payment. The costs of the court proceeding, including the fees and expenses of any appraisers, will be assessed against the Company unless the court finds that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment at a higher amount than that offered by the Company. Both the Company and the dissenters must bear their own respective legal fees and expenses, unless the court requires one party to pay such legal fees and expenses based on the conduct of such party. The loss or forfeiture of appraisal rights means the loss of the right to receive cash payment from the Company in exchange for shares. In such event the shareholder would remain a shareholder of the Company.

The Company’s Board of Directors has retained the right to elect not to proceed with the Reincorporation, whether before or after the approval of Marwich-Colorado’s shareholders, if the Board determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation would be inadvisable or not in the best interests of Marwich-Colorado and its shareholders.

If you wish to seek dissenters' rights, you are urged to review the applicable Colorado statutes attached to this document as Annex E.

PROPOSAL NO. 2

APPROVAL OF MERGER WITH AMERICAN ETHANOL AND MERGER AGREEMENT

Background of the Merger

Since October 2004, Marwich-Colorado has been a shell company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed with an operating company with the intent of continuing the acquired company's business as a publicly held entity.

American Ethanol is a developer of large-scale ethanol and biodiesel plants, primarily in the Midwestern United States and India. American Ethanol is in the process of constructing a biodiesel manufacturing facility having a nameplate capacity of 50 million gallons annually, in Kakinada, State of Andhra Pradesh, Republic of India and may also look to acquire ethanol and biodiesel plant sites here in the U.S. and in India. To date, American Ethanol has not conducted any significant business operations or generated any operating revenues.

Beginning in February 2006, the American Ethanol Board of Directors began to analyze various alternatives available to American Ethanol to become a public company. In February 2006 the Board determined that becoming a public company by means of a reverse merger presented the most viable alternative and directed management to look for an appropriate “shell company” with which American Ethanol could merge.

In May 2006, Laird Cagan, a member of American Ethanol’s Board of Directors learned of the availability of Marwich-Colorado and in early June, American Ethanol’s attorneys began to conduct due diligence.

On June 2, 2006, Marwich-Colorado's Board of Directors declared a four-for-one stock split, in the form of a 300% stock dividend on the Company's common stock.

Between June 7 and June 21, 2006, representatives of American Ethanol and Marwich-Colorado negotiated the terms of a Stock Purchase Agreement pursuant to which American Ethanol acquired  88.3% of the outstanding shares of Marwich-Colorado.

On June 21, 2006, the American Ethanol Board of Directors held a meeting to consider approval of the acquisition of 88.3% of the outstanding shares of Marwich-Colorado and approval of an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which American Ethanol would merge with and into Marwich-Colorado. During this meeting the Board of Directors discussed the terms of the acquisition of the shares of Marwich-Colorado and the Merger Agreement, which had been distributed to board members prior to the meeting. Following discussion, the Board of Directors of American Ethanol determined that the acquisition of 88.3% of the outstanding shares of Marwich-Colorado and the Merger was advisable, fair to and in the best interests of American Ethanol’s shareholders, unanimously approved the acquisition of the shares, the Merger and related matters and resolved to recommend that the shareholders of American Ethanol vote to adopt the Merger Agreement.

On June 23, 2006, American Ethanol acquired 88.3% of the outstanding shares of Marwich-Colorado and American Ethanol and Marwich-Colorado executed the Merger Agreement.

Effective June 23, 2006, Michael Schumacher, George A. Powell, and Peter Porath resigned as Marwich-Colorado’s officers and Timothy Morris and William Maender were appointed as Marwich-Colorado’s Chief Executive Officer and Chief Financial Officer and Secretary, respectively. Mr. Morris and Mr. Maender were the Chief Executive Officer and Chief Financial Officer, respectively, of American Ethanol.

Effective June 23, 2006, George A. Powell and Peter Porath resigned as directors of Marwich-Colorado and the Board of Directors of Marwich-Colorado appointed Timothy Morris as a new member of Marwich-Colorado’s Board. Mr. Schumacher agreed to resign from the Marwich-Colorado Board ten days following the filing with the Commission and the transmission to all holders of record of securities of Marwich-Colorado entitled to vote at a meeting for election of directors, the information and notice required by Rule 14f-1 of the Exchange Act.

On June 26, 2006, the Company filed an Information Statement pursuant to Section 14(f) of the Securities Exchange Act and Rule 14f-1 promulgated thereunder to inform its shareholders of a change in a majority of the Company’s directors. The information statement was mailed to the Company’s shareholders of record on June 27, 2006.

Effective July 19, 2006, more than ten days after the mailing of the information statement to the Company’s shareholders of record, Mr. Schumacher resigned from the Company’s Board and the Board appointed William J. Maender to the Company’s Board of Directors.

On July 19, 2007, American Ethanol, Marwich-Colorado, Marwich-Nevada and Merger Sub entered into the Amended and Restated Agreement and Plan of Merger.

Reasons for the Merger with American Ethanol

The Company’s Reasons For The Merger

The Company’s Board of Directors considered various factors in approving the Merger and the Merger Agreement, including:

•	the Company’s current lack of operations;
•	prospects for Marwich-Colorado’s future;
•	American Ethanol’s potential for growth and expansion; and
•	anticipated increase in shareholder value as a result of the Merger.

In agreeing to the Merger, the Company’s Board hoped that the relinquishment of control to American Ethanol’s management and adoption of American Ethanol’s assets and operations would eventually add value to the Company and its shareholders. The Company's Board of Directors reached this conclusion after analyzing American Ethanol’s operations, prospects and managerial resources, which are described in more detail below, and believes that acquiring American Ethanol’s growth potential by means of a merger is the best opportunity to increase value to the Company's shareholders. The Company's Board of Directors did not request a fairness opinion in connection with the Merger.

American Ethanol’s Reasons for the Merger

American Ethanol’s Board of Directors considered various factors in approving the Merger and the Merger Agreement, including:

•	the increased market liquidity expected to result from exchanging stock in a private company for publicly traded securities of the Company;
•	the ability to use registered securities to acquire other assets or businesses;
•	increased visibility in the financial community;
•	enhanced access to the capital markets;
•	improved transparency of operations; and
•	perceived credibility and enhanced corporate image of being a publicly traded company.

American Ethanol’s Board of Directors did not seek a fairness opinion in connection with the Merger.

Plans for the Company Before the Merger; Change of Corporate Name

On or after the Special Meeting of Shareholders and assuming the approval of the proposals contained herein, Marwich-Colorado will be reincorporated into the State of Nevada. Prior to the Merger, Marwich-Nevada will adopt and file the Certificate of Designation of Series B Preferred Stock in substantially the form attached hereto as Annex D. Upon consummation of the Merger, Marwich-Nevada will change its name to "AE Biofuels, Inc."

Interests of Directors and Officers of the Company and American Ethanol in the Merger

You should be aware that various members of the Company’s and American Ethanol’s Board of Directors and the Company’s and American Ethanol’s executive officers have interests in the Merger that may be different from, or in addition to, interests of the Company’s shareholders.

All such interests are described below, to the extent material, and except as described below, such persons have, to the Company’s knowledge, no material interest in the Merger apart from those of the Company or American Ethanol shareholders generally. The Boards of Directors of Marwich-Colorado and Marwich-Nevada were aware of, and considered the interests of, the directors and executive officers of the Company and American Ethanol in approving the Merger Agreement and the Merger.

Currently, Eric A. McAfee is the Chief Executive Officer and a Director of Marwich-Nevada, Marwich-Colorado and Merger Sub, and William J. Maender is the Chief Financial Officer, Secretary and a Director of Marwich-Nevada, Marwich-Colorado and Merger Sub. Both Mr. McAfee and Mr. Maender also are officers and directors and shareholders of American Ethanol and have entered into employment agreements or consulting agreements with American Ethanol. If the Merger is effected, their employment agreements or consulting agreements will be assumed by Marwich-Nevada, and their shares of American Ethanol will be converted into shares of Marwich-Nevada.

To the knowledge of the Company, none of the other officers or directors of American Ethanol has any interest in the Company other than through their affiliation with American Ethanol.

Directors and Management of Marwich-Nevada Following the Merger

Following the Merger, the board of directors of the combined company will consist of the following members: Eric A. McAfee, William J. Maender, Laird Cagan, Michael Peterson and LtGen Michael DeLong. The continued positions of these individuals on the combined company's board of directors will be subject to approval by the shareholders of the combined company at the next annual meeting of shareholders following the Merger.

The executive officers of the combined company will be as follows: Eric A. McAfee, Chief Executive Officer, Surendra Ajjarapu, President, Andrew B. Foster, Executive Vice President and Chief Operating Officer and William J. Maender, Chief Financial Officer and Secretary.

Stock Ownership and Voting

After the Reincorporation and upon the effective date of the Merger, Marwich-Nevada’s directors and named executive officers are expected to beneficially own approximately 44.4% of the shares of the combined company’s common stock. Using the price per share of Marwich-Colorado’s common stock on September 27, 2007 of  $11.03, the value of such beneficially owned shares would be approximately $414.5 million.

Employment Arrangements with Management after the Merger

Eric McAfee

Effective upon the closing of the Merger, the Executive Employment Contract between American Ethanol and Eric A. McAfee will be assumed by the combined company. Under the Executive Employment Contract, Mr. McAfee will serve as the combined company’s Chief Executive Officer and Chairman of the Board with an annual cash compensation of $120,000.

Surendra Ajjarapu

Effective upon the closing of the Merger, the Executive Employment Contract between American Ethanol and Surendra Ajjarapu will be assumed by the combined company. Under the Executive Employment Contract, Surendra Ajjarapu will serve as the combined company’s President. Under the Employment Agreement, Mr. Ajjarapu receives an annual salary of $200,000, a discretionary bonus of up to $80,000 per year, and a six month severance package. The Executive Employment Contract has a three year term.

Andrew B. Foster

Effective upon the closing of the Merger, the Executive Employment Contract between American Ethanol and Andrew Foster will be assumed by the combined company. Under the Executive Employment Contract, Mr. Foster will serve as the combined company’s Executive Vice President and Chief Operating Officer. Under the Employment Contract, Mr. Foster receives an annual salary of $180,000, a discretionary annual bonus of up to $50,000, and a six month severance package. The Executive Employment Contract has a three year term.

William J. Maender

Effective upon the closing of the Merger, the Executive Employment Contract between American Ethanol and William J. Maender will be assumed by the combined company. Under the Executive Employment Contract, William Maender will serve as the combined company’s Chief Financial Officer and Secretary. Under the Employment Contract, Mr. Maender receives an annual salary of $180,000, a discretionary annual bonus of up to $50,000, and a six month severance package. The Executive Employment Contract has a three year term.

ACCOUNTING TREATMENT

As described below in Proposal No. 3, upon consummation of the Merger, Marwich-Nevada will change its name to "AE Biofuels, Inc." After the Merger, the former shareholders of American Ethanol will own approximately 99.5% of the outstanding common stock of the combined company. The number of shares of Marwich-Nevada common stock and Marwich-Nevada Series B Preferred Stock to be issued for each share of American Ethanol capital stock is fixed and will not be adjusted based on changes in the value of Marwich-Nevada capital stock. As a result, prior to the completion of the Merger, the value of Marwich-Nevada common stock that American Ethanol shareholders will receive pursuant to the Merger will vary as the market price of Marwich-Colorado common stock changes (prior to the Reincorporation) or as the price of Marwich-Nevada common stock changes (after the Reincorporation). Accounting rules require that financial statements of the combined company reflect the financial history and fiscal year-end of American Ethanol, not Marwich-Nevada (which will be the same as Marwich-Colorado).

The estimated 11.7% of Marwich-Colorado common stock owned by persons other than American Ethanol before the completion of the Merger (0.5% of the common stock of the combined company to be held by the Marwich-Colorado shareholders immediately after the Merger) will be valued based upon the current stock price of the combined company and the difference between the book value and the fair market value of these shares will be accounted for as goodwill.

SECURITIES ACT CONSEQUENCES

Marwich-Nevada will issue the shares pursuant to the Merger in reliance on Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). Reliance on Rule 506 requires that there be no more than 35 non-accredited purchasers of securities from the issuer in the offering. American Ethanol has represented to the Company that no more than 35 of its shareholders are non-accredited as defined in Rule 501(a) of Regulation D.  American Ethanol also has represented that there has been no advertising or general solicitation in connection with this transaction and that American Ethanol is not aware of any other facts which would prevent the availability of an exemption from the registration requirements of federal and state securities laws.

As a result, all of the securities issued to the American Ethanol shareholders will be restricted securities. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act. These securities will be eligible for public sale only if registered under the Securities Act or if the shareholder qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or other applicable exemption. The officers, directors and holders of substantially all of the capital stock of American Ethanol have not entered into any lock-up agreements restricting their ability to sell, transfer or otherwise dispose of any of their shares of American Ethanol or Marwich-Nevada before or after the Merger.

Rule 144. In general, under Rule 144, a person who has beneficially owned restricted securities for at least one year from the consummation of the Merger would be entitled to sell the securities without registration under the Securities Act within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately 840,000 shares immediately after the Merger; or

•
the average weekly trading volume of the common stock on a national securities exchange and/or reported through the automated quotation system of a registered securities association for the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the combined company.

Rule 144(k). Under Rule 144(k), a person who is not deemed to have been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the securities proposed to be sold for at least two years, is entitled to sell these shares without registering such securities under the Securities Act and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144 mentioned above.

Registration Rights. Holders of shares of Marwich-Nevada common stock issued in respect of American Ethanol Series A Preferred Stock and holders of shares of Marwich-Nevada Series B Preferred Stock issued in respect of American Ethanol Series B Preferred Stock will be entitled to have their shares of Marwich-Nevada common stock (including common stock issuable upon conversion of the Marwich-Nevada Series B Preferred Stock) registered under the Securities Act pursuant to the terms and subject to the conditions set forth in a Registration Rights Agreement entered into among American Ethanol and such holders. In addition, holders of shares of Marwich-Nevada common stock issuable on exercise of outstanding warrants assumed by Marwich-Nevada as a result of the Merger have the right to be included in the Registration Statement filed pursuant to the Registration Rights Agreement. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement.

REGULATORY REQUIREMENTS

The Merger does not require the approval of any state or federal regulatory entity. In order to consummate the Merger, Merger Sub and American Ethanol must file Articles of Merger with the Nevada Secretary of State and Marwich-Nevada must file an amendment to its Articles of Incorporation with the Nevada Secretary of State to change its name to AE Biofuels, Inc.

DISSENTERS' RIGHTS

Although the Merger, when it occurs, will be between two Nevada corporations, the shareholders of Marwich-Nevada after the Reincorporation will be the same as the shareholders of Marwich-Colorado before the Reincorporation. Furthermore, the Merger requires the approval of Marwich-Colorado as the sole shareholder of Marwich-Nevada. Consequently, we are seeking the vote of the Marwich-Colorado shareholders to direct the Marwich-Colorado board of directors to cause Marwich-Colorado to approve the Merger. Even though not specifically required by Colorado or Nevada law, because the Merger is a part of a series of transactions in which the Marwich-Colorado shareholders have the right to dissent, we are offering the holders of Marwich-Colorado common stock dissenters' rights under Colorado law in connection with the Merger in addition to the right to dissent to the Reincorporation. Shareholders who elect to exercise their dissenters' rights and perfect these rights in accordance with the procedures specified under Colorado law for either the Reincorporation or the Merger (or both) will be entitled to have their shares purchased for cash in an amount equal to the fair value of the shares, plus accrued interest. Although Marwich-Colorado shareholders have the right to dissent to either Proposal 1 or Proposal 2, and may dissent from both Proposals, they will only have the right to receive the fair value of their shares as a result of a single transaction. No dissenting shareholder will have the right to receive fair value for their shares from two transactions. For a summary of dissenters' rights, see page 36 above.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this Information Statement as Annex F. You are urged to read the Merger Agreement in its entirety because it is the legal document that governs the Merger.

The Merger

Merger Sub will merge with and into American Ethanol, with American Ethanol as the surviving entity. After the Merger, American Ethanol will be a wholly-owned subsidiary of Marwich-Nevada and Marwich-Nevada will change its name to AE Biofuels, Inc.

Effective Time and Timing of Closing

The Merger will become effective and be completed when Merger Sub causes to be filed Articles of Merger with the Secretary of State of the State of Nevada or at a later time as established by Marwich-Nevada, Merger Sub and American Ethanol and set forth in the Articles of Merger. The Company and American Ethanol expect the Merger to become effective on the same day as the closing of the Merger, which will take place at 10:00 am, Eastern time, on a date to be specified by the Company and American Ethanol, which will be no later than the second business day after the conditions described in the Merger Agreement have been satisfied or waived, unless another date or time is agreed to in writing by the Company and American Ethanol.

Consideration to be Received in the Merger

As of the effective time of the Merger:

•
Each issued and outstanding share of American Ethanol common stock will be automatically canceled and converted into the right to receive one share of Marwich-Nevada common stock (including shares of American Ethanol Series A Preferred Stock which will be automatically converted into shares of American Ethanol common stock immediately prior to the effectiveness of the Merger);

•
Each issued and outstanding share of American Ethanol’s Series B Preferred Stock will be automatically canceled and converted into the right to receive one share of Marwich-Nevada Series B Preferred Stock with the same rights, preferences and privileges;

•
Each issued and outstanding American Ethanol option and warrant will be assumed by Marwich-Nevada and become an option or warrant to purchase Marwich-Nevada’s common stock or Marwich-Nevada’s Series B Preferred, as applicable, on the same terms and conditions; and

•	All shares of Marwich-Nevada common stock then held by American Ethanol will be cancelled;

The Merger Agreement provides that the number of shares of Marwich-Nevada’s common stock or preferred stock that the American Ethanol shareholders have the right to receive in the Merger will be appropriately adjusted to reflect fully the effect of any reclassification, stock split, consolidation, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Marwich-Colorado's or Marwich-Nevada’s common or preferred stock), reorganization, capital redemption or repayment, bonus issue, recapitalization or other like change with respect to Marwich-Colorado's or Marwich-Nevada’s common stock or preferred stock or the common stock of preferred stock of American Ethanol occurring, or for which a record date is established, after the date of the Merger Agreement and prior to the effective time of the Merger.

Representations and Warranties

The Merger Agreement contains a number of customary representations and warranties made by American Ethanol, Marwich-Colorado, Marwich-Nevada and Merger Sub, including representations and warranties regarding:

•	Due organization, good standing and corporate power and authority;
•	Capitalization;
•	Corporate power and authority to enter into the Merger Agreement and lack of conflicts with corporate governance documents, contracts or laws;
•	Governmental filings and approvals and shareholder consent;
•	Commission reports and financial statements;
•	Information supplied in connection with this Information Statement;
•	No undisclosed liabilities;
•	Agreements, contracts and commitments, including government contracts;
•	Absence of changes or events;
•	Litigation and product liability;
•	Intellectual property;
•	Environmental matters;
•	Compliance with laws;
•	Tax matters;
•	Ownership and condition of assets; and
•	Brokers remuneration.

Conduct of Business Pending the Merger; Other Actions

Marwich-Colorado, Marwich-Nevada and Merger Sub each has agreed that, unless approved by American Ethanol, during the period between the signing of the Merger Agreement and the effective time of the Merger, it will carry on its business in the ordinary course in substantially the same manner consistent with past practice.

Marwich-Colorado, Marwich-Nevada and Merger Sub each has also agreed that, except as otherwise provided in the Merger Agreement or as approved by American Ethanol, during the period between the signing of the Merger Agreement and the effective time of the Merger it will not, directly or indirectly:

•
issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof;

•	redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any of its outstanding securities;

•
split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger as provided for herein);

•	adopt any amendments to its Articles of Incorporation or Bylaws;

•	make any acquisition, by means of merger, consolidation or otherwise, or disposition, of assets (except in the ordinary course of business) or securities;

•
other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person, other than the Merger;

•
make or revoke any material tax election, settle or compromise any material Federal, state, local or foreign tax liability or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes (except for tax elections which are consistent with prior such elections (in past years));

•	incur any liability for taxes other than in the ordinary course of business; or

•	authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Marwich-Nevada has also agreed to take all actions necessary in accordance with the NCL and its Articles of Incorporation and Bylaws to file a Certificate of Designation authorizing and establishing shares of  Series B Preferred Stock, $0.001 par value per share, having the rights, privileges, preferences and restrictions as set forth in American Ethanol’s Articles of Incorporation.

Conditions to Each Party's Obligations to Complete the Merger

Each party’s respective obligations to complete the Merger are subject to the satisfaction of the following conditions:

•	the prior completion of the Reincorporation;

•	the Merger Agreement, the Merger and related matters shall have received the approval of the shareholders of each of Marwich-Colorado, Marwich-Nevada, Merger Sub and American Ethanol; and

•
no writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against Marwich-Colorado, Marwich-Nevada, Merger Sub or American Ethanol which prohibits the consummation of the Merger and related matters.

Additional Conditions to the Obligations of Marwich-Colorado, Marwich-Nevada and Merger Sub

The obligations of Marwich-Colorado, Marwich-Nevada and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Marwich-Colorado. Marwich-Nevada and Merger Sub of the following conditions:

•
American Ethanol shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices that are reasonably deemed necessary by Marwich-Colorado, Marwich-Nevada and Merger Sub, upon advice of counsel, to provide for the continuation of all material agreements and to consummate the Merger;

•
the representations and warranties of American Ethanol shall be true and correct in all material respects (except for representations qualified by materiality or material adverse effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (except for representations qualified by materiality or material adverse effect which shall be correct in all respects) as of such specific date;

•
American Ethanol shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under the Merger Agreement as of or prior to the Effective Time;

•
no action, suit or proceeding shall be pending or threatened before any governmental entity or authority wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by the Merger Agreement, (ii) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation or (iii) affect adversely the right of Marwich-Nevada to own, operate or control any of the assets and operations of the surviving corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect;

•
from the date of the Merger Agreement to the Effective Time, there shall not have been any event or development which results in a material adverse effect upon the business of American Ethanol, nor shall there have occurred any event or development which could reasonably be likely to result in a Material Adverse Effect upon the business of American Ethanol in the future; and

•
all actions to be taken by American Ethanol in connection with the consummation of the transactions contemplated under the Merger Agreement and all certificates, instruments and other documents required to effect the transactions contemplated thereby shall be reasonably satisfactory in form and substance to Marwich-Colorado and its counsel.

Additional Conditions to the Obligations of American Ethanol

The obligation of American Ethanol to effect the Merger is also subject to the satisfaction or waiver by American Ethanol of the following conditions:

•
each of Marwich-Colorado, Marwich-Nevada and Merger Sub shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices that are reasonably deemed necessary by American Ethanol, upon advice of counsel, to provide for the continuation of all material agreements and to consummate the Merger;

•
the representations and warranties of each of Marwich-Colorado, Marwich-Nevada and Merger Sub shall be true and correct in all material respects (except for representations qualified by materiality or material adverse effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (except for representations qualified by materiality or material adverse effect which shall be correct in all respects) as of such specific date;

•
each of Marwich-Colorado, Marwich-Nevada and Merger Sub shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under the Merger Agreement as of or prior to the Effective Time;

•
no action, suit or proceeding shall be pending or threatened before any governmental entity or authority wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by the Merger Agreement, (ii) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation or (iii) affect adversely the right of Marwich-Nevada to own, operate or control any of the assets and operations of the surviving corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect;

•
from the date of the Merger Agreement to the Effective Time, there shall not have been any event or development which results in a material adverse effect upon the business of the Company, nor shall there have occurred any event or development which could reasonably be likely to result in a material adverse effect upon the business of the Company in the future;

•
all actions to be taken by each of Marwich-Colorado, Marwich-Nevada and Merger Sub in connection with the consummation of the transactions contemplated under the Merger Agreement and all certificates, instruments and other documents required to effect the transactions contemplated thereby shall be reasonably satisfactory in form and substance to American Ethanol and its counsel; and

•	The Reincorporation shall have been consummated.

Termination and Effects of Termination

The Merger Agreement may be terminated at any time before the effective time of the Merger by the mutual written consent of American Ethanol, Marwich-Colorado, Marwich-Nevada and Merger Sub.

In addition, the Merger Agreement may be terminated and the Merger may be abandoned by action of the Boards of Directors of Marwich-Colorado, Marwich-Nevada and Merger Sub if:

•
any representation or warranty of American Ethanol contained in the Merger Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time; or

•
the Merger is not submitted to American Ethanol’s shareholders (provided that Marwich-Colorado, Marwich-Nevada and Merger Sub are not in material breach of the terms of the Merger Agreement) and the Merger Agreement has not otherwise been terminated.

The Merger Agreement may be terminated and the Merger may be abandoned by action of American Ethanol’s Board of Directors if:

•
any representation or warranty of either Marwich-Colorado, Marwich-Nevada or Merger Sub contained in the Merger Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time; or

•
the Merger is not submitted to Marwich-Colorado shareholders as contemplated by the Merger Agreement (provided that American Ethanol is not in material breach of the terms of the Merger Agreement) and the Merger Agreement has not otherwise been terminated.

If the Merger Agreement is terminated, the Merger Agreement will become void and there shall be no liability or obligation on the part of the parties or their respective affiliates, officers, directors or shareholders, except (x) with respect to the payment of any expenses and (y) to the extent that such termination results from the breach of a party of any of its representations or warranties, or any of its covenants or agreements, in each case, as set forth in the Merger Agreement.

Expenses

Whether or not the Merger is completed, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring the costs and expenses.

Amendment; Waiver

At any time prior to the Effective Time, the parties may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of both parties; provided, however, that after shareholder approval is obtained, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of American Ethanol’s or the Company’s shareholders (as the case may be) hereunder without the approval of such shareholders.

Prior to the effective time of the Merger, to the extent legally allowed, any provision of the Merger Agreement may be waived in writing by a party to the Merger Agreement against who the waiver is to be effective, with the consent of its board of directors.

Required Vote

Approval of the Merger Agreement, the Merger and the issuance of shares of Marwich-Nevada’s common and preferred stock to the shareholders of American Ethanol by Marwich-Colorado as the sole shareholder of Marwich-Nevada requires the approval of a majority of Marwich-Colorado’s outstanding common stock. American Ethanol holds 88.3% of the issued and outstanding common stock of the Company and the Board of Directors of the Company is informed that American Ethanol intends to vote in favor of the Merger Agreement, the Merger and the issuance of shares of Marwich-Nevada common and preferred stock to the shareholders of American Ethanol. As a result, shareholder approval of Proposal 2 is assured.

DESCRIPTION OF MARWICH-COLORADO, MARWICH-NEVADA AND MERGER SUB

Marwich-Colorado is a shell company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Marwich-Colorado would acquire an operating company with the intent of continuing the acquired company's business as a publicly held entity.

Marwich-Nevada is a Nevada corporation formed on October 24, 2006, that is a wholly-owned subsidiary of Marwich-Colorado. Marwich-Nevada has engaged in no business transactions and was formed solely for the purposes of effecting the Reincorporation.

Merger Sub is a Nevada corporation formed on June 18, 2007, as a wholly-owned subsidiary of Marwich-Nevada. Merger Sub has engaged in no business transactions and was formed solely for the purposes of effecting the Merger.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Marwich-Colorado was incorporated under the laws of the state of Colorado on August 16, 1983 and was organized to engage in the acquisition of assets and properties which management believed had good business potential. On January 1, 1991, Marwich-Colorado was dissolved by administrative action of the Colorado Secretary of State as a result of the failure to file required documents with the State of Colorado and at that time became dormant.

On October 13, 2004, Marq J. Warner, on behalf of Marwich-Colorado, filed articles of reinstatement with the Colorado Secretary of State and over the next few months Marwich-Colorado became current with respect to its Commission reporting requirements as a publicly traded company. Marwich-Colorado's stated purpose was to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse merger transaction be negotiated and completed pursuant to which Marwich-Colorado would acquire a company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

Marwich-Colorado generated no revenues during the quarter ended July 31, 2007 or during the period from October 13, 2004 through July 31, 2007, and management does not anticipate that Marwich-Colorado will generate any revenues until the Merger is consummated.

Liquidity

The Company’s cash requirements are limited to amounts required for the payment of professional fees in connection with meeting the Company’s requirements under the Securities Exchange Act. For the three and six months ended July 31, 2007 and 2006, the Company incurred operating expenses of $30,745 and $12,594, respectively, primarily for professional fees related to the Company’s Exchange Act reporting requirements. These fees and expenses in 2007 were advanced by American Ethanol, Inc. and were recorded as an accounts payable on its Balance Sheet. The Company has not and does not expect to (i) conduct any product research and development; (ii) purchase any plant or significant equipment; or (iii) have any expected significant changes in the number of employees, until the consummation of the Merger with American Ethanol.

The Company has no off-balance sheet arrangements.

Ability to Continue as a Going Concern

The Company has limited working capital and no active business operations, which raises substantial doubt about its ability to continue as a going concern. Management resumed the filing of Securities and Exchange Commission reporting in 2004 and in 2006 began to seek a business combination. Management believes that this plan provides an opportunity for the Company to continue as a going concern. As a result, the Company’s ability to continue as a going concern is dependent upon the Company's ability to successfully consummate a business combination. Marwich-Colorado has no capital. Marwich-Colorado anticipates operational costs will be limited until such time as the Merger is consummated.

At July 31, 2006, Marwich-Colorado had no material commitments for capital expenditures.

Merger with American Ethanol, Inc.

On June 23, 2006, American Ethanol acquired approximately 88.3% of Marwich-Colorado's outstanding common stock from three principal shareholders for $675,000 in cash. In connection with this transaction, Marwich-Colorado's three directors resigned from Marwich-Colorado's Board of Directors and two members of American Ethanol’s management, Timothy Morris, its Chief Executive Officer, and William Maender, its Chief Financial Officer, were named to Marwich-Colorado's Board of Directors.

Effective as of June 23, 2006, Marwich-Colorado and American Ethanol entered into an Agreement and Plan of Merger, pursuant to which American Ethanol agreed to merge with and into Marwich-Colorado, with Marwich-Colorado being the surviving company. On July 19, 2007, Marwich-Colorado, Marwich II, Ltd., a Nevada corporation (“Marwich-Nevada”), AE Biofuels, Inc., a Nevada corporation and wholly owned subsidiary of Marwich-Nevada (“Merger Sub”), and American Ethanol entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”). The Amended Merger Agreement superseded the Agreement and Plan of Merger entered into with American Ethanol on June 23, 2006, adds Marwich Nevada and Merger Sub as parties to the agreement and further amends the former agreement to (i) amend Article II to provide that Merger Sub will merge with and into American Ethanol with American Ethanol being the surviving corporation; (ii) provide that the name of Marwich-Nevada be changed to AE Biofuels, Inc. effective upon the consummation of the Merger; (iii) add a covenant that Marwich-Nevada will authorize a new series of Series B Convertible Preferred with rights, preferences and privileges substantially similar to the rights, preferences and privileges of the American Ethanol Series B Preferred (the “Marwich-Nevada Series B Preferred”); (iv) amend Article III to provide that (a) each issued and outstanding share of American Ethanol common stock (including shares of American Ethanol Series A Preferred Stock, which will automatically convert into common on the Effective Date of the Merger) will be automatically canceled and converted into the right to receive one share of Marwich-Nevada common stock; (b) each issued and outstanding share of American Ethanol’s Series B Preferred Stock will be automatically canceled and converted into the right to receive one share of Marwich-Nevada Series B Preferred Stock; and (c) each issued and outstanding American Ethanol option and warrant will be assumed by Marwich-Nevada and become an option or warrant to purchase Marwich-Nevada’s common stock or Marwich-Nevada Series B Preferred Stock as applicable, on the same terms and conditions; and (v) add as a condition to American Ethanol’s obligation to complete the Merger that the Reincorporation be completed.

Marwich-Colorado currently has, and Marwich-Nevada after the Reincorporation will have, 3,785,664 shares of common stock outstanding, of which American Ethanol owns 88.3% or 3,343,200 shares. Pursuant to the Merger Agreement, assuming no shareholder of either Marwich-Nevada or American Ethanol elects dissenters' rights and that the capitalization of either company does not change prior to the closing of the Merger, (i) all of the shares of Marwich-Nevada held by American Ethanol will be cancelled; (ii) Marwich-Nevada will issue to the shareholders of American Ethanol in the aggregate approximately 84 million shares of common stock in exchange for all the currently issued and outstanding shares of American Ethanol common stock (including common stock issued upon conversion of American Ethanol Series A Preferred Stock, which will automatically convert into common stock immediately prior to the closing of the Merger at the conversion rate of two shares of American Ethanol common stock for each share of Series A Preferred) approximately 6.5 million shares of Series B Preferred Stock in exchange for all the currently issued and outstanding shares of American Ethanol Series B Preferred Stock, and Marwich-Nevada will assume options and warrants exercisable for an additional 2.9 million shares of common stock and .75 million shares of Series B Preferred Stock. As a result, immediately following the Merger, on a fully-diluted basis Marwich-Nevada will have approximately 87 million shares of common stock outstanding. Assuming the foregoing, after the Reincorporation and the Merger, the original shareholders of Marwich-Colorado will hold less than 0.5% of the common stock of the combined company.

The Merger Agreement has been approved by the Boards of Directors of each of Marwich-Colorado, Marwich-Nevada, AE Biofuels and American Ethanol and must be submitted to the shareholders of each of Marwich-Nevada and American Ethanol for their approval. American Ethanol currently owns 88.3% of Marwich-Colorado's outstanding voting shares, a sufficient number to ensure that Proposal 2 will be approved, which will in turn result in Marwich-Colorado’s approval of the Merger as the sole stockholder of Marwich-Nevada. However, the  closing of the Merger  is still subject to the satisfaction of the normal closing conditions in transactions of this kind, and the Commission must still approve the form and content of this Information Statement prior to its mailing to the Marwich-Colorado shareholders. No assurance can be given that the Merger will be consummated, or if consummated, that the terms will not change from those currently contained in the Merger Agreement.

If Proposal 1 is approved, Marwich-Colorado intends to reincorporate from the State of Colorado to the State of Nevada.

DESCRIPTION OF AMERICAN ETHANOL

OVERVIEW

American Ethanol is a developer of large-scale ethanol and biodiesel plants, primarily in the Midwestern U.S (ethanol), and India (biodiesel). Currently, American Ethanol, through its subsidiary, Sutton Ethanol, LLC, owns one site in Nebraska, permitted for approximately 113 million gallons of annual ethanol production and, through its subsidiary, Danville Ethanol Inc., owns one site in Illinois permitted for approximately 118 million gallons of annual ethanol production. American Ethanol also has rights to acquire one additional site in the permitting process in Nebraska and four additional sites in Illinois that are under option and fully permitted. All of the Illinois plant sites are permitted for approximately 118 million gallons of annual ethanol production. In addition, American Ethanol, through a 74% owned subsidiary is constructing a 50 million gallon biodiesel facility in Kakinada, State of Andhra Pradesh, India. American Ethanol is currently in the process of negotiating three additional biodiesel plant site locations in India. American Ethanol is a development stage company and does not expect to generate any revenue until its plants are completely constructed and operational, or operational plants have been acquired. Further information about American Ethanol can be found in the “American Ethanol Financial Statements,” included in this Information Statement.

American Ethanol, Inc. was originally formed as a California limited liability company on September 12, 2001 under the name Great Valley Ventures, LLC. From November 2005 through January 2006, American Ethanol commenced operations with the addition of key advisors, management and additional founding shareholders. On January 12, 2006, Great Valley Ventures, LLC changed its name to American Ethanol, LLC. On February 14, 2006, American Ethanol, LLC incorporated in Nevada as a subchapter C corporation, and was renamed American Ethanol, Inc.

American Ethanol expects to focus its operations on (1) the construction of its permitted ethanol plant sites; (2) acquiring additional ethanol and/or biodiesel plant sites; (3) marketing ethanol and biodiesel; and (4) developing biodiesel production facilities.

On June 23, 2006, Marwich-Colorado, Pride Equities, Inc., Marq J. Warner and Michael R. Deans (the “Shareholders”) entered into a Stock Purchase Agreement (the “Agreement") with American Ethanol. Pursuant to the Agreement, American Ethanol purchased from the Shareholders an aggregate of 3,343,200 shares of Marwich-Colorado’s common stock held by the Shareholders (the “Marwich-Colorado Shares”) for an aggregate purchase price of $675,000 in cash. As a result, American Ethanol owns approximately 88.3% of the outstanding stock of Marwich-Colorado and, consequently, has a controlling interest in Marwich-Colorado. American Ethanol used its own funds to complete the purchase of the Marwich-Colorado shares.

In connection with this transaction, effective June 23, 2006, Michael Schumacher, George A. Powell, and Peter Porath resigned as Marwich-Colorado's officers and Timothy Morris and William Maender were appointed as Marwich-Colorado's Chief Executive Officer and Chief Financial Officer and Secretary, respectively. Mr. Morris and Mr. Maender were the Chief Executive Officer and Chief Financial Officer, respectively, of American Ethanol.

In addition, effective June 23, 2006, George A. Powell and Peter Porath resigned as directors of Marwich-Colorado and the Board of Directors of Marwich-Colorado appointed Timothy Morris, American Ethanol’s former Chief Executive Officer, as a new member of Marwich-Colorado’s Board. Mr. Schumacher agreed to resign from the Board ten days following the filing with the SEC and the transmission to all holders of record of securities of Marwich-Colorado entitled to vote at a meeting for election of directors, the information and notice required by Rule 14f-1 of the Exchange Act. In February 2007, Mr. Morris resigned from Marwich-Colorado’s board when he resigned as American Ethanol’s Chief Executive Officer and Eric McAfee was appointed to fill the vacancy left by Mr. Morris’ resignation.

On June 23, 2006, Marwich-Colorado and American Ethanol entered into an Agreement and Plan of Merger, pursuant to which American Ethanol agreed to merge with and into Marwich-Colorado, with Marwich-Colorado being the surviving company. On July 19, 2007, Marwich-Colorado, Marwich-Nevada, AE Biofuels, Inc. ("Merger Sub") and American Ethanol entered into an Amended and Restated Agreement and Plan of Merger which supersed the Agreement and Plan of Merger dated June 23, 2006 and amended the former agreement to  (i) amend Article II to provide that Merger Sub will merge with and into American Ethanol with American Ethanol being the surviving corporation; (ii) provide that the name of Marwich-Nevada will be changed to AE Biofuels, Inc. effective upon the consummation of the Merger; (iii) add a covenant that Marwich-Nevada will authorize a new series of Series B Preferred Stock with rights, preferences and privileges substantially similar to the rights, preferences and privileges of the American Ethanol Series B Preferred Stock (the “Marwich-Nevada Series B Preferred”); (iv) amend Article III to provide that (a) each issued and outstanding share of American Ethanol common stock (including shares of American Ethanol Series A Preferred Stock, which will automatically convert into common  immediately prior to the effectiveness of the Merger) will be automatically canceled and converted into the right to receive one share of Marwich-Nevada common stock; (b) each issued and outstanding share of American Ethanol Series B Preferred Stock will be automatically canceled and converted into the right to receive one share of Marwich-Nevada Series B Preferred Stock; (c) and each issued and outstanding American Ethanol option and warrant will be assumed by Marwich-Nevada and become an option or warrant to purchase Marwich-Nevada’s common stock or Marwich-Nevada Series B Preferred Stock, as applicable, on the same terms and conditions; and  (v) add, as a condition to American Ethanol’s obligation to complete the Merger, that the Reincorporation be completed.

Based on the foregoing, assuming that American Ethanol does not issue any additional shares prior to the Merger, Marwich-Nevada would issue 84,114,998 shares of common stock in exchange for all the outstanding American Ethanol common stock and Series A Preferred Stock, 6,487,491 shares of Series B Preferred Stock in exchange for all the outstanding American Ethanol Series B Preferred Stock, and would assume option and warrants exercisable for an additional 2,957,000 shares of common stock and 747,911 shares of Series B Preferred Stock. The exercise prices and other terms of the outstanding options and warrants will remain unchanged. In addition, the shares of Marwich-Colorado common stock held by American Ethanol would be cancelled. If the Merger is completed, the directors and the officers of American Ethanol would become the directors and officers of Marwich-Nevada and Marwich-Nevada will change its name to AE Biofuels, Inc. Upon the closing of the Merger, shareholders of American Ethanol would own approximately 99.5% of the common stock of Marwich-Nevada and current shareholders of Marwich-Colorado will hold approximately 0.5% of Marwich-Nevada common stock.

Current Biodiesel Projects

International Biofuels Ltd.

American Ethanol, through its 74% owned subsidiary International Biofuels Ltd., is constructing a biodiesel manufacturing facility, having a nameplate capacity of 50 million gallons per annum, in Kakinada, State of Andhra Pradesh, Republic of India for the production and sale of biodiesel. The biodiesel plant is currently in pre-production testing and is expected to be completed in October 2007.

Additional Biodiesel Sites

American Ethanol is negotiating to purchase three other greenfield sites in Kakinada and Vizag, India with the goal of constructing three additional biodiesel manufacturing facilities, each having a nameplate capacity of 50 million gallons per annum.

Current Ethanol Projects

Outlined below is a brief profile of each of American Ethanol’s proposed ethanol plant sites:

Sutton Ethanol, LLC

In February 2006, American Ethanol acquired Sutton Ethanol, LLC, which is the owner of a permitted site for an ethanol production facility near Sutton, Nebraska. Sutton Ethanol owns a 200 acre site approximately 140 miles southwest of Omaha.

•	Permitted for 113 million gallon ethanol plant
•	Qualified access to require natural gas, electricity and water resources
•	Site offers access to both Union Pacific and Burlington Northern Railroads with adequate roadway system
•	207 million bushels of corn within 50 miles of site (40 million bushels required)
•	Proximity to 650,000 head of cattle within 50 miles for DDG consumption

All construction permits for the Sutton site are in place. All engineering is expected to be substantially completed in 2008. American expects to begin construction of the Sutton Ethanol facility in 2008.

Additional Ethanol Sites

American Ethanol has acquired options to purchase land in various locations in Nebraska and Illinois. The terms of these options are typically from one to two years and provide that American Ethanol has the right to acquire the land for a set price per acre subject to the satisfaction, in American Ethanol’s sole discretion, of its due diligence. The table below lists the locations in which American Ethanol has acquired options on land as of the date of this Information Statement.

Location	Approximate Acreage	Annual ethanol capacity (in millions of gallons per year)	Permitting

Nebraska
Sutton, Clay County	200	113	Permit Granted
Red Cloud, Webster County	400	115	In Process
Illinois
Danville, Vermilion County*	175	118	Permit Granted
Gilman, Iroquois County	204	118	Permit Granted
Allen Station, Mason County	107	118	Permit Granted
Stillman Valley, Ogle County	200	118	Permit Granted
Litchfield, Montgomery County	182	118	Permit Granted
*American exercised this option and acquired this property in March 2007.

The aggregate purchase price of all land currently under option, if all options are exercised, is approximately $19.3 million. Currently, American Ethanol is evaluating each site as to the adequacy of utilities, zoning, subsurface structures and the like and the exercise of any option will be dependent upon the result of American Ethanol’s analysis of these and other factors.

MARKET OUTLOOK

Biodiesel

U.S. biodiesel production currently exceeds 30 million gallons annually and is estimated to grow to more than 124 million gallons annually over the next five years. Biodiesel use across U.S. has grown from 500,000 gallons in 1999 to more than 20 million gallons in 2003. On August 8, 2005, President Bush signed the Energy Policy Act of 2005 into law which included a nationwide renewable fuels standard (RFS) that mandates the increase of ethanol and biodiesel production to 7.5 billion gallons annually by 2012. Congress is currently considering legislation that could raise the RFS to more than 30 billion gallons of annual production.

Biodiesel is a biodegradable fuel, which is blended with diesel fuel for use in diesel compression ignition engines. It contributes no net carbon dioxide or sulphur to the atmosphere and has low particulate emissions. Many blenders add biodiesel to diesel to produce B-20, a blend of 20% biodiesel and 80% diesel fuel that can be used by all cars without any engine, fuel system or other modifications.

Ethanol

U.S. ethanol production has grown from 1.1 billion gallons in 1996 to 3.9 billion gallons in 2005 and over 5 billion gallons in 2006. Ethanol production in 2008 is expected to reach 8 billion gallons in part as a result of the recently enacted Energy Policy Act of 2005.

The vast majority of ethanol produced in the U.S. is used for fuel. It is blended with gasoline to increase octane levels, to produce a cleaner burning fuel, or as a gasoline extender. Many blenders add ethanol to gasoline to produce E-10, a blend of 10% ethanol and 90% gasoline that can be used by all cars without any engine, fuel system or other modifications. As an oxygenate, ethanol lowers carbon monoxide and nitrous oxide emissions and is quickly biodegradable in surface water. Finally, ethanol has an octane rating of 115, one of the highest performance fuels on the market, which when blended with lesser octane rated fuels, achieves the required octane rating for use as a vehicle fuel.

Benefit of Alternative Fuels

The increased use of ethanol and biodiesel will expand U.S. fuel supplies while easing an overburdened refining industry. While no new oil refineries have been built in the U.S. since 1976, nearly 100 ethanol production facilities and 95 biodiesel facilities have been built during this time, adding critical volume to the fuel market.

Other factors influencing the outlook for ethanol and biodiesel production are:

•	Policy and legislative support
•	Strong petroleum prices and outlook
•	MTBE transition
•	Production capacity and import expansion
•	Increasing feedstock yields
•	Technological innovation

Biodiesel currently receives tax credits equal to one penny per percent of biodiesel in fuel blends made from agricultural products like vegetable oils, and one-half penny per percent for recycled oils. Ethanol currently receives a Federal excise tax exemption of 51 cents per gallon, which has recently been extended to year 2010. In addition, as of the date of this Information Statement, 17 states also offer tax and other financial incentives to encourage ethanol and biodiesel production and support agricultural markets.

Another key factor fueling the growth in ethanol production has been the phase out of MTBE use in reformulated gasoline. Historically, MTBE was the primary oxygenate used in reformulated gasoline, representing 2/3rds of the oxyfuels market. However, reflecting recent evidence that MTBE poses an unacceptable contamination risk to groundwater supplies, many states are seeking ways to reduce or eliminate the use of MTBE from the gasoline supply. MTBE production volume has begun to shift to fuel ethanol as the next most competitive high octane oxygenate substitute, primarily as a result of MTBE’s adverse environmental impacts.

Rising petroleum price markets have made ethanol and biodiesel relatively more attractive economically to refiners and blenders resulting in the substitution of ethanol and biodiesel for petroleum based products. Additionally, there are a number of legislative initiatives that are playing pivotal roles in defining the future of ethanol and biodiesel.

Manufacturing Process

Biodiesel

Biodiesel is an ethyl or methyl ester of fatty acids made from edible or non-edible oils and animal fatty acids used as a fuel additive to reduce harmful emissions and particulates and reduce the production of greenhouse gasses. It can be produced by refining oil-based feedstocks such as palm oil, jatropha (ratanjyot), pongamia (karanja), grains, groundnut oil, soybean oil, sunflower oil, crude palm oil, rapeseed oil, used vegetable oils, sugarcane juice, molasses, cereals, cellulose biomass and from sources such as herbaceous and woody plants, agricultural and forestry residues and a large portion of municipal solid and industrial waste.

Biodiesel Refining Process

Biodiesel is produced in refining facilities where impurities are removed from the feedstock oil in a process called degumming. The oil feedstock is then neutralized to remove any impurities and to separate glycerin from the oil. The glycerin is then removed by settling or centrifugal separation. The resulting oil is “bleached” to remove any  remaining impurities, to absorb other chemical compounds introduced in the refining process, and to remove any coloring matter in the oil.

Ethanol

Ethanol, or ethyl alcohol, is a fuel additive used to reduce harmful emissions and to enhance octane. It is produced by the fermentation of carbohydrates found in grains and by the gasification of cellulose found in biomass. Although ethanol can be produced from a number of different sources, including grains, such as corn, sorghum and wheat, sugar by-products, rice hulls, cheese whey, potato waste, brewery waste, beverage waste, forestry by-products and paper wastes, approximately 90% of ethanol in the U.S. today is produced from corn. However, according to information from the Renewable Fuels Association, in the U.S., corn is the primary source for ethanol because corn produces large quantities of relatively cheap carbohydrates, which convert into glucose more efficiently than other kinds of biomass.

Because it is derived primarily from corn, a domestic and readily available agricultural commodity, ethanol is a renewable source of energy.

Ethanol Distillery Process

Ethanol is produced in fermentation facilities in which corn is ground and mixed with water to form a mash. Mash is then heated, and enzymes are added to convert starch into fermentable sugars. Fermentation occurs when yeast is added to convert the sugars into ethanol and carbon dioxide.

Fermentation produces a mixture called “beer” containing about 15% ethanol and 85% water. “Beer” is boiled in a distillation column to remove the water, which results in ethyl alcohol that is 90% to 95% pure. This mixture is then dehydrated, which increases the alcohol content to 99% or more. At this point the product is mixed with a denaturant for commercial sale, which renders the product unfit for human beverage consumption.

Solids removed during the distillation process are centrifuged and/or evaporated and then sent to a dryer system to reduce the moisture content to approximately 10%. This by-product of the distillation process is known as DDGS (Distiller’s Dried Grain with Solubles).

By-Products

Glycerin. The crude glycerin that is recovered from the separation phase of the biodiesel refining process is further purified. Included in American Ethanol's investment in its biodiesel joint venture is $2.5 million to upgrade its Kakinada, India biodiesel production facility to enable American Ethanol to produce, market and sell pharmaceutical grade glycerin in India, where there is currently strong demand.

Distillers Grains. Distiller Grains with Solubles (DGS) are a high protein, high-energy livestock and animal feed supplement produced as a by-product of ethanol production. DGS are considered a “middle protein” with a protein content of around 28 percent. Due to differing ages and methods of ethanol plants and production, the nutrient content of DGS varies significantly from plant to plant. DGS are marketed in two primary forms: Wet (WDGS) and Dry (DDGS). WDGS come directly off the manufacturing operations and contain roughly two-thirds moisture (water) by weight. While attractive in this form to local livestock feeding operations, it is expensive and cumbersome to transport long distances. Most DGS production is dried for improved handling and transportability. North American DGS production has increased from 300,000 tons in the 1970s to approximately 2.6 million tons in 2000 with an expected increase to 25 million tons by 2016. DDGS growth will continue with the anticipated build-out capacity of ethanol.

In a dry grind ethanol process, a bushel of corn produces between 15 and 17 pounds of DDGS, thus a 100 million gallon plant will annually produce approximately 321,000 tons of DDGS. Successful marketing and disposal of DDGS is important to a plant’s success. In order to capture a higher netback price for DDGS, the cost of transportation of the DDGS product is also important. A plant’s ability to sell DDGS to local markets reduces transportation costs, thus increasing the netback revenue of the product.

Carbon Dioxide (CO2). The CO2 resale market is approximately a $500 million market annually in the U.S. If CO2 is captured at the plant, it can generally receive $5 to $50 per ton based upon its end state (unrefined versus refined). This additional revenue source may become more significant as the fertilizer industry, the predominant producer of CO2, is currently experiencing substantial consolidation due to high natural gas prices and low off-shore fertilizers. At this time American Ethanol does not plan to capture CO2 at its plants.

Federal, State and Local Incentives

Federal and State Incentives

There are currently a number of legislative initiatives that are playing pivotal roles in the future of ethanol and biodiesel. These current or pending legislative initiatives are not the only critical policy issues in ethanol, but they are the legislation most likely to define the future expansion in biofuels.

•	Volumetric Ethanol Excise Tax Credit (VEETC) from the recently passed American Jobs Creation Act of 2004 (H.R. 4520)
•	Heartland, Habitat, Harvest and Horticulture (4-H) Act of 2007
•	MTBE Ban (state by state currently)
•	Energy Policy Act of 2005
•	State Level Ethanol Incentives

Volumetric Ethanol Excise Tax Credit (VEETC)

Simplifying the tax collection system, a user excise tax levied on both gasoline and ethanol blended fuels is collected at 18.4 cents per gallon; and all excise taxes levied on diesel and biodiesel blended fuels are collected at 24.4 cents per gallon. The most important portion of the VEETC for ethanol was the extension of the Ethanol Tax Incentive related to federal taxes that are not collected on sales of ethanol, which expires after December 31, 2010. The current effective level of the incentive is 51 cents per gallon of waived federal taxes for ethanol greater than 90 proof.

Heartland, Habitat, Harvest and Horticulture (4-H) Act of 2007

On October 4, 2007, the Senate Finance Committee approved the Heartland, Habitat, Harvest and Horticulture (4-H) Act of 2007. This Act extends the federal biodiesel tax incentive, which currently expires on December 31, 2008, through December 31, 2010 and extends the Biodiesel Small Producer Tax Credit through December 31, 2012.

MTBE Ban

As mentioned earlier, MTBE was the primary oxygenate used in reformulated gasoline blends and marketed in much of the U.S. because it burns cleanly, is a good source of octane, is relatively inexpensive and can be blended with gasoline at the refinery and transported through existing pipelines. However, with the emergence of concerns with groundwater contamination, the use of MTBE in gasoline is being reexamined and several states have banned the use of MTBE in gasoline. Due to its high mobility in ground water and its resistance to biodegradation, MTBE has been detected in an increasing number of public and private water supplies at levels giving rise to concern about possible acute and chronic health effects. As a result, MTBE production volume has begun to shift to fuel ethanol as the next most competitive high octane oxygenate substitute.

Energy Policy Act of 2005

On August 8, 2005, President Bush signed into law the Energy Policy Act of 2005 (the “2005 Act”), which contains a comprehensive energy policy, mandating that renewable, domestically-produced fuels serve a larger role in meeting our nation's energy needs. Pursuant to the 2005 Act, it was mandated that the consumption of fuel based ethanol be increased to 7.5 billion gallons by 2012.

State and Local Incentives

Many Midwestern states offer production incentives, grants and tax incentives for those companies who build ethanol facilities within their state. American Ethanol has focused its initial efforts on two Midwestern states due to the economic merit of building ethanol plants in these regions. In addition to the raw value of these locations, these states have been, and continue to be, very supportive of ethanol production and the congruent economic development opportunities these plants provide to the states, cities and towns in which they are built. American Ethanol plans to take advantage of the available state, county and local incentives at each specific site location.

STRATEGY

American Ethanol’s goal is to be a leader in the production of renewable fuels to address America’s growing renewable and high-octane fuel requirements, and reduce U.S. dependence on foreign energy sources in an environmentally responsible manner.

American Ethanol presently intends to acquire multiple sites in the U.S. and India for the purpose of constructing ethanol plants or biodiesel plants on each site. To date, American Ethanol is completing the construction of its first plant in Kakinada, India for the production of biodiesel. It has not developed any ethanol plants and there is no assurance that it will be able to do so. Many of the resources and agreements required to develop its sites have yet to be acquired or entered into by American Ethanol. They include, but are not limited to, the land underlying certain sites, building permits, utility supply agreements, engineering and construction services agreements, adequate financing, and various federal, state and local approvals and permits. Additionally, the business environment surrounding the ethanol or biodiesel industry may make it uneconomical to develop all of these sites. If American Ethanol is successful in developing a site, such site will be expected to produce approximately 100 million gallons of ethanol or 50 million gallons of biodiesel per year.

Strategic Site Selection. American Ethanol intends to accomplish its goal by developing a portfolio of geographically diversified plants that are strategically located near critical feedstocks, livestock markets and truck and rail transportation sources. Each facility will be designed to be able to receive feedstocks and to distribute ethanol or biodiesel and related by-products by rail and truck. American Ethanol intends to locate its U.S. plant sites with access to mainline rail lines managed by national railway companies including the CSX Corporation, Union Pacific (UP), Burlington Northern (BN) and Norfolk Southern (NS) railroads.

Experienced Management, Partners and Advisors. American Ethanol brings together a management team with extensive experience in strategic business planning and development, plant design engineering and construction, and development and operation of large scale ethanol and biodiesel plants. This combination of resources provides the capacity and experience required to execute American Ethanol’s development and operational plan.

Enterprise Approach to Risk Mitigation. American Ethanol expects to focus on establishing and implementing disciplined risk management practices for all of its commodities. American Ethanol will work with all of its vendors (feedstock, natural gas, electricity, and byproducts) to ensure proper risk management strategies have been defined and are executed according to plan. American Ethanol will focus on managing the margin of its entire business by balancing geographic and site needs for feedstock sourcing, and end product marketing. American Ethanol intends to mitigate its business risk by developing a diversified portfolio of projects while capturing the benefits of scale to ensure long-term competitiveness.

SALES AND MARKETING

The overall goal of American Ethanol’s ethanol and biodiesel marketing strategy will be to capture the highest netback price (net price received after transportation costs) while adequately managing price risk and volatility. American Ethanol plans to coordinate marketing across multiple plants in a given region which allows it to aggregate product volume and better optimize transportation and logistics and create greater market/pricing influence.

American Ethanol plans to contract with established marketing service providers who bring the required depth, resources and relationships to support the ambitious marketing objectives. Typically, the scope of the marketing service relationship includes management of the outbound transportation and logistics, risk management and account receivables along with the marketing and sales responsibilities. American Ethanol is currently in the process of reviewing and qualifying candidates.

COMPETITION

Competition from Other Ethanol and Biodiesel Plants

American Ethanol will compete with numerous other ethanol and biodiesel plants that produce the same product. The majority of ethanol plants in the U.S. are independent plants producing 20-50 million gallons of ethanol per year. Most ethanol plants are located in areas of high feedstock/livestock concentration. The number of ethanol plants and the amount of ethanol production has more than almost doubled since 1999.

American Ethanol will compete on the inbound side for the feedstock and on the outbound side for ethanol and DGS markets, and biodiesel and glycerin markets. American Ethanol will seek to become a large volume operator with multiple production facilities which will enable it to leverage its scale and geographic diversity to operate at a lower unit cost level while still generating the liquidity required to attract and retain the right resources and fund continuing improvement as well as research and development activities.

Competition from Alternative Fuels

Historically, MTBE was the primary oxygenate used in reformulated gasoline, accounting for 2/3rds of the total oxygenate market. With the mounting evidence that MTBE contaminates ground water resources, and the subsequent legislative phase out of the use of MTBE for this purpose, MTBE production volume has shifted to ethanol.

Competition from Import Markets

The transition from MTBE, along with the building enthusiasm for ethanol blended fuels, has resulted in what is viewed as a short term supply challenge. There has been an increase in ethanol imports to meet this short term supply gap.

While there is a $0.54 per gallon import tariff on ethanol today, some large ethanol producers in the U.S. have found ways to by-pass this tariff by importing ethanol from countries participating in free trade agreements that offer duty free options such as the Caribbean Basis Initiative (CBI).

There are pending legislative efforts proposing to close this loop hole. In the meantime, the CBI allows several Central American countries to send ethanol to the U.S without incurring the $0.54 per gallon import tariff. Duty-free ethanol from CBI is currently capped at 7% of the total amount of U.S. ethanol produced from the previous year, or 60 million gallons, whichever is greater. The CBI countries have never come close to meeting the 7% cap, however, all that could change. In 1996, CBI countries reached 76.8% of the 7% cap for U.S. ethanol imports, but the number has leveled off since then, with 2003’s figure standing only at 38.2%. The current production levels can be attributed to a lack of adequate feedstock supply, but the supplies are now becoming more readily available.

Environmental Matters

American Ethanol's plants will be subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground; the generation, storage, handling, use, transportation and disposal of hazardous materials; and the health and safety of its employees. These laws, regulations and permits also can require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damage, criminal sanctions, permit revocations and/or facility shutdowns. American Ethanol does not anticipate a material adverse effect on its business or financial condition as a result of its efforts to comply with these requirements. American Ethanol does not expect to incur material capital expenditures for environmental controls in this or in succeeding fiscal years.

There is a risk of liability for the investigation and cleanup of environmental contamination at each of the properties that American Ethanol owns or operates and at off-site locations where American Ethanol may arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, American Ethanol may be responsible under CERCLA or other environmental laws for all or part of the costs of investigation and/or remediation and for damage to natural resources. American Ethanol may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from these properties. Some of these matters may require American Ethanol to expend significant amounts for investigation and/or cleanup or other costs. American Ethanol does not believe it currently has any material environmental liabilities relating to contamination at or from its facilities or at off-site locations where it has transported or arranged for the disposal of hazardous substances.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require American Ethanol to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at its ongoing operations. Present and future environmental laws and regulations (and related interpretations) applicable to its operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial capital and other expenditures. American Ethanol’s air emissions are subject to the federal Clean Air Act, the federal Clean Air Act Amendments of 1990 and similar state and local laws and associated regulations. The U.S. EPA has promulgated National Emissions Standards for Hazardous Air Pollutants, or NESHAP, under the federal Clean Air Act that could apply to facilities that it owns or operates if the emissions of hazardous air pollutants exceed certain thresholds. If a facility American Ethanol operates is authorized to emit hazardous air pollutants above the threshold level, then it will be required to comply with the NESHAP related to its manufacturing process and would be required to come into compliance with another NESHAP applicable to boilers and process heaters by September 13, 2007. New or expanded facilities would be required to comply with both standards upon startup if they exceed the hazardous air pollutant threshold. In addition to costs for achieving and maintaining compliance with these laws, more stringent standards may also limit its operating flexibility. Because other domestic ethanol manufacturers will have similar restrictions, however, American Ethanol believes that compliance with more stringent air emission control or other environmental laws and regulations is not likely to materially affect its competitive position.

The hazards and risks associated with producing and transporting American Ethanol’s products, such as fires, natural disasters, explosions, abnormal pressures, blowouts and pipeline ruptures also may result in personal injury claims or damage to property and third parties. As protection against operating hazards, American Ethanol maintains insurance coverage against some, but not all, potential losses. American Ethanol’s coverage includes physical damage to assets, employer’s liability, comprehensive general liability, automobile liability and workers’ compensation. American Ethanol believes that its insurance is adequate and customary for its industry, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. American Ethanol does not currently have pending material claims for damages or liability to third parties relating to the hazards or risks of its business.

See “Risk Factors— Risks Relating to Ethanol Industry — Plant sites may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay American Ethanol’s ability to generate revenue.”

EMPLOYEES

As of September 28, 2007, American Ethanol had 12 full time employees. All of these employees are located in the U.S. None of American Ethanol’s employees is covered by a collective bargaining agreement. American Ethanol has had no labor-related work stoppages, and it believes it has positive relations with its employees.

American Ethanol intends to operate the company so that it is scalable, such that increases in production capacity will require only an incremental addition of operating resources. Upon commencement of plant operations, American Ethanol expects that each ethanol plant with an annual capacity of approximately 100 million gallons would require approximately 45 employees. American Ethanol anticipates that approximately five of these employees would be involved primarily in management and administration with the remainder involved primarily in plant operations.

PROPERTIES

American Ethanol’s corporate headquarters are located at 20400 Stevens Creek Blvd., Suite 700, Cupertino, California. The Cupertino facility is office space consisting of 6,134 rentable square feet. American Ethanol occupies this facility under a sublease that commenced October 8, 2007 and ends on September 30, 2009. The base rent for this facility is $15,948.40 per month for the term of the sublease, plus 29.8% of the sublessor’s share of operating expenses of the property. In addition, American Ethanol leases approximately 1,000 square feet of office space, in Lincoln, Nebraska for a monthly rental of $1,395. A list of properties that American Ethanol has acquired and property that American Ethanol has the right to acquire for planned future plant development is set forth on page 53 above. American Ethanol believes that its existing facilities are adequate for its current and reasonably anticipated future needs.

LEGAL PROCEEDINGS

Mr. McAfee is a founding shareholder or principal investor in 11 publicly traded companies and approximately 20 private companies. Mr. McAfee served as the vice chairman of the Board of Directors of Verdisys, Inc., a publicly traded company, in 2003. To resolve potential litigation and to provide resolution of any issues, Mr. McAfee and the SEC entered into a settlement agreement under which Mr. McAfee neither admitted nor denied causing any action by Verdisys, Inc. to fail to comply with Section 10(b) of the Exchange Act and Rule 10b-5 and agreed to a payment of $25,000.

On July 18, 2007, Logibio Albany Terminal, LLC filed a complaint against American Ethanol, Sutton Ethanol, LLC and Eric McAfee, American Ethanol’s chairman, in the United States District Court for the Eastern District of Virginia. The complaint seeks a declaratory judgment and damages for alleged fraud and interference with business expectancy. The complaint claims that defendants falsely claimed a fifty percent ownership interest in Logibio Albany Terminal, misrepresented its ability to provide financing for plaintiff, and interfered with plaintiff’s attempts to obtain financing from third parties. The complaint alleges approximately $6.9 million in incidental losses related to break up fees associated with one financier’s decision not to provide financing and the alleged difference between the terms of potential financing and actual financing received. Counsel for Logibio has informed counsel for American Ethanol that financing has closed and, therefore, additional damage claims of lost ability to obtain financing are moot. The Company does not believe that it has any liabilities from this claim.

On August 31, 2007, American Ethanol filed a complaint against Logibio Albany Terminal, LLC, Logibio, LLC, and Amit Bhandari in the Supreme Court of the State of New York for the County of Albany. The complaint seeks relief for breach of contract, promissory estoppel, and alleged fraud relating to an agreement by the parties to jointly seek and acquire ownership of a fuel tank facility in Albany, New York. The complaint claims that, pursuant to the agreement, American Ethanol made financing available to defendants for acquisition of the facility; that the availability of financing secured a successful bid for the facility; and, after the successful bid was obtained, defendants repudiated the agreement and acquired sole ownership of the facility. The complaint further claims that defendants falsely induced American Ethanol to refrain from submitting its own independent bid for acquisition of the facility. The complaint alleges approximately $42 million in losses related to loss of anticipated compensation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the American Ethanol consolidated financial statements and accompanying notes included elsewhere in this Information Statement. The following discussion contains forward-looking statements that reflect the plans, estimates and beliefs of American Ethanol. The actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Information Statement, particularly in “Risk Factors.” All references to years relate to the calendar year ended December 31 of the particular year.

Overview

The audited consolidated and unaudited condensed consolidated financial statements include the accounts of American Ethanol, Inc. (“American Ethanol”), a Nevada corporation, and its wholly owned subsidiaries, including the accounts of Marwich II, Ltd., a Colorado corporation (“Marwich-Colorado”) American Ethanol  is in the business of developing, acquiring, constructing and operating ethanol and biodiesel production facilities and selling ethanol and biodiesel from ethanol and biodiesel production facilities primarily located in the Midwestern United States and India. American Ethanol is a development stage company and does not expect to generate any revenue until its plants are completely constructed and operational, or operational plants have been acquired.

American Ethanol, Inc. was originally incorporated in California on September 12, 2001 as Great Valley Ventures LLC, however, no operating agreement was adopted and no capital was contributed until November 29, 2005. From November 2005 through December 2005, American Ethanol commenced activities with the addition of key advisors, management, and additional founding shareholders. On January 12, 2006, American Ethanol was renamed American Ethanol, LLC. On February 23, 2006, American Ethanol, LLC merged into American Ethanol, Inc., a Nevada corporation. Accordingly, American Ethanol’s consolidated financial statements include the assets, liabilities and operations of the predecessor LLC as if the merger had taken place on November 29, 2005, the date of the LLC’s inception. American Ethanol is in the development stage with its efforts being principally devoted to organizational, project planning and equity raising activities.

On June 23, 2006, American Ethanol acquired 88.3% of the outstanding common stock of Marwich-Colorado pursuant to a stock purchase agreement between American Ethanol and the principal stockholders of the Company. Marwich-Colorado is a shell company, whose shares are traded on the OTC Bulletin Board and has no current operations. Also on June 23, 2006, American Ethanol entered into an Agreement and Plan of Merger with Marwich-Colorado pursuant to which American Ethanol would merge into Marwich-Colorado. On July 19, 2007, Marwich-Colorado, Marwich II, Ltd., a Nevada corporation (“Marwich-Nevada”), AE Biofuels, Inc., a Nevada corporation and wholly owned subsidiary of Marwich-Nevada (“Merger Sub”), and American Ethanol entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”). The Amended Merger Agreement superseded the Agreement and Plan of Merger entered into on June 23, 2006, adds Marwich Nevada and Merger Sub as parties to the agreement and further amends the former agreement to: (i) amend Article II to provide that Merger Sub will merge with and into American Ethanol with American Ethanol being the surviving corporation; (ii) provide that the name of Marwich-Nevada be changed to AE Biofuels, Inc. effective upon the consummation of the Merger; (iii) add a covenant that Marwich-Nevada will authorize a new series of Series B Preferred Stock with rights, preferences and privileges substantially similar to the rights, preferences and privileges of the American Ethanol Series B Preferred Stock ; (iv) amend Article III to provide that (a) each issued and outstanding share of American Ethanol common stock (including shares of American Ethanol Series A Preferred Stock, which will automatically convert into common on the Effective Date of the Merger) will be automatically canceled and converted into the right to receive one share of Marwich-Nevada common stock; (b) each issued and outstanding share of American Ethanol’s Series B Preferred Stock will be automatically canceled and converted into the right to receive one share of Marwich-Nevada Series B Preferred Stock; and (c) and each issued and outstanding American Ethanol option and warrant will be assumed by Marwich-Nevada and become an option or warrant to purchase Marwich-Nevada’s common stock or Marwich-Nevada Series B Preferred Stock as applicable on the same terms and conditions; and (v) add as a condition to American Ethanol’s obligation to complete the Merger that Marwich-Colorado change its state of incorporation to the State of Nevada.

In July 2007, American Ethanol  entered into an agreement with E85, its joint venture partner in Sutton Ethanol, LLC, pursuant to which American Ethanol agreed to redeem E85’s 50% interest in Sutton Ethanol, LLC for $16 million in cash. The transaction was consummated on August 15, 2007. As a result of this transaction, American Ethanol holds 100% of the membership interests in Sutton Ethanol, LLC. American Ethanol borrowed the $16 million paid to E85 from Sutton Ethanol pursuant to a promissory note. Following the transaction with E85, Sutton Ethanol redeemed the membership interest purchased by American Ethanol from E85 for $16 million by canceling American Ethanol’s note. In connection with this transaction, all credit and other agreements between E85 and American Ethanol were cancelled. Sutton Ethanol retained $8 million previously advanced to Sutton Ethanol at the outset of the joint venture.

Cash and Cash Equivalents. American Ethanol considers all highly liquid investments with an original maturity of three months or less, to be cash equivalents.

Property, Plant and Equipment. Property, plant and equipment is carried at cost less accumulated depreciation and is comprised primarily of land acquired for development of production facilities in the United States and construction in progress costs related to our biodiesel joint venture in India. Since no plants have been completed to date, no depreciation has been recognized since the company's inception.

Intangible Assets. Intangible assets are comprised of the purchase of the domain names americanethanol.com and aebiofuels.com.

Other Assets. Other assets are comprised of options obtained for the purpose of acquiring land for the development of production facilities and the value of future lease payments related to the India biodiesel joint venture. As of September 30, 2007, American Ethanol either had options or had acquired six sites in Illinois and Nebraska (five of which have been permitted by the EPA). The cost of the land represented by the options is approximately $19.3 million. It also includes certain assets of its India joint venture.

Short term borrowings. On November 16, 2006, American Ethanol  entered into a short term loan agreement with one of its directors pursuant to which it borrowed $1 million at 10% interest per annum for a period of six months or until such time as funds raised through a private placement were sufficient to pay the loan amount. On December 28, 2006, American Ethanol borrowed an additional $250,000 under the same terms and conditions from the same director. During the first quarter of 2007, American Ethanol repaid $750,000 plus interest on this loan and during the second quarter borrowed $575,000. As of June 30, 2007,  American Ethanol owed $1,075,000 under this loan. As of the date of this Information Statement, all amounts have been repaid.

Income Taxes. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. American Ethanol has had no significant revenues to date and has operated at a loss through June 30, 2007. As of the Balance Sheet and Statement of Operations dates no income tax provision or benefit is reflected in these financial statements.

Organizational and Start Up Costs. American Ethanol expenses all organizational and start up costs as they are incurred.

Revenues and expenses

Revenues. American Ethanol had one sale during the 4th quarter 2006. This sale involved the purchase and resale of biodiesel fuel and amounted to $744,450 in revenues and a cost of goods of $735,000. No other revenues were recorded for the period from January 1, 2006 through June 30, 2007.

Expenses. For the past eighteen months American Ethanol has been in the development stage and has had no operations. Since inception, American Ethanol has been primarily occupied in raising capital, identifying properties suitable for development as ethanol and/or biodiesel plants, negotiating options to purchase such properties and developing a biodiesel production facility in India.

Year Ended December 31, 2006

American Ethanol commenced operations in 2006. As a result, there were no operating expenses in 2005. In the year ended December 31, 2006, American Ethanol incurred general and administrative expenses of approximately $6.2 million consisting primarily of compensation related expenses of approximately $2.0 million, $2.9 million in professional fees paid to legal counsel, accountants, consultants and advisors, $673,000 in travel expenses and miscellaneous expenses of approximately $500,000.

Six Months Ended June 30, 2007 compared to June 30, 2006

For the six months ended June 30, 2007, total general and administrative expenses were approximately $4.1 million compared to $3.6 million for the six months ended June 30, 2006, an increase of 13%. The increase in operating expenses is primarily attributable to additional compensation expense related to bonuses, and warrants and options issued to employees and consultants.

Liquidity

Through June 30, 2007, American Ethanol has raised approximately $29.7 million (net of expenses) primarily through the sale of common and preferred stock as well as the sale of its Wahoo, Nebraska plant site. At September 30, 2007, American Ethanol had approximately $2.4 million in cash on hand. Funds raised to date have been used for operating expenses (approximately $10.2 million), development of its India biodiesel production facility (approximately $10.4 million), development of its Sutton Ethanol site, (approximately $8 million), a land acquisition in Illinois for development of an ethanol facility (approximately $2.3 million) and the acquisition of real estate options in Illinois and Nebraska for possible future development of ethanol facilities (approximately $0.6 million).

American Ethanol will need significantly more cash to implement its plan to build a number of ethanol plants throughout the Midwest and continue to develop its biodiesel facilities in India. American Ethanol intends to raise these funds through the sale of additional equity, joint ventures, sale of equity interests in specific sites, construction loans, long term financings and operating cash flow. The estimated construction cost of a 110 million gallon per year (“MMGY”) ethanol plant at today’s cost is estimated to be in the $240 million range and working capital will require another 15% or $36 million. The cost to develop a biodiesel facility in India is estimated in the $30 million range plus working capital of approximately $6 million. Therefore, American Ethanol must raise a significant amount of capital to meet its business plan.

Due to the risk factors discussed here and elsewhere in this Information Statement there can be no assurance that American Ethanol will be successful in raising the additional funds necessary to carry out management’s plans for the future. Its ability to continue as a going concern is dependent on raising additional funds. Management estimates that it will need to raise approximately $140 million in additional funds for each ethanol facility it builds, plus cash to continue its development efforts. American Ethanol today is spending approximately $550,000 per month to cover its general and administrative costs, including payroll, professional fees and travel related costs. Funds available at June 30, 2007 are only sufficient to cover approximately two months of its operating costs. American Ethanol's auditors have included an explanatory paragraph in their audit opinion with respect to American Ethanol's consolidated financial statements for the fiscal year ended December 31, 2006, which includes a material uncertainty related to its ability to continue as a going concern.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements, uncertain tax positions taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The Company adopted FIN 48 effective January 1, 2007 and through June 30, 2007, has recorded no impact of FIN 48 on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), which revises and replaces SFAS No. 123, “Accounting for Stock-Based Payments” (“SFAS No. 123”) and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). SFAS No. 123R requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value based method and the recording of such expense in its consolidated statements of operations. The pro forma disclosures previously permitted under SFAS No. 123 is no longer an alternative to financial statement recognition. The provisions for SFAS No. 123R are effective for the first interim or annual reporting period beginning after June 15, 2005. The Company adopted SFAS No. 123R on January 1, 2006 and its consolidated financial statements were not significantly impacted.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements. FASB Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. Specifically, it sets forth a definition of fair value, and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs. The provisions of FASB Statement No. 157 are generally required to be applied on a prospective basis, except to certain financial instruments accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, for which the provisions of FASB Statement No. 157 should be applied retrospectively. The Company will adopt FASB Statement No. 157 in the first quarter of 2008 and is evaluating the effect, if any, on its financial position or results of operations.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115, which provides all entities, including not-for-profit organizations, with an option to report selected financial assets and liabilities at fair value. The Company will adopt FASB Statement No. 159 in the first quarter of 2008 and is evaluating the effect, if any, on its financial position or results of operations.

MANAGEMENT AND BOARD OF DIRECTORS BEFORE AND AFTER THE PROPOSED
REINCORPORATION AND MERGER WITH AMERICAN ETHANOL

The following persons are the current directors and officers of American Ethanol, who will become the directors and officers of Marwich-Nevada upon the consummation of the Merger. Information regarding American Ethanol’s executive officers and directors is set forth below:

Name	Age	Position	Term as a Director
Eric A. McAfee	43	Chief Executive Officer and Chairman of the Board	February 1, 2006 to the Present
William J. Maender	61	Chief Financial Officer, Secretary and Director	February 1, 2006 to the Present
Laird Q. Cagan	49	Director	February 1, 2006 to the Present
Michael L. Peterson	44	Director	February 1, 2006 to the Present
LtGen Michael P. DeLong	62	Director	October 1, 2007 to the Present
Surendra Ajjarapu	36	President
Andrew Foster	42	Executive Vice President and Chief Operating Officer

The following is a brief description of the business experience and background of American Ethanol’s current directors and executive officers:

Eric A. McAfee – Chief Executive Officer and Chairman of the Board

Mr. McAfee co-founded American Ethanol and has served as its Chairman of the Board since February 2006. Mr. McAfee was appointed American Ethanol's Chief Executive Officer in February 2007. Mr. McAfee has been an entrepreneur, merchant banker, venture capitalist and farmer/dairyman for over 20 years. Since 1998, Mr. McAfee has been a principal of Berg McAfee Companies, an investment company. Since 2000, Mr. McAfee has been a principal of Cagan McAfee Capital Partners (“CMCP”) through which Mr. McAfee has founded or acquired eight energy and technology companies. In 2003, Mr. McAfee co-founded Pacific Ethanol, Inc. (Nasdaq PEIX), a West Coast ethanol producer and marketer. Mr. McAfee received a B.A. in management from Fresno State University in 1986. Mr. McAfee is a graduate of the Harvard Business School Private Equity and Venture Capital program, and is a 1993 graduate of the Stanford Graduate School of Business Executive Program.

William J. Maender – Chief Financial Officer, Secretary and Director

Prior to joining American Ethanol in January 2006, from 2002 through 2005 Mr. Maender was Vice President and Chief Financial Officer of Applied Tech Products, a privately held contract manufacturer of injection molded plastic and rubber products. Previously he held the position of Vice President and CFO of Lombard Technologies, Inc. a privately held contract metal finishing company, from 2000 to 2002. From 1983 to 1999 Mr. Maender was Vice President, Chief Financial Officer, Secretary and Treasurer of LaBarge, Inc., a public company and contract manufacturer of electronic devices. Mr. Maender holds a BS degree in accounting from Quincy University and an MBA in Finance from Southern Illinois University.

Laird Q. Cagan – Director

Mr. Cagan co-founded American Ethanol and has served as a member of its Board of Directors since February 2006. Mr. Cagan is a co-founder, and, since 2001, has been Managing Director, of Cagan McAfee Capital Partners, LLC, a merchant bank in Cupertino, California. He also serves as Chairman of the Board of Directors for Evolution Petroleum, Inc. (AMEX: EPM) and as President of Cagan Capital, LLC, an investment firm he formed in 1990. From 1999 to 2001, he served as Chairman and Chief Executive Officer of BarterNet Corporation, a worldwide Internet B2B exchange. Mr. Cagan has been involved, over the past 20 years, as a venture capitalist, investment banker and principal, in a wide variety of financings, mergers, acquisitions and investments of high growth companies in a wide variety of industries. At Goldman Sachs and Drexel Burnham Lambert Mr. Cagan was involved in over $14 billion worth of transactions. Mr. Cagan attended M.I.T. and received a BS and an MS degree in engineering, and an MBA, all from Stanford University. He is a member of the Stanford University Athletic Board of Directors as well as Chairman of the SF Bay Chapter of the Young Presidents Organization. Mr. Cagan is also a registered representative and Principal of Chadbourn Securities, Inc., one of American Ethanol’s Placement Agents. Please also see “Certain Relationships and Related Transactions.”

Michael L. Peterson – Director

Mr. Peterson has served as a member of American Ethanol's Board of Directors since February 2006. Mr. Peterson has worked in the securities industry in various capacities for approximately 19 years.  From 1989 to 2000, he was employed by Goldman Sachs & Co. including as a vice president with responsibility for a team of professionals that advised and managed over $7 billion in assets for high net worth individuals and institutions.  Mr. Peterson joined Merrill Lynch in 2001 to form and help launch its Private Investment Group and was with Merrill Lynch until July 2004.  From July 2004 until January 2005, Mr. Peterson was a self-employed financial consultant. In January 2005, Mr. Peterson joined American Institutional Partners, L.L.C. as a managing partner. On December 31, 2005, Mr. Peterson purchased the Venture Investing division from AIP in order to start his own investment advisory firm, Pascal Management LLC. Mr. Peterson is a registered representative with Chadbourn Securities, Inc. Mr. Peterson received a BS in Computer Science and Statistics from Brigham Young University in 1985 and an MBA from the Marriott School of Management at Brigham Young University in 1989.

Lieutenant General Michael P. DeLong USMC (Ret) -- Director

Lieutenant General DeLong USMC (Ret) was appointed to the Board of Directors of American Ethanol on October 1, 2007. Since September 2003, LtGen DeLong has been a Senior Vice President of The Shaw Group Inc., a vertically integrated provider of comprehensive technology, engineering, procurement, construction, maintenance, pipe fabrication and consulting services to the energy and chemicals industries and a leading provider of consulting, engineering, construction, remediation and facilities management services to the environmental, infrastructure and homeland security markets. Since September 2003 LtGen DeLong has also been the President of Shaw CentCom Services, LLC a joint venture with The Shaw Group, Inc., an Executive Vice President of Shaw Environmental & Infrastructure, Inc. and the Vice Chairman, of Shaw Arabia Limited responsible for providing and directing the contracting staff for the Saudi Environmental Agency and the clean up of the Saudi Coast and Terrestrial Areas. Prior to joining The Shaw Group in 2003, LtGen DeLong completed a distinguished, 36-year military career, last serving as Deputy Commander, United States Central Command (USCENTCOM) headquartered at MacDill Air Force Base in Tampa, Florida. LtGen DeLong is a member of the Board of Directors of Sykes Enterprises, Incorporated, a publicly traded company that is a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing arena. LtGen DeLong earned a Bachelor of Science in Aeronautical Engineering from the U.S. Naval Academy at Annapolis, MD in 1967, a Master of Science in Industrial Management from the Central Michigan University in 1975, and a Doctor of Philosophy (Honorary), Strategic Intelligence, Joint Military Intelligence College in Anacostia, MD in 2002.

Surendra K. Ajjarapu –President

Mr. Ajjarapu has been with American Ethanol since December 2005, most recently as it President. Suren Ajjarapu is an entrepreneur who has successfully started several companies in the U.S. and India. In 1995, Mr. Ajjarapu formed an information technology consulting firm in the U.S. and grew the business exponentially to Europe and Asia. Mr. Ajjarapu has more than 11 years of executive management and board experience while operating successful and profitable businesses in both U.S. and abroad. In 2005, Mr. Ajjarapu co-founded Wahoo Ethanol and Sutton Ethanol in central Nebraska, where he was active in site identification and capital-raising. Mr. Ajjarapu was President/Director for Sutton Ethanol and Director of Wahoo. Mr. Ajjarapu currently sits on the board and is Chief Operating Officer of Global Information Technology, Inc and Connor Information Technology. Global Information Technology, a private information technology consulting company, filed for bankruptcy in September 2002 and emerged from bankruptcy in October 2003. Mr. Ajjarapu has previously held several other board memberships including but not limited to LTD/INDIA and Global Exim, Inc. Mr. Ajjarapu is a graduate of South Dakota State University, Brookings, SD with a Masters in Science in Environmental Engineering. He also received an MBA in finance and international management from the University of South Florida, Tampa, Florida in 2006.

Andrew Foster – Executive Vice President and Chief Operating Officer

Mr. Foster was appointed Executive Vice President and Chief Operating Officer of American Ethanol in October 2006. Prior to joining American Ethanol, Mr. Foster served as Vice President of Corporate Marketing for Marimba, Inc., which was acquired by BMC Software, where he oversaw global public relations following the acquisition. Mr. Foster has also served as Group Director of Corporate Marketing with Cadence Design Systems, a leading software company, and as Director of Corporate Marketing for eSilicon Corporation. Mr. Foster holds a Bachelor of Arts degree from Marquette University in Milwaukee, Wisconsin.

Committees of the Board of Directors

The Boards of Directors of Marwich-Colorado and American Ethanol have not established any committees. The functions of the audit committee are currently performed by the Chief Financial Officer, with assistance by expert independent accounting personnel and oversight by the entire board of directors. Neither Marwich-Colorado nor American Ethanol is currently subject to any law, rule or regulation requiring that it establish or maintain an audit committee. Marwich-Colorado and American Ethanol believe that the members of their Boards of Directors are collectively capable of analyzing and evaluating financial statements and understanding internal controls and procedures for financial reporting. In addition, Marwich-Colorado and American Ethanol believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome at this time and is not warranted given the early stages of the companies’ development and the fact that neither company has generated revenues to date.

The Board of Directors of Marwich-Colorado consists of two members and the Board of Directors of American Ethanol consists of four members. Neither company is not currently subject to any law, rule or regulation requiring that all or any portion of their board of directors include ”independent” directors.

Neither Marwich-Colorado nor American Ethanol has established either a nominating or a compensation committee. Neither company is currently subject to any law, rule or regulation requiring that it establish a nominating or compensation committee. The Boards of Directors of Marwich-Colorado and American Ethanol, sitting as a Board, perform the role of a nominating and compensation committee.

DIRECTOR AND EXECUTIVE COMPENSATION

No compensation was paid in 2005 or 2006 to any of Marwich-Colorado's executive officers or directors.

The following table sets forth information concerning the compensation for American Ethanol’s Chief Executive Officer and its three other most highly compensated executive officers. American Ethanol did not pay any compensation to any person during 2005.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Total Compensation
Timothy Morris, Chief Executive Officer(1)	2006	$191,667	125,000(2)	$316,667
Surendra Ajjarapu, President	2006	$172,500	$80,000	$252,500
William J. Maender, Chief Financial Officer and Secretary	2006	$172,500	$100,000(2)	$272,500
Andrew Foster, Executive Vice President and Chief Operating Officer	2006	$150,000	$50,000	$200,000

(1)	Mr. Morris resigned effective February 28, 2007.
(2)	American Ethanol paid Mr. Morris and Mr. Maender each a signing bonus of $50,000.

Employment Agreements

We are party to the following agreements with our named executive officers.

Surendra Ajjarapu

American Ethanol entered into an Employment Agreement with Surendra Ajjarapu, which Employment Agreement was amended on July 17, 2007, pursuant to which American Ethanol engaged Mr. Ajjarapu as its President. Pursuant to the Employment Agreement, Mr. Ajjarapu receives an annual salary of $200,000, a discretionary bonus of up to $80,000 per year, and a severance package consisting of six months of base salary and continuing benefits. Mr. Ajjarapu also entered into a Restricted Purchase Agreement with American Ethanol pursuant to which American Ethanol sold to Mr. Ajjarapu 6,800,000 shares of American Ethanol’s common stock at a nominal price. In addition, on July 17, 2007, Mr. Ajjarapu was granted an option for 300,000 shares of American Ethanol’s common stock at an exercise price of $3.00 per share. The option was fully vested on the date of grant.

William J. Maender

American Ethanol entered into a three year Executive Employment Contract with William J. Maender to serve as American Ethanol’s Chief Financial Officer. Under Mr. Maender’s employment contract, Mr. Maender receives an annual salary of $180,000 and a discretionary annual bonus of up to $50,000. Mr. Maender also entered into a Restricted Purchase Agreement with American Ethanol pursuant to which American Ethanol sold to Mr. Maender 800,000 shares of American Ethanol’s common stock, at a nominal price per share, with 200,000 shares immediately vested and the remaining shares subject to American Ethanol’s right of repurchase decreasing at the rate of 200,000 shares per year.

If, prior to a Change in Control (as defined in the agreement), Mr. Maender is terminated other than for Cause or as a result of his death or total disability or is Constructively Terminated (as defined in the agreement), then provided he signs a release of claims, Mr. Maender is entitled to severance benefits of (i) cash payments equal to his monthly base salary for a period of six months, (ii) company-paid health, dental, and vision insurance coverage for him and his dependents until the earlier of six (6) months or until such time as Mr. Maender is covered under another employer’s group policy for such benefits; and (iii) full vesting acceleration for all of his unvested restricted stock. If, following a Change of Control, Mr. Maender is terminated other than for Cause or as a result of his death or total disability or is Constructively Terminated, then provided he signs a release of claims, all of his then unvested restricted stock shall be immediately vested.

Andrew Foster

In May 2007, American Ethanol entered into a three year Executive Employment Contract with Mr. Foster to serve as American Ethanol’s Executive Vice President and Chief Operating Officer. Under Mr. Foster’s employment contract, Mr. Foster receives an annual salary of $180,000, and a discretionary annual bonus of up to $50,000.

If, prior to a Change in Control (as defined in the agreement), Mr. Foster is terminated other than for Cause or as a result of his death or total disability or is Constructively Terminated (as defined in the agreement), then provided he signs a release of claims, Mr. Foster is entitled to severance benefits of (i) cash payments equal to his monthly base salary for a period of six months, and (ii) company-paid health, dental, and vision insurance coverage for him and his dependents until the earlier of six (6) months or until such time as Mr. Foster is covered under another employer’s group policy for such benefits. If, following a Change of Control, Mr. Foster is terminated other than for Cause or as a result of his death or total disability or is Constructively Terminated, then provided he signs a release of claims, in addition to the severance benefits provided above, all of his then unvested restricted stock or stock options shall be immediately vested and on July 17, 2007, Mr. Foster was granted an option for 300,000 shares of American Ethanol’s common stock at an exercise price of $3.00 per share. The options vest ratably over three years.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the value of all unvested stock held by the Company’s Named Executive Officers at December 31, 2006. The Named Executive Officers had no option awards or equity incentive plan awards at fiscal year end.

	Stock Awards
Name	# of Unvested Shares	Market Value of Unvested Shares(1)
William J. Maender(2)	400,000	$5,596,000
Andrew Foster(3)	100,000	$1,399,000

(1) The market value of the unvested shares was determined by multiplying the closing market price of Marwich-Colorado’s stock at January 31, 2007, the end of its last completed fiscal year ($13.99), by the number of shares of stock.
(2) Mr. Maender entered into a Restricted Purchase Agreement with American Ethanol pursuant to which American Ethanol sold to Mr. Maender 800,000 shares of American Ethanol common stock, at a nominal price per share, with 200,000 shares immediately vested and the remaining shares vesting at the rate of 200,000 shares per year.
(3) Mr. Foster entered into a Restricted Purchase Agreement with American Ethanol pursuant to which American Ethanol sold to Mr. Foster 200,000 shares of American Ethanol common stock, at a nominal price per share, with 50,000 shares immediately vested and the remaining shares vesting at the rate of 50,000 shares per year.

Director Compensation

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a director of American Ethanol, Inc. for some portion or all of 2006. Other than as set forth in the table and described more fully below, American Ethanol did not pay any fees to, reimburse any expenses of, make any equity or non-equity awards to or pay any other compensation to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)		Total ($)
Eric A. McAfee	110,000	(2)	—		110,000
Laird Cagan	—		—		—
Michael Peterson	—		150,000	(3)	150,000
William Maender	—		—		—
LtGen Michael DeLong (4)	—		—		—

(1) The amounts in this column represent the compensation value of all stock granted to the named director in 2006. The assumptions made when calculating the amounts in this column for 2006 are found in footnote 5 to American Ethanol's consolidated financial statements included herein.
(2) Mr. McAfee and American Ethanol are parties to an Executive Chairman Agreement, pursuant to which American Ethanol pays Mr. McAfee $10,000 per month and reimburses Mr. McAfee for business-related expenses incurred with respect to American Ethanol. This agreement has a term of three years, however, either party may terminate the agreement at any time upon written notice to the other party; provided, however, that if American Ethanol terminates the agreement it has agreed to pay Mr. McAfee an amount equal to the amount Mr. McAfee would have earned had he continued to be paid for an additional 6 months after termination. In addition, American Ethanol has agreed to indemnify Mr. McAfee for any damages arising out of Mr. McAfee’s services under this agreement.
(3) In May 2006, American Ethanol granted Mr. Peterson 200,000 fully vested shares of  common stock in consideration for his services on American Ethanol’s Board of Directors.
(4) LtGen DeLong was appointed to American Ethanol's Board of Directors on October 1, 2007.

In 2007, the Board of Directors of American Ethanol adopted a director compensation policy pursuant to which each non-employee director will be paid an annual cash retainer of $75,000 and will receive a cash payment of $250 per Board or committee meeting attended telephonically and a cash payment of $500 per Board or committee meeting attended in person. In addition, an annual cash retainer of $10,000 will be paid to the chairman of the Compensation Committee, the Nominating and Corporate Governance Committee and the Merger and Acquisition Committee and an annual cash retainer of $20,000 will be paid to the chairman of the Audit Committee, when such committees are constituted.

VOTING SECURITIES OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

Marwich-Colorado

The following table sets forth the beneficial ownership of Marwich-Colorado's common stock as of October 18, 2007 by (i) each person known by Marwich-Colorado to be the beneficial owner of more than five percent (5%) of Marwich-Colorado's common stock, (ii) each director and officer and (iii) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name and Address of Beneficial Owner(1)	# of Shares of common stock		% Ownership
5% Beneficial Owners
American Ethanol, Inc.	3,343,200		88.3%
Directors and Officers
Eric A. McAfee		(2)		(2)
William J. Maender		(2)		(2)
All executive officers and directors as a group (2 persons)		(2)		(2)

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that currently are exercisable or exercisable within 60 days of the date of this table are deemed outstanding.

(1)	Unless otherwise set forth in the table or in a footnote below, the address of each shareholder is c/o American Ethanol, 10600 N. De Anza Blvd, Suite 250, Cupertino, CA 95014.

(2)
Mr. McAfee and Mr. Maender are the Chief  Executive Officer and Chairman of the Board of Directors, and Chief Financial Officer and Secretary, respectively, of American Ethanol, Inc. and Mr. Maender also serves on the board of directors of American Ethanol, Inc. As a result, Mr. McAfee and Mr. Maender may have influence over the corporate activities of American Ethanol, Inc. and may be deemed to have indirect beneficial ownership of the shares held by American Ethanol, Inc. for the purpose of Section 13d-3 of the Exchange Act.

Pursuant to Proposal 1, Marwich-Colorado will reincorporate in the State of Nevada prior to the Merger. Pursuant to the Reincorporation, the outstanding shares of Marwich-Colorado common stock will be converted into the right to receive an equivalent number of shares of common stock of Marwich-Nevada. It is expected that the Marwich-Nevada  Common Stock will continue to trade over the counter on the OTC Bulletin Board, although whether trading continues to occur depends on the willingness of market makers to file a Form 211 for Marwich-Nevada after the completion of the Reincorporation.

Each stock certificate representing issued and outstanding shares of Marwich-Colorado common stock will also represent the same number of shares of Marwich-Nevada common stock.

American Ethanol, Inc.

The following table sets forth the beneficial ownership of American Ethanol’s capital stock as of October 18, 2007, including shares that the named person has the right to acquire through options or warrants that become exercisable within 60 days after October 18, 2007, by (i) each person known by American Ethanol to be the beneficial owner of more than five percent (5%) of a class of American Ethanol’s outstanding capital stock, (ii) each director, (iii) each of the executive officers named in the table under "Executive Compensation — Summary Compensation Table,”, and (iv) all directors and executive officers as a group. After the Merger, the following persons will hold the same positions with the combined company that they currently hold with American Ethanol, and all of the shares, warrants and options listed below will be converted into the same number of shares, options and warrants of Marwich-Nevada. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

	Common Shares Prior to the Merger(1)			Series B Preferred Prior to the Merger		Common Shares After the Merger		Series B Preferred After the Merger
Name of Beneficial Owner	#		%	#	%	#	%	#	%

Officers and Directors
Eric A. McAfee(2)	13,000,000	(3)	15.5	-	-	13,000,000	15.4	-	-
Laird Q. Cagan(2)	15,032,905	(4)	17.9	-	-	15,032,905	17.8	-	-
Surendra Ajjarapu(5)	7,200,000		8.6	-	-	7,200,000	8.5	-	-
Andy Foster(6)	350,000		*	-	-	350,000	*	-	-
William Maender(7)	800,000		*	-	-	800,000	*	-	-
Michael Peterson (8)	1,200,000	(8)	1.4	-	-	1,200,000	1.4	-	-
LtGen Michael DeLong	-	-	-	-	-	-	-	-	-
All executive officers and directors as a group (7 persons)	37,582,905		44.7	-	-	37,582,905	44.4	-	-

5% Holders
Cagan McAfee Capital Partners, LLC		(2)(3)		-	-			-	-
Cagan Capital, LLC		(2)(4)		-	-			-	-
Liviakis Financial Communications, Inc. 655 Redwood Hwy, Suite 255, Mill Valley, CA 94941	4,400,000		5.2	-	-	4,400,000	5.2	-	-
Telecom Investments Holdings Limited	8,100,000		9.6			8,100,000	9.6
Dalrymple Global Resources Master Fund, LP 3300 Oak Lawn Ave. Suite 650 Dallas, TX 75219				999,999	15.4	-	-	999,999	15.4

 * Less than 1%.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that currently are exercisable or exercisable within 60 days of the date of this table are deemed outstanding.

(1)
Because each share of American Ethanol Series A Preferred Stock will automatically convert into two shares of American Ethanol common stock immediately prior to the Merger, this column includes the shares of common stock issuable upon conversion of the Series A Preferred Stock.

(2)	Address: c/o Cagan McAfee Capital Partners, LLC, 10600 N. De Anza Blvd., Suite 250, Cupertino, California 95014.

(3)
Includes (i) 6,200,000 shares held by McAfee Capital, LLC, a fund owned by Mr. McAfee and his wife; (ii) 800,000 shares owned by P2 Capital, LLC, a fund owned by Mr. McAfee’s wife and children, and (iii) 12,000,000 shares held by Cagan McAfee Capital Partners, LLC, of which Mr. McAfee is a 50% owner. Mr. McAfee disclaims beneficial ownership over 50% of the shares held by Cagan McAfee Capital Partners, LLC except to the extent of his pecuniary interest therein.

(4)
Includes (i) 7,200,000 shares held by Cagan Capital, LLC, a fund owned by Mr. Cagan; (ii) 400,000 shares owned by KRC Trust and 400,000 shares owned by KQC Trust, trusts for Mr. Cagan’s daughters for which Mr. Cagan is trustee; (iii) 12,000,000 shares held by Cagan McAfee Capital Partners, LLC, of which Mr. Cagan is a 50% owner; and (iv) 760,000 shares of common stock issuable pursuant to an outstanding warrant. Mr. Cagan is a registered representative of Chadbourn Securities, Inc. and received 95% of the placement agent warrants received by Chadbourn Securities, Inc. in connection with the Series A Preferred Stock offering. Mr. Cagan disclaims beneficial ownership over 50% of the shares held by Cagan McAfee Capital Partners, LLC except to the extent of his pecuniary interest therein.

(5)	Includes 300,000 shares issuable pursuant to options exercisable within 60 days of October 18, 2007.
(6)	Includes 150,000 shares issuable pursuant to options exercisable within 60 days of October 18, 2007.
(7)
Mr. Maender’s Restricted Purchase Agreement and provides for the sale to Mr. Maender of 800,000 shares of American Ethanol common stock, at a nominal price per share, with 200,000 shares immediately vesting and the remaining shares subject to American Ethanol’s right of repurchase decreasing at the rate of 200,000 shares per year.

(8)
Address: 17 Canary Court, Danville, California 94526. Includes 1,000,000 shares of common stock issuable upon conversion of Series A Preferred held by Pascal Investment Partners Equity Fund. Mr. Peterson holds 41% of Pascal Investment Partners Equity Fund and 100% of Pascal Management LLC, which is its sole general partner, and therefore may be deemed to beneficially own the shares held by Pascal Investment Partners Equity Fund. Mr. Peterson disclaims beneficial ownership except to the extent of his pecuniary interest therein.

RELATED PARTY TRANSACTIONS

Eric A. McAfee, the Chief Executive Officer and Chairman of the Board of American Ethanol, and American Ethanol, are parties to an Executive Chairman Agreement, pursuant to which American Ethanol pays Mr. McAfee $10,000 per month and reimburses Mr. McAfee for business-related expenses incurred with respect to American Ethanol. This agreement is for a term of three years, however, either party may terminate the agreement at any time upon written notice to the other party; provided, however, that if American Ethanol terminates the agreement it has agreed to pay Mr. McAfee an amount equal to the amount Mr. McAfee would have earned had he continued to be paid for an additional 6 months after termination. In addition, American Ethanol has agreed to indemnify Mr. McAfee for any damages arising out of Mr. McAfee’s services under this agreement. For the fiscal year ended December 31, 2006, American Ethanol paid Mr. McAfee $110,000 under this agreement. Mr. McAfee was appointed American Ethanol’s Chief Executive Officer in March 2007.

Eric A. McAfee serves as American Ethanol’s Chief Executive Officer and Chairman of the Board and is a Managing Director of Cagan McAfee Capital Partners (“CMCP”). Laird Q. Cagan is a Director and a major shareholder in American Ethanol, and is also a Managing Director of CMCP and a registered representative with Chadbourn Securities, Inc., which acted as a placement agent in connection with American Ethanol’s Series A Preferred and Series B Preferred offerings. American Ethanol paid Chadbourn Securities, Inc. a total of $1,701,092 and issued Warrants exercisable for 400,000 shares of Series A Preferred Stock and 386,875 shares of Series B Preferred Stock in connection with American Ethanol's Series A and Series B Preferred Stock offerings.

On January 30, 2006, American Ethanol entered into an Advisory Services Agreement with CMCP pursuant to which CMCP provides American Ethanol certain business strategy and office support services. CMCP has allocated four staff members to American Ethanol to provide administrative, financial modeling, merger and acquisition, executive travel coordination and board of directors support services. American Ethanol pays CMCP an advisory fee equal to $7,500 per payroll period plus CMCP’s actual and reasonable expenses for travel, printing, legal or other services. The term of the agreement is three years. For the fiscal year ended December 31, 2006, American Ethanol paid CMCP $316,500 under this agreement.

American Ethanol entered into a consulting agreement with Liviakis Financial Communications, LLC to provide investor relations services to American Ethanol in consideration for the issuance of 4.4 million shares of American Ethanol’s common stock plus reimbursement of expenses.

American Ethanol has entered into an agreement with CM Consulting, LLC, pursuant to which American Ethanol has prepaid $360,000 to CM Consulting, representing a prepayment for 20 hours per month of expense reimbursement at the rate of $750 per hour for the use of CM Consulting’s $3.2 million 2005 Pilatus PC-12 plane. The market rate for the charter of a 2005 Pilatus PC-12 is approximately $1,200 per hour, with two hour daily minimums, overnight charges and other restrictions that are not included in the CM Consulting agreement. McAfee Capital, LLC, which is owned by Eric McAfee and his wife, is a 50% owner of CM Consulting, LLC.

On February 1, 2006, American Ethanol entered into Unit Purchase Agreements pursuant to which American Ethanol acquired all of the membership interests in Sutton Ethanol, LLC and Wahoo Ethanol, LLC in exchange for 1,800,000 and 800,000 shares, respectively, of American Ethanol common stock. Surendra Ajjarapu held 50% of Sutton Ethanol, LLC and Wahoo Ethanol, LLC. Pursuant to the Unit Purchase Agreements the former Members of Sutton Ethanol, LLC and Wahoo Ethanol, LLC have an obligation to indemnify American Ethanol for any damages incurred as a result of the breach of any representations, warranties and covenants of the Members set forth in the Unit Purchase Agreements for a period of three years from February 1, 2006.

On November 16, 2006, American Ethanol entered into a short term loan agreement with Laird Cagan, a member of its Board of Directors, pursuant to which American Ethanol borrowed $1 million at 10% interest per annum for a period of six months or until funds are raised through a private placement were sufficient to pay the loan amount. On December 28, 2006, American Ethanol borrowed an additional $250,000 under the same terms and conditions from the same director. During the first quarter of 2007, American Ethanol repaid $750,000 plus interest on this loan and during the second quarter reborrowed $575,000. As of the date hereof all amounts have been paid in full.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Marwich-Colorado's officers and directors, and persons who own more than ten percent of a registered class of Marwich-Colorado's equity securities, to file with the Commission reports of ownership of Company securities and changes in reported ownership. Officers, directors, and greater than ten percent shareholders are required by Commission rules to furnish Marwich-Colorado with copies of all Section 16(a) reports they file. Based solely on a review of the reports furnished to Marwich-Colorado, or written representations from reporting persons that all reportable transactions were reported, Marwich-Colorado believes that during the fiscal year ended January 31, 2007, Marwich-Colorado's officers, directors, and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that Peter Porath, Michael Schumacher and George A. Powell, Marwich’s former officers and directors and holders of more than 10% of Marwich’s outstanding common stock, failed to timely file an Initial Report on Form 3 and Michael R. Deans and Marq J. Warner who were holders of more than 10% of Marwich’s outstanding common stock failed to timely file an Initial Report on Form 3.

MARKET PRICE DATA

MARWICH II, LTD.

Marwich-Colorado common stock is quoted on the Over-the-Counter Electronic Bulletin Board under the symbol "MWII.OB". As of October 18, 2007, Marwich-Colorado had four shareholders of record. Presented below is the high and low bid information of Marwich-Colorado's common stock for the periods indicated. Marwich-Colorado common stock did not trade prior to May 2006. The source of the following information is Yahoo/finance.com. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	MARWICH COMMON STOCK
	HIGH	LOW
FISCAL YEAR ENDING JANUARY 31, 2007:
First Quarter	$0	$0
Second Quarter	$39.00	$0
Third Quarter	$24.00	$11.50
Fourth Quarter	$17.50	$10.10
FISCAL YEAR ENDING JANUARY 31, 2008:
First Quarter	$16.00	$11.75
Second Quarter	$13.90	$10.00

EQUITY COMPENSATION PLAN INFORMATION

MARWICH-COLORADO

To date, Marwich-Colorado has not adopted any equity incentive plans.

AMERICAN ETHANOL, INC.

Since American Ethanol’s capital stock is not publicly traded, there is no market data available regarding its securities.

PROPOSAL NO. 3

AMENDMENT OF THE ARTICLES OF INCORPORATION OF MARWICH-NEVADA TO
CHANGE THE NAME TO AE BIOFUELS, INC.

The Board of Directors of Marwich-Colorado adopted a resolution that, effective upon the closing of the Merger described in Proposal 2 above, the name of Marwich-Nevada will be changed to AE Biofuels, Inc.

Reasons for Approving the Name Change

Upon consummation of the Merger with American Ethanol, the Company’s business will be the production and sale of renewable alternative fuels such as biodiesel and ethanol. The primary purpose of the name change is to better reflect the Company’s business after consummation of the Merger with American Ethanol.

By approving this proposal, the shareholders will authorize the Board of Directors to amend Article I of the Articles of Incorporation of Marwich-Nevada to read as follows:

“The name of the corporation is “AE BIOFUELS, INC.”.

After the name change, it is anticipated that the Company’s trading symbol for the OTC Bulletin Board will be changed from “MWII” to a new stock symbol provided by the NASD.

Management expects formal implementation of the name change with the Nevada Secretary of State to be completed as soon as practicable after the effective date of the Merger.

Required Vote

Approval of this Proposal No. 3 requires the approval of a majority of Marwich-Colorado’s outstanding common stock. American Ethanol holds 88.3% of the issued and outstanding common stock of the Company and the Board of Directors of the Company is informed that American Ethanol intends to vote in favor of Proposal No. 3. As a result, shareholder approval of this Proposal is assured.

INVESTOR INFORMATION

All reports filed by the Company with the Commission are available free of charge via EDGAR through the Commission website at www.sec.gov. In addition, the public may read and copy materials filed by the Company with the Commission at the Commission’s public reference room located at 450 Fifth St., N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Company also provides copies of its Forms 8-K, 10-QSB, 10-KSB, Proxy, Annual Report and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.americanethanol.com as soon as reasonably practicable after filing such material with the Commission. Requests should be sent to the Company, attention: William J. Maender, Chief Financial Officer and Secretary.

The Company knows of no other matters to be submitted at the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

William J. Maender
Secretary
Chicago, Illinois

FINANCIAL INFORMATION

This Information Statement includes audited financial statements for Marwich II, Ltd., a Colorado corporation (“Marwich-Colorado”) for the fiscal years ended 2005 and 2006 and unaudited financial statements for the three and six months ended July 31, 2007 (See Appendix A). This Information Statement also includes audited financial statements for American Ethanol, Inc. for the fiscal years ended December 31, 2005 and 2006 and unaudited financial statements for the three and six months ended June 30, 2007 (See Appendix B).

However, during the periods presented Marwich-Colorado had no revenues, no costs of operations and no profits. In addition, Marwich-Colorado had no assets and related party liabilities of only $121,934 due to American Ethanol. As a result, pro forma financial information would not be meaningful and has been excluded, except for pro forma earnings per share. Had the merger been completed as of January 1, 2006, the basic and diluted loss per share for American Ethanol would have been ($.07) and ($.04) for the year ended December 31, 2006 and for the six months ended June 30, 2007, respectively.

APPENDIX A

MARWICH II, LTD.
FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Marwich II, Ltd.
Chicago, Illinois

We have audited the accompanying balance sheet of Marwich II, Ltd. as of January 31, 2007 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marwich II, Ltd. at January 31, 2007, and the results of its operations and its cash flows for the year ended January 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Marwich II, Ltd. will continue as a going concern. As discussed in Note 2 to the financial statements, Marwich II, Ltd. has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chicago, Illinois
March 26, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Marwich II, Ltd.
Denver, CO

We have audited the accompanying balance sheet of Marwich II, Ltd. as of January 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the years ended January 31, 2006 and 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Marwich II, Ltd. as of January 31, 2006, and the results of its operations, changes in its stockholders' equity and its cash flows for the years ended January 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has limited working capital and no active business operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Miller and McCollom
Certified Public Accountants
4350 Wadsworth Blvd., Suite 300
Wheat Ridge, CO 80033
May 5, 2006

MARWICH II, LTD.

BALANCE SHEETS

	January 31,	January 31,
	2007	2006

Current Assets	$-	$10,794

Total Assets	$-	$10,794

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable, related parties	$91,189	$1,200

Total Current Liabilities	91,189	1,200

Stockholders' Equity (deficit):
Preferred stock, $.01 par value;
1,000,000 shares authorized, none
issued and outstanding	-	-
Common stock, no par value,
100,000,000 shares authorized,
3,785,664 shares issued and
outstanding	336,567	333,567
Accumulated (deficit)	(427,756)	(323,973)
	(91,189)	9,594

Total Liabilities and Stockholders' Equity	$-	$10,794

The accompanying notes are an integral part of the financial statements

MARWICH II, LTD.

STATEMENTS OF OPERATIONS

	January 31,	January 31,
	2007	2006

Revenues	$-	$-

Operating expenses:
Professional fees	94,834	8,655
Administrative and other	8,949	1,034
	103,783	9,689

Net (loss)	$(103,783)	$(9,689)

Per share basic and diluted	$(0.03)	$(0.01)

Weighted average number of shares outstanding	3,785,664	3,785,664

The accompanying notes are an integral part of the financial statements

MARWICH II, LTD.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common	Common $	Accumulated	Total
	No./shares (1)	amount	(Deficit)	Equity (deficit)

Balance at January 31, 2005	3,785,664	$333,567	$(314,284)	19,283

Net loss - year ended January 31, 2006			(9,689)	(9,689)

Balance at January 31, 2006	3,785,664	$333,567	(323,973)	9,594

Additional paid in capital during the year		3,000		3,000

Net loss - year ended January 31, 2007			(103,783)	(103,783)

Balance at January 31, 2007	3,785,664	$336,567	$(427,756)	$(91,189)

(1) - Common shares stated in equivalent January 31, 2007 number of shares

The accompanying notes are an integral part of the financial statements

MARWICH II, LTD.

STATEMENTS OF CASH FLOWS

	January 31,	January 31,
	2007	2006

Cash Flows from Operating Activities:
Net loss	$(103,783)	$(9,689)
Adjustments to reconcile net loss to net cash used by operating activities:
Increase in accounts payable	89,989	552

Net cash used by operating activities	(13,794)	(9,137)

Cash flows from investing activities	-	-

Cash flows from financing activities
Additional paid in capital	3,000	-

Net cash provided by financing activities	3,000	-

Increase (decrease) in cash	(10,794)	(9,137)

Cash, Beginning of period	10,794	19,931

Cash, End of period	$-	$10,794

Interest paid	$-	$-

Income taxes paid	$-	$-

The accompanying notes are an integral part of the financial statements

MARWICH II, LTD.

NOTES TO FINANCIAL STATEMENTS
January 31, 2007

Note 1: Summary of Accounting Policies, and Description of Business.

This summary of significant accounting policies of Marwich II, Ltd. (the “Company”) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

(a) Organization and Description of Business

The Company was incorporated on August 16, 1983 under the laws of the State of Colorado to engage in the business of acquiring, managing, and selling residential, rental, and commercial real estate. On January 1, 1991, the Company was dissolved, by administrative action of the Colorado Secretary of State, as a result of non-filing of required documents with the State of Colorado. Until October 13, 2004, the Company did not engage in any operations and was dormant.

Effective October 13, 2004, the Company was reinstated by the Colorado Secretary of State and resumed filing reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act. As such, the Company is a "shell" company, whose sole purpose, at this time, is to locate and consummate a merger or acquisition with a private entity.

(b) Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(c) Per Share Information

The computation of loss per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

MARWICH II, LTD.

NOTES TO FINANCIAL STATEMENTS
January 31, 2007

(d) Recently Enacted Accounting Standards

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements, uncertain tax positions taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The Company will adopt FIN 48 effective January 1, 2007 and is currently in the process of evaluating the potential impact of FIN 48 on its consolidated financial statements.

(e) Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in being a shell company. There is no assurance that the Company will be able to complete a business combination.

(f) Revenue Recognition

The Company has had no revenue to date.

(g) Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

(h) Shell Company

Based upon the Company's business plan, it is a “shell” company whose sole purpose is to acquire and/or merge with an existing entity.

(i) Other

The Company has selected January 31 as its fiscal year end.

Note 2: Ability to Continue as a Going Concern.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America that contemplates continuation of the Company as a going concern. However, the Company has limited working capital and no active business operations, which raises substantial doubt about its ability to continue as a going concern. Management resumed the filing of Securities and Exchange Commission reporting in 2004 and in 2006 began to seek a business combination. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

MARWICH II, LTD.

NOTES TO FINANCIAL STATEMENTS
January 31, 2007

Note 2: Ability to Continue as a Going Concern (contd.)

On June 23, 2006 American Ethanol, Inc. a development stage company involved in the acquisition and/or construction and operation of plants for the production of fuel grade ethanol and biodiesel primarily in the Midwestern US and the marketing of same, acquired approximately 88.3% of the outstanding common stock of the Company from three principal shareholders and directors of the Company for $675,000. In connection with this transaction, the three directors of the Company resigned from the board and two members of American Ethanol’s management were named to the Company’s Board of Directors and as officers of the Company.

Effective as of June 23, 2006, the Company and American Ethanol, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which American Ethanol has agreed to merge with and into the Company, with the Company being the surviving company. Pursuant to the Merger, (i) each issued and outstanding share of American Ethanol Common Stock (including Common Stock issued upon conversion of American Ethanol Series A Preferred Stock, which will automatically convert into Common Stock immediately prior to the closing of the Merger) will be converted into the right to receive one share of Common Stock of the Company, and (ii) each issued and outstanding warrant and option exercisable for common stock of American Ethanol will be assumed and converted into a warrant or option exercisable for common stock of the Company. The exercise prices and other terms of the outstanding warrants and options will remain unchanged. Subsequent to the Merger Agreement, American Ethanol issued 2,828,996 shares of Series B Preferred Stock. The Company expects to issue one share of its Series B Preferred Stock in exchange for each issued and outstanding share of American Ethanol Series B Preferred Stock.

Prior to the consummation of the Merger, the Company intends to adopt a new management and employee incentive equity/stock option plan pursuant to which the Company will be entitled to grant options to purchase shares of its common stock.

The Company currently has 3,785,664 shares of common stock issued and outstanding, of which American Ethanol owns 3,343,200 shares (or 88.3%). Assuming no shareholder of either American Ethanol or the Company elects dissenters' rights and that the capitalization of either company does not change prior to the closing of the Merger, in the Merger (i) all of the shares of the Company held by American Ethanol will be cancelled, and (ii) the Company will issue to the shareholders of American Ethanol in the aggregate (a) approximately 84.7 million shares of common stock in exchange for all the currently issued and outstanding shares of American Ethanol common stock (including common stock issued upon conversion of the American Ethanol Series A Preferred Stock, which will automatically convert into common stock immediately prior to the closing of the Merger) and the Company will assume warrants and options exercisable for an additional 1,090,000 shares of common stock and issue shares of Series B Preferred with terms identical to the terms of America Ethanol's outstanding Series B Preferred on a one-for-one basis. As of March 31, 2007, America Ethanol had 5,317,158 shares of Series B Preferred Stock outstanding and warrants exercisable for an additional 424,381 shares of Series B Preferred Stock. As a result, immediately following the Merger, on a fully-diluted basis the Company will have approximately 92 million shares of common stock outstanding. After the Merger, the original shareholders of the Company will hold less than 0.5% of the issued and outstanding shares of the Company’s common stock.

MARWICH II, LTD.

NOTES TO FINANCIAL STATEMENTS
January 31, 2007

Note 2: Ability to Continue as a Going Concern (contd.)

The Merger Agreement has been approved by the boards of directors of each of the Company and American Ethanol and must be submitted to the shareholders of each of American Ethanol and the Company for their approval. American Ethanol currently owns 88.3% of the outstanding voting shares of the Company, a sufficient number to ensure approval of the Merger. However, the Merger closing is still subject to the satisfaction of the normal closing conditions in transactions of this kind, and the Securities and Exchange Commission must still approve the form and content of the proxy or information statement to be mailed by the Company to its shareholders. No assurance can be given that the Merger will be consummated, or if consummated, that the terms will not change from those currently contained in the Merger Agreement. In addition, immediately prior to the Merger, the Company currently intends to reincorporate from the State of Colorado to the State of Nevada.

Expenses reported in the Company’s financial statements included herewith are costs related to being a public entity. Since the time that American Ethanol acquired an 88% interest in the Company they have been advancing funds for such expenses to the Company. Such advances are reflected in Accounts Payable to related parties on the Balance Sheet at the reporting date. It is anticipated that American Ethanol will continue to advance funds until such time as the merger is completed.

Note 3: Income Taxes.

The Company has an estimated net operating loss carryforward of approximately $106,000 at January 31, 2007 to offset future taxable income. The net operating loss carry forward if not used, will expire in various years through 2027. The net operating loss carryforward prior to the year ended January 31, 2006 has expired or is restricted due to the change in ownership. No deferred income taxes have been recorded because of the uncertainty of future taxable income to be offset. Utilization of the net operating loss carryforwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating losses carryforwards before utilization.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

Tax Carry forward Schedule

Period ending	Estimated NOL Carry- forward	Tax Rate	Estimated Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit
January 31, 2007	$124,183	28.50%	$35,392	$(35,392)	$(31,592)	$-
January 31, 2006	20,400	18.50%	3,800	(3,800)	(1,800)	-

Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

Income tax benefit at statutory rate resulting from
net operating loss carry forward	-28.5%
State tax benefit, net of federal benefit	1.0%
Adjustments to valuation allowance	25.5%
Other	2.0%
Actual tax rate	0.0%

MARWICH II, LTD.

NOTES TO FINANCIAL STATEMENTS
January 31, 2007

Note 4: Common Stock Issuances.

The Company's Articles of Incorporation, as amended, authorize the issuance of up to 100,000,000 shares of no par value common stock and up to 1,000,000 shares of $0.01 par value preferred stock. As of January 31, 2007, there were 3,785,664 shares of common stock issued and outstanding and no preferred shares issued or outstanding.

On November 30, 2004, the Company issued 2,400,000 shares of its common stock to Pride Equities, Inc., which represented 50.717% of its outstanding common stock outstanding, in consideration for $30,000 cash. This transaction resulted in a change in control of the Company. On November 30, 2004, the Company effected a one-for-five reverse stock split of its outstanding common stock and on June 2, 2006, the Company effected a three-for-one common stock dividend on the Company's common stock.

On June 23, 2006, American Ethanol, Inc. acquired approximately 88.3% of the outstanding common stock of the Company from three principal shareholders and directors of the Company for $675,000. In connection with this transaction, the officers and directors resigned and two members of American Ethanol’s management were appointed to the Company’s Board of Directors and as the Chief Executive Officer and Chief Financial Officer of the Company.

MARWICH II, LTD.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JULY 31, 2007

In the opinion of management of Marwich II, Ltd., the accompanying unaudited financial statements include all adjustments necessary for a fair presentation of financial position, results of operations and cash flows for the periods presented (subject to year end adjustments). Certain information and note disclosures normally included in audited financial statements prepared in accordance with accounting principles generally accepted in the U.S. have been omitted; however, Management believes that the disclosures made are adequate to make the information presented not misleading.

MARWICH II, LTD.

BALANCE SHEETS
(unaudited)

	July 31,	January 31,
	2007	2007
	(unaudited)

ASSETS

Current Assets	$-	$-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable, related parties	$121,934	$91,189

Total Current Liabilities	121,934	91,189

Stockholders' Equity:
Preferred stock, $.01 par value;
1,000,000 shares authorized, none
issued and outstanding	-	-
Common stock, no par value,
100,000,000 shares authorized,
3,785,664 shares issued and
outstanding	333,567	333,567
Additional paid in capital	3,000	3,000
Accumulated deficit	(458,501)	(427,756)
	(121,934)	(91,189)

Total Liabilities and Stockholders' Equity	$-	$-

The accompanying notes are an integral part of the financial statements

MARWICH II, LTD.

STATEMENTS OF OPERATIONS
(unaudited)

	For the six months ended		For the three months ended
	July 31,	July 31,	July 31,	July 31,
	2007	2006	2007	2006

Revenues	$-	$-	$-	$-

Operating expenses:
Professional fees	28,148	9,760	16,398	6,200
Administrative and other	2,597	2,834	1,300	2,609
	30,745	12,594	17,698	8,809

Net loss	$(30,745)	$(12,594)	$(17,698)	$(8,809)

Per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding	3,785,664	3,785,664	3,785,664	3,785,664

The accompanying notes are an integral part of the financial statements

MARWICH II, LTD.

STATEMENTS OF CASH FLOWS
(unaudited)

	For the six months ended
	July 31,	July 31,
	2007	2006

Cash flows from operating activities:
Net loss	$(30,745)	$(12,594)
Adjustments to reconcile net loss to net cash used by operating activities:
Increase (decrease) in accounts payable	30,745	(1,200)

Net cash used by operating activities	-	(13,794)

Cash flows from investing activities	-	-

Cash flows from financing activities
Contributions of capital	-	3,000

Net cash provided by financing activities	-	3,000

Increase (decrease) in cash	-	(10,794)

Cash, Beginning of period	-	10,794

Cash, End of period	$-	$-

The accompanying notes are an integral part of the financial statements

MARWICH II, LTD.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(1) Unaudited Financial Statements.

The balance sheets as of July 31, 2007, the statements of operations and the statements of cash flows for the three and six month periods ended July 31, 2007 and 2006, have been prepared by Marwich II, Ltd. (the “Company”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. Certain reclassifications have been made to the 2006 figures to conform to the 2007 presentation. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at July 31, 2007 and for all periods presented, have been made.

It is suggested that these statements be read in conjunction with the January 31, 2007 audited financial statements and the accompanying notes included in the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 10, 2007.

(2) Basis of Presentation - Ability to continue as a Going Concern.

Marwich II, Ltd. (the "registrant" or "Company") was incorporated under the laws of the State of Colorado on August 16, 1983.

The Company ceased active business operations and was administratively dissolved by the Colorado Secretary of State effective January 1, 1991. The Company was reinstated by the Colorado Secretary of State effective October 13, 2004.

Marwich has an authorized capitalization of 100,000,000 shares of common stock, no par value per share and 1,000,000 shares of preferred stock, $.01 par value per share. On June 2, 2006, the Company effected a three-for-one common stock dividend on the Company's common stock. All references to share numbers reflect this stock dividend.

In October 2004, the Company’s Board of Directors, appointed three new directors and three new officers, all of whom were shareholders of the firm Pride Equities, Inc. (Pride). Management then secured the services of Pride, a consulting firm to assist the Company in its efforts to salvage value for the benefit of its shareholders. Pride contributed $30,000 as paid in capital to the Company and the Company issued Pride 1,920,000 shares of its common stock. The paid-in capital was used to pay for professional services, including accounting services in order to enable the Company to make all necessary filings with the Securities and Exchange Commission.

MARWICH II, LTD.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(2) Basis of Presentation - Ability to continue as a Going Concern (contd.).

The Company is a "shell" company, whose sole purpose, at this time, is to consummate the Merger with American Ethanol, Inc. (“American Ethanol”) described below.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has limited working capital and no active business operations, which raises substantial doubt about its ability to continue as a going concern. Management resumed the filing of Securities and Exchange Commission reporting in 2004 and in 2006 began to seek a business combination. Management believes that this plan provides an opportunity for the Company to continue as a going concern. As a result, the Company’s ability to continue as a going concern is dependent upon the Company's ability to successfully consummate a business combination.

On June 23, 2006, American Ethanol acquired approximately 88.3% of the outstanding common stock of the Company from three principal shareholders and directors of the Company for $675,000. In connection with this transaction, the three directors of the Company resigned from the board and members of American Ethanol’s management were named to the Company’s Board of Directors and as officers of the Company.

Effective as of June 23, 2006, Marwich-Colorado and American Ethanol entered into an Agreement and Plan of Merger, pursuant to which American Ethanol agreed to merge with and into Marwich-Colorado, with Marwich-Colorado being the surviving company. On July 19, 2007, Marwich-Colorado, Marwich II, Ltd., a Nevada corporation (“Marwich-Nevada”), AE Biofuels, Inc., a Nevada corporation and wholly owned subsidiary of Marwich-Nevada (“Merger Sub”), and American Ethanol entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”). The Amended Merger Agreement superseded the Agreement and Plan of Merger entered into with American Ethanol on June 23, 2006 as disclosed in our current report on Form 8-K filed on that date, adds Marwich Nevada and Merger Sub as parties to the agreement and further amends the former agreement to (i) amend Article II to provide that Merger Sub will merge with and into American Ethanol with American Ethanol being the surviving corporation; (ii) provide that the name of Marwich-Nevada be changed to AE Biofuels, Inc. effective upon the consummation of the merger; (iii) add a covenant that Marwich-Nevada will authorize a new series of Series B Convertible Preferred with rights, preferences and privileges substantially similar to the rights, preferences and privileges of the American Ethanol Series B Preferred (the “Marwich-Nevada Series B Preferred”); (iv) amend Article III to provide that (a) each issued and outstanding share of American Ethanol common stock (including shares of American Ethanol Series A Preferred Stock, which will automatically convert into common on the Effective Date of the merger) will be automatically canceled and converted into the right to receive one share of Marwich-Nevada common stock; (b) each issued and outstanding share of American Ethanol’s Series B Preferred will be automatically canceled and converted into the right to receive one share of Marwich-Nevada Series B Preferred; and (c) each issued and outstanding American Ethanol option and warrant will be assumed by Marwich-Nevada and become an option or warrant to purchase Marwich-Nevada’s common stock or Marwich-Nevada Series B Preferred as applicable on the same terms and conditions; and (v) add as a condition to American Ethanol’s obligation to complete the Merger that the Reincorporation be completed. The Amended and Restated Agreement and Plan of Merger, is herein referred to as the “Merger Agreement”.

MARWICH II, LTD.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(2) Basis of Presentation - Ability to continue as a Going Concern (contd.).

Based on the foregoing, assuming that American Ethanol does not issue any additional shares prior to the Merger, Marwich-Nevada would issue 83,914,998 shares of common stock in exchange for all the outstanding American Ethanol common stock and Series A Preferred Stock, 8,447,440 shares of Series B Preferred Stock in exchange for the same number of shares of American Ethanol Series B Preferred Stock, and would assume option and warrants exercisable for an additional 1,747,000 shares of common stock and 902,310 shares of Series B Preferred Stock. The exercise prices and other terms of the outstanding options and warrants will remain unchanged. In addition, the shares of Marwich-Colorado common stock held by American Ethanol would be cancelled. If the Merger is completed, the directors and the officers of American Ethanol would become the directors and officers of Marwich-Nevada and Marwich-Nevada will change its name to AE Biofuels, Inc. Upon the closing of the Merger, shareholders of American Ethanol would own approximately 99.5% of the common stock of Marwich-Nevada and current shareholders of Marwich-Colorado will hold approximately 0.5% of Marwich-Nevada common stock.

The Merger Agreement has been approved by the boards of directors of each of the Company and American Ethanol and must be submitted to the shareholders of each of American Ethanol and the Company for their approval. American Ethanol currently owns 88.3% of the outstanding voting shares of the Company, a sufficient number to ensure approval of the Merger. However, the Merger closing is still subject to the satisfaction of the normal closing conditions in transactions of this kind, and the SEC must still approve the form and content of the proxy or information statement to be mailed by the Company to its shareholders. No assurance can be given that the Merger will be consummated, or if consummated, that the terms will not change from those currently contained in the Merger Agreement.

In addition, immediately prior to the Merger, the Company currently intends to reincorporate from the State of Colorado to the State of Nevada.

Effective Date

The Merger will become effective upon the satisfaction of various conditions, including the approval of the Merger by the shareholders of both the Company and American Ethanol. It is currently anticipated that the merger will occur during the third quarter of 2007.

Conditions to the Merger

The Company and American Ethanol have each agreed to continue to operate their respective businesses in the ordinary course prior to the Merger. Under the Merger Agreement, each of the parties agreed to do certain things, some of which are conditions to the Merger transaction. Each party is obligated to (a) obtain all necessary approvals for various aspects of the transaction, (b) give the other access to the records and personnel to complete due diligence review, and (c) proceed expeditiously to undertake all actions so as to be able to consummate the Merger. Consummation of the Merger is also contingent upon (i) preparation, filing and distribution to the Company’s shareholders of a proxy or information statement related to the approval of the Merger by the Company’s shareholders, and (ii) continued quotation of the Company’s common stock on the OTC Bulletin Board. The representations and warranties of the parties to the Merger Agreement generally do not survive the closing of the Merger.

MARWICH II, LTD.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(2) Basis of Presentation - Ability to continue as a Going Concern (contd.).

Regulatory Approval

No specific federal or state regulatory approvals must be obtained by the parties to the Merger Agreement in order to consummate the Merger, other than general compliance with applicable corporation laws and state and federal securities laws and obtaining the SEC’s approval of the proxy or information statement if the SEC elects to review the proxy or information statement.

Termination

At any time prior to the Merger closing, notwithstanding the approval of the Merger Agreement by the shareholders of both the Company and American Ethanol, the Merger Agreement may be terminated and the Merger abandoned by (i) the mutual consent of the boards of directors of the Company and American Ethanol, (ii) by either the Company or American Ethanol if the Merger is prohibited by issuance of an order, decree or ruling, or (iii) by either party if the other is in material breach of any representation, warranty, covenant or agreement. Neither the Company nor American Ethanol presently knows of any reason why the Merger might be abandoned.

Change of Domicile/Corporate Name
Immediately prior to the Merger, the Company currently intends to reincorporate from the State of Colorado to the State of Nevada and upon consummation of the Merger to change its name to AE Biofuels, Inc.

APPENDIX B

FINANCIAL INFORMATION OF

AMERICAN ETHANOL, INC.
(a Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
American Ethanol, LLC
Chicago, Illinois

We have audited the balance sheet of American Ethanol, LLC (a development stage Company) as of December 31, 2005, and the related statements of operations, changes in members’ equity and cash flows for the period from November 29, 2005 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with audit standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Ethanol, LLC as of December 31 2005, and the results of its operations and its cash flows for the period from November 29, 2005 (date of inception) to December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Springfield, Illinois
May 1, 2006

McGladrey & Pullen, LLP is a member firm of RSM International – an affiliation of separate and independent legal entities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
American Ethanol, Inc.
Chicago, Illinois

We have audited the accompanying consolidated balance sheet of American Ethanol, Inc. (a development stage company) as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of American Ethanol, Inc. for the period from November 29, 2005 (date of inception) to December 31, 2005, were audited by other auditors whose report, dated May 1, 2006, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Ethanol, Inc. at December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

July 9, 2007

AMERICAN ETHANOL, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

December 31,	2006	2005

Assets

Current Assets
Cash and cash equivalents	$1,213,134	$4,170
Accounts and other receivables	-	-
Prepaid expenses	348,869	-

Total Current Assets	1,562,003	4,170

Property, plant and equipment, net	14,727,918	-
Other assets, net	1,073,872	-

Total Assets	$17,363,793	$4,170

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable	$528,800	$-
Short term borrowings (related party)	1,250,000	-
Unrealized losses on foreign currency forward contracts	46,820	-
Current portion of long-term debt	35,714	-

Total Current Liabilities	1,861,334	-

Long-Term Debt	205,357	-

Total Liabilities	2,066,691	-

Stockholders’ Equity
Members’ units 53,320,000 issued	-	4,170
Preferred Series A Convertible - 4,999,999 shares at $.001 par value	5,000	-
Preferred Series B Convertible - 2,828,996 shares at $.001 par value	2,828	-
Common Stock @ $ .001 par value	74,710	-
Additional paid-in capital	21,972,363	-
Deficit accumulated during development stage	(6,951,198)	-
Accumulated other comprehensive income	193,399	-

Total Stockholders’ Equity	15,297,102	4,170

Total Liabilities and Stockholders’ Equity	$17,363,793	$4,170

The accompanying notes are an integral part of the financial statements

AMERICAN ETHANOL, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year ended December 31,	2006	Period from November 29, 2005 (Date of Inception) to December 31, 2005

Net sales	$744,450	$-

Cost of goods sold	735,000	-

Gross profit	9,450	-

Costs and expenses
Selling and administrative expenses	(6,163,724)	-
Unrealized losses on foreign currency forward contracts	(46,820)	-
Other income, net	132,013	-

(Loss) earnings from operations before income taxes	(6,069,081)	-
Income tax expense	-	-

Net (Loss) Earnings	$(6,069,081)	$-

See accompanying notes to consolidated financial statements.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,	2006	Period from November 29, 2005 (Date of Inception) to December 31, 2005

Cash Flows From Operating Activities
Net (loss) earnings	$(6,069,081)	$-
Adjustments to reconcile net (loss) earnings to net cash (used in) provided by operating activities
Stock based compensation	363,460	-
Unrealized losses on foreign currency forward contracts	46,820	-
Changes in assets and liabilities
Trade accounts payable	528,800	-
Prepaid expenses	(348,869)	-

Net cash (used in) provided by operating activities	(5,478,870)	-

Cash Flows From Investing Activities
Purchase of Marwich II, Ltd., net of losses	(662,406)	-
Exchange rate gain	(193,399)	-
Additions to property, plant and equipment	(14,727,918)	-
Additions to other assets	(1,073,872)	-

Net cash (used in) provided by investing activities	(16,657,595)	-

Cash Flows From Financing Activities
Sale of members’ units	-	4,170
Short term borrowings (related party)	1,250,000	-
Proceeds from long-term debt	250,000	-
Payments on long-term debt	(8,929)	-
Proceeds from capital contributions	21,854,358	-

Net cash provided by financing activities	23,345,429	4,170

Net Increase in Cash and Cash Equivalents	1,208,964	4,170

Cash and Cash Equivalents, at beginning of period	4,170	-

Cash and Cash Equivalents, at end of period	$1,213,134	$4,170

The accompanying notes are an integral part of the financial statements

AMERICAN ETHANOL, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Members’ Units		Common Stock (2)		Series A Preferred Stock (1)		Series B Preferred Stock		Paid-in Capital in Excess of Par	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
	Units	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

Balance, November 29, 2005 (date of inception)	-	$-	-	$-	-	$-	-	$-	$-	$-	$-	$-
Sale of members’ units during 2005	53,320,000	4,170	-	-	-	-	-	-	-	-	-	4,170

Balance, December 31, 2005	53,320,000	4,170	-	-	-	-	-	-	-	-	-	4,170
Conversion of units to common shares	(53,320,000)	(4,170)	53,320,000	53,320	-	-	-	-	(49,150)	-	-	-
Sale and grant of founder’s shares to advisor's and strategic partners	-	-	12,692,000	12,692	-	-	-	-	26,038	-	-	38,730
Sale of founder's shares to executives	-	-	4,400,000	4,400	-	-	-	-	6,600	-	-	11,000
Shares issued for acquisitions	-	-	3,752,000	3,752	-	-	-	-	484,248	-	-	488,000
Shares issued to an outside director	-	-	200,000	200	-	-	-	-	25,800	-	-	26,000
Shares issued to an employee	-	-	160,000	160	-	-	-	-	20,640	-	-	20,800
Sale of Preferred Series A convertible stock net of issuance expenses	-	-	-	-	4,999,999	5,000	-	-	14,110,719	-	-	14,115,719
Loss on purchase of subsidiaries	-	-	-	-	-	-	-	-	-	(882,117)	-	(882,117)
Shares issued to a director and advisors	-	-	186,000	186	-	-	-	-	278,814	-	-	279,000
Sale of Preferred Series B convertible stock net of issuance expenses	-	-	-	-	-	-	2,828,996	2,828	7,693,401	-	-	7,696,229
Compensation expense related to options issued to employees	-	-	-	-	-	-	-	-	37,659	-	-	37,659
Purchase of shares in Marwich II, Ltd. net of acquired losses for current year	-	-	-	-	-	-	-	-	(662,406)	-	-	(662,406)
Net loss from start up operations	-	-	-	-	-	-	-	-	-	(6,069,081)	-	(6,069,081)
Accumulated other comprehensive income	-	-	-	-	-	-	-	-	-	-	193,399	193,399

Balance, December 31, 2006	-	$-	74,710,000	$74,710	4,999,999	$5,000	2,828,996	$2,828	$21,972,363	$(6,951,198)	$193,399	$15,297,102

The accompanying notes are an integral part of the financial statements

All shares are stated at post split values - Shares were split 2 for 1 February 28, 2006 and 2 for 1 May 18, 2006.
(1) - Series A Convertible Preferred stock and warrants are convertible into 10,000,000 shares and 800,000 shares respectively of common stock.
(2) - Authorized Common stock - 400,000,000 shares, .001 par value.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. Nature of Activities and Summary of Significant Accounting Policies.

These consolidated financial statements include the accounts of American Ethanol, Inc. (the “Company” or “American”), a Nevada corporation, and its wholly owned subsidiaries, Wahoo Ethanol, LLC (“Wahoo”), a Delaware limited liability company, Sutton Ethanol, LLC (“Sutton”), a Nebraska limited liability company, Illinois Valley Ethanol, LLC (“Illinois Valley”), an Illinois limited liability company, International Biofuels, Inc., a Nevada corporation and its approximately 88.3% owned subsidiary, Marwich II, Ltd. (“Marwich”), a Colorado corporation. Marwich has a fiscal year end that is January 31, 2007. The results of Marwich have been consolidated based on the twelve months ended December 31, 2006.

The Company’s purpose is to develop, acquire, construct, operate and sell fuel grade ethanol and biodiesel from ethanol and biodiesel production facilities primarily located in the Midwestern United States and India. American is a development stage company and as such, does not expect to generate any meaningful revenue until its plants are completely constructed and operational, or operational plants have been acquired. During the past year the Company has engaged in fundraising through the sale of stock, purchased or acquired options to purchase land for development of ethanol plants in the United States, begun construction of a biodiesel manufacturing facility in Kakinada, India through a joint venture between International Biofuels, Inc., its wholly owned subsidiary International Biodiesel, Ltd., a Mauritius corporation and Acalmar, an India corporation and started ground work for an ethanol facility in Sutton, NE. The Company presently expects to generate revenue in 2007 from the biodiesel joint venture facility in India and begin the sale of ethanol in 2008, but its ability to do so depends on many factors beyond its control.

American Ethanol, Inc. was originally incorporated in California on September 12, 2001 as Great Valley Ventures LLC, however, no operating agreement was adopted and no capital was contributed until November 29, 2005. Between September 2001 and November 2005 the Company had no operations and engaged in no activities. From November 2005 through December 2005, American commenced development activities with the addition of key advisors, management, and additional founding shareholders. On January 12, 2006, the Company was renamed American Ethanol, LLC. On February 23, 2006, American Ethanol, LLC merged into American Ethanol, Inc., a Nevada corporation. After January 12, 2006 the Company began acquiring existing companies, land and land options for the development of ethanol plants in the Midwestern United States and developing a business plan to become a producer and marketer of fuel grade ethanol.

On June 23, 2006, American acquired 88.3% of the outstanding common stock of Marwich pursuant to a stock purchase agreement between American and the principal stockholders of Marwich. Marwich is a shell company, whose shares are traded on the OTC Bulletin Board and has no current operations. Also on June 23, 2006, American entered into an Agreement and Plan of Merger with Marwich pursuant to which American will merge with and into Marwich and (i) each issued and outstanding share of American Common Stock (including Common Stock issued upon conversion of American Series A Preferred Stock, which will automatically convert into Common Stock immediately prior to the closing of the Merger) and Series B Preferred Stock (also convertible into common stock at the holders discretion) will be converted into Series B Preferred Stock, respectively, of Marwich, and (ii) each issued and outstanding warrant and/or option exercisable for common stock of American will be assumed and converted into a warrant and/or option exercisable for common stock of Marwich. The Merger is subject to the approval of both American’s and Marwich’s shareholders and certain other conditions. Upon the effectiveness of the Merger, Marwich will change its name to AE Biofuels, Inc.

Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. Nature of Activities and Summary of Significant Accounting Policies (contd.).

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition. The Company recognizes revenue when products are shipped and services are rendered, the price is fixed or determinable and collection is reasonably assured.

Cash and Cash Equivalents. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property, Plant and Equipment. Property, plant and equipment are carried at cost less accumulated depreciation after assets are placed in service and are comprised primarily of land acquired for development of production facilities, and construction costs to date for its ethanol plant in Sutton, NE and its joint venture biodiesel facility in India. Advances totaling $2,775,000 for materials and construction services for the Sutton facility are included in property, plant, and equipment at December 31, 2006. This amount represents monies due the Company due to cancellation of material and service orders for the Sutton facility. This amount was refunded to the Company in January and February 2007.

Other Assets. Other assets are comprised of options obtained for the purpose of acquiring land for the development of production facilities.

Foreign Currency Derivative Instruments. The Company utilizes derivative financial instruments, specifically foreign currency forward contracts, to manage its exposure to foreign currency exchange rate risks. The Company accounts for its derivatives in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” as amended by SFAS No. 138 and SFAS No. 149. The Company does not hold or issue financial instruments for speculative trading purposes. See Note 11 for additional information.

Income Taxes. The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. SFAS No. 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company has had limited revenues to date and has operated at a loss through December 31, 2006. As of the Balance Sheet date the estimated income tax benefit from net operating loss carryforward has been fully reserved since the Company is in the development stage and there can be no assurance that such operating losses will be utilized in the future.

Stock Splits. On February 28, 2006 and on May 18, 2006, the Company’s Board of Directors declared a two-for-one stock split effected in the form of a stock dividend. The Company distributed 18,882,667 shares of common stock on February 28, 2006 and 37,612,000 shares of common stock on May 18, 2006, respectively.

All share amounts have been retroactively adjusted to reflect the stock splits.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. Nature of Activities and Summary of Significant Accounting Policies (contd.).

Organizational and Start Up Costs. The Company expenses all organizational and start up costs as they are incurred.

Recent Accounting Pronouncements. In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements, uncertain tax positions taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The Company will adopt FIN 48 effective January 1, 2007 and is currently in the process of evaluating the potential impact of FIN 48 on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), which revises and replaces SFAS No. 123, “Accounting for Stock-Based Payments” (“SFAS No. 123”) and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). SFAS No. 123R requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value based method and the recording of such expense in its consolidated statements of operations. The pro forma disclosures previously permitted under SFAS No. 123 is no longer an alternative to financial statement recognition. The provisions for SFAS No. 123R are effective for the first interim or annual reporting period beginning after June 15, 2005. The Company adopted SFAS No. 123R on January 1, 2006 and its consolidated financial statements were not significantly impacted.

2. Ability to Continue as a Going Concern.

The accompanying financial statements have been prepared on the going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced operating losses and negative cash flow since inception and currently has an accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on several factors.

The Company has had minimal revenues and has incurred losses due to start up costs during 2006. The Company has raised approximately $24 million dollars through May 15, 2007 through the sale of equity and an additional $2 million through the sale of the Wahoo site in 2007. Management estimates that a 100 million gallons per year (“MMGY”) ethanol plant would cost approximately $200 million to construct. The Company will have to raise significantly more capital and secure a significant amount of debt to complete its plan to develop 10 ethanol plants over the next five years. The Company currently has no ethanol plants and construction of the planned plant is estimated to be less than 10% complete. In addition with corn prices on the rise the margin available to ethanol producers on each gallon produced has been decreasing recently. Management also plans to complete a biodiesel facility in India and begin importing biodiesel for sale in the U.S. during the third quarter 2007. Completion of the biodiesel facility will require additional cash that the Company currently does not have and will need to raise by selling more stock or obtaining other financing arrangements. Although the biodiesel plant will provide some cash flow it will be insufficient to allow development of the ethanol facilities noted above.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

2. Ability to Continue as a Going Concern (contd.).

Management believes that it will be able to raise additional capital through equity offerings. Should the Company not be able to raise enough equity it may be forced to sell permitted properties to other interested ethanol producers. The value of these permitted sites is such that the sale of one or more sites will provide sufficient cash to fund the development stage activities described above and to raise the capital needed to build other sites. The Company’s goal is to complete the merger with Marwich and then be able to raise funds through the public market.

In addition, the Company continues to develop a biodiesel facility in India. This facility is anticipated to become operational in the third quarter of 2007. The additional cash from this facility will contribute to the development stage activities described above.

3. Property, Plant and Equipment.

Property, plant and equipment consist of the following:

December 31	2006

Land	$1,956,995
Construction in progress	9,265,530
Prepayment to contractors	3,505,393

Total gross property, plant and equipment	14,727,918

Less accumulated depreciation	-

Total net property, plant and equipment	$14,727,918

The Company did not place any equipment in service during 2006 and therefore the depreciation expense recorded by the Company totaled $-0- in 2006.

The Company has spent approximately $7 million in engineering design and early stage ground work on its facility in Sutton, NE and expects that the final cost of such facility will be approximately $200 million. The Company has spent approximately $2.8 million with its subsidiary International Biofuels, Inc. toward the $15.5 million needed to build a biodiesel facility in India.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

4. Debt.

Short-term Borrowings. On November 16, 2006 the Company entered into a short-term loan agreement with one of its directors wherein the Company borrowed $1 million at 10% interest per annum for a period of six months or until funds are raised through a private placement that are sufficient to pay the loan amount. On December 28, 2006 the Company borrowed an additional $250,000 under the same terms and conditions from the same director. As of March 31, 2007, there was $500,000 due to the director under this loan agreement.

Long-term Borrowings. On April 4, 2006 the Company entered into a long-term loan agreement with the City of Wahoo, NE wherein the Company borrowed $250,000. The Company is required to make payments of $8,928 per quarter.

The following is a schedule of current maturities on the Company’s debt for each of the next five years and thereafter:

Year ending December 31,	Amount

2007	$1,285,714
2008	35,712
2009	35,712
2010	35,712
2011	35,712
Thereafter	62,509

Total	$1,491,071

In addition, the Company continues to develop a biodiesel facility in India. This facility is anticipated to become operational in the third quarter of 2007. The additional cash from this facility will contribute to the development stage activities described above.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

5. Shareholders’ Equity.

Shareholders’ equity consists of:

Common Stock, $.001 par value; 400,000,000 shares authorized; 74,710,000 shares issued and outstanding at December 31, 2006.

On November 28, 2005, the Company had 28,000,000 original LLC shares outstanding. Between November 29, 2005 and December 31, 2005, the Company issued an additional 25,320,000 LLC shares to various advisors and two future employees. In February 2006 American Ethanol, LLC merged into American Ethanol, Inc., a Nevada corporation, and each limited liability company unit was converted into shares of common stock in American Ethanol, Inc.

During January 2006, American sold an additional 12,692,000 shares of founder’s common stock to various investors and strategic partners (including Delta-T Corporation, an ethanol process engineering firm and TIC - The Industrial Company, designers and builders of ethanol plants. These two companies were chosen to design and build the domestic ethanol plants that American is planning) for cash of $21,750 and expensed compensation for services rendered of $16,980. On January 12, 2006, American began activities by hiring a management team. Executives of American purchased 4,400,000 shares of founder’s common stock in American for cash of $11,000. Such shares have forfeiture provisions, as defined in the agreements, in the event the executives leave the Company. On February 1, 2006, American issued a total of 3,752,000 shares of common stock (valued at $488,000) as a part of the acquisitions of Illinois Valley Ethanol LLC, Sutton Ethanol LLC and Wahoo Ethanol LLC described in Note 7. On February 28, 2006, the Company issued an additional 200,000 shares to a director (valued at $26,000) and 160,000 shares to an employee (valued at $20,800) thereby increasing the number of common shares to 74,524,000.

During May 2006 American granted a total of 186,000 shares of common stock (valued at $279,000 which was expensed as compensation during the period) to various advisors and a director bringing the total number of common shares outstanding at December 31, 2006 to 74,710,000.

Preferred Stock. The Company is authorized to issue 25 million shares of preferred stock which includes the 5 million shares of Series A and 12 million shares of Series B Preferred Stock, as described below:

Convertible Preferred Series A Stock, $ .001 par value; 25,000,000 total shares of preferred stock authorized; 4,999,999 shares issued and outstanding at December 31, 2006.

On February 17, 2006, the Company offered, on a private basis, 8 million shares of Series A Convertible Preferred Stock (“Series A”) at $3.00 per share. This private offering resulted in 4,999,999 shares being sold throughout the months of February and March 2006. In conjunction with the offering, American issued 400,000 warrants at $3.00 per share to purchase shares pursuant to a Placement Agent Agreement with Chadbourn Securities, Inc. who represented American in the private offering.

The Company sold the 4,999,999 shares at $3.00 per share for total gross proceeds of $14,999,997. The Company paid fees totaling $884,278. Total net proceeds from the issuance of this series of stock were $14,115,719.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

5. Shareholders’ Equity (contd.).

Convertible Preferred Series B Stock, par value $.001; 2,828,996 shares issued and outstanding at December 31, 2006.

On August 15, 2006, the Company began offering, on a private basis, 12,000,000 shares of Series B Convertible Preferred Stock (“Series B”) at $7.00 per share. The offering price was subsequently reduced to $3.00 per share (and any subscriptions at the $7.00 price were adjusted to the $3.00 price in December 2006) and through the Balance Sheet date the Company had sold 2,828,996 shares and issued 226,320 warrants at $3.00 per share to purchase shares pursuant to a Placement Agent Agreement with Chadbourn Securities, Inc. who represented American in the private offering. This offering remained open at December 31, 2006, and subsequent to year end 2,490,162 have been sold and an additional 425,726 warrants issued. The offering remains open with the intention to raise an additional $10 million of equity before it closes. As of May 31, 2007 a total number of 5,319,158 shares have been sold, and the total number of warrants issued was 652,046.

The Company sold the 2,828,996 shares at $3.00 per share for total proceeds of $8,486,988. The Company paid fees totaling $850,759. Total net proceeds from the issuance of this series of stock were $7,636,229. Additionally, in December 31, 2006, the Company received deposits of $60,000 from two investors for the purchase of 20,000 shares of Series B. These shares were subsequently issued in February 2007.

Placement Agent Fees and Warrants. As compensation for the Placement Agent’s services, the Company will pay and issue the Placement Agent and their affiliates and finders: (1) a sales commission representing 7% of the gross proceeds from this Offering; (2) an unallocated expense reimbursement of 1% of the gross proceeds from this Offering; and (3) warrants to purchase a number of shares of our Common Stock representing up to 8% of the shares of Series A and Series B Preferred Stock sold in these Offerings, at a price of $3.00 per Share respectively. The warrants are exercisable for a period of seven years from the date of completion of this Offering, have a net exercise provision and are transferable. The shares of Common Stock issuable upon exercise of the Placement Agent Warrants shall be included in any Registration Statement made by the Company. Further, subject to certain conditions, the Company has indemnified the Placement Agents and affiliated broker-dealers against certain civil liabilities, including liabilities under the Securities Act.

Number of Warrants Issued	Price per share	Fair Value

40,000	$1.52	$30,340
760,000	1.52	578,162
226,320	$1.52	$344,006

Two members of American’s Board of Directors and significant shareholders of the Company are registered representatives of the Placement Agent. Both are expected to receive a portion of the compensation paid to the Placement Agent in connection with their respective placement agent services, if any such services are provided to American Ethanol related to these offering.

As of December 31, 2006, $287,557 owed to the Placement Agent was included in Accounts Payable.

Structure of Preferred Series A and B Stock. Holders of Series A and Series B Preferred Stock (1) have liquidation preferences over holders of common stock, and (2) are entitled to receive noncumulative dividends, when, as and if declared by the Board of Directors, equal to 5% of the original purchase price payable in preference and priority to any declaration and payment of any dividend on common stock.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

5. Shareholders’ Equity (contd.).

The Series A and Series B Preferred Stock vote together with the common stock and not as a separate class on all matters put before the shareholders. Each share of Series A and Series B Preferred Stock has a number of votes equal to the number of shares of common stock then issuable upon conversion.

The holders of Series A and Series B Preferred Stock have the right to convert their shares at any time into shares of common stock at the then current conversion rate. The initial conversion rate is one share of common for each share of preferred. The conversion rate is subject to adjustment for any stock splits, combinations, reclassifications or reorganizations. The Series A Preferred Stock automatically converts to common stock, at the then applicable conversion rate, on the earlier of (i) such time as the twenty consecutive trading days’ average closing sales price of the Company’s common stock is greater than 400% of the conversion price or (ii) the closing of an initial public offering or Reverse Merger. The Series B Preferred Stock automatically converts to common stock, at such time as (i) after the effective date of the Reverse Merger, American has, in one or more public or private equity transactions, raised an aggregate of at least $50 million in gross proceeds to American; or (ii) at such time as American in any four consecutive quarters generated operating cash flows, as determined in accordance with U.S. generally accepted accounting principles, of an aggregate of at least $100 million. Series A and Series B Preferred Stock have no redemption rights. As of the Balance Sheet date 2,828,996 shares of Series B Preferred Stock are outstanding.

The Company has accounted for the preferred stock in stockholders’ equity as permanent capital.

Share-Based Compensation. During the twelve months ended December 31, 2006, the Company issued shares and warrants of its common and preferred stock as compensation for non-employee services. The shares issued had no requisite service period or other restrictions different than the common stock of the Company. The warrants vested immediately and may be exercised anytime within their 7 year life. Shares issued as compensation prior to February 1, 2006 were valued at $0.01 per share. Shares issued as compensation from February 1, 2006 through February 28, 2006 were valued at $0.52 per share based on the value of the private company acquisitions on February 1, 2006. Shares issued as compensation after February 28, 2006 through May 18, 2006 were valued at $3.00 per share based on the offering price of the Series A Preferred Stock. The value of shares issued after May 18, 2006 was $1.50 per share due to the 2 for 1 common stock split. A summary of the shares issued for compensation during the twelve months ended December 31, 2006 is as follows:

Number of Shares Issued	Price per share	Fair Value

1,573,000	$0.01	$15,730
740,000	0.52	384,800
186,000	$1.50	$279,000

Number of Options Issued	Price per share	Fair Value

50,000	$0.76	$38,000

120,000	$0.48	$57,600

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

5. Shareholders’ Equity (contd.).

Compensation cost arising from stock-based awards is recognized as expense using the straight-line method over the vesting period. As of December 31, 2006, there was approximately $94,000 of total unrecognized compensation cost related to unvested stock-based awards, which we expect to recognize over remaining weighted average vesting terms of 3.3 years. For the year ended December 31, 2006, our total stock-based compensation expense related to stock options was $37,659. We have not recorded any income tax benefit related to stock-based compensation for the year ended December 31, 2006.

A summary of stock option activity and changes during the year ended December 31, 2006 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

Outstanding January 1, 2006	-	$-	$-	$-
Granted	170,000	2.56	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-

Outstanding December 31, 2006	170,000	2.56	4.6	-
Exercisable December 31, 2006	-	$-	$-	$-

The weighted average grant date fair value of options granted in 2006 was $.56.

In connection with the Series A Preferred Stock offering, the Company issued 400,000 warrants which can be exercised at a price of $1.50 per converted share; note that each warrant is convertible into two shares of common stock, after consideration of the May 18, 2006 stock split. In connection with the Series B Preferred Stock offering, the Company issued 226,320 warrants through December 31, 2006 which can be exercised at a price of $3.00 per share. The warrants were fully vested at issuance and expire 7 years after the closing date of the offerings. These were the only warrants issued during the period and none were exercised as of December 31, 2006. The estimated fair value of the warrants and options is $1.52 per converted share and was determined in accordance with SFAS No. 123R on the date of grant using the Black-Scholes option valuation model with the following assumptions: (1) risk-free interest rate of 4.143%; (2) volatility of 53.6% and (3) expected life of 5 years. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the warrants. The expected volatility is based on the historical volatility of the common stock of publicly-traded companies in the ethanol industry. The Company has not paid any dividends on its common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. The computation of the expected term of the warrants is based on expectations regarding future exercises of the warrants. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary in subsequent periods if actual forfeitures differ from those estimates. Based on its historical experience, the Company estimated future option forfeitures at 0% as of December 31, 2006 and incorporated this rate in the estimated fair value of the warrants.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

6. Revenue.

The Company had one sale during fiscal 2006. It purchased $735,000 worth of biodiesel from one supplier and resold it to its customer for $744,000. 100% of the Company’s revenues were from one customer.

7. Acquisitions.

Private Company Acquisitions. On February 1, 2006. American acquired all of the membership interests in three development stage companies: Wahoo Ethanol LLC, Sutton Ethanol LLC and Illinois Valley Ethanol LLC in exchange for an aggregate of 3,752,000 shares valued at $488,000 of American Common Stock. The transaction was accounted for as a dividend to stockholders.

Wahoo and Sutton were 100% owned by two individuals who also owned 25.5% of the original founder’s common stock of American. As a part of the purchase of Wahoo and Sutton, American paid these two individuals $400,000 which represents their capital contributions to these companies. The founders of these two companies subsequently became the President and Executive Vice President of American. Subsequent to the purchase of Wahoo, American settled a preacquisition outstanding claim by one of Wahoo’s former advisors for $133,000. This settlement was paid by American.

Illinois Valley Ethanol, LLC was purchased from a different group of investors who owned approximately 1.5% of the original founder’s common stock of American. The Company paid the group of investors 1,152,000 shares of American common stock.

Public Company Acquisition. On June 23, 2006 American acquired approximately 88.3% of the outstanding common stock of Marwich from three principal shareholders and directors of Marwich for $675,000. The purchase price, net of current year expenses, ($662,406) was accounted for as a reduction of Additional Paid in Capital as a step in a reverse merger transaction. In connection with this transaction, the three directors of Marwich resigned from the board of Marwich, and two members of American’s management were named as directors of Marwich. Also on June 23, 2006, American entered into an Agreement and Plan of Merger with Marwich pursuant to which American will merge with and into Marwich and (i) each issued and outstanding share of American Common Stock (including Common Stock issued upon conversion of American Series A Preferred Stock, which will automatically convert into Common Stock immediately prior to the closing of the Merger) and Series B Preferred Stock will be converted into Series B Preferred Stock which is convertible into common stock at the holder’s discretion on a one-for-one basis, respectively, of Marwich, and (ii) each issued and outstanding option and warrant exercisable for common stock of American will be assumed and converted into an option or warrant exercisable for common stock of Marwich. The Merger is subject to the approval of both American’s and Marwich’s shareholders and certain other conditions. Upon the effectiveness of the Merger, Marwich will change its name to AE Biofuels, Inc. The 3,343,200 shares of Marwich purchased by American will be retired upon the completion of the Merger. As a result, based on the number of shares of American common and preferred stock outstanding at December 31, 2006 and including the shares of common stock of Marwich that will remain outstanding after the Merger, there will be approximately 88.7 million shares outstanding after the Merger on a fully diluted basis of which approximately 45.5% will be held by officers and directors of American. As Marwich has an accumulated deficit, no minority interest has been recorded.

The Company expects to complete the Merger sometime in the third quarter of 2007.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

8. Land Options and Purchases.

On March 2, 2006, Wahoo purchased two parcels of land in Wahoo, Nebraska. The total purchase price was $1,359,590.

On March 17, 2006, Sutton purchased land for its plant location in Sutton, Nebraska for the price of $597,406. Both the Wahoo and Sutton sites have been issued permits to construct 100 MMGY (million gallons per year) ethanol plants by the Department of Environmental Quality of the State of Nebraska.

On February 20, 2006, American entered into an option agreement to purchase approximately 180 acres of land for a plant location in Grand Island, Nebraska. American paid $100,000 for this option which expires March 17, 2007. Subsequent to year end American extended these options for an additional six months at a cost of $25,000.

On March 3, 2006, American entered into two option agreements to purchase approximately 396 acres of land for a plant location in Webster County, Nebraska. American paid $100,000 for the options which expired March 1, 2007. American exercised its right to extend these options for a period of one year and paid an additional $3,600 in March 2007 for such extension.

On April 11, 2006, Illinois Valley entered into an option agreement to purchase approximately 363 acres of land in Dwight, Illinois. American paid $150,000 for this option which expired September 15, 2006. American elected not to exercise this option and expensed the option fee in September.

On April 27, 2006, American entered into an option agreement to purchase approximately 145 acres of land for a plant location in Burt County, Nebraska. American paid $50,000 for the option which expired July 1, 2006. American elected not to exercise this option and recorded a $50,000 expense for the cost of the unexercised option.

On May 13, 2006, American acquired through assignment 4 options to purchase approximately 175 acres of land for a plant location in Danville, Illinois. American paid $50,000 for these options which were exercised in December 2006 and the purchase closed on March 13, 2007.

On June 1, 2006, American acquired an option to purchase approximately 204 acres of land for a plant site in Gilman, IL. American paid $15,000 for this option which expires on June 1, 2008.

On August 8, 2006, the Company acquired an option to purchase approximately 400 acres of land for a plant site in Red Cloud, NE for a cost of $100,000. The option expires on August 8, 2007.

On August 14, 2006, the Company acquired an option for 373 acres of land in Litchfield, IL. The Company paid $18,000 for such option and it expires August 1, 2008.

On September 30, 2006, the Company acquired an option for 183 acres in Burt County, NE. The Company paid $147,500 for the option and it expires July 1, 2007.

On October 14, 2006, the Company acquired an option for 200 acres known as Stillman Valley in Ogle County, IL. The Company paid $35,000 for the option and it expires on August 1, 2008.

On October 15, 2006, the Company acquired an option to purchase approximately 186 acres of land for a plant site in Gridley, IL. The cost of this option was $74,500 and it expires on October 15, 2009.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

8. Land Options and Purchases (contd.).

If American were to purchase all of the land currently subject to option agreements, the aggregate purchase price would be approximately $19.3 million.

On June 1, 2006, American acquired through assignment an option to purchase approximately 200 acres in Mason County, Illinois. No cash was paid in exchange for the option, which expires April 15, 2008; provided, however, that if American decides to exercise the option, it will issue to the landowner 200,000 shares of American Common Stock. American has the right to extend the term of the option to February 14, 2009.

Joint Venture. On July 14, 2006, the Company through its wholly owned subsidiaries, International Biofuels, Inc. and International Biodiesel, Ltd., a Mauritius incorporated company, entered into a joint venture biodiesel project agreement with Acalmar Oils & Fats Limited, an Indian company. The purpose of the joint venture is to build an approximately 50 MMGY biodiesel production facility adjacent to an existing palm oil plant in Kakinada, India which is owned by Acalmar with such fuel being exported from India to the US for sale. By the terms of the agreement the Company will contribute approximately $15.4 million and Acalmar will contribute its edible palm oil facility in India to the joint venture through a leasing arrangement. The Company will own through its subsidiary a 74% interest in the venture while Acalmar will own 26% once the final payments under the agreement are made. At December 31, 2006 the Company has advanced to the joint venture $3,380,000 toward the construction of the biodiesel facility with the remainder due during the first and second quarters 2007. Because Acalmar has not contributed any assets to the joint venture, the amounts are 100% consolidated at December 31, 2006.

9. Commitments.

Third Party Contracts: The Company engaged a third party in January 2006 as a financial adviser for $15,000 a month for three years. The Company also amended an arrangement with two individuals for financial advisory and management consulting services in January 2006 in the amount of $180,000 plus $10,000 per month (for a one year minimum) and 2,120,000 shares of common stock valued at $.01.

Employment Agreements: The Company entered into various three year at-will employment contracts with executive officers during 2006. The contracts require the payment of total annual salaries of approximately $1.2 million, plus potential bonuses and founder’s shares of common stock.

On September 15, 2006, the Company signed a preliminary term sheet with a New York based leasing firm to provide $130 million in financing via a lease type arrangement for the construction of the Sutton Ethanol LLC. The terms of such financing include interest only payments on the amount of borrowed funds during the construction period and fixed monthly payments for a period of six years after the plant is operational and a balloon payment at the end of the term. Final terms and conditions are still in negotiation and may change due to the sale of the 50% interest in Sutton discussed under “Subsequent Events” later in this discussion.

Under its agreement with Acalmar concerning the development of a joint venture biodiesel plant in Kakinada, India the Company is required to spend an additional $12 million. These funds will be spent as construction continues and costs are incurred. Under the agreement the joint venture is to be fully funded by March 31, 2007. At the present time, by mutual agreement of the parties American will not make its final payments for the joint venture until May 2007.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

10. Related Party Transactions.

A number of related party transactions occurred during 2006 and they are summarized in the following:

A director and significant shareholder in the Company loaned the Company $1,250,000 in two transactions in November and December 2006. The loan is a short term note with a term of six months from date of issue (November 16, 2006 for $1,000,000 and December 28, 2006 for $250,000) and carries a 10% per annum interest rate. These monies were used by the Company to pay operating expenses and to meet payment deadlines to our International Biofuels operation in India.

Chadbourn Securities has acted as the Companies agent in the sale of Series A and Series B Preferred stock throughout 2006. Two of the Company’s directors and shareholders are agents of Chadbourn and receive payments from Chadbourn related to the sale of stock along with other nonrelated parties. During 2006 the Company paid Chadbourn $911,981 in cash for fees and issued Chadbourn 400,000 warrants at $1.50 and 226,320 warrants at $3.00 to purchase Series A and Series B Preferred Stock, respectively, in the Company related to the sale of Series A and Series B Preferred stock. The Company paid Chadbourn an additional $1,046,117 in cash as fees and issued 195,740 warrants at $3.00 to purchase common stock for additional sales to date in 2007. As of December 31, 2006, $287,557 owed to Chadbourn was included in Accounts Payable.

The Company and Eric A. McAfee, the Company’s Chairman of the Board and a significant shareholder, are parties to an agreement pursuant to which the Company pays Mr. McAfee a monthly fee of $10,000 for services rendered to the Company as Chairman of the Board. During 2006 the Company paid Mr. McAfee $105,000 pursuant to this agreement.

The Company and CM Consulting are parties to an agreement pursuant to which the Company rents 20 hours per month of time on an aircraft owned by CM Consulting. The Company paid an upfront fee of $360,000 for 24 months of usage. During 2006, the Company expensed $150,000 of this rental fee.

Cagan McAfee Partners, owned by two directors of the Company, provides office services, advisory services under an advisory agreement and pays expenses related to travel and entertainment on behalf of the Company. During 2006 the Company paid $157,500 for the advisory services and $159,000 for office services and travel expenses to Cagan McAfee Partners.

The Industrial Company (TIC) and Delta T are companies involved in the design and construction of ethanol plants in the United States. In January 2006 they became strategic partners and founding shareholders (TIC has 4,000,000 shares and Delta T 2,000,000 shares of Common stock) of the Company. For services during 2006 related to the design and initial construction work on the Sutton Facility they were paid approximately $7.5 million.

Suren and Ram Ajjarapu, former owners of Wahoo and Sutton, sold their interests in these companies to American in February 2006 and they became officers of American Ethanol. Both became significant founding shareholders of American, each owning 8.1 million shares of Common stock. On February 23, 2007 Ram Ajjarapu sold his interest in the Company to Siva Limited in accordance with agreements wherein E85 and Siva Limited purchased the Wahoo LLC and a one half interest in the Sutton LLC and American and Mr. Ajjarapu settled a legal action between the parties and Geneva Capital.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

11. Foreign Currency Derivative Instruments.

The Company accounts for its hedging activities under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 138 and SFAS No. 149. These standards require that all derivative instruments be reported in the consolidated financial statements at fair value. Changes in the fair value of derivatives are to be recorded each period in earnings or in the accompanying Consolidated Balance Sheets in “Accumulated Other Comprehensive Income” depending on the type of hedged transaction and whether the derivative is designated and effective as part of a hedged transaction. The Company has not designated any of its foreign currency forward contracts as hedges, and therefore all changes in fair value are recorded through the Statement of Operations.

At December 31, 2006, the Company had outstanding foreign currency forward contracts to buy approximately $1.22 million in Indian Rupees. These contracts must be settled at various times before March 31, 2007.

12. Income Taxes.

The Company has an estimated net operating loss carryforward of approximately $6.5 million at December 31, 2006 to offset future taxable income. The net operating loss carryforward if not used, will expire in 2027. No deferred taxes have been recorded because of the uncertainty of future taxable income to be offset. Utilization of the net operating loss carryforwards may be subject to substantial annual limitations due to Internal Revenue Code changes or state limitations. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.

The Company’s deferred tax assets, valuation allowance, and change in valuation allowances are as follows:

	Estimated NOL Carry-Forward	Tax Rate	Estimated NOL Carry-Forward	Valuation Allowance	Net Tax Benefit

Period ended December 31, 2006	$6,506,778	39.0%	$2,537,643	$(2,537,643)	$-

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

13. Subsequent Events.

In addition to those events cited within Notes 4, 5, 8 and 10 to the consolidated financial statements, the following events have occurred subsequent to December 31, 2006.

The Company is continuing to offer its Series B Preferred Stock to qualified investors at $3 per share.

In January and February 2007 the Company cancelled orders for equipment and services included in prepaid expenses at December 31, 2006 and received a refund of previously advanced funds of $2,775,000 which has been credited to such account in 2007.

Timothy Morris, American Ethanol’s Chief Executive Officer and a member of its board of directors, resigned as an officer and director of American Ethanol effective February 28, 2007. Mr. Morris will be entitled to retain 1.2 million shares of American Ethanol Common Stock under his stock vesting program.

On January 17, 2007, American Ethanol, Inc. received a $5 million advance from E85, Inc., a Delaware corporation pursuant to a signed Memorandum of Understanding between the parties for the creation of a Joint Venture. E85, Inc. is an entity primarily owned by Mr. C. Sivasankaran, the founder and Chairman of Siva Limited.

In connection with the E85 and Siva Limited agreements described below, an affiliate of Siva Limited has agreed to purchase from Ram Ajjarapu all 8.1 million shares of Common Stock of American Ethanol held by Mr. Ajjarapu, a former officer and director of American Ethanol. American and E85 have created a joint venture to build and operate an ethanol plant in Sutton, Nebraska. The agreements that created the joint venture call for various equity contributions and agreements to be entered into on a specific timetable. As of May 31, 2007, American has sold its land in Sutton, Nebraska to E85 for approximately $2 million and E85 has contributed approximately $24 million to the Joint Venture for a 50% ownership interest. American has agreed to contribute approximately $34 million to the Joint Venture for a 50% ownership interest. As of May 31, 2007, American has not made any part of this contribution. Various other loans, contracts and requirements are in the agreement and are detailed below. As of May 31, 2007, none of these loans, contracts or requirements have been agreed to or executed except as noted above.

Subsequently, on March 1, 2007, American Ethanol entered into various agreements, including a Joint Development Agreement, with E85, Inc. The transactions caused no dilution to American Ethanol shareholders, and no shares or warrants were issued. Terms of the agreement included binding terms related to funding the expected $200 million construction of American Ethanol’s Sutton, Nebraska ethanol plant, as well as non-binding terms related to funding three additional ethanol plants.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

13. Subsequent Events (contd.).

The American Ethanol agreements with E85 include the following terms:

1.    American Ethanol agreed to sell all of its interest in and to its wholly-owned subsidiary, Wahoo Ethanol, LLC, to E85 for the purchase price of $2 million. The use of the proceeds is not restricted by the agreement;

2.    American Ethanol, through its wholly-owned subsidiary Sutton Ethanol, LLC, is currently developing an ethanol production facility to be located near Sutton, Nebraska, which has a permitted production capacity of approximately 115 million gallons per year (the “Sutton Project”). E85 agreed to acquire a 50% membership interest in Sutton Ethanol, LLC for a total equity contribution of $58 million, of which $24 million was funded on March 26, 2007 and American Ethanol agreed to make an additional equity contribution to Sutton Ethanol, LLC of $34 million. American Ethanol will retain a 50% membership interest in Sutton Ethanol, LLC.

3.     In addition, American Ethanol will have the lead responsibility to negotiate, on behalf of Sutton Ethanol, LLC the terms and conditions of a turnkey, engineering, procurement and construction contract (“EPC Contract”) with a suitable qualified construction contractor (“Contractor”), which EPC Contract will have terms and conditions sufficient to allow the Sutton Project to obtain, on commercially reasonable terms, non-recourse construction and term loan financing in an amount of approximately $100,000,000 (the “Financing”), including, without limitation, a completion guarantee from the Contractor that will be backed by a performance bond. E85 will assist American Ethanol in such negotiations as reasonably requested by American Ethanol. In addition, American Ethanol shall have the lead responsibility to negotiate, on behalf of Sutton Ethanol, LLC, the terms and conditions of the Financing. E85 shall assist American Ethanol in such negotiations as reasonably requested by American Ethanol. As of May 31, 2007, the EPC Contract has not been obtained.

4.    E85 and American Ethanol agreed that American Ethanol will enter into a management agreement with Sutton Ethanol, LLC to manage the operation of the Sutton ethanol facility on such terms and conditions as are consistent with arms length management agreements for ethanol facilities of a similar type and size;

5.    E85 and American Ethanol agreed that American Ethanol or its biofuels marketing subsidiary will enter into an exclusive marketing agreement with Sutton Ethanol, LLC to market ethanol and any other products from the Sutton ethanol facility for a fee to American Ethanol of one percent (1.0%) of gross sales, and on such terms and conditions as are consistent with arms length marketing agreements for ethanol facilities of a similar type and size. As of May 31, 2007, no management agreement or marketing agreement has been agreed upon by any parties.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

13. Subsequent Events (contd.).

6.    The parties recited their intent to pursue the development and construction of three additional ethanol facilities on terms and conditions substantially similar to those for the Sutton Project.

In addition, American Ethanol, Inc. entered into the following credit facilities with Siva Limited, a Bermuda corporation, an affiliated entity of E85, Inc:

1.
Siva Limited agreed to loan American Ethanol up to $4.5 million for the purpose of investing in American Ethanol’s International Biofuels subsidiary for the continued construction of a 50 million gallon biodiesel facility. If the note is repaid prior to thirty days from the date of the advance, no interest will be due. If the note is not fully paid in that time period, interest shall accrue at the rate of 2.5% per month and the note shall mature 12 months from the date of closing. Interest is payable quarterly. The loan is secured by a pledge by American Ethanol of 6% of the membership units of Sutton Ethanol, LLC.

2.
Siva Limited agreed to loan American Ethanol $32 million for the purpose of funding American Ethanol’s remaining equity contribution to Sutton Ethanol, LLC. If the funds are borrowed, the loan will bear interest at the rate of 15% per annum, and will be due and payable on December 30, 2007. Interest is payable quarterly. The loan is secured by a pledge by American Ethanol of 35% of the membership units of Sutton Ethanol, LLC. American Ethanol is not obligated to borrow under this facility and at this time, no amount is outstanding.

In addition, Ram Ajjarapu and American Ethanol have agreed to settle outstanding litigation with Geneva Capital, releasing American Ethanol from any liability related to this litigation. In addition, American Ethanol shall receive a reimbursement of legal expenses in the amount of $200,000. The settlement and stock sale transaction are subject to final closing conditions being satisfied prior to February 28, 2007.

14. Contingent Liabilities.

Geneva Capital Corp. (“Geneva”) has filed a complaint in U.S. District Court for the District of Southern New York against Wahoo Ethanol, LLC (“Wahoo”), Sutton Ethanol, LLC (“Sutton”), Ram Ajjarapu (“Aijarapu”) and American Ethanol, LLC (“American”). The complaint alleges Geneva entered into financial consulting agreements with Wahoo and Sutton or their predecessors in interest. The complaint claims that Wahoo and Sutton breached those agreements by, among other things, failing to pay consultant fees and by obtaining financing from other sources. The claims against American assert that American is the financial beneficiary of Wahoo and Sutton’s breach of agreement and that American somehow induced Wahoo and Sutton to breach the agreements. Geneva seeks damages of $10 million on various theories against all the parties. The original complaint was filed on or about May 31, 2006 and an amended complaint was filed on or about June 21, 2006. Wahoo, Sutton, Ajjarapu and American have responded by filing an answer to the amended complaint, and the case is now in the initial phase of discovery. Pursuant to the Unit Purchase Agreements between American and the original members of Wahoo and Sutton, the members have the obligation to indemnify American for any damages relating to this claim, including attorneys’ fees and costs.

In conjunction with the above agreement with E85 and Siva Limited, Ram Ajjarapu and American Ethanol have agreed to settle outstanding litigation with Geneva Capital, releasing American Ethanol from any liability related to this litigation. In addition, American Ethanol shall receive a reimbursement of legal expenses in the amount of $200,000. The settlement and stock sale transaction were finalized March 1, 2007.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007

In the opinion of management of American Ethanol, Inc., the accompanying unaudited financial statements include all adjustments necessary for a fair presentation of financial position, results of operations and cash flows for the periods presented (subject to year end adjustments). Certain information and note disclosures normally included in audited financial statements prepared in accordance with accounting principles generally accepted in the U.S. have been omitted; however, Management believes that the disclosures made are adequate to make the information presented not misleading.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash	$1,103,394	$1,213,134
Accounts Receivable	37,200
Prepaid expenses	260,369	348,869
Total current assets	1,400,963	1,562,003

Property, Plant and Equipment, net	12,389,044	14,727,918
Other assets	3,482,876	1,073,872

Investment in 50/50 joint venture	8,155,536

Total assets	$25,428,419	$17,363,793

Liabilities and stockholders' equity
Current liabilities:
Short term borrowings (related party)	$1,075,000	$1,250,000
Current portion of Long term debt	-	35,714
Accounts payable	334,805	528,800
Unrealized losses on Foreign Currency Forward Contracts	-	46,820
Other	399,644	-
Total current liabilities	1,809,449	1,861,334

Minority partner investment in JV	1,059,393	-
Long term debt	-	205,357

Total liablilities	2,868,842	2,066,691

Stockholders' equity:

Common Stock - outstanding 73,915,000 at June 30, 2007and 74,710,000 at December 31, 2006 at $.001 par value	73,915	74,710
Series A Preferred Stock - 4,999,999 shares at June 30, 2007 and December 31, 2006 at $.001 per value	5,000	5,000
Series B Preferred Stock - outstanding 5,679,158 shares at June 30, 2007 and 2,828,996 shares at December 31, 2006 at $.001 par value	5,679	2,828
Additional Paid-in Capital	30,808,735	21,972,363
Retained Deficit	(6,951,197)	(6,951,198)
Current year loss	(3,053,219)	-
Accumulated Other Comprehensive income	1,670,664	193,399
Total shareholders' equity	22,559,577	15,297,102

Total liabilities and shareholders' equity	$25,428,419	$17,363,793

The accompanying notes are an integral part of the financial statements

AMERICAN ETHANOL, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the six months ended		For the three months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Sales	$-	$-	$-	$-

Cost of Goods Sold	-	-	-	-

Gross Profit	-	-	-	-

General and Administrative Expenses	4,083,435	3,612,069	1,979,056	1,665,169

Operating Income (Loss)	(4,083,435)	(3,612,069)	(1,979,056)	(1,665,169)

Other Income (expense)
Interest income (expense), net	(48,891)	103,070	(10,754)	78,680
Other income net of expenses	16,760		16,760	-
Gain from sale of subsidiary	854,695	-	(1)	-
Gain on foreign currency exchange	52,116		-	-
Income related to 50/50 joint venture	155,536		155,536	-

Loss before income taxes	(3,053,219)	(3,508,999)	(1,817,515)	(1,586,489)

Net loss	$(3,053,219)	$(3,508,999)	$(1,817,515)	$(1,586,489)

The accompanying notes are an integral part of the financial statements

AMERICAN ETHANOL, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the six months ended
	June 30, 2007	June 30, 2006
Operating activities:
Net loss	$(3,053,219)	$(3,508,999)
Adjustments to reconcile Net loss to
net cash provided by operations:
Stock based compensation	769,780	679,530
Participation in joint venture	(155,536)
Gain on sale of subsidiary	(854,695)
Gain on Foreign Contracts	52,116
Foreign currency adjustments	(46,820)
Changes in assets and liabilities:
Accounts Receivable	(37,200)	(8,000)
Prepaid expenses	88,500	-
Other assets	(2,338,035)	-
Accounts payable	(193,995)	3,334
Other	399,644	(343,269)
Net cash used by operation activities	(5,369,460)	(3,177,404)

Investing activities:
Capital expenditures	(8,345,236)	(3,956,995)
Refund of capital expenditures	2,775,000
Additions to other assets and intangibles	(70,969)	(1,168,000)
Sale of Wahoo facility	2,000,000	-
Cash acquired in acquistions	-	150,000
Net cash used by investing acivities	(3,641,205)	(4,974,995)

Financing activities:
Minority interest in operating subsidiary	1,007,277	-
(Payments of) proceeds from short term borrowings	(175,000)	250,000
Additional paid in capital	200,000	-
Sales of Common stock	-	27,000
Sale of Series A Preferred Stock	-	14,115,719
Sale of Series B Preferred Stock	7,868,648
Net cash provided by financing activities	8,900,925	14,392,719

Net cash (decrease) increase for period	(109,740)	6,240,320
Cash at beginning of period	1,213,134	4,170
Cash at end of period	$1,103,394	$6,244,490

The accompanying notes are an integral part of the financial statements

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

1. Nature of Activities and Summary of Significant Accounting Policies.

The consolidated balance sheet at June 30, 2007, the related consolidated statements of operations for the three and six months ended June 30, 2007 and 2006, and the consolidated statements of cash flows for the six months ended June 30, 2007 and 2006, have been prepared by American Ethanol, Inc. (the “Company”) without audit. In the opinion of management, adjustments, all of a normal and recurring nature, necessary to present fairly the financial position and the results of operations and cash flows for the aforementioned periods, have been made.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in conformity with U.S. generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the fiscal year ended December 31, 2006.

Nature of Activities. These consolidated financial statements include the accounts of American Ethanol, Inc., a Nevada corporation, and its wholly owned subsidiaries, Wahoo Ethanol, LLC (“Wahoo”), a Delaware limited liability company, Sutton Ethanol, LLC (“Sutton”), a Nebraska limited liability company, Illinois Valley Ethanol, LLC (“Illinois Valley”), an Illinois limited liability company, International Biofuels, Inc., a Nevada corporation, Danville Ethanol LLC, an Illinois limited liability company, Energy Enzymes LLC, a Delaware limited liability company and its approximately 88.3% owned subsidiary, Marwich II, Ltd. (“Marwich”), a Colorado corporation. Marwich’ fiscal year is January 31, 2007. The results of Marwich have been consolidated based on the three and six months ended June 30, 2007.

The Company’s purpose is to develop, acquire, construct, operate and sell fuel grade ethanol and biodiesel from ethanol and biodiesel production facilities primarily located in the Midwestern United States and India. The Company is a development stage company and as such, does not expect to generate any meaningful revenue until its plants are completely constructed and operational, or operational plants have been acquired. During the past year and a half the Company has engaged in fund raising through the sale of stock, purchased or acquired options to purchase land for development of ethanol plants in the United States, begun construction of a biodiesel manufacturing facility in Kakinada, India through a joint venture between International Biofuels, Inc., its wholly owned subsidiary International Biodiesel, Ltd., a Mauritius corporation and Acalmar, an India corporation and started ground work for an ethanol facility in Sutton, Nebraska. The Company presently expects to generate revenue in the fourth quarter of 2007 from the biodiesel joint venture facility in India and begin the sale of ethanol in 2008, but its ability to do so depends on many factors beyond its control.

American Ethanol, Inc. was originally formed in California on September 12, 2001 as Great Valley Ventures LLC, however, no operating agreement was adopted and no capital was contributed until November 29, 2005. Between September 2001 and November 2005 the Company had no operations and engaged in no activities. From November 2005 through December 2005, the Company commenced development activities with the addition of key advisors, management, and additional founding shareholders. On January 12, 2006, the company was renamed American Ethanol, LLC. On February 23, 2006, American Ethanol, LLC merged into American Ethanol, Inc., a Nevada corporation. After January 12, 2006, the Company began acquiring existing companies, land and land options for the development of ethanol plants in the Midwestern United States and developing a business plan to become a producer and marketer of fuel grade ethanol.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

1. Nature of Activities and Summary of Significant Accounting Policies (contd.).

On June 23, 2006, the Company acquired 88.3% of the outstanding common stock of Marwich pursuant to a stock purchase agreement between the Company and the principal stockholders of Marwich. Marwich is a shell company, whose shares are traded on the OTC Bulletin Board and has no current operations. Also on June 23, 2006, the Company and Marwich entered into an Agreement and Plan of Merger pursuant to which the Company would merge with and into Marwich and (i) each issued and outstanding share of American Common Stock (including Common Stock issued upon conversion of American Series A Preferred Stock, which will automatically convert into Common Stock immediately prior to the closing of the Merger) and Series B Preferred Stock (also convertible into common stock at the holders discretion) will be converted into Series B Preferred Stock, respectively, of Marwich, and (ii) each issued and outstanding warrant and/or option exercisable for common stock of American will be assumed and converted into a warrant and/or option exercisable for common stock of Marwich.

On July 19, 2007, Marwich, Marwich II, Ltd., a Nevada corporation (“Marwich-Nevada”), AE Biofuels, Inc., a Nevada corporation and wholly owned subsidiary of Marwich-Nevada (“Merger Sub”), and the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”). The Amended Merger Agreement superseded the Agreement and Plan of Merger entered into on June 23, 2006, added Marwich Nevada and Merger Sub as parties to the agreement and further amends the former agreement to (i) amend Article II to provide that Merger Sub will merge with and into the Company with the Company being the surviving corporation; (ii) provide that the name of Marwich-Nevada be changed to AE Biofuels, Inc. effective upon the consummation of the merger; (iii) add a covenant that Marwich-Nevada will authorize a new series of Series B Convertible Preferred with rights, preferences and privileges substantially similar to the rights, preferences and privileges of the Company’s Series B Preferred (the “Marwich-Nevada Series B Preferred”); (iv) amend Article III to provide that (a) each issued and outstanding share of the Company’s common stock (including shares of the Company’s Series A Preferred Stock, which will automatically convert into common on the Effective Date of the merger) will be automatically canceled and converted into the right to receive one share of Marwich-Nevada common stock; (b) each issued and outstanding share of the Company’s Series B Preferred will be automatically canceled and converted into the right to receive one share of Marwich-Nevada Series B Preferred; and (c) and each issued and outstanding Company option and warrant will be assumed by Marwich-Nevada and become an option or warrant to purchase Marwich-Nevada’s common stock or Marwich-Nevada Series B Preferred as applicable on the same terms and conditions; and (v) add as a condition to the Company’s obligation to complete the Merger that the Reincorporation be completed.

The Merger is subject to the approval of both the Company’s and Marwich’s shareholders and certain other conditions. Upon the effectiveness of the Merger, Marwich will change its name to AE Biofuels, Inc.

Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its subsidiaries. All material inter-company accounts and transactions are eliminated in consolidation.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could different from those estimates.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

1. Nature of Activities and Summary of Significant Accounting Policies (contd.).

Revenue recognition. The Company recognizes revenue when products are shipped and services are rendered, the price is fixed or determinable and collection is reasonably assured.

Cash and Cash Equivalents. The Company considers all highly liquid investments with an original maturity of three months or less, to be cash equivalents.

Property, Plant and Equipment. Property, plant and equipment are carried at cost less accumulated depreciation after assets are placed in service and are comprised primarily of land acquired for development of production facilities, and its joint venture biodiesel facility in India. No depreciation expense has been incurred through June 30, 2007 since no assets have been placed in service as of this date.

In January and February 2007 the Company cancelled orders for equipment and services included in Property, Plant and Equipment at December 31, 2006 and received a refund of previously advanced funds of $2.775 million which was been credited to such account in the six months ended June 30, 2007.

Other Assets. Other assets are comprised of options obtained for the purpose of acquiring land for the development of production facilities.

Income Taxes. The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. SFAS No. 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company has had limited revenues to date and has operated at a loss through June 30, 2007. As of the Balance Sheet date the estimated income tax benefit from net operating loss carry forward has been fully reserved since the Company is in the development stage and there can be no assurance that such operating losses will be utilized in the future.

Stock splits. On February 28, 2006 and on April 18, 2006, the Company’s Board of Directors declared a two-for-one stock split. All share amounts have been retroactively adjusted to reflect the stock splits.

Organizational and Start Up Costs. The Company expenses all organizational and start up costs as they are incurred.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

1. Nature of Activities and Summary of Significant Accounting Policies (contd.).

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements, uncertain tax positions taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The Company adopted FIN 48 effective January 1, 2007 and through June 30, 2007 has recorded no impact of FIN 48 on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), which revises and replaces SFAS No. 123, “Accounting for Stock-Based Payments” (“SFAS No. 123”) and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). SFAS No. 123R requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value based method and the recording of such expense in its consolidated statements of operations. The pro forma disclosures previously permitted under SFAS No. 123 is no longer an alternative to financial statement recognition. The provisions for SFAS No. 123R are effective for the first interim or annual reporting period beginning after June 15, 2005. The Company adopted SFAS No. 123R on January 1, 2006 and its consolidated financial statements were not significantly impacted.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements. FASB Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. Specifically, it sets forth a definition of fair value, and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs. The provisions of FASB Statement No. 157 are generally required to be applied on a prospective basis, except to certain financial instruments accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, for which the provisions of FASB Statement No. 157 should be applied retrospectively. The Company will adopt FASB Statement No. 157 in the first quarter of 2008 and is evaluating the effect, if any, on its financial position or results of operations.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115, which provides all entities, including not-for-profit organizations, with an option to report selected financial assets and liabilities at fair value. The Company will adopt FASB Statement No. 159 in the first quarter of 2008 and is evaluating the effect, if any, on its financial position or results of operations.

2. Ability to Continue as a Going Concern.

The accompanying financial statements have been prepared on the going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced losses and negative cash flow since inception and currently has an accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on several factors.

The Company has had minimal revenues and has incurred losses due to start up costs from inception through June 30, 2007. The Company has raised approximately $29.7 million dollars to date through the sale of equity and an additional $2 million through the sale of its subsidiary, Wahoo Ethanol, LLC. Management estimates that an ethanol plant with a nameplate production of 110 million gallons per year (“MMGY”) costs approximately $240 million to build. The Company will have to raise significantly more capital and secure a significant amount of debt to complete its plan to develop 10 ethanol plants over the next five years. In addition, the recent increase in feedstock prices decreases the margin available to ethanol producers on each gallon produced. The Company has no ethanol plants in operation as of June 30, 2007. Management plans to complete its biodiesel facility in India and begin importing biodiesel for sale in the U.S. during the fourth quarter 2007. Although the biodiesel plant will provide some cash flow it will be insufficient to allow development of the ethanol facilities noted above.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

2. Ability to Continue as a Going Concern (contd.).

Management believes that it will be able to raise additional capital through equity offerings. Should the Company not be able to raise enough equity it may be forced to sell proposed plant sites to other ethanol producers. The value of these properties is such that the sale of one or more sites will provide sufficient cash to fund the development stage activities described above and to raise the capital needed to build other sites. The Company’s goal is to complete the merger with Marwich during the third quarter 2007 and then seek to raise funds through the public market.

3. Property, Plant and Equipment.

Property, Plant and Equipment consist of the following:

	June 30, 2007	December 31, 2006
Land	2,349,994	$1,956,995
Construction in Progress	10,039,039	9,265,530
Prepayments to contractors		3,505,393
Total gross property, plant & equipment	12,389,033	14,727,918
Less accumulated depreciation	-0-	-0-
Total net property, plant & equipment	12,389,033	14,727,918

The Company did not place any equipment in service during 2006 or the six months ended June 30, 2007. Therefore, depreciation expense was $0 for these periods.

As of June 30, 2007, the Company paid approximately $10.35 million of the Company’s $15.5 million obligation to its subsidiary International Biofuels, Inc.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

4. Other Assets.

Other assets consists of payments for land options for possible future ethanol plants, Web domain names purchased by the Company and prepayments to the minority interest holder in the India JV for future lease payments to the minority holders’ palm oil refinery.

	June 30, 2007	December 31, 2006
Land options	$568,370	$515,500
Domain names	46,098	28,000
Contract lease prepayments for India JV	2,868,408	530,372
	$3,482,876	$1,073,872

5. Other Liabilities.

Other liabilities consists of accrued bonuses for executive management per employment contracts and accrued interest on the related party short term borrowings for the period.

	June 30, 2007	December 31, 2006
Accrued compensation - bonuses	$385,000	$-
Accrued interest	14,644
	$399,644	$-

6. Debt.

Short term borrowings. On November 16, 2006, the Company entered into a short term loan agreement with one of its directors pursuant to which the Company borrowed $1 million at 10% interest per annum for a period of six months or until funds are raised through a private placement are sufficient to pay the loan amount. On December 28, 2006 the Company borrowed an additional $250,000 under the same terms and conditions from the same director. As of June 30, 2007, the Company owes $1,075,000 plus accrued interest under this loan agreement.

7. Shareholder Equity.

Shareholder equity consists of 400,000,000 authorized shares of common stock, $.001 par value, of which 73,915,000 shares were issued and outstanding at June 30, 2007, and 65 million shares of preferred stock, $.001 par value per share, of which 5 million shares have been designated as Series A Preferred Stock of which 4,999,999 shares are issued and outstanding at June 30, 2007 and 40 million shares have been designated as Series B Preferred Stock, of which 5,679,158 and 2,828,996 shares were issued and outstanding at June 30, 2007 and December 31, 2006, respectively.

Common Stock. In 2006, the Company issued a total of 74,710,000 shares of its common stock to officers, directors, employees, consultants and advisors. During the six months ended June 30, 2007, the Company reacquired 800,000 shares from its former CEO (under the terms of its repurchase agreement) upon his voluntary termination and issued 5,000 shares to an employee.

Series A Preferred Stock. In February and March 2006, the Company sold 4,999,999 shares of Series A Preferred Stock at the per share price of $3.00. In conjunction with the offering, the Company issued warrants exercisable for 400,000 shares of Series A Preferred Stock at an exercise price of $3.00 per share to Chadbourn Securities, the Company’s Placement Agent. Subsequently, on May 25, 2006, the Company effected a two-for-one split of its outstanding Common Stock, which adjusted the conversion ratio of the Series A Preferred Stock to two shares of Common Stock for each share of Series A Preferred Stock.

Series B Preferred Stock. From August 15, 2006 through December 31, 2006, the Company sold 2,828,996 shares of Series B Preferred Stock at the per share price of $3.00. In conjunction with the offering, in 2006, the Company issued warrants exercisable for 226,320 shares of Series B Preferred Stock to the Company’s Placement Agent. During the six months ended June 30, 2007, the Company sold an additional 2,850,162 shares of Series B Preferred Stock at the per share price of $3.00 and issued warrants exercisable for an additional 460,195 shares of the Company’s Series B Preferred Stock at an exercise price of $3.00 per share to its Placement Agent.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

7. Shareholder Equity (contd.).

Placement Agent Fees. As compensation for the Placement Agent’s services, the Company will pay and issue the Placement Agent and their affiliates and finders: (1) a sales commission representing 7% of the gross proceeds; (2) an unallocated expense reimbursement of 1% of the gross proceeds; and (3) Warrants to purchase a number of shares of our Common Stock representing up to 8% of the shares of Series A and Series B Preferred Stock sold, at a price of $1.50 and $3.00 per Share respectively. The warrants are exercisable for a period of seven years from the date of issuance, have a net exercise provision and are transferable. The shares of the Company’s common stock issuable upon exercise of the warrants must be included in any Registration Statement filed by the Company with the Securities and Exchange Commission. Further, subject to certain conditions, the Company has indemnified the Placement Agents and affiliated broker-dealers against certain civil liabilities, including liabilities under the Securities Act.

Number of Warrants Issued	Price per share	Fair Value
40,000	$1.52	$30,340
760,000	1.52	578,162
220,653	1.52	335,393
430,727	1.54	663,320
28,801	1.54	44,354

Two members of American’s Board of Directors and significant shareholders of the Company are registered representatives of the Placement Agent. Both are expected to receive a portion of the compensation paid to the Placement Agent in connection with placement agent services, if any such services are provided to American Ethanol related to these offerings.

Terms of Preferred Stock. Holders of Series A and Series B Preferred Stock (1) have liquidation preferences over holders of common stock, and (2) are entitled to receive noncumulative dividends, when, as and if declared by the Board of Directors, equal to 5% of the original purchase price payable in preference and priority to any declaration and payment of any dividend on common stock.

The Series A and Series B Preferred Stock vote together with the common stock and not as a separate class on all matters put before the shareholders. Each share of Series A and Series B Preferred Stock has a number of votes equal to the number of shares of common stock then issuable upon conversion.

The holders of Series A and Series B Preferred Stock have the right to convert their shares at any time into shares of common stock at the then current conversion rate. The conversion rate for the Series A Preferred is two shares of common for each share of Series A Preferred and the conversion rate for the Series B Preferred is one share of common for each share of Series B Preferred. The conversion rate is subject to adjustment for any stock splits, combinations, reclassifications or reorganizations. The Series A Preferred Stock automatically converts to common stock, at the then applicable conversion rate, on the earlier of (i) such time as the twenty consecutive trading days’ average closing sales price of the Company’s common stock is greater than 400% of the conversion price or (ii) the closing of an initial public offering or Reverse Merger. The Series B Preferred Stock automatically converts to common stock, at the then applicable conversion rate at such time as the Registration Statement covering the resale of the shares of common stock issuable upon the conversion of the Preferred Stock is declared effective.

AMERICAN ETHANOL, INC.

(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

7. Shareholder Equity (contd.).

Share-based compensation. During the twelve months ended December 31, 2006, the Company issued shares of common stock and warrants exercisable for shares of common and preferred stock as compensation for services. Shares issued prior to February 1, 2006 were valued at $0.01 per share. Shares issued from February 1, 2006 through February 28, 2006 were valued at $0.52 per share. Shares issued as compensation from February 28, 2006 through April 18, 2006 were valued at $1.50 per share, the offering price of the Company’s Series A Preferred Stock (on a post-split adjusted basis). In February 2007, 5,000 warrants were issued to a consultant as compensation for services rendered. These were valued at $1.55 per share. A summary of the shares issued for compensation during the twelve months ended December 31, 2006 and the six months ended June 30, 2007 is as follows:

Number of Shares Issued	Price Per Share	Fair Value
1,573,000	$0.01	$15,730
740,000	$0.52	384,800
186,000	$1.50	279,000
5,000	$3.00	15,000

Number of Options Issued	Price Per Share	Fair Value
50,000	$0.76	$38,000
120,000	$0.48	57,600

In accordance with the Black-Scholes valuation method, in 2006 and for the six months ended June 30, 2007, the Company recorded a compensation expense of $37,659 and $6,868, respectively, with unrecognized compensation expense of $53,189 to be recognized over a weighted average period of 2.75 years.

Number of Warrants Issued	Price per Share	Fair Value
40,000	$1.52	$30,340
760,000	1.52	578,162
220,653	1.52	335,393
430,727	1.54	663,320
28,801	1.54	44,354

In connection with the Company’s Series A Preferred Stock offering, the Company issued warrants exercisable for 400,000 shares of Series A Preferred stock at an exercise price of $3.00 per share. Subsequently, on May 25, 2006, the Company effected a two-for-one split of its outstanding Common Stock, which adjusted the conversion ratio of the Series A Preferred Stock to two shares of Common Stock for each share of Series A Preferred Stock. As a result, the warrants exercisable for 400,000 shares of Series A Preferred are convertible into 800,000 shares of the Company’s Common Stock. In connection with the Company’s Series B Preferred Stock offering, through December 31, 2006, the Company issued warrants exercisable for 226,320 shares of Series B Preferred Stock at an exercise price of $3.00 per share. The warrants were fully vested and expire 7 years after issuance. No warrants issued during this period have been exercised as of June 30, 2007. The estimated fair value of the warrants issued during 2006 is $1.52 per share determined in accordance with SFAS No. 123R on the date of grant using the Black-Scholes option valuation model with the following assumptions: (1) risk-free interest rate of 4.143%; (2) volatility of 53.6% and (3) an expected life of 5 years.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

7. Shareholder Equity (contd.).

In the six months ended June 30, 2007, the Company issued additional warrants exercisable for 465,195 shares of the Company’s Series B Preferred Stock at an exercise price of $3.00 per share. The warrants were fully vested and expire 7 years after issuance. No warrants issued during this period have been exercised as of June 30, 2007. The estimated fair value of these warrants was $1.54 per share determined in accordance with SFAS No. 123R on the date of grant using the Black-Scholes option valuation model with the following assumptions: (1) risk-free interest rates between 4.50% and 5.07%; (2) volatility of 53.6% and (3) expected life of 5 years.

The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the warrants. The expected volatility is based on the historical volatility of the common stock of publicly-traded companies in the ethanol industry. The Company has not paid any dividends on its common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. The computation of the expected term of the warrants is based on expectations regarding future exercises of the warrants. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary in subsequent periods if actual forfeitures differ from those estimates. Based on its historical experience, the Company estimated future option forfeitures at 0% as of December 31, 2006 and June 30, 2007 and incorporated this rate in the estimated fair value of the warrants.

Number of Warrants
Outstanding, at December 31, 2005	-0-
Granted	1,020,653
Exercised	-0-
Expired	-0-
Outstanding at December 31, 2006	1,020,653
Exercisable at December 31, 2006	1,020,653
Granted	459,528
Exercised	0
Expired	0
Outstanding at June 30, 2007	1,480,181
Exercisable at June 30, 2007	1,480,181

8. Revenue.

The Company had no sales during the six months ended June 30, 2007 and only one sale during fiscal 2006. In that sale the Company purchased $735,000 worth of biodiesel from a supplier and resold it to its customer for $744,000.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

9. Acquisitions, Divestitures and Joint Ventures.

Private Company Acquisitions. On February 1, 2006 American acquired all of the membership interests in three development stage companies: Wahoo Ethanol LLC, Sutton Ethanol LLC and Illinois Valley Ethanol LLC in exchange for an aggregate of 3,752,000 shares valued at $488,000 of American Common Stock. The transaction was accounted for as a dividend to stockholders. Wahoo and Sutton were 100% owned by two individuals who also owned 25.5% of the original founder’s common stock of American. As a part of the purchase of Wahoo and Sutton, American paid these two individuals $400,000 which represents their capital contributions to these companies. The founders of these two companies subsequently became the President and Executive Vice President of American. Subsequent to the purchase of Wahoo, American settled a preacquisition outstanding claim by one of Wahoo’s former advisors for $133,000. This settlement was paid by American Ethanol.

On January 17, 2007, American Ethanol, Inc. received a $5 million advance from E85, Inc., a Delaware corporation pursuant to a signed Memorandum of Understanding between the parties. E85, Inc. is an entity primarily owned by Mr. C. Sivasankaran, the founder and Chairman of Siva Limited, Sterling Infotech, and other businesses.

Subsequently, on March 1, 2007, American Ethanol entered into various agreements, including a Joint Development Agreement, with E85, Inc. The transactions caused no dilution to American Ethanol shareholders, and no shares or warrants were issued. Terms of the agreement included binding terms related to funding the expected $200 million construction of American Ethanol’s Sutton, Nebraska ethanol plant, as well as non-binding terms related to funding three additional ethanol plants.

The American Ethanol agreements with E85 include the following terms:

•  American Ethanol agreed to sell all of its interest in and to its wholly-owned subsidiary, Wahoo Ethanol, LLC, to E85 for the purchase price of $2 million;

•  American Ethanol, through its wholly-owned subsidiary Sutton Ethanol, LLC, is currently developing an ethanol production facility to be located near Sutton, Nebraska, which has a permitted production capacity of approximately 115 million gallons per year (the "Sutton Project"). E85 agreed to acquire a 50% membership interest in Sutton Ethanol, LLC for a total equity contribution of $58 million, of which $24 million was funded on March 26, 2007 and American Ethanol agreed to make an additional equity contribution to Sutton Ethanol, LLC of $34 million. American Ethanol will retain a 50% membership interest in Sutton Ethanol, LLC.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

9. Acquisitions, Divestitures and Joint Ventures (contd.).

•  In addition, American Ethanol will have the lead responsibility to negotiate, on behalf of Sutton Ethanol, LLC the terms and conditions of a turnkey, engineering, procurement and construction contract ("EPC Contract") with a suitable qualified construction contractor ("Contractor"), which EPC Contract will have terms and conditions sufficient to allow the Sutton Project to obtain, on commercially reasonable terms, non-recourse construction and term loan financing in an amount of approximately $100,000,000 (the "Financing"), including, without limitation, a completion guarantee from the Contractor that will be backed by a performance bond. E85 will assist American Ethanol in such negotiations as reasonably requested by American Ethanol. In addition, American Ethanol shall have the lead responsibility to negotiate, on behalf of Sutton Ethanol, LLC, the terms and conditions of the Financing. E85 shall assist American Ethanol in such negotiations as reasonably requested by American Ethanol.

•  E85 and American Ethanol agreed that American Ethanol will enter into a management agreement with Sutton Ethanol, LLC to manage the operation of the Sutton ethanol facility on such terms and conditions as are consistent with arms length management agreements for ethanol facilities of a similar type and size.

•  E85 and American Ethanol agreed that American Ethanol or its biofuels marketing subsidiary will enter into an exclusive marketing agreement with Sutton Ethanol, LLC to market ethanol and any other products from the Sutton ethanol facility for a fee to American Ethanol of one percent (1.0%) of gross sales, and on such terms and conditions as are consistent with arms length marketing agreements for ethanol facilities of a similar type and size; and

•  The parties recited their intent to pursue the development and construction of three additional ethanol facilities on terms and conditions substantially similar to those for the Sutton Project.

In addition, American Ethanol, Inc. entered into the following credit facilities with Siva Limited, a Bermuda corporation, an affiliated entity of E85, Inc:

•  Siva Limited agreed to loan American Ethanol up to $4.5 million for the purpose of investing in American Ethanol’s International Biofuels subsidiary for the continued construction of a 50 million gallon biodiesel facility. If the note is repaid prior to thirty days from the date of the advance, no interest will be due. If the note is not fully paid in that time period, interest shall accrue at the rate of 2.5% per month and the note shall mature 12 months from the date of closing. Interest is payable quarterly. The loan is secured by a pledge by American Ethanol of 6% of the membership units of Sutton Ethanol, LLC

•  Siva Limited agreed to loan American Ethanol $32 million for the purpose of funding American Ethanol’s remaining equity contribution to Sutton Ethanol, LLC. If the funds are borrowed, the loan will bear interest at the rate of 15% per annum, and will be due and payable on December 30, 2007. Interest is payable quarterly. The loan is secured by a pledge by American Ethanol of 35% of the membership units of Sutton Ethanol, LLC. American Ethanol is not obligated to borrow under this facility and at this time, no amount is outstanding.

No borrowings existed under these lines of credit at June 30, 2007.

The Company accounts for this joint venture on the equity method.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

9. Acquisitions, Divestitures and Joint Ventures (contd.).

In connection with the agreements with E85 and Siva Limited described above, an affiliate of Siva Limited purchased from Janikiram Ajjarapu all 8.1 million shares of common stock of American Ethanol held by Mr. Ajjarapu, a former officer and director of American Ethanol.

In addition, Janikiram Ajjarapu and American Ethanol agreed to settle outstanding litigation with Geneva Capital, releasing American Ethanol from any liability related to this litigation. In addition, American Ethanol received a reimbursement of legal expenses in the amount of $200,000. The settlement and stock sale transaction subject to final closing conditions closed in March 2007.

As a result of the sale of the Wahoo Ethanol, LLC, the Company recorded a gain of $854,695 during the three months ended March 31, 2007.

Public Company Acquisition. On June 23, 2006 American Ethanol acquired approximately 88.3% of the outstanding common stock of Marwich from three principal shareholders and directors of Marwich for $675,000. The purchase price, net of current year expenses, ($662,406) was accounted for as a reduction of Additional Paid in Capital as a step in a reverse merger transaction. In connection with this transaction, the three directors of Marwich resigned from the board and two members of American’s management, were named as directors of Marwich. Also on June 23, 2006, American Ethanol entered into an Agreement and Plan of Merger (subsequently amended and restated on July 19, 2007) with Marwich pursuant to which American Ethanol will merge with and into Marwich and (i) each issued and outstanding share of American Ethanol Common Stock (including Common Stock issued upon conversion of American Ethanol Series A Preferred Stock, which will automatically convert into Common Stock immediately prior to the closing of the Merger) and Series B Preferred Stock will be converted into Series B Preferred Stock which is convertible into common stock at the holder’s discretion on a one for one basis, respectively, of Marwich, and (ii) each issued and outstanding option and warrant exercisable for common stock of American Ethanol will be assumed and converted into an option or warrant exercisable for common stock of Marwich. The Merger is subject to the approval of both American’s and Marwich’s shareholders and certain other conditions. Upon the effectiveness of the Merger, Marwich will change its name to AE Biofuels, Inc. The 3,343,200 shares of Marwich purchased by American Ethanol will be retired upon the completion of the Merger. As a result, based on the number of shares of American Ethanol common and Series A Preferred stock outstanding at June 30, 2007 and including the shares of common stock of Marwich that will remain outstanding after the Merger, there will be approximately 86.1 million shares of common stock outstanding after the Merger on a fully diluted basis (excluding the securities currently being sold in the Company’ Series B Preferred Offering) of which approximately 43.6% will be held by the named officers and directors of American Ethanol. As Marwich has an accumulated deficit, no minority interest has been recorded.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

10. Land options and purchases.

On March 2, 2006, Wahoo purchased two parcels of land in Wahoo, Nebraska. The total purchase price was $1,359,590.

On March 17, 2006 Sutton purchased land for its plant location in Sutton, Nebraska for the price of $597,406. Both the Wahoo and Sutton sites have been issued permits to construct 100 MMGY (million gallons per year) ethanol plants by the Department of Environmental Quality of the State of Nebraska.

On February 20, 2006 American Ethanol entered into an option agreement to purchase approximately 180 acres of land for a plant location in Grand Island, Nebraska. American Ethanol paid $100,000 for this option which expired March 17, 2007. Subsequent to year end American Ethanol extended this option for an additional six months at a cost of $25,000.

On March 3, 2006 American Ethanol entered into two option agreements to purchase approximately 396 acres of land for a plant location in Webster County, Nebraska. American Ethanol paid $100,000 for the options which expired March 1, 2007. American Ethanol exercised its right to extend this option for a period of one year and paid an additional $3,600 in March 2007 for such extension.

On April 11, 2006 Illinois Valley entered into an option agreement to purchase approximately 363 acres of land in Dwight, Illinois. American Ethanol paid $150,000 for this option which expired September 15, 2006. American Ethanol elected not to exercise this option and expensed the option fee in September.

On April 27, 2006 American Ethanol entered into an option agreement to purchase approximately 145 acres of land for a plant location in Burt County, Nebraska. American Ethanol paid $50,000 for the option which expires July 1, 2007. American Ethanol elected not to exercise this option.

On May 13, 2006 American Ethanol acquired through assignment 4 options to purchase approximately 175 acres of land for a plant location in Danville, Illinois. American Ethanol paid $50,000 for these options which were exercised in December 2006 and the purchase closed on March 13, 2007.

On June 1, 2006 American Ethanol acquired an option to purchase approximately 204 acres of land for a plant site in Gilman, IL. American Ethanol paid $15,000 for this option which expires on June 1, 2008.

On August 14, 2006 the Company acquired an option for 373 acres of land in Litchfield, IL. The Company paid $18,000 for such option and it expires August 1, 2008.

On September 30, 2006 the Company acquired an option for 183 acres in Burt County, NE. The Company paid $147,500 for the option and it expires July 1, 2007.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

10. Land options and purchases (contd.).

On October 14, 2006 the Company acquired as option for 200 acres known as Stillman Valley in Ogle County, IL. The Company paid $35,000 for the option and it expires on August 1, 2008.

On October 15, 2006 the Company acquired an option to purchase approximately 186 acres of land for a plant site in Gridley, IL. The cost of this option was $74,500 and it expires on October 15, 2009

If American Ethanol were to purchase all of the land currently subject to option agreements, the aggregate purchase price would be approximately $19.3 million.

On June 1, 2006, American Ethanol acquired through assignment an option to purchase approximately 200 acres in Mason County, Illinois. No cash was paid in exchange for the option, which expires April 15, 2008; provided, however, that if American Ethanol decides to exercise the option, it will issue to the landowner 200,000 shares of American Ethanol Common Stock. American Ethanol has the right to extend the term of the option to February 14, 2009.

Joint Venture

On July 14, 2006 the Company through a wholly owned subsidiary, International Biofuels, Inc. and its wholly owned subsidiary, International Biodiesel, Ltd., LLC, a Mauritius incorporated company entered into a joint venture biodiesel project agreement with Acalmar Oils & Fats Limited, an Indian company. The purpose of the joint venture is to build an approximate 50 MMGY biodiesel production facility adjacent to the existing palm oil plant in Kakinada, India with such fuel being exported from India to the US for sale. By the terms of the agreement the Company will contribute approximately $15.4 million and Acalmar will contribute its edible palm oil facility in India to the joint venture through a leasing arrangement. The Company will own through its subsidiary a 74% interest in the venture while Acalmar will own 26% once the final payments under the agreement are made. At December 31, 2006 the Company had advanced to the joint venture $3,350,000 toward the construction of the biodiesel facility and during the six months ended June 30, 2007 has contributed an additional $7,000,000 (a total of $10,350,000) toward the project with the remainder being due during the third quarter 2007. Acalmar contributed $1,059,393 to the joint venture during the second quarter 2007, but due to agreements between the parties, the results from the joint venture are 100% consolidated at June 30, 2007.

11. Commitments.

Third Party Contracts: The Company engaged a third party in January 2006 as a financial adviser for $15,000 a month for three years. The Company also amended an arrangement with two individuals for financial advisory and management consulting services in January 2006 in the amount of $180,000 plus $10,000 per month (for a one year minimum) and 2,120,000 shares of common stock.

Employment Agreements: The Company entered into various three year at-will employment contracts with executive officers during 2006. The contracts require the payment of total annual salaries of approximately $1.2 million, plus potential bonuses and founder’s shares of common stock.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

11. Commitments (contd.).

On September 15, 2006, the Company signed a preliminary term sheet with a New York based leasing firm to provide $130 million in financing via a lease type arrangement for the construction of the Sutton Ethanol LLC. The terms of such financing include interest only payments on the amount of borrowed funds during the construction period and fixed monthly payments for a period of six years after the plant is operational and a balloon payment at the end of the term. Final terms and conditions are still in negotiation and may change due to the sale of the 50% interest in Sutton.

Under its agreement with Acalmar concerning the development of a joint venture biodiesel plant in Kakinada, India the Company is required to spend an additional $5 million. These funds will be spent as construction continues and costs are incurred. Under the agreement the joint venture was to be fully funded by March 31, 2007. At the present time, by mutual agreement of the parties American Ethanol will not make its final payments for the joint venture until third quarter 2007.

12. Related party transactions.

A number of related party transactions occurred during 2006 and for the six months ended June 30, 2007, summarized below:

A director and significant shareholder of the Company loaned the Company $1,250,000 in two transactions in November and December 2006. The loans are short term notes with a term of six months from the date of issue (November 16, 2006 for $1,000,000 and December 28, 2006 for $250,000) and carry a 10% per annum interest rate. The Company repaid $750,000 in principal plus accrued interest during the three months ended March 31, 2007. During the three months ended June 30, 2007, the Company borrowed an additional $575,000 from this individual under the same terms. The monies were used by the Company to pay operating expenses and to meet payment deadlines to our International Biofuels operation in India.

Chadbourn Securities has acted as the Company’s placement agent with respect to the Company’s Series A and Series B Preferred stock offerings throughout 2006 and 2007. Two of the Company’s directors and shareholders are agents of Chadbourn and receive payments from Chadbourn related to the sale of stock along with other non-related parties. During the six months ended June 30, 2007, the Company paid $529,771 in fees and issued warrants exercisable for 114,441 shares of the Company’s Series B Preferred Stock at an exercise price of $3.00 per share in connection with the Company’s Series B Preferred Stock offering. During 2006, the Company paid $911,981 in fees and issued warrants exercisable for 800,000 shares of the Company’s common stock at an exercise price of $1.50 and warrants exercisable for 226,320 shares of the Company’s Series B Preferred Stock at an exercise price of $3.00 per share in connection with the Company’s Series A and Series B Preferred Stock offerings. The Company is obligated to pay an additional $50,088 in fees and issue warrants exercisable for an additional 75,213 shares of the Company’s Series B Preferred Stock at an exercise price of $3.00 per share to Chadbourn Securities in connection with additional sales of the Company’s Series B Preferred Stock since June 30, 2007.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

12. Related party transactions (contd.).

The Company and Eric A. McAfee, the Company's Chief Executive Officer and Chairman of the Board, are parties to an agreement pursuant to which the Company pays Mr. McAfee a monthly fee of $10,000 for services rendered to the Company as a director and officer. For the six months ended June 30, 2007 and 2006, the Company paid Mr. McAfee $50,000 and $60,000, respectively, pursuant to this agreement.

The Company and CM Consulting are parties to an agreement pursuant to which the Company rents 20 hours per month of time on an aircraft owned by CM Consulting. The Company paid an upfront fee of $360,000 for 24 months of usage. For the six months ended June 30, 2007 and 2006, the Company expensed $60,000 and $90,000 of this rental fee, respectively. CM Consulting is owned by a director, officer and significant shareholder of the Company.

Cagan McAfee Capital Partners is owned by two directors of the Company and provides office services, advisory services under an advisory agreement and advances travel and entertainment related expenses on behalf of the Company. For the six months ended June 30, 2007, the Company paid Cagan McAfee Capital Partners $90,000 for advisory services and $105,437 for office services and travel expenses.

The Industrial Company (TIC) and Delta-T are companies involved in the design and construction of ethanol plants in the United States. In January 2006 they became strategic partners and founding shareholders of the Company. In 2006 the Company paid TIC and Delta-T approximately $7.5 million for services related to the design and initial construction work on the Company’s Sutton Ethanol, LLC ethanol plant facility. In May 2007 the Company and TIC terminated their relationship and are no longer a considered a strategic partner of the Company. The Company, through its subsidiary Sutton Ethanol, LLC, continues to work with Delta-T.

13. Income Tax.

At December 31, 2006, the Company had an estimated net operating loss carryforward of approximately $6.5 million. This net operating loss carryforward if not used, will expire in 2027. No deferred taxes have been recorded because of the uncertainty of future taxable income to be offset. Utilization of any net operating loss carryforwards may be subject to substantial annual limitations due to Internal Revenue Code changes or state limitations. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.

The Company’s deferred tax assets, valuation allowance, and change in valuation allowances are as follows:

Tax Carryforward Schedule

Period ending	Estimated NOL Carry- forward	Tax Rate	Estimated Tax benefit From NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit
December 31, 2006	$6,506,778	39.0%	$2,537,643	($2,537,643)	($2,537,643)	$0

The Company made no calculation for the six months ended June 30, 2007 of its income tax benefits due to the losses incurred.

AMERICAN ETHANOL, INC.
(A Development Stage Company)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

14. Subsequent Events.

On July 17, 2007, the Company granted options for 647,000 shares of common stock to four employees. The option exercise price is $3.00 per share.

During July 2007, the Company entered into an agreement (subject to definitive documentation) with E85, its joint venture partner in Sutton Ethanol LLC, pursuant to which the Company agreed to redeem E85’s 50% interest in Sutton Ethanol LLC for $16 million in cash. Upon consummation of this transaction, the Company will own 100% of Sutton Ethanol LLC. On August 15, 2007, American Ethanol purchased from E85 all of E85’s interest in Sutton Ethanol, LLC for $16 million. As a result of this transaction, American Ethanol holds 100% of the membership interests in Sutton Ethanol. American Ethanol borrowed the $16 million paid to E85 from Sutton Ethanol pursuant to a promissory note. Following the transaction Sutton Ethanol redeemed the shares purchased by American Ethanol for $16 million by canceling American Ethanol’s note. In connection with this transaction, all credit and other agreements between E85 and American Ethanol were cancelled. Sutton Ethanol retained $8 million previously advanced to Sutton Ethanol at the outset of the joint venture.

Between July 1, 2007 and September 21, 2007, American Ethanol sold an additional 838,333 shares of Series B Preferred Stock at $3.00 per share and issued warrants exercisable for 67,463 shares of Series B Preferred Stock at a per share exercise price of $3.00.

15. Contingent Liabilities.

On July 18, 2007, Logibio Albany Terminal, LLC filed a complaint against American Ethanol, Sutton Ethanol and Eric McAfee, the Company’s chairman, in the United States District Court for the Eastern District of Virginia.   The complaint seeks a declaratory judgment and damages for alleged fraud and interference with business expectancy.  The complaint claims that defendants falsely claimed a fifty percent ownership interest in Logibio Albany Terminal, misrepresented its ability to provide financing for plaintiff, and interfered with plaintiff’s attempts to obtain financing from third parties.

The complaint alleges approximately $6.9 million in incidental losses related to break up fees associated with one financier’s decision not to provide financing and the alleged difference between the terms of potential financing and actual financing received.   Counsel for Logibio has informed counsel for American Ethanol that financing has closed and, therefore, additional damage claims of lost ability to obtain financing are moot.

The parties are in discussions regarding the resolution of the claims as well as pending claims American Ethanol may have against Logibio. Service of the complaint has not been effected.

The Company does not believe that it has any liabilities from this claim.

ANNEX A
REINCORPORATION AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of July 19, 2007 by and between Marwich II, Ltd., a Colorado corporation ("Marwich-Colorado"), and Marwich II, Ltd., a Nevada corporation ("Marwich-Colorado").

WITNESSETH:

WHEREAS, Marwich-Colorado is a corporation duly organized and existing under the laws of the State of Colorado;

WHEREAS, Marwich-Nevada is a corporation duly organized and existing under the laws of the State of Nevada;

WHEREAS, on the date of this Merger Agreement, Marwich-Nevada has or will have authority to issue 400,000,000 shares of common stock, par value $0.001 per share (the "Marwich-Nevada Common Stock"), of which 1,000 shares are issued and outstanding and owned by Marwich-Colorado and 65,000,000 shares of Preferred Stock, par value $0.001 per share (the "Marwich-Nevada Preferred Stock"), of which no shares are issued or outstanding;

WHEREAS, on the date of this Merger Agreement, Marwich-Colorado has authority to issue 100,000,000 shares of common stock (the "Marwich-Colorado Common Stock"), of which 3,785,664 shares are issued and outstanding;

WHEREAS, the respective Boards of Directors for Marwich-Colorado and Marwich-Nevada have determined that, for the purpose of effecting the reincorporation of Marwich-Colorado in the State of Nevada, it is advisable and to the advantage of said two corporations and their shareholders that Marwich-Colorado merge with and into Marwich-Nevada upon the terms and conditions herein provided; and

WHEREAS, the respective Boards of Directors of Marwich-Colorado and Marwich-Nevada, the shareholders of Marwich-Colorado, and the sole stockholder of Marwich-Nevada have adopted and approved this Merger Agreement, all by the number of votes required under Colorado and Nevada law, respectively;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Marwich-Colorado and Marwich-Nevada hereby agree to merge as follows, which agreement constitutes the “plan of merger” required by Colo. Rev. Stat. § 7-111-101:

1. Merger. Marwich-Colorado shall be merged with and into Marwich-Nevada, and Marwich-Nevada shall be the surviving corporation and shall, therefore, survive the merger ("Merger"). The Merger shall be effective when Marwich-Nevada delivers a statement of merger to the Colorado Secretary of State as required by Paragraph 11(b) of this Merger Agreement or, if later, when the requirements under Nevada law for the completion of the Merger have been accomplished (the "Effective Date").

2. Governing Documents. The Articles of Incorporation of Marwich-Nevada, attached hereto as Exhibit A (the "Articles of Incorporation") shall continue to be the Articles of Incorporation of Marwich-Nevada as the surviving Corporation, unless and until thereafter changed or amended in accordance with the provisions thereof and applicable laws. The Bylaws of Marwich-Nevada, in effect on the Effective Date, shall continue to be the Bylaws of Marwich-Nevada as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

3. Directors and Officers. The directors and officers of Marwich-Colorado shall become the directors and officers of Marwich-Nevada upon the Effective Date and any committee of the Board of Directors of Marwich-Colorado shall become the members of such committees for Marwich-Nevada.

4. Succession. On the Effective Date, Marwich-Nevada shall succeed to Marwich-Colorado in the manner of and as more fully set forth in Section 92A.250 of the Nevada Revised Statutes.

5. Further Assurances. From time to time, as and when required by Marwich-Nevada or by its successors and assigns, there shall be executed and delivered on behalf of Marwich-Colorado such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Marwich-Nevada the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Marwich-Colorado, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of Marwich-Nevada are fully authorized in the name and on behalf of Marwich-Colorado or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

6. Stock of Marwich-Colorado. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each outstanding share of Marwich-Colorado Common Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of Marwich-Nevada Common Stock.

7. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Marwich-Colorado stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Marwich-Nevada stock into which the shares of Marwich-Colorado stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Marwich-Colorado or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Marwich-Nevada or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Marwich-Nevada stock evidenced by such outstanding certificate as above provided.

8. Options, Warrants and All Other Rights to Purchase Stock. Upon the Effective Date, each outstanding option, warrant or other right to purchase shares of Marwich-Colorado stock shall be converted into and become an option, warrant, or right to purchase the same number of shares of Marwich-Nevada stock, at a price per share equal to the exercise price of the option, warrant or right to purchase Marwich-Colorado stock and upon the same terms and subject to the same conditions pertaining to such options, warrants, or rights. A number of shares of Marwich-Nevada stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of Marwich-Colorado stock so reserved as of the Effective Date. As of the Effective Date, Marwich-Nevada shall assume all obligations of Marwich-Colorado under agreements pertaining to such options, warrants, and rights.

9. Other Employee Benefit Plans. As of the Effective Date, Marwich-Nevada hereby assumes all obligations of Marwich-Colorado under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

10. Outstanding Common Stock of Marwich-Nevada. Forthwith upon the Effective Date, the one thousand (1,000) shares of Marwich-Nevada Common Stock presently issued and outstanding in the name of Marwich-Colorado shall be canceled and retired and resume the status of authorized and unissued shares of Marwich-Nevada Common Stock, and no shares of Marwich-Nevada Common Stock or other securities of Marwich-Nevada shall be issued in respect thereof.

11. Covenants of Marwich-Nevada. Marwich-Nevada covenants and agrees that it will:

a. On or before the Effective Date qualify to do business as a foreign corporation in all states in which Marwich-Colorado is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of Marwich-Nevada. In connection therewith, Marwich-Nevada shall irrevocably appoint an agent for service of process as required under the applicable provisions of state law in other states in which qualification is required hereunder.

b. On the Effective Date, file a statement of merger with the Secretary of State of Colorado as required by C.R.S. § 7-111-107(1)(c), incorporating by reference C.R.S. §7-111-104.5.

c. On and after the Effective Date, comply with the requirements of C.R.S. §7-90-204.5 as required by §7-111-107(1.5)

d. On and after the Effective Date, comply with the requirements under the laws of the State of Nevada in effecting the Merger as contemplated in this Merger Agreement.

e. File any and all other documents with the Colorado Secretary of State necessary to complete the merger of Marwich-Colorado into Marwich-Nevada.

12. Amendment. At any time before or after approval and adoption by the stockholders of Marwich-Colorado, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Marwich-Colorado and Marwich-Nevada to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

13. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Marwich-Colorado or Marwich-Nevada or both, without further shareholder action and notwithstanding approval of this Merger Agreement by the sole stockholder of Marwich-Nevada and the stockholders of Marwich-Colorado.

14. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, this Merger Agreement, having been duly approved by resolution of the Board of Directors and approved by the shareholders of Marwich-Colorado and Marwich-Nevada, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

MARWICH II, LTD., a Colorado corporation

By:	/s/ William J. Maender

Name:	William J. Maender

Title:	CFO

MARWICH II, LTD., a Nevada corporation

By:	/s/ William J. Maender

Name:	William J. Maender

Title:	CFO

ANNEX B
FORM OF ARTICLES OF INCORPORATION OF MARWICH-NEVADA

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)

ARTICLE 1. NAME OF CORPORATION. Marwich II, Ltd.

ARTICLE 2. RESIDENT AGENT, NAME AND STREET ADDRESS.

David A. Garcia
5441 Kietzke Lane, Second Floor
Reno, Nevada 89511

ARTICLE 3. SHARES.

Number of shares with par value: 465,000,000
Par value: $0.001

ARTICLE 4. NAME AND ADDRESSES OF BOARD OF DIRECTORS.

Eric A. McAfee
203 N. LaSalle Street, Suite 2100
Chicago, IL 60601

William J. Maender
203 N. LaSalle Street, Suite 2100
Chicago, IL 60601

ARTICLE 5. PURPOSE. The purpose of the Corporation shall be to engage in any lawful activity.

ARTICLE 6. NAMES, ADDRESSES AND SIGNATURE OF INCORPORATOR.

David A. Garcia
5441 Kietzke Lane, Second Floor
Reno, NV 89511

ARTICLE 7. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT.

/s/ David A. Garcia

ARTICLE 8. DIRECTORS. The members of the governing board shall be styled directors. The number of directors may be increased or reduced in the manner provided for in the Bylaws of the Corporation.

ARTICLE 9. CLASSIFICATION OF CAPITAL STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Four Hundred Sixty-Five Million (465,000,000) shares, Four Hundred Million (400,000,000) shares of which shall be Common Stock, $.001 par value (the “Common Stock’) and Sixty-Five Million (65,000,000) shares of which shall be Preferred Stock, $.001 par value (the “Preferred Stock”). The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to any restrictions set forth herein or in any Certificate of Designation of Preferred Stock, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, including as may be required pursuant to the provisons hereof or of any Certificate of Designation of Preferred Stock, but not below the number of shares of such series then outstanding In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of such series.

ARTICLE 10. VOTING.

A.  Restricted Class Voting. Except as otherwise expressly provided herein or in a Certificate of Designation of Preferred Stock or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

B.  No Series Voting. Other than as provided herein or in a Certificate of Designation or as required by law, there shall be no series voting.

C.  Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

D.  Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with these Articles of Incorporation and the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

E.  Adjustment in Authorized Common Stock. Subject to the provisions of any Certificate of Designation of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) with the approval or consent of the holders of a majority of the outstanding Common Stock and Preferred Stock of the Corporation voting together as a single class.

F.  Preemptive Rights. Holders of Preferred Stock and holders of Common Stock shall not be entitled to any preemptive, subscription or similar rights in respect to any securities of the Corporation, except as specifically set forth herein or in any other document agreed to by the corporation.

ARTICLE 11. DISTRIBUTIONS. Subject to the terms of these Articles of Incorporation and any Certificate of Designation of Preferred Stock, and to the fullest extent permitted by the Nevada Revised Statutes, the Corporation shall be expressly permitted to redeem, repurchase, or make distributions, as that term is defined in Section 78.191 of the Nevada Revised Statutes, with respect to the shares of its capital stock in all circumstances other than where doing so would cause the corporation to be unable to pay its debts as they become due in the usual course of business.

ARTICLE 12. INDEMNIFICATION. The Corporation shall indemnify its officers and directors and may indemnify any other person to the fullest extent permitted by law. Any amendment, repeal or modification of any provision of this Article 12 shall not adversely affect any right or protection of any agent of this Corporation existing at the time of such amendment, repeal or modification.

ARTICLE 13. LIABILITY OF DIRECTORS AND OFFICERS. To the maximum extent permitted under the Nevada Revised Statutes, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer.

ANNEX C
FORM OF BYLAWS OF MARWICH-NEVADA

BYLAWS

OF

MARWICH II, LTD.
a Nevada Corporation

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office shall be maintained at such place as the Board of Directors shall determine from time to time.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
STOCKHOLDERS

Section 1. Meetings. All meetings of stockholders, for any purpose, may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. The annual meeting of stockholders shall be held on the day and at the time set by the Board of Directors, if not a legal holiday, and if a legal holiday, then on the next regular business day following, at the hour set forth in the notice thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting. Notwithstanding the foregoing, in the event that the Directors are elected by written consent of the stockholders in accordance with Article II, Section 11 of these Bylaws and NRS 78.320, an annual meeting of stockholders shall not be required to be called or held for such year, but the Directors may call and notice an annual meeting for any other purpose or purposes.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of the meeting. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place where, the meeting is to be held.

Section 4. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make a complete list of the stockholders entitled to vote for the election of Directors, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder, and the list shall be produced and kept at the time and place of election during the whole time thereof and be subject to the inspection of any stockholder who may be present.

Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of stockholders entitled to exercise a majority of the voting power of the corporation. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Notice of Special Meetings. Written notice of a special meeting of stockholders stating the purpose or purposes for which the meeting is called, time when, and place where, the meeting will be held, shall be given to each stockholder entitled to vote thereat, at least ten (10) days but not more than sixty (60) days before the date fixed for the meeting.

Section 7. Limitation on Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. Quorum. Stockholders of the corporation holding at least a majority of the voting power of the corporation, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 9. Voting Required for Action. When a quorum is present at any meeting, the stockholders holding a majority of the voting power of the corporation present in person or represented by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, the Bylaws of the corporation, or an express agreement in writing, a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting for Directors shall be in accordance with Article II, Section 2, of these Bylaws.

Section 10. Proxies. Except as otherwise provided in the Articles of Incorporation or in a Certificate of Designation or similar document filed with the Secretary of State of Nevada in accordance with Section 78.1955 of the Nevada Revised Statutes, each stockholder shall, at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of stock having voting power held by such stockholder, but no proxy shall be valid after the expiration of six (6) months from the date of its execution unless (a) coupled with an interest, or (b) the person executing it specifies therein the length of time for which it is to be continued in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 11. Action by Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required. In no instance where action is authorized by written consent, need a meeting of stockholders be called or noticed.

Section 12. Telephonic Meetings. Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear one another. Participation in such meeting shall constitute presence in person at the meeting.

Section 13. Closing of Transfer Books/Record Date. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date, not more than sixty (60) days or less than ten (10) days before the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 14. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Section 15. Advance Notice of Stockholder Nominees and Stockholder Business. To be properly brought before an annual meeting or special meeting of stockholders, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of the stockholder's intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the secretary shall set forth:

(i)
the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

(ii)
a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

(iii)
if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv)
such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

(v)	if applicable, the consent of each nominee to serve as director of the corporation if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

ARTICLE III
DIRECTORS

Section 1. Number. The number of Directors which shall constitute the whole Board shall be fixed by the Board of Directors or stockholders of the corporation at any regular or special meeting thereof (or appropriate written consent thereby) subject to any limitations prescribed in the Articles of Incorporation. The Directors shall either be elected by written consent in accordance with Article II, Section 11 of these Bylaws and NRS 78.320 or at the annual meeting of the stockholders, except as provided in Sections 2 and 3 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders. If, for any reason, Directors are not elected pursuant to NRS 78.320 or at the annual meeting of the stockholders, they may be elected at a special meeting of the stockholders called and held for that purpose.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3. Removal by Stockholders. Any Director or one or more of the incumbent Directors of the corporation may be removed from office by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power (or such higher amount as may be set forth in the Articles of Incorporation), in which event the vacancy or vacancies so created shall be filled by a majority of the remaining Directors, though less than a quorum, as provided in Section 2 of this Article. Notwithstanding the foregoing, in the event that any class or series of stockholders is entitled to elect one or more Directors, only the approval of the holders of the applicable proportion of such class or series is required to remove such Director(s) and not the votes of the outstanding shares as a whole.

Section 4. Management of Business. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 5. Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.

Section 6. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following, and at the time and place as the annual meeting of stockholders or, if not so held, at such time and place as shall be fixed by the vote of the stockholders at the annual meeting. In the event that the first meeting of Directors is not held following the annual meeting of stockholders and the stockholders fail to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the Directors.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as from time to time shall be determined by the Board.

Section 8. Special Meetings. Special meetings of the Board may be called by the President on two (2) days' written notice to each Director. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Directors.

Section 9. Quorum and Voting. A majority of the Directors then in office, at a meeting duly assembled, shall constitute a quorum for the transaction of business, and the act of the Directors holding a majority of the voting power of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Meetings by Consent. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be.

Section 11. Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference system or similar method of communication by which all persons participating in the meeting can hear one another. Participation in such meeting constitutes presence in person at such meeting.

Section 12. Committees. The Board of Directors, by resolution, resolutions or as set forth in these Bylaws, may designate one (1) or more committees, which, to the extent provided in the resolution, resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Each committee must include at least one Director. The Board of Directors may appoint natural persons who are not Directors to serve on any committee. Each committee must have the name or names as may be designated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as and when required.

Section 13. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
NOTICES

Section 1. General. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram or by other media, including electronic mail, if the sending of notice by such other media may be verified or confirmed.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1. General. The officers of the corporation shall be chosen by the Board of Directors and shall at a minimum consist of a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, Chief Operating Officer, Vice Presidents and one (1) or more Assistant Secretaries and Assistant Treasurers. Two (2) or more offices may be held by the same person.

Section 2. Appointment. The Board of Directors shall appoint the officers of the corporation who shall hold office at the pleasure of the Board of Directors. No officer need be a member of the Board of Directors.

Section 3. Other Officers. The Board of Directors may appoint other officers and agents as it shall deem necessary who shall hold their positions for such terms and exercise such powers and perform such duties as shall be determined from time to time by the Board unless otherwise received in writing. Any such officer or agent may be removed at any time, with or without cause, by the Board of Directors unless otherwise agreed in writing.

Section 4. Compensation. The salaries and other compensation of all officers of the corporation shall be fixed by the Board of Directors unless otherwise agreed in writing.

Section 5. Duties of President. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall vote or execute, in the name of the corporation, proxies for, any securities pursuant to which the corporation has voting rights, unless some other person is designated by the Board of Directors to execute such proxies.

Section 6. Duties of Vice President. The Vice President, if any, or if there shall be more than one (1), the Vice Presidents, in the order or seniority determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

Section 7. Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

Section 8. Duties of Assistant Secretaries. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries, in the order of seniority determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9. Duties of Treasurer. The Treasurer shall be the chief financial officer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. The Treasurer is authorized to execute and file on behalf of the corporation all federal tax returns and all elections under federal tax laws. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control, belonging to the corporation.

Section 10. Duties of Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers, in the order of seniority determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Assistant Treasurer is also authorized to execute and file on behalf of the corporation all federal tax returns and all elections under federal tax laws.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the President and the Treasurer or the Secretary of the corporation, certifying the number of shares owned by him in the corporation. When such certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and registrar, the signature of any such President, Treasurer or Secretary may be facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the voting powers, qualifications, limitations, restrictions, designations, preferences and relative rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of a certificate a statement directing the stockholder, officer or agent of the corporation who will furnish such a summary or description without charge upon written request by any stockholder. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be such officer or officers of the corporation.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VII
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation may be declared by the Board of Directors out of funds legally available therefore at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. Seal. The corporate seal, if there be one, shall have inscribed thereon the words, “State of Nevada.”

Section 6. Captions. Captions used in these Bylaws are for convenience only and are not a part of these Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

Section 7. Interpretations. To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa.

ARTICLE VIII
AMENDMENTS

Section 1. Amendments. These Bylaws may be amended or repealed at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors, if notice of such alteration or repeal be contained in the notice of such special meeting.

Adopted by the corporation on October 30, 2006.

/s/ William J. Maender
William J. Maender, Secretary

ANNEX D
CERTIFICATE OF DESIGNATION OF
MARWICH-NEVADA

MARWICH II, LTD.

CERTIFICATE OF DESIGNATION
OF
SERIES B PREFERRED STOCK

(Pursuant to Section 78.1955 of the Nevada Revised Statutes)

The undersigned, an authorized officer of Marwich II, Ltd., a Nevada corporation (the “Corporation”), in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes, does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation on July 19, 2007:

RESOLVED, that the Board of Directors, pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation of the Corporation, hereby authorizes the issuance of a series of Preferred Stock, par value $0.001 per share, of the Corporation, and hereby fixes the designation, preferences, rights and the qualifications, limitations and restrictions thereof, in addition to those set forth in the Articles of Incorporation of the Corporation, as follows:

A series of Preferred Stock consisting of 7,235,402 shares is hereby designated “Series B Preferred” and shall have the rights, preferences, privileges, restrictions and other matters set forth herein, in addition to those already set forth in the Corporation's Articles of Incorporation.

1. Definitions. For purposes of this Certificate, the following definitions shall apply:

(a) “Closing Sales Price” means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (collectively, “Bloomberg”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date that was a trading day. If the Closing Sales Price cannot be calculated for such security on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation, with the costs of such appraisal to be borne by the Corporation.

(b) “Convertible Securities” shall mean any evidences of indebtedness, Preferred Stock, or other securities convertible into or exchangeable for Common Stock.

(c) “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise (other than dividends on Common Stock payable in Common Stock), or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any shareholder, (iv) any other repurchase or redemption of capital stock of the Corporation approved by the holders of (a) a majority of the Common Stock and (b) a majority of the Preferred Stock of the Corporation voting as separate classes.

(d) “Dividend Rate” shall mean an annual rate of 5% of the Original Issue Price per share for the Series B Preferred Stock (as appropriately adjusted for any Recapitalizations).

(e) “Liquidation Preference” shall mean equal the Original Issue Price per share for the Series B Preferred Stock (as appropriately adjusted for any Recapitalizations).

(f) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(g) “Original Issue Date” shall mean the date upon which the first of such shares of Preferred Stock is first issued.

(h) “Original Issue Price” shall mean $3.00 per share for the Series B Preferred Stock (as appropriately adjusted for any Recapitalizations).

(i) “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

(j) “Resale Registration Statement” shall mean a registration statement on Form S-1 or Form SB-2 (or, if Form S-1 or Form SB-2 is not then available to the Corporation, on such form of registration statement as is then available to effect a registration for resale of shares of the Corporation’s Common Stock issuable upon conversion of the Corporation’s Preferred Stock pursuant to the Amended and Restated Registration Rights Agreement dated as of September 5, 2006, entered into by American Ethanol, Inc. and holders of its Preferred Stock.

2. Dividends.

(a) Series B Preferred Stock. In any calendar year, the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to the Common Stock until all declared dividends on the Series B Preferred Stock have been paid or set aside for payment to the Series B Preferred Stock holders. Payment of any dividends to the holders of the Series B Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for any other series of Preferred Stock. The right to receive dividends on shares of Series B Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series B Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

(b) Additional Dividends. Subject to the rights of any other series of Preferred Stock, after the payment or setting aside for payment of the dividends described in Section 2(a), any additional dividends (other than dividends on Common Stock payable solely in Common Stock) declared or paid in any fiscal year shall be declared or paid among the holders of the Series B Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then-effective Conversion Rate (as defined in Section 4 hereof).

(c) Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

(d) Other Distributions. Subject to the terms of these Articles of Incorporation, and to the fullest extent permitted by the Nevada Revised Statutes, the Corporation shall be expressly permitted to redeem, repurchase or make distributions on the shares of its capital stock in all circumstances other than where doing so would cause the corporation to be unable to pay its debts as they become due in the usual course of business.

3. Liquidation Rights.

(a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Preferred Stock held by them equal to the sum of (i) the Liquidation Preference specified for such share of Preferred Stock, and (ii) all declared but unpaid dividends (if any) on such share of Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

(b) Remaining Assets. After the payment to the holders of Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the holders of the Common Stock in proportion to the number of shares of Common Stock held by them.

(c) Reorganization. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (a) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Corporation outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Corporation, such surviving entity or the entity that controls such surviving entity, or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Corporation. Neither (i) the merger of the Corporation with Marwich II, Ltd., a Colorado corporation (“Marwich”) pursuant to the Agreement and Plan of Merger, dated as of July 19, 2007, between the Corporation and Marwich, as such may be amended from time to time, nor (ii) the merger of the Corporation, or any subsidiary of the Corporation, with and into American Ethanol, Inc., a Nevada corporation (“American”) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2007, as such may be amended from time to time, shall constitute a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

(d) Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors.

In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof (“Optional Conversion”), at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. In order to effect the Optional Conversion under this Paragraph 4(a), the holder must provide the Corporation a written notice of conversion (“Notice of Conversion”). The Conversion Price per share of each series of Preferred Stock shall initially be the Original Issue Price of such series and shall be subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series. Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 4, the Conversion Rate for such series shall be appropriately increased or decreased.

(b) Automatic Conversion.

(i) Series B Preferred. Unless otherwise prohibited by any law, rule or regulation applicable to the Corporation, upon the date the Resale Registration Statement covering Registrable Securities (as defined in the Corporation’s Registration Rights Agreement currently in effect) is declared effective by the SEC then each share of Series B Preferred (but not less than all) shall be automatically converted into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the formula set forth in Paragraph 4(a) of this Article V (the “Series B Automatic Conversion”.

(ii) The Corporation and the holders of the Preferred Stock shall follow the applicable conversion procedures set forth in this Paragraph 4 (including the requirement that the holders deliver the Preferred Stock Certificates representing the Preferred Stock being converted to the Corporation); provided, however, the holders of Preferred Stock subject to Automatic Conversion shall not be required to deliver a Notice of Conversion to the Corporation. Nothing set forth in this Paragraph 4(b) shall prevent any holder of Preferred Stock from exercising its right to convert pursuant to Paragraph 4(a).

(c) Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Preferred Stock Certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

(d) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the tenth business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Paragraph 4(c) above (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and (y) a certificate representing the number of shares of Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(e) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. .

(f) Fractional Shares. If any conversion of Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Closing Sales Price of the Common Stock at such time, and the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(g) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, without a corresponding subdivision of the Preferred Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately adjusted. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, without a corresponding combination of the Preferred Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately adjusted.

(h) Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately adjusted. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately adjusted.

(i) Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(j) No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 4(j) shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its shareholders and the Board of Directors.

(k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(l) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of such series, voting separately as a class. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

(m)  Notices of Record Date. In the event that this Corporation shall propose at any time:

(i) to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii) to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3(c);

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock at least 10 business days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Preferred Stock, voting together as a single class.

(n) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Preferred Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock (including those issuable upon exercise of warrants), such number of its shares of Common Stock and Preferred Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, warrants and other securities; and if at any time the number of authorized but unissued shares of Common Stock and Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, warrants and other securities, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock and Preferred Stock to such number of shares as shall be sufficient for such purpose.

5. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock, voting together as a class:

(a) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

(b) Effect an exchange, reclassification, or cancellation of all or a part of the Series B Preferred Stock, including a reverse stock split, but excluding a stock split;

(c) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock;

(d) Alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Certificate;

(e) Authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on parity with, the Series B Preferred Stock with respect to voting, dividends or upon liquidation; or

(f) Amend or waive any provision of the Corporation’s Amended and Restated Articles of Incorporation or Bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock.

For clarification, issuances of additional authorized shares of Series B Preferred, under the terms herein, shall not require the authorization or approval of the existing shareholders of Series B Preferred Stock.

6. Reports. The Corporation shall mail to all holders of Series B Preferred Stock those reports, proxy statements and other materials that it mails to all of its holders of Common Stock.

7. Notices. In addition to any other means of notice provided by law or in the Corporation's Bylaws, any notice required by the provisions of this Certificate to be given to the holders of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

The undersigned further declares under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct to his own knowledge.

Executed on ____________, 2007
Eric A. McAfee
President

ANNEX E
COLORADO BUSINESS CORPORATION ACT – ARTICLE 113
DISSENTERS’ RIGHTS

Article 113, Title 7 of the Colorado Revised Statutes – Dissenters’ Rights

§ 7-113-101. Definitions

For purposes of this article:

(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) "Shareholder" means either a record shareholder or a beneficial shareholder.

§ 7-113-102. Right to dissent

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

(e) Consummation of a conversion in which the corporation is the converting entity as provided in section 7-90-206(2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, [FN1] or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) Deleted by Laws 1996, H.B.96-1285, § 30, eff. June 1, 1996.

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

[FN1] 15 U.S.C.A. § 78a et seq.

§ 7-113-103. Dissent by nominees and beneficial owners

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113- 203.

Part 2. Procedure for Exercise of Dissenters' Rights

§ 7-113-201. Notice of dissenters' rights

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107- 104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

§ 7-113-202. Notice of intent to demand payment

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

(b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

§ 7-113-203. Dissenters' notice

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

§ 7-113-204. Procedure to demand payment

(1) A shareholder who is given a dissenters' notice pursuant to section 7- 113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

(b) Deposit the shareholder's certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

§ 7-113-205. Uncertificated shares

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

§ 7-113-206. Payment

(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7- 113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b) A statement of the corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's right to demand payment under section 7- 113-209; and

(e) A copy of this article.

§ 7-113-207. Failure to take action

(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

§ 7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

§ 7-113-209. Procedure if dissenter is dissatisfied with payment or offer

(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

Part 3. Judicial Appraisal of Shares

§ 7-113-301. Court action

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation's principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

§ 7-113-302. Court costs and counsel fees

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113- 209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

Current through laws effective July 1, 2007

 ANNEX F
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MARWICH II, LTD.,
A Colorado Corporation,

MARWICH II, LTD.,
a Nevada Corporation

AE BIOFUELS, INC.,
a Nevada Corporation

AND

AMERICAN ETHANOL, INC.,
A Nevada Corporation

DATED AS OF JULY 19, 2007

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AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (together with the Disclosure Schedules attached hereto, this “Agreement”), dated as of July 19, 2007, by and among Marwich II, Ltd., a Colorado corporation (“Marwich Colorado”), Marwich II, Ltd., a Nevada corporation, and wholly-owned subsidiary of Marwich Colorado (“Marwich Nevada”), AE Biofuels, Inc., a Nevada corporation and wholly-owned subsidiary of Marwich Nevada (“Merger Sub”), and American Ethanol, Inc., a Nevada corporation (“American”). Marwich Colorado, Marwich Nevada, Merger Sub and American are referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, Marwich Colorado and American entered into an Agreement and Plan of Merger dated June 23, 2006 (the “Original Merger Agreement”), pursuant to which Marwich Colorado and American agreed that Marwich Colorado and American would combine into a single corporation through the merger of American with and into Marwich Colorado with Marwich Colorado being the survivor;

WHEREAS, Marwich Colorado and Marwich Nevada have entered into an Agreement and Plan of Merger of even date herewith pursuant to which Marwich Colorado will merge with and into Marwich Nevada with Marwich Nevada being the survivor for the purpose of effecting the reincorporation of Marwich Colorado in the State of Nevada (the “Reincorporation”).

WHEREAS, the Parties desire to amend and restate the Original Merger Agreement to, among other things, provide that Merger Sub will merge with and into American, and that the outstanding shares of Common Stock (including shares of Series A Preferred Stock which automatically converts into Common Stock on the effectiveness of the merger) and Series B Preferred Stock of American shall be converted into shares of Common Stock and Series B Preferred Stock, respectively, of Marwich Nevada at the rate determined herein (the “Merger”);

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”); and that this Agreement shall be, and hereby is, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I

Definitions

1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

“American Common” shall mean American’s common stock, $.001 par value per share.

“American Common Security” shall mean American options (other than American options issued pursuant to the American Stock Plan) or warrants exercisable for American Common.

“American Conversion Shares” shall have the meaning set forth in Section 5.1.

“American Preferred Shares” shall mean American’s Series A Preferred and Series B Preferred.

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“American Preferred Warrants” shall mean American warrants exercisable for American Preferred Shares.

“American Series A Preferred” shall mean American’s Series A Preferred Stock, $.001 par value per share.

“American Series B Preferred” shall mean American’s Series B Preferred Stock, $.001 par value per share.

“American Shares” shall mean American Common and American Preferred.

“American Stock Plan” shall mean American’s 2007 Stock Plan.

“Common Exchange Ratio” shall mean the ratio of Marwich Nevada Common Shares to be received per share of American Common Shares pursuant to the Merger, appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or other change in the Common and/or Preferred Stock of Marwich Nevada and/or American occurring on or prior to the Closing Date.

“Conversion Exchange Ratio” shall mean the ratio of Marwich Nevada Common Shares per share of American Conversion Shares to be received pursuant to the Merger appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or other change in the Common and/or Preferred Stock of Marwich Nevada and/or American occurring on or prior to the Closing Date.

“Encumbrances” shall mean any and all liens, charges, security interests, options, restrictions on use, tenancies or rights of possession of third parties, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

“Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Law” shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“Fractional Securities Fund” shall mean the aggregate cash payments to be made in lieu of fractional Marwich Nevada Shares.

“Governmental Entity” shall mean (i) a court, arbitral tribunal, administrative agency or commission, (ii) a nation, state, county, city town, village, district or other jurisdiction of any nature, (iii) any federal, state, local, municipal, foreign or other government, or (iv) any other governmental or other regulatory authority or agency.

“Knowledge” with respect to a Party hereto shall mean the actual knowledge of any of the executive officers or directors of such Party.

“Marwich Nevada Common” shall mean Marwich Nevada’s common stock, $.001 par value per share.

“Marwich Nevada Series B Preferred” shall mean Marwich Nevada’s Series B Convertible Preferred stock, $.001 par value per share newly created pursuant to Section 7.2.

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“Marwich Nevada Shares” shall mean Marwich Nevada Common and Marwich Nevada Series B Preferred.

“Material Adverse Effect” shall mean any adverse change in the properties, financial condition, business or results of operations of Marwich Colorado and Marwich Nevada on the one hand or American on the other hand, which is material to Marwich Colorado and Marwich Nevada on the one hand or American on the other hand.

“Materials of Environmental Concern” shall mean chemicals; pollutants; contaminants; wastes; toxic or hazardous substances, materials and wastes; petroleum and petroleum products; asbestos and asbestos-containing materials; polychlorinated biphenyls; lead and lead-based paints and materials; fungus, mold and radon.

“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Representative” shall mean, with respect to any Person, any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Requisite Stockholder Approval” shall mean (i) with respect to matters to be approved by the stockholders of Marwich Colorado, the approval of the matters set forth on Exhibit A by the holders of a majority of the outstanding shares of common stock of Marwich Colorado; (ii) with respect to matters to be approved by the stockholders of Marwich Nevada, the approval of the matters set forth on Exhibit A by the holders of a majority of the outstanding shares of common stock of Marwich Nevada; and (iii) with respect to matters to be approved by the stockholders of American, the approval of the matters set forth on Exhibit A by the holders of a majority of the outstanding American Common and American Preferred Shares, voting together as a class on an as-converted basis, and the holders of two-thirds of the outstanding American Preferred Shares voting as a separate class.

“Series B Exchange Ratio” shall mean the ratio of Marwich Nevada Series B Preferred shares per share of American Series B Preferred shares to be received pursuant to the Merger appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or other change in the Common and/or Preferred Stock of Marwich Nevada and/or American occurring on or prior to the Closing Date.

“Significant Tax Agreement” is any agreement to which any Party is a party under which such Party could reasonably be expected to be liable to another party under such agreement in an amount in excess of $10,000 in respect of Taxes payable by such other party to any taxing authority.

“Tax” or “Taxes” refers to any and all Federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity.

ARTICLE II

The Merger; Effective Time; Closing

2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Nevada Corporate Law (the “NCL”), at the Effective Time (as defined in Section 2.2), Merger Sub shall be merged with and into American, the separate corporate existence of Merger Sub shall thereupon cease and American shall be the successor or surviving corporation. American, as the surviving corporation after the consummation of the Merger, is sometimes hereinafter referred to as the “Surviving Corporation.”

2.2. Effective Time. Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated by filing Articles of Merger of Merger Sub and American (the “Articles of Merger”) with the Secretary of State of the State of Nevada in such form as required by, and executed in accordance with, the relevant provisions of the NCL, as soon as practicable on or before the Closing Date (as defined in Section 2.3). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Articles of Merger (the “Effective Time”).

F-4

2.3. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., local time, at the offices of counsel for American, on the second business day after the receipt of Requisite Stockholder Approval, provided that on or prior thereto, all of the conditions to the obligations of the Parties to consummate the Merger as set forth in Article VIII have been satisfied or waived, or such other date, time or place as is agreed to in writing by the Parties (the “Closing Date”).

2.4. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the NCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate existence of Merger Sub shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Merger Sub and shall be subject to all the debts and liabilities of Merger Sub in the same manner as if the Surviving Corporation had itself incurred them.

ARTICLE III

Articles of Incorporation and By-Laws of the Surviving Corporation

3.1. Articles of Incorporation; Name. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to be identical to the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by law and such Articles of Incorporation. In addition, at the Effective Time, Article I of the Articles of Incorporation of Marwich Nevada shall be amended to read as follows: “The name of the corporation is AE Biofuels, Inc.”

3.3. By-Laws. At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

ARTICLE IV

Directors and Officers of the Surviving Corporation

4.1. Directors and Officers. The directors of American immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of American immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE V

Merger Consideration; Conversion or Cancellation of Shares in the Merger

5.1. Share Consideration for the Merger: Conversion or Cancellation of Shares in the Merger. At the Effective Time, the manner of converting or canceling shares of American shall be as follows:

(a) Except as provided in Section 5.5, each share of American Common issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive one (1) share of Marwich Nevada Common. All shares of American Common to be converted into shares of Marwich Nevada Common pursuant to this Section 5.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such shares of American Common shall thereafter cease to have any rights with respect to such shares of American Common, except the right to receive for each of his/her shares of American Common, upon the surrender of the certificate therefor in accordance with Section 5.3, the number of shares of Marwich Nevada Common specified above.

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(b) Except as provided in Section 5.5, each share of American Series A Preferred issued and outstanding immediately prior to the Effective Time, shall, in accordance with the terms of the American Series A Preferred as set forth in American’s Articles of Incorporation, automatically convert into shares of American Common at their then effective conversion ratio (the “American Conversion Shares”) and thereafter, by virtue of the Merger and without any action on the part of the holder thereof, each American Conversion Share, will be converted automatically into the right to receive one (1) share of Marwich Nevada Common. All American Conversion Shares to be converted into shares of Marwich Nevada Common pursuant to this Section 5.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such American Conversion Shares shall thereafter cease to have any rights with respect to such American Conversion Shares, except the right to receive for each of his/her American Conversion Shares, upon the surrender of the certificate therefor in accordance with Section 5.3, the number of shares of Marwich Nevada Common specified above.

(c) Except as provided in Section 5.5, each share of American Series B Preferred issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive one (1) share of Marwich Nevada Series B Preferred. All shares of American Series B Preferred to be converted into shares of Marwich Nevada Series B Preferred pursuant to this Section 5.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such shares of American Series B Preferred shall thereafter cease to have any rights with respect to such shares American Series B Preferred, except the right to receive for each of his/her shares of American Series B Preferred, upon the surrender of the certificate therefor in accordance with Section 5.3, the number of shares of Marwich Nevada Series B Preferred specified above.

(d) At the Effective Time, each American Preferred Warrant which is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall cease to represent a right to acquire shares of American Preferred Shares and shall be assumed and shall be converted into a warrant to acquire, on the same terms and conditions as were applicable to the original American Preferred Warrant, that number of shares of Marwich Nevada Common Shares or Marwich Nevada Series B Preferred Shares, as applicable, determined by multiplying the number of shares of American Preferred Shares, as applicable, subject to such American Preferred Warrant immediately prior to the Effective Time by the Conversion Exchange Ratio or Series B Exchange Ratio, as applicable, rounded down to the nearest whole share of American Conversion Shares or Series B Preferred Shares, as applicable, at a price per share (rounded up the nearest one-hundredth of a cent) equal to the per share exercise price specified in such American Preferred Warrant divided by the Conversion Exchange Ratio or Series B Exchange Ratio, as applicable. Prior to the Effective Time, Marwich Nevada shall reserve for issuance the number of shares of Marwich Nevada Common Shares or Series B Preferred necessary to satisfy Marwich Nevada’s obligations under this Section 5.1(d).

(e) At the Effective Time, each American Common Security which is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall cease to represent a right to acquire shares of American Common and shall be assumed and shall be converted into an option or warrant to acquire, on the same terms and conditions as were applicable to the original American Common Security, that number of shares of Marwich Nevada Common determined by multiplying the number of shares of American Common subject to such American Common Security immediately prior to the Effective Time by the Common Exchange Ratio, rounded down to the nearest whole share of American Common, at a price per share (rounded up the nearest one-hundredth of a cent) equal to the per share exercise price specified in such American Common Security divided by the Common Exchange Ratio. Prior to the Effective Time, Marwich Nevada shall reserve for issuance the number of shares of Marwich Nevada Common necessary to satisfy Marwich Nevada’s obligations under this Section 5.1(e).

(f) All shares of American owned by Marwich Nevada shall automatically cease to be outstanding, shall be canceled and retired and shall cease to exist.

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(g) All shares of Marwich Nevada owned by American shall automatically cease to be outstanding, shall be canceled and retired and shall cease to exist.

(h) Except as set forth in subsection (g) above, each stock certificate representing any shares of Marwich Nevada shall continue to represent ownership of such shares of capital stock of the Surviving Corporation.

5.2 Stock Plan.

(a) At the Effective Time, Parent shall assume the American Stock Plan as well as the rights, duties and obligations of American with respect to the administration of such Plan.

(b) At the Effective Time, each option granted by American to purchase shares of Company Common Stock pursuant to the American Stock Plan (each, an “American Option”) which is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall cease to represent a right to acquire shares of American Common Stock and shall be assumed and shall be converted into an option to acquire, on the same terms and conditions as were applicable to the original American Option, that number of shares of Marwich Nevada Common Stock determined by multiplying the number of shares of American Common Stock subject to such American Option immediately prior to the Effective Time by the Common Exchange Ratio, rounded down to the nearest whole share of American Common Stock, at a price per share (rounded up the nearest one-hundredth of a cent) equal to the per share exercise price specified in such American Option divided by the Common Exchange Ratio; provided, however, that in the case of any American Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. The parties will make good faith efforts to make equitable adjustments to ensure that the conversions of American Options contemplated by this Section 5.2(b) comply with Section 409A of the Code. Prior to the Effective Time, Marwich Nevada shall reserve for issuance the number of shares of Marwich Nevada Common Stock necessary to satisfy its obligations under this Section 5.2.

5.3. Payment for Shares in the Merger. The manner of making payment for American Shares in the Merger shall be as follows:

(a) On or prior to the Closing Date, Marwich Nevada shall make available to Corporation Stock Transfer (the “Exchange Agent”) for the benefit of the holders of American Shares, a sufficient number of certificates representing Marwich Nevada Shares required to effect the delivery of the aggregate consideration in Marwich Nevada Shares and cash for the Fractional Securities Fund required to be issued pursuant to this Section 5 (collectively, the “Share Consideration”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Marwich Nevada Shares contemplated to be issued pursuant to Section 5.1 and the fractional share payment provided for in Section 5.4 out of the Share Consideration. The Share Consideration shall not be used for any other purpose than as set forth herein.

(b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding American Shares (the “Certificates”) (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each American Share represented by such Certificates the Share Consideration, without interest, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the Share Consideration and any cash in lieu of fractional Marwich Nevada Shares as contemplated by Section 5.4 with respect to each of the American Shares represented thereby.

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(c) No dividends or other distributions that are declared after the Effective Time on Marwich Nevada Shares and payable to the holders of record thereof after the Effective Time will be paid to persons entitled by reason of the Merger to receive Marwich Nevada Shares until such persons surrender their Certificates as provided above. Upon such surrender, there shall be paid to the person in whose name the Marwich Nevada Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Marwich Nevada Shares between the Effective Time and the time of such surrender. After such surrender there shall be paid to the person in whose name the Marwich Nevada Shares are issued any dividends or other distributions on such Marwich Nevada Shares which shall have a record date after the Effective Time. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

(d) If any certificate representing Marwich Nevada Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Marwich Nevada Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

(e) Notwithstanding the foregoing, neither the Exchange Agent nor any of the Parties shall be liable to a holder of American Shares for any Marwich Nevada Shares or dividends thereon, or, in accordance with Section 5.4, cash in lieu of fractional Marwich Nevada Shares, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Marwich Nevada Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Marwich Nevada Shares for the account of the persons entitled thereto.

(f) Subject to applicable law, any portion of the Stock Merger Exchange Fund and the Fractional Securities Fund which remains unclaimed by the former stockholders of American for one (1) year after the Effective Time shall be delivered to Marwich Nevada, upon demand of Marwich Nevada, and any former stockholder of American shall thereafter look only to Marwich Nevada for payment of their applicable claim for the Share Consideration for their American Shares.

5.4. Cash For Fractional Shares. No fractional Marwich Nevada Shares shall be issued in the Merger. Each holder of American Shares shall be entitled to receive in lieu of any fractional Marwich Nevada Shares to which such holder otherwise would have been entitled pursuant to Section 5.1 (after taking into account all American Shares then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a Marwich Nevada Share to which such holder otherwise would have been entitled and (ii) the fair market value of one (1) Marwich Nevada Share as determined by Marwich Nevada’s Board of Directors in good faith.

5.5. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, in the event that the applicable requirements of Sections 92A.380-92A.400 of the NCL have been satisfied, shares of American which were outstanding on the date for the determination of shareholders entitled to vote on the Merger and (i) which were not voted in favor of the Merger or consented thereto in writing (if such action is taken by written consent), (ii) the holders of which have demanded that the Company purchase such shares at their fair market value in accordance with Sections 92A.400-440 of the NCL and (iii) have submitted such shares for endorsement in accordance with Section 92A.440 of the NCL and have not otherwise failed to perfect or shall not have effectively withdrawn or lost their rights to purchase for cash under the NCL (the "American Dissenting Shares") shall not be converted into Marwich Nevada Common Shares or Marwich Nevada Series B Shares, but, instead, the holders thereof shall be entitled to have their shares purchased by the Company for cash at the fair market value of such American Dissenting Shares as agreed upon or determined in accordance with the provisions of Section 92A.460 et seq. of the NCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to payment under the NCL, such holder's shares of American Stock shall thereupon be deemed to have been converted, at the Effective Time of the Merger, into the Marwich Nevada Common Shares or Marwich Nevada Series B Shares set forth in Section 5.1 hereof, without any interest thereon. American shall give Marwich Nevada prompt notice of any demands pursuant to Section 92A.380 et seq. of the NCL received by American, withdrawals of such demands and any other instruments served pursuant to the NCL and received by American.

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5.6. Transfer of Shares Prior to the Effective Time. No transfers of American Shares shall be made on the stock transfer books of American after the close of business on the day immediately prior to the date of the Effective Time.

ARTICLE VI

Representations and Warranties

6.1. Representations and Warranties of Marwich Colorado. Marwich Colorado hereby represents and warrants to American that the statements contained in this Section 6.1 are true and correct, except to the extent set forth on the disclosure schedule previously delivered by Marwich Colorado to American (the “Marwich Colorado Disclosure Schedule”). The Marwich Colorado Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 6.1.

(a) Organization; Capitalization. Marwich Colorado is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary power, legal capacity and authority (i) to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently being utilized, (ii) is duly qualified or licensed to do business as a foreign corporation, in good standing in every jurisdiction in which the ownership and use of its property or the conduct of its business requires such qualification, except where the failure to so qualify could not, individually or in the aggregate, reasonably be expected to have a material adverse affect; and (iii) has all requisite power and authority to execute and deliver this Agreement and the other Documents to which Marwich Colorado is a party and perform its obligations hereunder and thereunder, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Documents to which Marwich Colorado is a party. Marwich Colorado has heretofore delivered to American complete and correct copies of the Organizational Documents of Marwich Colorado as presently in effect. “Documents” shall mean and any documents, agreements or certificates contemplated by the Transaction.

(b) Capitalization. The authorized capital stock of Marwich Colorado consists of 100,000,000 shares of Common Stock, no par value per share, 3,785,664 shares of which are issued and outstanding, and 1,000,000 shares of Preferred Stock, $.01 par value per share, no shares of which are issued and outstanding. Except as set forth herein, (i) there are no equity securities of Marwich Colorado authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity securities of Marwich Colorado, obligating Marwich Colorado to issue, transfer or sell or cause to be issued, transferred or sold any equity securities of, Marwich Colorado or securities convertible into or exchangeable or exercisable for such equity securities, or obligating Marwich Colorado to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Marwich Colorado to repurchase, redeem or otherwise acquire any equity securities of Marwich Colorado or any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All outstanding shares of Marwich Colorado Stock have been duly authorized, validly issued and are fully paid and nonassessable. All securities of Marwich Colorado have been issued in compliance with state and federal securities laws. There are no voting trusts or other agreements or understandings with respect to the voting of the equity securities of Marwich Colorado. No legend or other reference to any purported Encumbrances appears upon any certificate representing equity securities of Marwich Colorado. Marwich Colorado’s assets do not include any capital stock of, or any other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, any person, or any direct or indirect equity or ownership interest in any other business.

(c) Power and Authority. Marwich Colorado has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and Marwich Colorado has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Marwich Colorado in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of Marwich Colorado enforceable against it in accordance with their respective terms.

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(d) No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will violate or conflict with: (a) any U.S. Federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree applicable to Marwich Colorado; (b) any provision of any charter, bylaw or other governing or organizational instrument or agreement of Marwich Colorado; or (c) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Marwich Colorado is a party or by which it is bound.

(e) Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement nor the consummation by Marwich Colorado of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Articles of Incorporation (or other similar documents) or By-Laws (or other similar documents); (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the Securities Act of 1933, and the rules and regulations promulgated thereunder, (B) the filing of appropriate documents with the relevant authorities of other states in which Marwich Colorado is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, as set forth in Section 6.1(e) of the Marwich Colorado Disclosure Schedule, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Marwich Colorado to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Marwich Colorado or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of Marwich Colorado to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect; or (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.1(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by Marwich Colorado’s stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Marwich Colorado or to any of its assets, except for violations which would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Marwich Colorado to consummate the transactions contemplated hereby.

(f) SEC Filings; Financial Statements. Marwich Colorado has filed or furnished, as applicable, with the Securities and Exchange Commission (the “SEC”) each report, registration statement and definitive proxy statement required to be filed by Marwich Colorado with the SEC between October 1, 2004 and the date of this Agreement (collectively, the “Marwich Colorado SEC Documents”). Each of Marwich Colorado SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of Marwich Colorado SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements contained in Marwich Colorado SEC Documents: (i) complied as to form in all material respects with the then applicable accounting requirements and with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q or Form 10-QSB, as applicable, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly presented the consolidated financial position of Marwich Colorado and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Marwich Colorado and its subsidiaries for the period covered thereby.

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(g) No Undisclosed Liabilities. Marwich Colorado has no material Liabilities, except (a) as reflected or reserved against on the most recent balance sheet included in the most recent Form 10-KSB or Form 10-QSB, as applicable, filed by Marwich Colorado and (b) current liabilities incurred since the date of the most recent balance sheet included in the most recent Form 10-KSB or Form 10-QSB, as applicable, filed by Marwich Colorado in the ordinary course of business, which will as of the Closing not exceed $5,000. The reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

(h) Books and Records. The books and records of Marwich Colorado are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. True and complete copies of all available minute books and all stock record books of Marwich Colorado have heretofore been made available to the Buyer.

(i) Trading of Securities. Marwich Colorado’s common stock has been approved by the NASD for trading on the Over-the-Counter Bulletin Board and there has not been any stop order suspending the trading of Marwich Colorado’s common stock or the initiation of any proceedings for that purpose.

(j) Absence of Certain Changes. Since October 13, 2004, Marwich Colorado has conducted its business only in the normal and ordinary course in a manner consistent with past practice and there has not been any:

(i) change in Marwich Colorado’s authorized or issued equity securities; grant of any option or right to purchase equity securities of Marwich Colorado; issuance of any security convertible into or exchangeable or exercisable for such equity securities; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Marwich Colorado of any equity securities; or declaration or payment of any dividend or other distribution or payment in respect of equity securities, other than the issuance of shares to Pride Equities, Inc., the increase in the authorized capital stock approved by Marwich Colorado’s stockholders on November 30, 2004, and the 300% stock dividend declared on June 2, 2006;

(ii) amendment to Marwich Colorado’s articles or certificate of incorporation and bylaws other than an amendment to increase the authorized capital stock, which was filed with the Colorado Secretary of State on December 9, 2004;

(iii) adoption of, or increase in the payments to or benefits under, any bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation or other stock-based incentive, employment (including offer letters), consulting, severance, change in control or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether formal or informal, written or oral and whether legally binding or not, that is sponsored, maintained or contributed to or was sponsored, maintained or contributed to at any time by Marwich Colorado;

(iv) change in the accounting methods or practices used by Marwich Colorado; or any new election or change in any existing election relating to any taxes, settlement of any claim or assessment relating to any taxes, consent to any claim or assessment relating to any taxes, or waiver of the statute of limitations for any such claim or assessment;

(v) write-down or write-off as uncollectible any notes or accounts receivable;

(vi) disposal or lapse of any Intellectual Property or the rights to use any Intellectual Property, or disposal of or disclosure to any Person other than employees of Marwich Colorado and representatives of Marwich Colorado of any trade secret;

(vii) granting of any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee;

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    (viii) agreement, whether oral or written, by Marwich Colorado to do any of the foregoing.

(k) Required Government Consents, Filings, etc. Except as have been or, prior to the Closing, will be obtained, no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, any U.S. Federal, state, or local governmental authorities is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by Marwich Colorado in connection with the transactions contemplated hereby, or the consummation by Marwich Colorado of the transactions contemplated hereby.

(l) Other Required Consents, Filings, etc. Except as have been or, prior to the Closing, will be obtained, no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby by Marwich Colorado, or the consummation by Marwich Colorado of the transactions contemplated hereby.

(m) Title to Assets. Marwich Colorado has good and marketable title to all of its assets, free and clear of any claims or Encumbrances.

(n) Intellectual Property. Marwich Colorado has no Intellectual Property. The term “Intellectual Property” includes all patents and patent applications, trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, domain names, web sites, slogans and general intangibles of like nature, together with all goodwill relating to the foregoing, copyrights, copyright registrations, renewals and applications, software, databases, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, drawings, specifications, plans, proposals, financing and marketing plans, advertiser, customer and supplier lists and all other information relating to advertisers, customers and suppliers (whether or not reduced to writing), licenses, agreements and all other proprietary rights, which relate to Marwich Colorado’s business.

(o) Compliance with Rules.

(i) Marwich Colorado at all times has been and is currently in compliance with all Rules applicable to Marwich Colorado and/or its business, except where such failure to comply would not have a material adverse effect on Marwich Colorado or its operations. “Rule” means any law, statute, rule, regulation, order, court decision, judgment or decree of any U.S. Federal, state, territorial, provincial or municipal authority.

(ii) Marwich Colorado is in material compliance with, and have obtained all Permits and other authorizations relating to Marwich Colorado which are required by any Rule, which has been enacted to the date of this Agreement, except as would not have a material adverse effect on Marwich Colorado or its operations. No governmental proceeding is pending or threatened to cancel, amend, modify or fail to renew any such Permit. “Permit” includes any approval, authorization, concession, grant, certificate of convenience and necessity, qualification, consent, franchise, license, security clearance, easement, order or other permit issued or granted by any Governmental Entity.

(iii) Marwich Colorado is not currently in material violation of any environmental or safety laws nor has Marwich Colorado received any notice of any current non-compliance therewith. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice, investigation or proceeding pending or threatened against Marwich Colorado relating in any way to environmental and safety laws.

(p) Tax Matters. Marwich Colorado has filed or caused to be filed all tax returns required to be filed pertaining to Marwich Colorado. All such tax returns were correct and complete in all respects. All taxes owed by Marwich Colorado pertaining to Marwich Colorado, its business or its assets (whether or not shown on any tax return) have been paid. Marwich Colorado is not the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where Marwich Colorado does not file tax returns that Marwich Colorado is or may be subject to taxation by that jurisdiction. There are no claims or Encumbrances on any of Marwich Colorado’s assets that arose in connection with any failure (or alleged failure) to pay any tax.

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(q) Contracts. Except as would not have a material adverse effect on Marwich Colorado or its operations, there exists no event of default or occurrence, condition or act on the part of Marwich Colorado or, to the knowledge of Marwich Colorado, on the part of any other party to any contract to which Marwich Colorado is a party, which constitutes or would constitute (with or without notice or lapse of time or both) a breach of or default under any of such contracts, or cause or permit acceleration of any obligation of Marwich Colorado or any other party. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to Marwich Colorado under any contract with any person having the contractual or statutory right to demand or require such renegotiation and no such person has made written demand for such renegotiation.

(r) Litigation. Except as would not have a material adverse effect on Marwich Colorado or its operations, there is no legal, administrative or other action, claim, proceeding or governmental investigation, domestic or foreign (“Litigation”), pending or threatened against Marwich Colorado relating to Marwich Colorado, its business or its assets, or that challenges or reviews the execution, delivery or performance of this Agreement by Marwich Colorado or of the consummation of the transactions contemplated hereby, or that seeks to enjoin or obtain damages in respect of the consummation of any of the transactions contemplated hereby. Marwich Colorado is not a party to, and is not bound by, any order or any ruling or award of any other person that has resulted in or could reasonably be expected to result in, individually or in the aggregate, a material adverse effect on Marwich Colorado or which could reasonably be expected to materially adversely affect the consummation of the transactions contemplated hereby.

(s) Employees. Marwich Colorado currently has no employees, consultants or independent contractors other than Timothy Morris and William Maender. No amounts are due or owed to any previous or current Marwich Colorado employee, consultant or independent contractor. There are no oral employment agreements, consulting agreements or other compensation agreements currently in effect between Marwich Colorado and any person.

(t) Contracts. Marwich Colorado has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise. For purposes of this Section 6.1, “material” means payment or performance of a contract, commitment, arrangement or understanding, which is expected to involve payments, individually or in the aggregate, in excess of $500.00.

(u) Broker’s or Finder’s Fees. Marwich Colorado has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement.

(v) Disclosure. No representation, warranty, or statement made by Marwich Colorado in this Agreement or in any document or certificate furnished or to be furnished to American pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Marwich Colorado has disclosed to American all facts known or reasonably available to Marwich Colorado that are material to the financial condition, operation, or prospects of Marwich Colorado, its business and/or its assets.

6.2. Representations and Warranties of Marwich Nevada. Marwich Nevada hereby represents and warrants to American that the statements contained in this Section 6.2 are true and correct, except to the extent set forth on the disclosure schedule previously delivered by Marwich Nevada to American (the “Marwich Nevada Disclosure Schedule”). The Marwich Nevada Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 6.2.

(a) Organization; Capitalization. Marwich Nevada is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary power, legal capacity and authority (i) to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently being utilized, (ii) is duly qualified or licensed to do business as a foreign corporation, in good standing in every jurisdiction in which the ownership and use of its property or the conduct of its business requires such qualification, except where the failure to so qualify could not, individually or in the aggregate, reasonably be expected to have a material adverse affect; and (iii) has all requisite power and authority to execute and deliver this Agreement and the other Documents to which Marwich Nevada is a party and perform its obligations hereunder and thereunder, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Documents to which Marwich Nevada is a party. Marwich Nevada has heretofore delivered to American complete and correct copies of the Organizational Documents of Marwich Nevada as presently in effect.

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(b) Capitalization. The authorized capital stock of Marwich Nevada consists of 400,000,000 shares of common stock, $.001 par value per share, 100 shares of which are issued and outstanding and held by Marwich Colorado, and 50,000,000 shares of Preferred Stock, $.001 par value per share, no shares of which are issued and outstanding. Except as set forth herein, (i) there are no equity securities of Marwich Nevada authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity securities of Marwich Nevada, obligating Marwich Nevada to issue, transfer or sell or cause to be issued, transferred or sold any equity securities of, Marwich Nevada or securities convertible into or exchangeable or exercisable for such equity securities, or obligating Marwich Nevada to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Marwich Nevada to repurchase, redeem or otherwise acquire any equity securities of Marwich Nevada or any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All outstanding shares of Marwich Nevada Stock have been duly authorized, validly issued and are fully paid and nonassessable. All securities of Marwich Nevada have been issued in compliance with state and federal securities laws. There are no voting trusts or other agreements or understandings with respect to the voting of the equity securities of Marwich Nevada. No legend or other reference to any purported encumbrances appears upon any certificate representing equity securities of Marwich Nevada. Marwich Nevada’s assets do not include any capital stock of, or any other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, any person, or any direct or indirect equity or ownership interest in any other business.

(c) Power and Authority. Marwich Nevada has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and Marwich Nevada has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Marwich Nevada in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of Marwich Nevada enforceable against it in accordance with their respective terms.

(d) No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will violate or conflict with: (a) any U.S. Federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree applicable to Marwich Nevada; (b) any provision of any charter, bylaw or other governing or organizational instrument or agreement of Marwich Nevada; or (c) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Marwich Nevada is a party or by which it is bound.

(e) Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement nor the consummation by Marwich Nevada of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Articles of Incorporation (or other similar documents) or By-Laws (or other similar documents); (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the Securities Act of 1933, and the rules and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the NCL, and appropriate documents with the relevant authorities of other states in which Marwich Colorado is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, as set forth in Section 6.2(e) of the Marwich Nevada Disclosure Schedule, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Marwich Nevada to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Marwich Nevada or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of Marwich Nevada to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect; or (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.2(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by Marwich Nevada’s stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Marwich Nevada or to any of its assets, except for violations which would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Marwich Nevada to consummate the transactions contemplated hereby.

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(f) Disclosure. No representation, warranty, or statement made by Marwich Nevada in this Agreement or in any document or certificate furnished or to be furnished to American pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Marwich Nevada has disclosed to American all facts known or reasonably available to Marwich Nevada that are material to the financial condition, operation, or prospects of Marwich Nevada, its business and/or its assets.

6.3. Representations and Warranties of Merger Sub. Merger Sub hereby represents and warrants to American that the statements contained in this Section 6.3 are true and correct, except to the extent set forth on the disclosure schedule previously delivered by Merger Sub to American (the “Merger Sub Disclosure Schedule”). The Merger Sub Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 6.3.

(a) Organization; Capitalization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary power, legal capacity and authority (i) to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently being utilized, (ii) is duly qualified or licensed to do business as a foreign corporation, in good standing in every jurisdiction in which the ownership and use of its property or the conduct of its business requires such qualification, except where the failure to so qualify could not, individually or in the aggregate, reasonably be expected to have a material adverse affect; and (iii) has all requisite power and authority to execute and deliver this Agreement and the other Documents to which Merger Sub is a party and perform its obligations hereunder and thereunder, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Documents to which Merger Sub is a party. Merger Sub has heretofore delivered to American complete and correct copies of the Organizational Documents of Merger Sub as presently in effect.

(b) Capitalization. The authorized capital stock of Merger Sub consists of 100 shares of common stock, $.001 par value per share, all shares of which are issued and outstanding and held by Marwich Nevada. Except as set forth herein, (i) there are no equity securities of Merger Sub authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity securities of Merger Sub, obligating Merger Sub to issue, transfer or sell or cause to be issued, transferred or sold any equity securities of, Merger Sub or securities convertible into or exchangeable or exercisable for such equity securities, or obligating Merger Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any equity securities of Merger Sub or any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All outstanding shares of Merger Sub have been duly authorized, validly issued and are fully paid and nonassessable. All securities of Merger Sub have been issued in compliance with state and federal securities laws. There are no voting trusts or other agreements or understandings with respect to the voting of the equity securities of Merger Sub. No legend or other reference to any purported encumbrances appears upon any certificate representing equity securities of Merger Sub. Merger Sub’s assets do not include any capital stock of, or any other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, any person, or any direct or indirect equity or ownership interest in any other business.

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(c) Power and Authority. Merger Sub has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and Merger Sub has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Merger Sub in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of Merger Sub enforceable against it in accordance with their respective terms.

(d) No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will violate or conflict with: (a) any U.S. Federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree applicable to Merger Sub; (b) any provision of any charter, bylaw or other governing or organizational instrument or agreement of Merger Sub; or (c) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Merger Sub is a party or by which it is bound.

(e) Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement nor the consummation by Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Articles of Incorporation (or other similar documents) or By-Laws (or other similar documents); (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the Securities Act of 1933, and the rules and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the NCL, and appropriate documents with the relevant authorities of other states in which Merger Sub is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, as set forth in Section 6.3(e) of the Merger Sub Disclosure Schedule, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Merger Sub to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Merger Sub or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of Merger Sub to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect; or (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.3(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by Merger Sub’s stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Merger Sub or to any of its assets, except for violations which would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Merger Sub to consummate the transactions contemplated hereby.

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(f) Disclosure. No representation, warranty, or statement made by Merger Sub in this Agreement or in any document or certificate furnished or to be furnished to American pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Merger Sub has disclosed to American all facts known or reasonably available to Merger Sub that are material to the financial condition, operation, or prospects of Merger Sub, its business and/or its assets.

6.4. Representations and Warranties of American. American hereby represents and warrants to Marwich Colorado that the statements contained in this Section 6.4 are true and correct, except to the extent set forth on the disclosure schedule previously delivered by American to Marwich Colorado (the “American Disclosure Schedule”). The American Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 6.4.

(a) Corporate Organization and Qualification. American is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing as a foreign corporation would not have a Material Adverse Effect (as defined in Section 10.10). American has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. American has heretofore made available to Marwich Colorado complete and correct copies of its Articles of Incorporation and By-Laws.

(b) Capitalization. The authorized capital stock of American consists of (i) 400,000,000 shares of Common Stock, of which 73,915,000 shares were issued and outstanding on July 19, 2007; and (ii) 25,000,000 shares of Preferred Stock, of which 4,999,999 shares of Series A Convertible Preferred Stock were issued and outstanding on July 19, 2007 and 8,447,440 shares of Series B Convertible Preferred Stock. All of the outstanding shares of capital stock of American have been duly authorized and validly issued and are fully paid and nonassessable. American has no outstanding stock appreciation rights, phantom stock or similar rights. Except for options and warrants exercisable for 1,747,000 shares of American Common Stock and warrants exercisable for 902,310 shares of American Series B Preferred Stock, there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which American is a party to, or may be bound by, requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of American. There are not as of the date hereof any stockholder agreements, voting trusts or other agreements or understandings to which American is a party or to which it is bound relating to the voting of any shares of the capital stock of American. The American’s assets do not include any capital stock of, or any other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, any person, or any direct or indirect equity or ownership interest in any other business.

(c) Authority Relative to this Agreement. The Board of Directors of American has declared the Merger advisable and American has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval of the Merger by the stockholders of American in accordance with the NCL). This Agreement and the consummation by American of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of American and no other corporate proceedings on the part of American are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of the Merger by the stockholders of American in accordance with the NCL). This Agreement has been duly and validly executed and delivered by American, and, assuming this Agreement constitutes the valid and binding agreement of Marwich Colorado, constitutes the valid and binding agreement of American, enforceable against American in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d) Present Compliance with Obligations and Laws. American is not: (i) in violation of its Articles of Incorporation or By-Laws; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) would not, individually or in the aggregate, have a Material Adverse Effect.

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(e) Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement nor the consummation by American of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Articles of Incorporation (or other similar documents) or By-Laws (or other similar documents); (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the Securities Act of 1933, and the rules and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the NCL, and appropriate documents with the relevant authorities of other states in which American is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, as set forth in Section 6.4(e) of the American Disclosure Schedule, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or adversely affect the ability of American to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which American or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of American to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect; or (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.4(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by American’s stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to American or to any of its assets, except for violations which would not in the aggregate have a Material Adverse Effect or adversely affect the ability of American to consummate the transactions contemplated hereby.

(f) Litigation. There are no actions, suits, investigations or proceedings pending or, to the knowledge of American, threatened against American that, alone or in the aggregate, (i) if adversely determined, would be reasonably likely to result in any claims against or obligations or liabilities of American that, alone or in the aggregate, would have a Material Adverse Effect, (ii) question the validity of this Agreement or any action to be taken by American in connection with the consummation of the transactions contemplated hereby or (iii) would prevent American from performing its obligations under this Agreement, or (iv) would delay, limit or enjoin the transactions contemplated by this Agreement.

(g) Financial Statements.

(i) The balance sheet dated as of June 30, 2007 and the related statements of income, stockholders’ equity (deficit) and cash flows (including the related notes thereto) of American previously delivered to Marwich Colorado (collectively, “American Financial Statements”) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of American as of their respective dates, and the results of its operations and cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since its inception, there has not been any material change, or any application or request for any material change, by American in accounting principles, methods or policies for financial accounting purposes that have affected or will affect the American Financial Statements or for tax purposes.

(ii) The books of account of American are complete and correct in all material respects and have been maintained on a materially consistent basis.

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(h) No Liabilities; Absence of Certain Changes or Events. American does not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the knowledge of American, there is no basis for the assertion of any claim or liability of any nature against American, except for liabilities (i) which are fully reflected in, reserved against or otherwise described in the American Financial Statements, or (ii) which have been incurred after [insert date of balance sheet] in the ordinary course of business. The business of American has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, properties, operations, financial condition or prospects and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect with respect to American. To the knowledge of American, no material customer or supplier of American intends to or has threatened to alter materially its relationship with American.

(i) Brokers and Finders. American has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

(j) Taxes.

(i) American has timely filed all Federal, state, local and foreign returns, information statements and reports relating to Taxes (“Returns”) required by applicable Tax law to be filed by American, except for any such failures to file that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the American. All Taxes owed by American to a taxing authority, or for which American is liable, whether to a taxing authority or to other persons or entities under a Significant Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid, except for any such failure to pay that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on American. American has made (A) accruals for Taxes on the American Financial Statements and (B) with respect to periods after the date of the American Financial Statements, provisions on a periodic basis consistent with past practice on the American’s books and records or financial statements, in each case which are adequate to cover any Tax liability of American determined in accordance with generally accepted accounting principles through the date of the American Financial Statements or the date of the provision, as the case may be, except where failures to make such accruals or provisions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on American.

(ii) Except to the extent that any such failure to withhold could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on American, American has withheld with respect to its employees all Federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

(iii) There is no Tax deficiency outstanding, proposed or assessed against American, except any such deficiency that, if paid, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on American. American has not executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any Federal or material state Tax.

(iv) No Federal or state Tax audit or other examination of American is presently in progress, nor has American been notified in writing of any request for such Federal or material state Tax audit or other examination, except in all cases for Tax audits and other examinations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on American.

(v) American has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by American.

(vi) American is not a party to (A) any agreement providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included American or (B) any Significant Tax Agreement other than any Significant Tax Agreement described in (A).

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(vii) American has never been a member of an affiliated group of corporations within the meaning of Sections 1504 of the Code.

(viii) American has not agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

(ix) American is not, and has not at any time been, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(k) Employee Benefits.

(i) Except for liabilities reflected in the accruals and reserves on the American Financial Statements, none of American or any current or former Plan Affiliate of American has at any time maintained, sponsored, adopted, made contributions to, obligated itself or had any liability with respect to: any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA); any “employee welfare benefit plan” (as such term is defined in Section 3(l) of ERISA); any personnel or payroll policy (including vacation time, holiday pay, service awards, moving expense reimbursement programs and sick leave) or material fringe benefit; any severance agreement or plan or any medical, hospital, dental, life or disability plan; any excess benefit plan, bonus or incentive plan (including any equity or equity-based plan), tuition reimbursement, automobile use, club membership, parental or family leave, top hat plan or deferred compensation plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, collective bargaining agreement, indemnification agreement, or retainer agreement; or any other benefit plan, policy, program, arrangement, agreement or contract, whether or not written or terminated, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof (all such plans, policies, programs, arrangements, agreements and contracts, whether or not set forth in Section 6.4(k) of the American Disclosure Schedule are referred to in this Agreement as “American Scheduled Plans”).

(ii) American has delivered to Marwich Colorado a complete and accurate copy of each written American Scheduled Plan, together with, if applicable, a copy of audited financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three (3) most recent plan years, the most recent IRS determination letter or IRS recognition of exemption; each other material letter, ruling or notice issued by a governmental body with respect to each such plan, a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan, the most recent PBGC Form I with respect to each such plan, if any, the current summary plan description or summary of material modifications with respect to each such plan, Form 5310 and any related filings with the Pension Benefit Guaranty Corporation (“PBGC”) and with respect to the last six Plan years for each Plan subject to Title IV of ERISA, general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a Plan that is a “group health plan” as defined in Code Section 162(i), and a copy or description of each other general explanation or written or oral communication which describes a material term of each such plan that has not previously been disclosed to Marwich Colorado pursuant to this Section. Section 6.4(k) of the American Disclosure Schedule contains a description of the material terms of any unwritten American Scheduled Plan as comprehended to the Closing Date. There are no negotiations, demands or proposals which are pending or threatened which concern matters now covered, or that would be covered, by the foregoing types of Plans.

(iii) Except as could not reasonably give rise, whether individually or in the aggregate, to material liability to American:

(1) each American Scheduled Plan (A) has been and currently complies in form and in operation in all material respects with all applicable requirements of ERISA and the Code, and any other legal requirements; (B) has been and is operated and administered in compliance with its terms (except as otherwise required by law); (C) has been and is operated in compliance with applicable legal requirements in such a manner as to qualify, where appropriate, for both Federal and state purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto; and (D) where appropriate, has received a favorable determination letter or recognition of exemption from the Internal Revenue Service.

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(2) with respect to each American Scheduled Plan, there are no claims or other proceedings pending or threatened with respect to the assets thereof (other than routine claims for benefits), and there are no facts which could reasonably give rise to any liability, claim or other proceeding against any American Scheduled Plan, any fiduciary or plan administrator or other person dealing with any American Scheduled Plan or the assets of any such plan.

(3) with respect to each American Scheduled Plan, no person: (A) has entered into any “prohibited transaction,” as such term is defined in ERISA or the Code and the regulations, administrative rulings and case law thereunder; (B) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (C) has any liability for any failure to act or comply in connection with the administration or investment of the assets of such plans; or (D) engaged in any transaction or otherwise acted with respect to such plans in such a manner which could subject American, or any fiduciary or plan administrator or any other person dealing with any such plan, to liability under Sections 409 or 502 of ERISA or Sections 4972 or 4976 through 4980B of the Code.

(4) each American Scheduled Plan may be amended, terminated, modified or otherwise revised by American, on and after the Closing, without further liability to American, including any withdrawal liability under ERISA for any multi-employer plan. For purposes of this paragraph, termination of a American Scheduled Plan includes the requirement of a cessation of liability for claims incurred after the termination date regardless of any status having been obtained or achieved.

(5) none of American or any current or former American Plan Affiliate has at any time participated in, made contributions to or had any other liability with respect to any American Scheduled Plan which is a “multi-employer plan” as defined in Section 4001 of ERISA, a “multi-employer plan” within the meaning of Section 3(37) of ERISA, a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(6) none of American or any current or former American Plan Affiliate has at any time maintained, contributed to or obligated itself or otherwise had any liability with respect to any funded or unfunded employee welfare plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current or future former employees, their spouses or dependents or any other persons (except for limited continued medical benefit coverage for former employees, their spouses and other dependents as required to be provided under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and the accompanying proposed regulations or state continuation coverage laws (“COBRA”)).

(7) no American Scheduled Plan has incurred an “accumulated funding deficiency” as such term is defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived, or has posted or is required to provide security under Code Section 401(a)(29) or Section 307 of ERISA; no event has occurred which has or could result in the imposition of a lien under Code Section 412 or Section 302 of ERISA, nor has any liability to the PBGC (except for payment of premiums) been incurred or reportable event within the meaning of Section 4043 of ERISA occurred with respect to any such plan; and the PBGC has not threatened or taken steps to institute the termination of any such plan;

(8) the requirements of COBRA have been satisfied with respect to each American Scheduled Plan.

(9) all contributions, payments, premiums, expenses, reimbursements or accruals for all periods ending prior to or as of the Closing for each American Scheduled Plan (including periods from the first day of the then current plan year to the Closing) shall have been made or accrued on American financial statements (in accordance with generally applied accounting principal, including FAS 87, 88, 106 and 112) and each such plan otherwise does not have nor could have any unfunded liability (including benefit liabilities as defined in Section 4001(a)(16) of ERISA) which is not reflected on American financial statements. Any contribution made or accrued with respect to any American Scheduled Plan is fully deductible by American.

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(10) neither American nor a Plan Affiliate has any liability (A) for the termination of any single employer plan under Section ERISA §4062 of ERISA or any multiple employer plan under Section ERISA §4063 of ERISA, (B) for any lien imposed under Section §302(f) of ERISA or Section 412(n) of the Code, (C) for any interest payments required under Section §302(e) of ERISA or Section 412(m) of the Code, (D) for any excise tax imposed by Code Sections 4971, 4972, 4977, or 4979, or (E) for any minimum funding contributions under Section §302(c)(11) of ERISA or Code Section 412(c)(11).

(11) all American Scheduled Plans to the extent applicable, are in compliance with Section 1862(b)(1)(A)(i) of the Social Security Act and neither American nor any Plan Affiliate has any liability for any excise tax imposed by Code Section 5000.

(12) with respect to any American Scheduled Plan which is a welfare plan as defined in Section 3(l) of ERISA: (A) each such welfare plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (B) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject American or any Plan Affiliate to a tax under Code Section 4976(a); and (C) each and every such welfare plan which is a group health plan (as such term is defined in Code Section 162(i)(3)) complies and in each and every case has complied with the applicable requirements of Code Section 4980B, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

(iv) The consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee of American to severance pay, unemployment compensation or any other payment, (B) accelerate the time of payment or vesting of any payment, forgive any indebtedness, or increase the amount of any compensation due to any such employee or former employee, (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (D) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 28OG of the Code.

(v) As used in this Agreement, with respect to any person (“First Person”) the term “Plan Affiliate” shall mean each other person or entity with whom the First Person constitutes or has constituted all or part of a controlled group, or which would be treated or has been treated with the First Person as under common control or whose employees would be treated or have been treated as employed by the First Person, under Section 414 of the Code and any regulations, administrative rulings and case law interpreting the foregoing.

(l) American Intangible Property.

(i) Section 6.4(l) of the American Disclosure Schedule sets forth a true, correct and complete list of each patent, trademark, trade name, service mark, brand mark, brand name, industrial design and copyright owned or used in business by American, as well as all registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively with any other intellectual property owned or used in the business by American, and all of the goodwill associated therewith, the “American Intangible Property”) and indicates, with respect to each item of American Intangible Property listed thereon, the owner thereof and, if applicable, the name of the licensor and licensee thereof and the terms of such license or other contract relating thereto. Except as set forth in Section 6.4(l) of the American Disclosure Schedule, each of the foregoing is owned free and clear of any and all liens, mortgages, pledges, security interests, levies, charges, options or any other encumbrances of any kind whatsoever and American has not received any notice to the effect that any other entity has any claim of ownership with respect thereto. To the knowledge of American, the use of the foregoing by American does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any intellectual property right, patent, trademark, trade name, service mark, brand mark, brand name, computer program, industrial design, copyright or any pending application therefor of any other person or entity. Except as set forth in Section 6.4(l) of the American Disclosure Schedule, no claims have been made, and American has not received any notice, nor does American have any knowledge of any basis for any claims, that any of the foregoing is invalid, conflicts with the asserted rights of other entities, or has been used or enforced (or has failed to be used or enforced) in a manner that would result in the abandonment, cancellation or unenforceability of any item of the American Intangible Property.

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(ii) American possesses all American Intangible Property, including all know-how, formulae and other proprietary and trade rights and trade secrets, necessary for the conduct of its business as now conducted. American has not taken or failed to take any action that would result in the forfeiture or relinquishment of any such American Intangible Property used in the conduct of its business as now conducted.

(m) Certain Contracts. Section 6.4(m) of the American Disclosure Schedule lists all of the following contracts, agreements and commitments, whether oral or written, to which American is a party or by which it or any of its properties or assets may be bound (the “American Listed Agreements”): (i) all employment or other contracts with any officer or director of American (or any company which is controlled by any such individual) and employment agreements with any employee which are not terminable at will without any payment upon termination; (ii) union, guild or collective bargaining contracts relating to employees of American; (iii) instruments relating to credit or money borrowed (including any indentures, guarantees, loan agreements, sale and leaseback agreements, or purchase money obligations incurred in connection with the acquisition of property other than in the ordinary course of business); (iv) underwriting, purchase or similar agreements entered into in connection with American’s currently existing indebtedness; (v) agreements for acquisitions or dispositions (by merger, purchase, liquidation or sale of assets or stock or otherwise) of material assets entered into within the last three (3) years, as to which the transactions contemplated have been consummated or are currently pending; (vi) joint venture, strategic alliance or similar partnership agreements; (vii) material licensing, merchandising and distribution contracts; (viii) contracts granting any person or other entity registration rights; (ix) guarantees, suretyships, indemnification and contribution agreements; (x) material agreements regarding the use, license or other disposition of intellectual property; (xi) franchise agreements; (xii) agreements regarding the purchase of supplies, equipment, materials or components greater than $5,000 or one year in duration; (xiii) agreements for the sale of products greater than $5,000 or one year in duration; (xiv) agreements restricting competition; (xv) contracts with any governmental or quasi-governmental entity; (xvi) existing material leases of real or personal property and material contracts to purchase or sell real property; and (xvii) other contracts which materially affect its business, properties or assets, and are not otherwise disclosed in this Agreement or which were entered into other than in the ordinary course of business. Except as set forth on Section 6.4(m) of the American Disclosure Schedule, a true and complete copy (including all amendments) of each American Listed Agreement, or a summary of each oral contract, has been made available to American. American (i) is not in breach or default in any material respect under any of American Listed Agreements and (ii) does not have any knowledge of any other material breach or default under any American Listed Agreement by any other party thereto or by any other person or entity bound thereby, except in the case of (i) or (ii) breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect with respect to American.

(n) Environmental Matters. (i) American and its operations, assets and properties are in material compliance with all Environmental Laws; (ii) there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the knowledge of American, threatened against American alleging the violation of any Environmental Law and American has not received notice from any governmental body or person alleging any violation of or liability under any Environmental Laws, in either case which could reasonably be expected to result in material Environmental Claim; (iii) to the knowledge of American, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to American or any real property currently or previously owned, operated or leased by American that could reasonably be expected to result in material Environmental Claim; and (iv) to the knowledge of American, American has not ever generated, transported, treated, stored, handled or disposed of any Materials of Environmental Concern at any site, location or facility in a manner that could create any material Environmental Claim under any Environmental Law; and no such Materials of Environmental Concern has been or is currently present on, in, at or under any real property owned or used by American in a manner that could create any Environmental Claim (including containment by means of any underground or aboveground storage tank).

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(o) Title to Properties, Liens; Condition of Properties.

(i) American has good and marketable title to, or a valid leasehold interest in, the real and personal property, located on its premises or shown on its most recent balance sheet or acquired after the date thereof. None of the property owned or used by American is subject to any mortgage, pledge, deed of trust, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind. There has not been prior to Closing any sale, lease, or any other disposition or distribution by American of any of its material assets or properties, now owned or hereafter acquired, except transactions in the ordinary and regular course of business.

(ii) American has delivered to Marwich Colorado and Marwich Nevada true, correct and complete copies of all material leases, subleases, rental agreements, contracts of sale, tenancies or licenses related to any of the real or personal property used by American in its business. All such leases are valid, binding and enforceable in accordance with their terms against the parties thereto, and each such lease is subsisting and no default exists under any thereof. American has not received notice that any party to any such lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or any right thereunder.

(iii) All buildings, machinery and equipment of American are in good condition, working order and repair, normal wear and tear and excepted, and adequate for the uses to which they are being put, have been well maintained, conform in all material respects with all applicable ordinances, regulations and zoning, safety or other laws, and to the knowledge of American do not encroach on property of others. As of the date hereof, American has not received written notice of or otherwise become aware of any pending or threatened change of any such ordinance, regulation or zoning, safety or other law and there is no pending or, to American’s knowledge, threatened condemnation of any such property.

(p) Inventories. All inventories of finished goods and work in process of American are as of the date hereof, and those existing at the Closing will be in all material respects, good and merchantable and of a quality and quantity salable in the ordinary course of the business of American at prevailing market prices without discounts, except for inventory reserved against in accordance with GAAP. All inventory of raw materials are of a quality and quantity usable in the ordinary course of business. American’s purchase commitments for raw materials and parts are not in excess of normal requirements, and none are at prices materially in excess of current market prices and no inventory items have been sold or disposed of except through sales in the ordinary course of business and consistent with past practice at prices no less than prevailing market prices, and in no event less than cost.

(q) Accounts Receivable and Payable. American’s accounts receivable have arisen in bona-fide arms length transactions in the ordinary course of business and to American’s knowledge represent valid and binding obligations of the account debtors and will be collected in the ordinary course of business. To the extent required under GAAP, American’s accounts payable reflect all amounts owed by American in respect of trade accounts due and other.

(r) Labor and Employee Relations.

(i) American is not a party to any employment, consulting, non-competition, severance, golden parachute, indemnification agreement or any other agreement providing for payments or benefits or the acceleration of payments or benefits upon the change of control of American (including any contract to which American is a party involving employees of American).

(ii) (A) None of the employees of American is represented in his or her capacity as an employee of such company by any labor organization; (B) American has not recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of its employees, nor has American signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of its employees; and (C) to the knowledge of American there is no active or current union organization activity involving any of its employees, nor has there ever been union representation involving any of its employees.

(iii) There are no complaints against American pending or, to the knowledge of American, overtly threatened before the National Labor Relations Board or any similar foreign, state or local labor agencies, or before the Equal Employment Opportunity Commission or any similar foreign, state or local agency, or before any other governmental agency or entity by or on behalf of any employee or former employee of American.

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(iv) American does not have any material contingent liability for severance pay or similar items. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

(v) American has provided to American a description of all written and other material employment policies under which American has operated.

(vi) American is in compliance with all Federal, foreign (as applicable), and state laws regarding employment practices, including laws relating to workers’ safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect.

(vii) To the knowledge of American, no executive, key employee or group of employees has any plans to terminate his or her employment with American.

(s) Permits. American holds all licenses, permits, registrations, orders, authorizations, approvals and franchises which are required to permit it to conduct its business as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not, individually or in the aggregate, have a Material Adverse Effect. All such material licenses, permits, registrations, orders, authorizations, approvals and franchises are listed in Section 6.4(s) of the American Disclosure Schedule and are now, and will be after the Closing, valid and in full force and effect, and American shall have full benefit of the same, except where the failure to have the benefit of any such license, permit, registration, order, authorization, approval or franchise would not, individually or in the aggregate, have a Material Adverse Effect. American has not received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise.

(t) Warranty or Other Claims. No product manufactured, sold, leased or delivered by American is subject to any guaranty, warranty, right of return or other indemnity beyond the applicable standard terms and conditions of sale or lease, which have been provided in writing to American. There are no existing or, to the knowledge of American, threatened claims or any facts upon which a claim could be based, against American for services or merchandise which are defective or fail to meet any service or product warranties which would, individually or in the aggregate, have a Material Adverse Effect. No claim has been asserted against American for renegotiation or price redetermination of any business transaction, and American has no knowledge of any facts upon which any such claim could be based.

(u) Insurance. Section 6.4(u) of the American Disclosure Schedule lists all insurance policies in force covering its business, properties and assets and all outstanding claims against such policies. All such policies are currently in effect, and American has not received notice of cancellation or termination of, or material premium increase with respect to, of any such insurance in effect on the date hereof or within the past (2) years. All such policies are issued by an insurer that is financial sound and reputable and provide adequate insurance coverage for the assets and operations of American for all risks customarily insured against by a person or entity engaged in a similar business as American.

(v) Corporate Books and Records. The minute books and stock ledgers of American, copies of which have been made available for inspection by American, have been kept in due course, accurately record all material action taken by American’s stockholders, board of directors and committees thereof and are complete in all material respects.

(w) Transactions with Affiliates. Except transactions between the American and Marwich Colorado, American is not a party to any affiliate transactions through the date of this Agreement and has no existing commitments to engage in any affiliate transactions in the future.

(x) Disclosure. No representation or warranty by American in this Agreement and no statement contained in the American Disclosure Schedule or any certificate delivered by American to American pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made.

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ARTICLE VII

Additional Covenants and Agreements

7.1. Conduct of Business.

(a) Marwich Colorado, Marwich Nevada and Merger Sub covenant and agree that, during the period from the date of this Agreement to the Effective Time (unless the Parties shall otherwise agree in writing and except as otherwise contemplated by this Agreement), Marwich Colorado, Marwich Nevada and Merger Sub will conduct their operations according to its ordinary and usual course of business consistent with past practice, except that Marwich Colorado and Marwich Nevada will solicit shareholder approval to complete, and then proceed to complete, the Reincorporation..

(b) Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement (including the completion of the Reincorporation and the exercise by any shareholders of Marwich Colorado of their right to dissent from the Reincorporation), prior to the Effective Time, neither Marwich Colorado, Marwich Nevada nor Merger Sub will, without the prior written consent of American:

(i) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof;

(ii) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any of its outstanding securities;

(iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constrictive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such;

(iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger as provided for herein);

(v) adopt any amendments to its Articles of Incorporation or By-Laws;

(vi) make any acquisition, by means of merger, consolidation or otherwise, or disposition, of assets (except in the ordinary course of business) or securities;

(vii) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person, other than the Merger;

(viii) make or revoke any material Tax election, settle or compromise any material Federal, state, local or foreign Tax liability or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes (except for Tax elections which are consistent with prior such elections (in past years));

(ix) incur any liability for Taxes other than in the ordinary course of business; or

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(x) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(c) Between the date hereof and the Effective Time, except as contemplated herein, neither Marwich Colorado, Marwich Nevada nor Merger Sub shall (without the prior written consent of American) (A) grant any increases in the compensation of any of their directors or officers and, except in the ordinary course of business and in accordance with its customary past practices, grant increases to any key employees; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or key employee, whether past or present; (C) enter into any new or amend any existing employment or severance agreement with any such director, officer or key employee; or (D) except as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder.

7.2 Certificate of Designation. Marwich Nevada shall take all actions necessary in accordance with the NCL and its Articles of Incorporation and Bylaws to file a Certificate of Designation authorizing and establish shares of the Series B Preferred Stock, $0.001 par value per share, having the rights, privileges, preferences and restrictions as set forth in American’s Articles of Incorporation.

7.3. Information Statement. Subject to receipt from American of the requisite audited and unaudited financial statements to be included in the Proxy Statement, as promptly as reasonably practicable after the execution of this Agreement, American and Marwich Colorado shall prepare, and Marwich Colorado shall file with the SEC in preliminary form, an Information Statement pursuant to Regulation 14C of the Exchange Act. The Information Statement shall provide information to the Marwich Colorado’s stockholders with respect to the Reincorporation, the matters contemplated by this Agreement, and the other matters listed in Exhibit A to this Agreement, in addition to such other matters as Marwich Colorado may deem appropriate. Each of American and Marwich Colorado shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect thereto. Marwich Colorado shall use its reasonable best efforts to cause the Information Statement to be mailed to its stockholders as promptly as reasonably practicable after filing with or, if necessary, clearance from the SEC. American shall furnish all information as may be required to comply in all material respects with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to receipt of Marwich Colorado Stockholder Approval, any information relating to American, any American Subsidiary, Marwich Nevada, Marwich Colorado or Merger Sub, or any of their respective Affiliates, directors or officers, should be discovered by American, any American Subsidiary, Marwich Nevada, Marwich Colorado or Merger Sub which should be set forth in an amendment or supplement to the Information Statement, so that either such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable laws or the SEC, disseminated to the stockholders of Marwich Colorado. Marwich Colorado shall notify American promptly of the receipt of any comments from the SEC or the staff of the SEC for amendments or supplements to the Information Statement or for additional information and shall supply American with copies of (i) all correspondence between Marwich Colorado or any of its Representatives, on the one hand, and the SEC or staff of the SEC, on the other hand, with respect to the Information Statement or the Merger.

7.4. Approval of American’s Stockholders; Disclosure Document.

(a) American shall take all actions necessary in accordance with the NCL and its Articles of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders or solicit the written consent from American’s stockholders (including, if necessary, a separate meeting or written consent of holders of American Preferred) as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the Transactions. American will, through American’s Board of Directors, recommend to its stockholders approval of such matters. American shall promptly solicit the votes or the written consents of the stockholders approving this Agreement and the Merger. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Disclosure Statement, American or Marwich Colorado, as the case may be, will promptly inform the other of such occurrence and cooperate in preparing and mailing to stockholders such amendment or supplement. American shall comply with the requirements of the NCL and the rules and regulations promulgated thereunder in connection with the solicitation of votes to approve this Agreement and the Merger from the stockholders.

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(b) Since Marwich Nevada will issue the Marwich Nevada Shares in the Merger in reliance on the exemption from registration under Regulation D of the Securities Act, each stockholder of American will complete a certification regarding investment intent with respect to holding the Marwich Nevada Shares and other matters related to demonstrating full compliance with Regulation D, and no stockholder of American will (i) offer or sell any such Marwich Nevada Shares except in compliance with Rule 144 promulgated under the Securities Act or (ii) otherwise dispose of any such shares except in compliance with the Securities Act and the rules and regulations thereunder. Each stockholder of American, by virtue of the Merger and the conversion into Marwich Nevada Shares of American Stock held by such stockholder, shall be bound by this Section 7.4(b).

(c) Promptly after the execution of this Agreement, Marwich Colorado, Marwich Nevada, Merger Sub and American shall jointly prepare a Disclosure Statement so that the issuance of Marwich Nevada Stock in the Merger shall be exempt from registration under Regulation D of the Securities Act. The Disclosure Statement shall constitute a disclosure document for the offer and issuance of the shares of Marwich Nevada Stock to be received by the stockholders of American in the Merger. Each of Marwich Nevada, Marwich Colorado, Merger Sub and American agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Disclosure Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation thereof. American will promptly advise Marwich Colorado, Marwich Nevada and Merger Sub, and Marwich Colorado, Marwich Nevada and Merger Sub will promptly advise American in writing if at any time prior to the Effective Time of Merger any of American, Marwich Colorado, Marwich Nevada or Merger Sub shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Disclosure Statement in order to make the statements contained or incorporated by reference therein not misleading or compliant with applicable law. Anything to the contrary contained herein notwithstanding, American shall not include in the Disclosure Statement, or in any other materials delivered to the stockholders, any information with respect to Marwich Colorado, Marwich Nevada, Merger Sub or their affiliates or associates, the form and content of which information shall not have been approved by Marwich Colorado, Marwich Nevada and Merger Sub prior to such inclusion.

(d) Marwich Nevada shall use all commercially reasonable efforts to comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of Marwich Nevada Stock pursuant hereto. American shall use all commercially reasonable efforts to assist Marwich Nevada as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Marwich Nevada Stock pursuant hereto.

7.5. Best Efforts. The Parties shall: (i) promptly make their respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (ii) use their best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

7.6. Maintenance of Insurance. Between the date hereof and through the Effective Time each of American and Marwich Colorado will maintain in full force and effect all of their presently existing policies of insurance or insurance comparable to the coverage afforded by such policies.

7.7. Representations and Warranties. Neither Marwich Colorado, Marwich Nevada nor Merger Sub, on the one hand, nor American, on the other, will take any action that would cause any of their respective representations and warranties set forth in Section 6.1, 6.2, 6.3 or 6.4, as the case may be, not to be true and correct in all material respects at and as of the Effective Time.

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7.8. Notification of Certain Matters. Each of the Parties shall give prompt notice to the other Parties of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to its financial condition, properties, businesses or results of operations to which it is a party or is subject, (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (c) any material adverse change in their respective financial condition, properties, businesses or results of operations, taken as a whole, other than changes resulting from general economic conditions.

7.9. Tax-Free Reorganization Treatment. Prior to the Effective Time, the Parties shall use their best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within Section 368 of the Code.

7.10. Board Seat. Marwich Nevada agrees to take all actions necessary so as to cause the individuals selected by American to be nominated and elected to the Board of Directors of Marwich Nevada and to be appointed as officers of Marwich Nevada as of the Closing.

ARTICLE VIII

Conditions

8.1. Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction or waiver by each of the Parties of the following conditions:

(a) this Agreement and the Merger and related matters shall have received the Requisite Stockholder Approval of the matters set forth on Exhibit A; and

(b) no writ, order, decree or injunction of a court of competent jurisdiction or Governmental Entity shall have been entered against either Party which prohibits the consummation of the Merger and related matters.

8.2. Conditions to the Obligations of American. The obligations of American to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by American to the extent permitted by applicable law:

(a) Marwich Colorado, Marwich Nevada and Merger Sub shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 6.1(e), 6.2(e) and 6.3(e) that are reasonably deemed necessary by American, upon advice of counsel, to provide for the continuation of all material agreements and to consummate the Merger;

(b) The Reincorporation shall have been consummated;

(c) the representations and warranties of Marwich Colorado, Marwich Nevada and Merger Sub set forth in Sections 6.1, 6.2 and 6.3 shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of such specific date;

(c) Marwich Colorado, Marwich Nevada and Merger Sub shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

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(d) no action, suit or proceeding shall be pending or threatened before any Governmental Entity or authority wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Marwich Nevada to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect upon the business of Marwich Colorado, Marwich Nevada or Merger Sub, nor shall there have occurred any event or development which could reasonably be likely to result in a Material Adverse Effect upon the business of Marwich Nevada, Marwich Colorado or Merger Sub in the future; and

(f) all actions to be taken by Marwich Colorado, Marwich Nevada and Merger Sub in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to American and its counsel.

8.3. Conditions to the Obligations of Marwich Colorado, Marwich Nevada and Merger Sub. The obligations of Marwich Colorado, Marwich Nevada and Merger Sub to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Marwich Colorado, Marwich Nevada and Merger Sub to the extent permitted by applicable law:

(a) American shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 6.4(e) that are reasonably deemed necessary by Marwich Colorado or Marwich Nevada, upon advice of counsel, to provide for the continuation of all material agreements and to consummate the Merger;

(b) the representations and warranties of American set forth in Section 6.4 shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of such specific date;

(c) American shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(d) no action, suit or proceeding shall be pending or threatened before any Governmental Entity or authority wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of Marwich Nevada to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect upon the business of American, nor shall there have occurred any event or development which could reasonably be likely to result in a Material Adverse Effect upon the business of American in the future; and

(f) all actions to be taken by American in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Marwich Colorado and Marwich Nevada and their counsel.

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ARTICLE IX

Termination

9.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after gaining Requisite Stockholder Approval, by the mutual written consent of American, Marwich Nevada, Marwich Colorado and Merger Sub.

9.2. Termination by Marwich Nevada, Marwich Colorado and Merger Sub. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Marwich Nevada, Marwich Colorado and Merger Sub if:

(a) any representation or warranty of American contained in this Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching Party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time; or

(b) the Merger is not submitted to American’s stockholders as contemplated by this Agreement (provided that neither Marwich Colorado nor Marwich Nevada is in material breach of the terms of this Agreement and this Agreement has not otherwise been terminated pursuant to this Article IX).

9.3. Termination by American. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of American if:

(a) any representation or warranty of Marwich Colorado or Marwich Nevada contained in this Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching Party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time; or

(b) the Merger is not submitted to Marwich Colorado’s and Marwich Nevada’s stockholders as contemplated by this Agreement (provided that American is not in material breach of the terms of this Agreement and this Agreement has not otherwise been terminated pursuant to this Article IX).

9.4. Effect of Termination. In the event of termination of this Agreement by a Party as provided in this Article IX, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective affiliates, officers, directors or stockholders, except (x) with respect to the payment of expenses pursuant to Section 10.1 and (y) to the extent that such termination results from the breach of a Party of any of its representations or warranties, or any of its covenants or agreements, in each case, as set forth in this Agreement.

ARTICLE X

Miscellaneous and General

10.1. Payment of Expenses. Whether or not the Merger shall be consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the Surviving Corporation shall pay any and all property or transfer taxes imposed on the Surviving Corporation.

10.2. Non-Survival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement, except to the extent a breach or such representation formed the basis for such termination (as provided in Section 10.4).

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10.3. Modification or Amendment. Subject to the applicable provisions of the CGCL, at any time prior to the Effective Time, the Parties may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of both Parties; provided, however, that after the Requisite Stockholder Approval is obtained, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of American’s or Marwich Colorado’s stockholders (as the case may be) hereunder without the approval of such stockholders.

10.4. Waiver of Conditions. The conditions to each of the Parties’ obligations to consummate the Merger are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law.

10.5. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

10.7. Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise.

10.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article V hereof, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

10.9. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

10.10. Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

10.11. Recovery of Attorney’s Fees. In the event of any litigation between the parties relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs (including court costs) from the non-prevailing party, provided that if both parties prevail in part, the reasonable attorney’s fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the parties’ claims.

10.12. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[Signature page follows.]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first written above.

MARWICH II, LTD.,
a Colorado corporation

By:	/s/ Eric A. McAfee
Name	Eric A. McAfee
Its:	Chief Executive Officer

MARWICH II, LTD.,
a Nevada corporation

By:	/s/ Eric A. McAfee
Name	Eric A. McAfee
Its:	Chief Executive Officer

AE BIOFUELS, INC.,
a Nevada corporation

By:	/s/ Eric A. McAfee
Name	Eric A. McAfee
Its:	Chief Executive Officer

AMERICAN ETHANOL, INC.,
a Nevada corporation

By:	/s/ Eric A. McAfee
Name	Eric A. McAfee
Its:	Chairman of the Board

SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

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Exhibit A

Matters for Consideration of Marwich Colorado Stockholders

1.	Approval of change of corporate domicile from Colorado to Nevada;
2.	Approval of Agreement and Plan of Merger and the Merger;
3.	Authorization of Marwich Nevada to consummate the Merger;
4.	Approval of Amendment to Articles of Incorporation of Marwich Nevada to change name to AE Biofuels, Inc.

Matters for Consideration of Marwich Nevada Stockholder

1.	Approval of change of corporate domicile from Colorado to Nevada;
2.	Approval of Agreement and Plan of Merger and the Merger;
3.	Approval of Amendment to Articles of Incorporation of Marwich Nevada to change name to AE Biofuels, Inc.

Matters for Consideration of American Stockholders

2.	Approval of Agreement and Plan of Merger and the Merger

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